WILTON REASSURANCE LIFE COMPANY OF NEW YORK

As filed with the Securities and Exchange Commission on November 1, 2021

FILE NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILTON REASSURANCE LIFE COMPANY

OF NEW YORK

(Exact Name of Registrant as specified in its charter)

NEW YORK	6311	94-1516991
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 Westchester Avenue

Suite 641 North

Rye Brook, New York 10573

(203) 762-4400

(Address, including zip code, and telephone Number, including area code, of registrant’s Principal Executive Offices)

CT CORPORATION SYSTEM

28 Liberty Street

Floor 42

New York, NY 10005

(212) 894-8940

(Name, address, including zip code, Address and Telephone Number, including area code, of Agent for Service)

COPIES TO:

Jaime Merritt

Wilton Reassurance Life Company of New York

20 Glover Avenue

Norwalk, CT 06850

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities being registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)

Deferred annuity interests and participating interests therein	$11,303,723.14	N/A	$0	$0

1.	The Contract does not provide for a predetermined amount or number of units.
2.

As discussed further in the Explanatory Note below, this filing is being made under the Securities Act of 1933 (the “1933 Act”) to register $11,303,723.14 of deferred annuity interests and participating interests therein. The interests being registered herein are carried over, as unsold securities, from an existing Form S-1 registration statement of Allstate Life Insurance Company of New York (File No. 333-254871) filed on April 26, 2021. No additional securities are being registered under this registration statement. Because a filing fee of $1,539 was previously paid with respect to these securities, there is no filing fee due under this registration statement. Pursuant to Rule 415(a)(6) under the 1933 Act, the offering of securities under the prior registration statement will be deemed terminated as of the effective date of this registration statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-1 registration statement (File Nos. 333-254871, 333-224078 and 333-203177), filed on April 26, 2021, April 2, 2018 and April 1, 2015, respectively, by Allstate Life Insurance Company of New York. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statements.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

Registrant is filing this Registration Statement for the purpose of registering deferred annuity interests and participating interests therein available under certain variable annuity contracts previously issued. These interests were previously registered by Allstate Life Insurance Company of New York on Form S-1 filed on April 26, 2021 (File No. 333-254871). Upon effectiveness of the merger between Allstate Life Insurance Company of New York with and into Wilton Reassurance Life Company of New York (“WRNY”), WRNY became the obligor of the interests, necessitating the filing of a new Registration Statement under the Securities Act of 1933.

Guarantee Periods

Offered Under Certain Variable Annuity Contracts

Issued by Wilton Reassurance Life Company of New York

Wilton Reassurance Life Company of New York

Street Address: 800 Westchester Avenue, Suite 641 North, Rye Brook NY 10573

Mailing Address: P.O. Box 758559, Topeka, KS 66675-8559

Telephone Number: 1-800-457-7617

Fax Number: 1-785-228-4584

Prospectus dated November 1, 2021

On March 29, 2021, Wilton Reassurance Company (“WRAC”), a Minnesota-domiciled stock life company, agreed to acquire all of the issued and outstanding capital stock of Allstate Life Insurance Company of New York (“ALICNY”) pursuant to a Stock Purchase Agreement with Allstate Insurance Company, Allstate Financial Insurance Holdings Corporation, and Allstate Insurance Holdings, LLC. The transaction closed on October 1, 2021. On November 1, 2021, ALICNY merged with and into Wilton Reassurance Life Company of New York (“WRNY” or the “Company”). As the surviving company, WRNY assumed all the rights, duties, and obligations of ALICNY, including those related to the Guarantee Periods described in this prospectus. The acquisition did not affect the terms of, or the rights and obligations under, the Guarantee Periods described in this prospectus or the related variable annuity contracts. Contract values did not change as a result of the acquisition. No additional charges or negative adjustments were imposed and no deductions were made as a result of the acquisition. The acquisition did not have any tax consequences for contract owners.

WRNY offers the market value adjusted fixed account options (the “Guarantee Periods”) described in this prospectus, which are available only under the following variable annuity contracts that have been previously issued: AIM Lifetime Plus, AIM Lifetime Plus II, Custom Portfolio, and SelectDirections. None of those variable annuity contracts are still for sale. However, if you own one of those variable annuity contracts, you may be able to allocate purchase payments and contract value to the Guarantee Period(s) under your contract.

This prospectus is not your contract. This prospectus provides a description of the material features of the Guarantee Period(s) under your contract. The descriptions of the Guarantee Periods’ material features are current as of the date of this prospectus. If the Guarantee Periods’ material features change after the date of this prospectus, those changes will be described in a supplement or amendment to this prospectus.

Each purchase payment allocation or transfer to a Guarantee Period must be at least $500.

If you have any questions, please contact your financial professional or our Service Center.

Allstate Distributors, L.L.C. (“ADLLC”) serves as the principal underwriter and distributor of the securities described in this prospectus. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

You should not invest in a Guarantee Period if you are not willing to assume its investment risks. See RISK FACTORS RELATED TO THE GUARANTEE PERIODS beginning on page 6.

Please read this prospectus carefully and keep it for future reference. You should read this prospectus in conjunction with any supplements to this prospectus filed after the effective date. You should also read this prospectus, which primarily describes the Guarantee Period(s) under your contract, along with the related prospectus for your variable annuity contract, which provides significant additional information about other features, benefits, and risks related to your contract.

IMPORTANT NOTICES

The Securities and Exchange Commission has not approved or disapproved of the securities described in this prospectus or passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

The variable annuity contracts of which the Guarantee Periods are a part may have been distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the contracts and the Guarantee Periods are not deposits or obligations of, or guaranteed by, such institutions or any federal regulatory agency. Investment in a Guarantee Period involves investment risks, including possible loss of principal.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

The Guarantee Periods are not FDIC insured.

SPECIAL TERMS

Accumulation Phase – The period that begins on the Issue Date and continues until the Payout Start Date.

Anniversary Values – The Contract Value on a Contract Anniversary, increased by purchase payments made since that Contract Anniversary and reduced by:

•	In the case of AIM Lifetime Plus, the amount of any partial withdrawals since that Contract Anniversary

•	In the case of AIM Lifetime Plus II, Custom Portfolio, and SelectDirections, the amount of any withdrawal adjustment (as described in the “Death Benefit” section) since that Contract Anniversary.

Annuitant(s) – The individual (or individuals, for joint Annuitants) whose life determines the amount and duration of income payments for life.

Beneficiary – The person who may elect to receive the death benefit or become the new Contract Owner if the sole surviving Contract Owner dies before the Payout Start Date.

Business Day (business day) – We are open for business each day, Monday through Friday, that the New York Stock Exchange is open for business. Our business day closes when regular trading on the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time.

Contracts – The SelectDirections, Custom Portfolio, AIM Lifetime Plus and AIM Lifetime Plus II variable annuity contracts under which the Guarantee Periods are available.

Contract Anniversary – The anniversary of the Issue Date each year.

Contract Owner (or you) – The person (or persons) who owns the Contract.

Contract Value – During the accumulation phase, the sum of (i) the value of your interest in the Variable Sub-Accounts, plus (ii) the value of your interest in the Fixed Account.

Contract Year – The twelve month period between the Issue Date and the first Contract Anniversary, and twelve month period between each Contract Anniversary thereafter.

Death Benefit Anniversary – The Issue Date and every seventh Contract Anniversary thereafter. For example, the Issue Date and the 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

Exchange Act – Securities Exchange Act of 1934, as amended.

Fixed Account – The part of our general account supporting any Guarantee Periods and any other fixed interest investment options under your Contract.

Guarantee Period – An investment option offered under a Contract through our Fixed Account that credits interest at a rate we guarantee for a specified number of years. Investments in Guarantee Periods are subject to potential Market Value Adjustments, as described in this prospectus.

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Income Plan – A series of payments on a scheduled basis to you or to another person as designated by you beginning on the Payout Start Date.

Issue Date – The date we issue your Contract.

Money Market Variable Sub-Account – The Variable Sub-Account under your Contract with an underlying money market mutual fund.

Market Value Adjustment – A calculation we apply to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time the money is taken out of that Guarantee Period under specified circumstances. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.

Payout Start Date – The date we apply your money under the Contract to provide income payments.

Preferred Withdrawal Amount – The amount you may withdraw each Contract Year (as a percentage of purchase payments) without incurring a withdrawal charge and to which a Market Value Adjustment will not apply.

Service Center – Mailing Address: P.O. Box 758559, Topeka, KS 66675-8559; Telephone: 1-800-457-7617.

Settlement Value – An amount that may be payable in connection with the death benefit, as described in the “Death Benefit” section.

Variable Sub-Accounts – The variable investment options under your Contract.

WRNY (or the Company, we, our, us) – Wilton Reassurance Life Company of New York, the issuer of the Contracts.

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RISK FACTORS RELATED TO THE GUARANTEE PERIODS

Market Value Adjustment Risk. All withdrawals in excess of the Preferred Withdrawal Amount, transfers (other than dollar cost averaging program transfers), and amounts applied to an Income Plan from a Guarantee Period, other than those taken or applied during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. In addition, in the case of the AIM Lifetime Plus Contract, a negative Market Value Adjustment may apply to the death benefit if the death benefit is based on Settlement Value. A Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase from the first day of a Guarantee Period, the Market Value Adjustment could reduce the value of your investment to an amount that is less than the amount you invested in a Guarantee Period. Your losses could be significant.

Withdrawal Risk. All withdrawals in excess of the Preferred Withdrawal Amount may be subject to withdrawal charges and negative Market Value Adjustments. Losses from withdrawal charges and Market Value Adjustments could be significant. Income taxes and certain tax restrictions may apply to any withdrawal. If taken before age 59 1⁄2, a withdrawal may also be subject to a 10% federal penalty tax. Systematic withdrawals from a Guarantee Period will repeatedly expose you to these risks associated with withdrawals. For more information about withdrawal charges, please see “FEES AND EXPENSES RELATED TO THE GUARANTEE PERIODS - Withdrawal Charges” in this prospectus.

Declared Interest Rate Risk. We may declare new interest rates for new Guarantee Periods. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We determine the interest rates to be declared in our sole discretion, subject to the minimum guaranteed 3% interest rate stated in the Contract. You bear the risk that we will not declare an interest rate higher than the guaranteed minimum interest rate.

Financial Strength and Claims-Paying Ability. An investment in the Contract is subject to the risks related to us, WRNY. Any obligations (including under the Guarantee Periods), guarantees, and benefits under the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. For more information about the Company, including our financial statements, see Information with Respect to the Registrant.

Cybersecurity and Business Continuity Risks. Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of or gap in the systems and processes necessary to support complex transactions and avoid systems failure, fraud, information security failures, processing errors, cyber intrusion, loss of data, and breaches of regulation may lead to a materially adverse effect on our administration of the Contract. We cannot assure you that interruptions, failures, or breaches in security of these processes and systems will not occur, or if they do occur, that they can be timely detected and remediated. Also, our business operations may be adversely affected by volatile natural and man-made disasters, including (but not limited to) hurricanes, earthquakes, terrorism, civil unrest, military action, fires and explosions, pandemic diseases, and other catastrophes. Such events may impact the availability and capacity of our key personnel and may have a materially adverse effect on our administration of the Contract.

Risks Related to the COVID-19 Pandemic. The COVID-19 pandemic has resulted in operational disruptions, as well as market volatility and general economic uncertainty. To address operational disruptions in connection with the COVID-19 pandemic, we have implemented business continuity

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plans so we can continue to provide services to our customers, even as many of our employees and the employees of our service providers continue to work remotely. While these efforts have been successful to date, we continue to be subject to risks that could negatively impact our operations, including system failure, mail delivery delays, unavailability of critical personnel due to illness or other reasons related to the pandemic, and disruptions to service providers. Significant market volatility and negative market returns have occurred during the COVID-19 pandemic. While we are confident in our ability to manage the financial risks related to the COVID-19 pandemic, the extent and duration of such risks cannot be predicted with certainty, and prolonged negative economic conditions could have a negative impact on our financial condition. It is possible these risks could impact our financial strength and claims-paying ability.

DESCRIPTION OF THE INSURANCE COMPANY

Allstate Life Insurance Company of New York (“ALICNY”) was the original issuer of the Contracts. On March 29, 2021 WRAC, a Minnesota-domiciled stock life company agreed to acquire all of the issued and outstanding capital stock of ALICNY pursuant to a Stock Purchase Agreement with Allstate Insurance Company, Allstate Financial Insurance Holdings Corporation, and Allstate Insurance Holdings, LLC. The transaction closed on October 1, 2021. On November 1, 2021, ALICNY merged with and into WRNY.

WRNY is a stock life insurance company domiciled in the state of New York. WRNY is licensed in all fifty states, the District of Columbia and the U.S. Virgin Islands. WRNY administers life and annuity contracts, including variable life and variable annuity contracts that are registered under the Securities Act of 1933, as amended, and are issued through separate accounts that are registered as unit investment trusts under the Investment Company Act of 1940, as amended. WRNY is a direct wholly-owned subsidiary of WRAC, a holding company organized under the laws of Minnesota, which in turn is a wholly-owned subsidiary of Wilton Re US Holdings, Inc., a holding company organized under the laws of Delaware. Wilton Re Ltd. (“WRL”) is deemed the ultimate parent corporation in the Company’s holding company system.

The statutory home office of WRNY is located at 800 Westchester Avenue, Suite 641 North, Rye Brook, NY 10573.

The Fixed Account is supported by our general account, which supports our insurance and annuity obligations. Our general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of our general account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of our general account. Our obligations with respect to the Fixed Account are subject to our financial strength and claims paying.

Refer to Information with Respect to the Registrant for additional information about WRNY

DESCRIPTION OF THE GUARANTEE PERIODS

GUARANTEE PERIODS

If you invest in a Guarantee Period, you will earn a fixed rate of interest for a “Guarantee Period.” You have the option to invest in one or more Guarantee Periods. Each purchase payment allocation or

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transfer to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

If you instruct us to allocate to a Guarantee Period but do not specify the number of years:

•	AIM Lifetime Plus: We will allocate to the same period selected for your most recent purchase payment(s), if available. Otherwise, we will reject the allocation as not in good order.

•

AIM Lifetime Plus II, Custom Portfolio, SelectDirections: We will allocate to the shortest Guarantee Period available. If no Guarantee Period is available, we will reject the allocation as not in good order.

Each purchase payment allocation or transfer to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to a Guarantee Period.

INTEREST RATES

We will tell you what interest rates we are offering at a particular time. We may declare new interest rates for new Guarantee Periods. Therefore, we may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rates of interest we declare. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. However, we guarantee that the annual interest rate we declare for any of the Guarantee Periods will never be less than 3%.

WE DETERMINE THE INTEREST RATES TO BE DECLARED FOR NEW GUARANTEE PERIODS IN OUR SOLE DISCRETION, SUBJECT TO THE GUARANTEED MINIMUM ANNUAL INTEREST RATE. WE CAN NEITHER PREDICT NOR OTHERWISE GUARANTEE WHAT THE RATES WILL BE IN THE FUTURE.

For information about interest rates for the Guarantee Periods, please contact your sales representative or WRNY at 1-800-457-7617.

HOW WE CREDIT INTEREST

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

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The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment	$10,000
Guarantee Period	5 years
Annual Interest Rate	4.50%

	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5

Beginning Contract Value	$10,000.00

X (1 + Annual Interest Rate)	1.045

	$10,450.00
Contract Value at end of Contract Year		$10,450.00
X (1 + Annual Interest Rate)		1.045

		$10,920.25
Contract Value at end of Contract Year			$10,920.25
X (1 + Annual Interest Rate)			1.045

			$11,411.66
Contract Value at end of Contract Year				$11,411.66
X (1 + Annual Interest Rate)				1.045

				$11,925.19
Contract Value at end of Contract Year					$11,925.19
X (1 + Annual Interest Rate)					1.045

					$12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract.

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Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS

Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. This notice will be issued at least 15 but not more than 45 days prior to the end of the Guarantee Period. You will receive a notice of the interest rate that will apply if you choose to apply your money to a new Guarantee Period. You may also contact your sales representative or WRNY at 1-800-457-7617 to inquire about the interest rate that would apply to your new Guarantee Period.

During the 30-day period after the end of the Guarantee Period, you may:

(1)	Take no action.

If you take no action:

•

AIM Lifetime Plus and AIM Lifetime Plus II: We will automatically apply your money to a Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be the rate in effect on the 1st day of the new period. If no Guarantee Periods are available at the time the previous Guarantee Period ends, we will transfer your money to the Money Market Variable Sub-Account.

•

Custom Portfolio and SelectDirections: We will automatically apply your money to a Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be the rate in effect on the 1st day of the new period. Under our automatic laddering program (“Automatic Laddering Program”), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select the Automatic Laddering Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering the Automatic Laddering Program at any time.

(2)	Instruct us to apply your money to one or more new Guarantee Periods of your choice.

The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those new Guarantee Periods.

(3)	Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts.

We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. In addition, we will pay interest from the day the previous Guarantee Period ends until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then available, but no less than the guaranteed minimum annual interest rate of 3%.

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Please see the related prospectus for your variable annuity contract for additional information about the Variable Sub-Accounts.

(4)	Withdraw all or a portion of your money.

You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and/or income taxes, including a tax penalty if taken before age 59 1⁄2. The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be processed as described under (1) above.

MARKET VALUE ADJUSTMENT

All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken or applied during the 30-day period after the Guarantee Period ends, are subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts invested in a Guarantee Period that are paid out as death benefits if the death benefit is calculated outside of the 30-day period after the Guarantee Period ends, as discussed under “Death Benefits.” On the Payout Start Date, any amounts in a Guarantee Period will be subject to a Market Value Adjustment unless the Payout Start Date occurs during the 30-day period after the Guarantee Period ends, as discussed under “Payout Start Date.” After the Payout Start Date, you will no longer be subject to potential Market Value Adjustments.

We will not apply a Market Value Adjustment to a withdrawal you make within the Preferred Withdrawal Amount or to a withdrawal you make to satisfy the IRS minimum distribution rules. We will not apply a Market Value Adjustment to any automatic transfers as part of a dollar cost averaging program.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. “Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

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For example, assume that you select an initial Guarantee Period of 5 years, and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix I to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

ACCESS TO YOUR MONEY IN A GUARANTEE PERIOD

Generally

You can withdraw some or all of your Contract Value in a Guarantee Period at any time prior to the Payout Start Date. The amount available for withdrawal from a Guarantee Period is the portion of your Contract Value allocated to that Guarantee Period next computed after we receive the request for a withdrawal, adjusted by any Market Value Adjustment, and less any withdrawal charges, any other charges and any taxes that may apply.

You have the opportunity to name the investment option(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment options according to the value of your investments therein, including any Guarantee Periods.

IF YOU FAIL TO NAME THE INVESTMENT OPTIONS FROM WHICH A WITHDRAWAL SHOULD BE TAKEN AND YOU ARE INVESTED IN A GUARANTEE PERIOD AT THAT TIME, AMOUNTS WILL BE DEDUCTED FROM THE GUARANTEE PERIOD. SUCH DEDUCTION MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT.

In general, you must withdraw at least $50 at a time, including any amounts withdrawn from a Guarantee Period. If you request a total withdrawal, you must return your Contract to us.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1⁄2, may be subject to an additional 10% federal tax penalty.

We may delay payments from the Fixed Account for a Guarantee Period for up to 6 months or shorter period if required by law. If we delay payment for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

Preferred Withdrawal Amount

Each Contract Year, you may withdraw up to a certain percentage of aggregate purchase payments from your Contract without incurring a Market Value Adjustment or a withdrawal charge (the “Preferred Withdrawal Amount”). The Preferred Withdrawal Amount is:

•	AIM Lifetime Plus: 10%

•	AIM Lifetime Plus II, Custom Portfolio, SelectDirections: 15%

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All withdrawals from a Guarantee Period during a Contract Year in excess of the Preferred Withdrawal Amount are subject to a Market Value Adjustment and may be subject to withdrawal charges. Unused portions of the Preferred Withdrawal Amount are not carried forward to future Contract Years.

Withdrawals from all investment options count against the Preferred Withdrawal Amount, not just withdrawals from Guarantee Periods. To determine whether a withdrawal exceeds the Preferred Withdrawal Amount, all amounts you have withdrawn from the Variable Sub-Accounts, Guarantee Periods, and any other fixed interest investment options available under your Contract in a Contract Year are added together.

Systematic Withdrawal Program

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50.

Systematic withdrawals will reduce, and may even exhaust, the Contract Value. We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

YOU SHOULD CAREFULLY CONSIDER WHETHER TO TAKE SYSTEMATIC WITHDRAWALS FROM THE GUARANTEE PERIODS. SYSTEMATIC WITHDRAWALS MAY REPEATEDLY EXPOSE YOU TO THE RISKS ASSOCIATED WITH PARTIAL WITHDRAWALS, INCLUDING POTENTIAL MARKET VALUE ADJUSTMENTS, WITHDRAWAL CHARGES, AND INCOME TAXES AND TAX PENALTIES.

Minimum Contract Value

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract’s value to the contractual minimum of $1,000. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes. Your Contract will terminate if you withdraw all of your Contract Value.

TRANSFERS TO AND FROM A GUARANTEE PERIOD

Transfers to a Guarantee Period

During the Accumulation Phase, you may transfer Contract Value to a Guarantee Period. The minimum amount that you may transfer into a Guarantee Period is $500.

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Transfers from a Guarantee Period (Except Dollar Cost Averaging)

During the Accumulation Phase, you may transfer Contract Value from a Guarantee Period to any other investment options available under your Contract.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

Under the Custom Portfolio and SelectDirections Contracts only, if any transfer reduces your value in a Guarantee Period to less than $500, we will treat it as a transfer of the entire value in such Guarantee Period.

Dollar Cost Averaging Program for Guarantee periods

Under the Dollar Cost Averaging Program, if available under your Contract, you may automatically transfer amounts at regular intervals from a specified Guarantee Period to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually.

The following Dollar Cost Averaging Programs for the Guarantee Periods may be available to you:

•	AIM Lifetime Plus: Dollar Cost Averaging for amounts in a 1 year Guarantee Period.

•	AIM Lifetime Plus II: Dollar Cost Averaging for interest credited from the 3, 5, 7, or 10 year Guarantee Periods

•	Custom Portfolio: Not available for Guarantee Periods.

•	SelectDirections: Not available for Guarantee Periods.

Automatic transfers as part of a Dollar Cost Averaging Program are not subject to Market Value Adjustments and do not count against the number of free transfers per Contract Year. There is no charge for enrolling in a Dollar Cost Averaging Program.

You may not use dollar cost averaging to transfer amounts to the Guarantee Periods.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program nor will it prevent or necessarily reduce losses in a declining market.

A MARKET VALUE ADJUSTMENT WILL NOT APPLY TO AUTOMATIC TRANSFERS OUT OF A GUARANTEE PERIOD AS PART OF A DOLLAR COST AVERAGING PROGRAM, BUT WITHDRAWALS, NON-PROGRAM TRANSFERS, ANNUITIZATIONS, AND DEATH BENEFITS MAY OTHERWISE BE SUBJECT TO A MARKET VALUE ADJUSTMENT AS DESCRIBED IN THIS PROSPECTUS.

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FEES AND EXPENSES RELATED TO THE GUARANTEE PERIODS

There are no charges that apply specifically to the Guarantee Periods. However, there are charges to which you may be subject when you invest or withdraw amounts in a Guarantee Period, including the following:

Withdrawal Charges. If you withdraw money from your Contract within seven years following the purchase payment being withdrawn, you will be assessed a withdrawal charge of up to 7% (as a percentage of purchase payments withdrawn in excess of the Preferred Withdrawal Amount), declining 1% annually eventually to 0% over that seven year time period. For example, if you make an early withdrawal, you could pay a withdrawal charge of up to $7,000 on a $100,000 investment.

We determine the withdrawal charge by;

•	multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn by

•	the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by any Market Value Adjustment.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower. We do not apply a withdrawal charge in the following situations:

•

on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months, as described further in the related prospectus for your variable annuity contract);

•	payment of the death benefit (unless the Settlement Value is used, as discussed under “Death Benefit” later in this prospectus);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; and

•	withdrawals made after all purchase payments have been withdrawn.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

Example of Withdrawal Charge (Assuming the 10% Preferred Withdrawal Amount Under AIM Lifetime Plus)

Assumptions:

○	Purchase Payments: $20,000 Beginning of Year 1

 $10,000 Beginning of Year 2

○	Withdrawal: $25,000 End of Contract Year 3

○	Preferred Withdrawal Amount: 10% of payments

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Step 1. Calculate the Preferred Withdrawal Amount	Aggregate Purchase Payments = $20,000 + $10,000 = $30,000 Preferred Withdrawal Amount = 0.10 x $30,000 = $3,000

Step 2. Calculate the Market Value Adjustment* *Assume Market Value Adjustment = 0. Separate Market Value Adjustment calculations are provided in this prospectus	$0

Step 3. Calculate the Withdrawal Charge applicable to Year 1 Purchase Payment	0.05 x ($20,000 - $3,000 + $0) = $850

Step 4. Calculate the Withdrawal Charge applicable to Year 2 Purchase Payment	0.06 x ($5,000 - 0 + $0) = $300

Step 5. Total Withdrawal Charge	= $850 + $300 = $1,150

Step 6. Calculate the amount received by the Contract Owner as a result of the withdrawal at the end of Contract Year 3	= $25,000 - $1,150 = $23,850

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

We reserve the right to waive the withdrawal charge with respect to AIM Lifetime Plus Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with ALFS, Inc. (“ALFS”) to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.

Premium Taxes. Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

Please refer to your Contract specifications page for more information about the fees and expenses to which you are subject.

ANNUITIZING AMOUNTS IN THE GUARANTEE PERIODS

After the Payout Start Date, you will no longer be subject to potential Market Value Adjustments. Provided below is information about Market Value Adjustments that may apply on the Payout Start Date. For additional information about the Payout Phase, including Income Plans and Income Payments, please see your Contract and the related variable annuity prospectus for your Contract.

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PAYOUT START DATE

On the Payout Start Date, any amounts in a Guarantee Period will be subject to a Market Value Adjustment unless the Payout Start Date occurs during the 30-day period after the Guarantee Period ends.

The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be:

•	AIM Lifetime Plus and AIM Lifetime Plus II: no later than the Annuitant’s 90th birthday.

•	Custom Portfolio and Select Directions: no later than the Annuitant’s 90th birthday or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may: (a) pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or (b) reduce the frequency of your payments so that each payment will be at least $20. Under the AIM Lifetime Plus II Contract only, we may only take these actions if, in addition to the conditions described in this paragraph, the Contract Owner has not made any purchase payments for at least three years preceding the Payout Start Date.

APPLICATION OF FIXED ACCOUNT GUARANTEE PERIOD VALUE TO AN INCOME PLAN

You must apply Contract Value in the Fixed Account for Guarantee Periods on the Payout Start Date to fixed income payments.

If you wish to apply any portion of your Fixed Account balance for Guarantee Periods to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date.

We guarantee income payment amounts derived from the Fixed Account for Guarantee Periods for the duration of the Income Plan. We calculate the fixed income payments by:

(1)	adjusting the portion of the Contract Value in the Fixed Account for Guarantee Periods on the Payout Start Date by any applicable Market Value Adjustment;

(2)	deducting any applicable premium tax; and

(3)	applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

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CALCULATION OF THE DEATH BENEFIT

Provided below is information about Market Value Adjustments that may apply when calculating the death benefit. For additional information about the death benefit, including payment options that may be available to a surviving Contract Owner or a Beneficiary, please see your Contract and the related variable annuity prospectus for your Contract.

WHEN THE DEATH BENEFIT BECOMES PAYABLE

We will pay a death benefit if, prior to the Payout Start Date:

(1)	any Contract owner dies; or

(2)	the Annuitant dies, if the Contract owner is not a living person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon death of an Annuitant, we will pay the death benefit to the current Contract owner.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

•	a certified copy of a death certificate; or

•	a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

•	any other proof acceptable to us.

DEATH BENEFIT AMOUNT

Death Benefit Amount – AIM Lifetime Plus, Custom Portfolio, and SelectDirections

The death benefit is equal to the greatest of:

(1)	the Contract Value as of the date we determine the death benefit.

(2)	the Settlement Value (i.e., the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit.

(3)

the Contract Value on the Death Benefit Anniversary immediately preceding the date we determine the death benefit, increased by purchase payments made since that Anniversary and reduced by (1) any charges and (2):

•	in the case of AIM Lifetime Plus, the amount of any partial withdrawals since that Anniversary (calculated on a dollar-for-dollar basis).

•	in the case of Custom Portfolio and SelectDirections, the amount of any withdrawal adjustment (calculated on a proportionate basis as described below) since that Anniversary.

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(4)

the greatest of the Anniversary Values as of the date we determine the death benefit. An “Anniversary Value” is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by:

•	in the case of AIM Lifetime Plus, the amount of any partial withdrawals since that Anniversary (calculated on a dollar-for-dollar basis).

•	in the case of Custom Portfolio and SelectDirections, the amount of any withdrawal adjustment (calculated on a proportionate basis as described below) since that Anniversary.

Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of: (i) the date we determine the death benefit; or (ii) the deceased’s 75th birthday or 5 years after the Issue Date, if later.

We will determine the value of the death benefit as of the end of the business day on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a business day, we will process the request as of the end of the following Valuation Date.

For Custom Portfolio and SelectDirections Contracts only, if we do not receive a complete request for payment of the death benefit within 180 days of the date of death, items (3) and (4) above will no longer be available and the death benefit will be the greater of items (1) or (2). We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which items (3) and (4) are available.

Withdrawal Adjustment (Custom Portfolio and SelectDirections Only). The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	= the withdrawal amount,

(b)	= the Contract Value immediately prior to the withdrawal, and

(c)	= the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix II for an example of the withdrawal adjustment.

Application of Market Value Adjustment in Settlement Value. In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period

ONLY IN THE CASE OF AIM LIFETIME PLUS CONTRACTS MAY THE MARKET VALUE ADJUSTMENT APPLIED TO SETTLMENT VALUE BE POSITIVE OR NEGATIVE. FOR ALL OTHER CONTRACTS, THE MARKET VALUE ADJUSTMENT APPLIED TO SETTLMENT VALUE CAN BE POSITIVE OR ZERO, BUT CANNOT BE NEGATIVE.

The Settlement Value will reflect deduction of any applicable charges and premium taxes.

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Death Benefit Amount – AIM Lifetime Plus II

The death benefit is equal to the greatest of:

(1)	the Contract Value as of the date we determine the death benefit.

(2)	the Settlement Value (i.e., the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit.

(3)	the sum of all purchase payments reduced by a withdrawal adjustment (calculated on a proportionate basis as described below).

(4)

the greatest of the Contract Value on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as described below.

(5)	If the optional Enhanced Death Benefit has been elected, the amount payable under the Enhanced Death Benefit.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract owner’s or the oldest Annuitant’s, if the Contract owner is not a living person, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit only for purchase payments and withdrawals. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.

Withdrawal Adjustment. The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	= the withdrawal amount,

(b)	= the Contract Value immediately prior to the withdrawal, and

(c)	= the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix II for an example of the withdrawal adjustment.

Application of Market Value Adjustment in Settlement Value. In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period.

THE MARKET VALUE ADJUSTMENT APPLIED TO SETTLEMENT VALUE CAN BE POSITIVE OR ZERO, BUT CANNOT BE NEGATIVE.

TAX INFORMATION

The Guarantee Periods described in this prospectus are no longer available to new contract purchasers. The Guarantee Periods were only available through the purchase of certain

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variable annuity contracts, which are also no longer available to new purchasers. It is important to understand the tax implications of owning a variable annuity, as well as investing in a Guarantee Period subject to market value adjustments. The variable annuity contract prospectus you purchased also contains important tax information.

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax advisor. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money — generally for retirement purposes. If you invest in a variable annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

Variable Annuities in General

Tax law imposes several requirements that variable annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Diversification Requirements. The Internal Revenue Code (Code) requires that the investments of each investment division of the separate account underlying the Contracts be “adequately diversified” in order for the Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that each investment division, through the fund in which it invests, will satisfy these diversification requirements.

Owner Control. In certain circumstances, owners of variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is limited guidance in this area, and some features of our Contracts, such as the flexibility of an owner to allocate premium payments and transfer amounts among the investment divisions of the separate account, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over separate account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the Owner of the separate account assets supporting the Contract.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an owner of the Contract. Specifically, section 72(s) requires that (a) if any owner

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dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such owner’s death; and (b) if any owner dies prior to the annuity starting date, the entire interest in the contract will be distributed within five years after the date of such owner’s death. These requirements will be considered satisfied as to any portion of an owner’s interest which is payable to or for the benefit of a designated beneficiary and which is distributed over the life of such designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of the owner’s death. The designated beneficiary refers to a natural person designated by the owner as a beneficiary and to whom ownership of the contract passes by reason of death. However, if the designated beneficiary is the surviving spouse of the deceased owner, the contract may be continued with the surviving spouse as the new owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non- Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the premiums or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the account value immediately before the distribution over the Owner’s investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The account value immediately before a withdrawal may have to be increased by any positive Market Value Adjustments that result from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Market Value Adjustments, and you may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract’’ to the

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individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payments paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions:

•	made on or after the taxpayer reaches age 59 1⁄2

•	made on or after the death of an Owner;

•	attributable to the taxpayer’s becoming disabled; or

•	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

Annuity Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the designation of an annuitant other than the owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

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Multiple Contracts. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner’s income when a taxable distribution occurs.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. If you own a Qualified Contract, your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract’’ to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payments paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

In the case of a distribution from a Qualified Contract taken before you reach age 59 1/2, there may be imposed a federal tax penalty equal to ten percent of the amount treated as income. There are a number of exceptions. Consult a tax adviser.

Qualified Contracts have required minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirements plan, adoption agreement, or consult a tax advisor for more information about these distribution rules. On December 20, 2019, the SECURE Act was passed as part of the comprehensive government appropriations bill. The legislation makes significant changes to laws affecting retirement plans, including the required minimum distribution rules. In particular,

•

The SECURE Act limits the availability of the “stretch” feature for non-spouse beneficiaries of IRAs and defined contribution retirement plans. Most non-spouse beneficiaries will no longer be able to satisfy the RMD rules with lifetime distributions, but will have to take their distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries which include disabled and chronically ill individuals, individuals who are ten or less years younger than the deceased individual, and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die on and after January 1, 2020.

•

The age on which RMDs generally must begin is extended from age 70 1⁄2 to age 72 for individuals who reach age 70 1⁄2 on or after January 1, 2020. Individuals who had already attained age 70 1⁄2 as of that date must begin or continue taking required minimum distributions based on age 70 1⁄2 required beginning date.

Consult your tax adviser if you think you may be affected by these changes.

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Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions. However, “Eligible rollover distributions” from certain Qualified Contracts are subject to a mandatory federal Income tax withholding of 20% unless directly rolled over to an eligible retirement plan.

Federal Estate, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

The federal estate tax, gift tax, and GST tax exemptions and maximum rates may be adjusted each year.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Definition of Spouse under Federal Law

The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes.

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Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity purchases by nonresident aliens and foreign corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Foreign Tax Credits

We may benefit from any foreign tax credits attributable to taxes paid by certain Funds to foreign jurisdictions to the extent permitted under Federal tax law.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

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DISTRIBUTION OF THE CONTRACTS

For additional distribution information, please see the related variable annuity prospectus for your Contract. There is no additional plan of distribution or sales compensation with respect to the Guarantee Periods.

The principal underwriter for all of the Contracts is Allstate Distributors, L.L.C. (“ADLLC”), a wholly-owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealers under the Exchange Act, and are members of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for any liability to Contract owners arising out of services rendered or Contracts issued. Additional information about the underwriting agreement with ADLLC, including sales compensation, is included under “Distribution” in the appropriate variable annuity contract prospectus and in the statement of additional information that relates to that prospectus. This information applies regardless of whether you choose to invest in the Guarantee Periods, and there is no additional plan of distribution or sales compensation with respect to the Guarantee Periods.

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Information with Respect to the Registrant

Description of Business

WRNY is a New York domestic life insurance company licensed in all fifty states, the District of Columbia and the U.S. Virgin Islands. As part of Wilton Re Group’s In Force Solutions business, the Company was formed in September 2006 through the acquisition by the Wilton Re Group of three New York domestic life insurance companies: North American Company for Life and Health Insurance of New York (“NANY”), Utica National Life Insurance Company (“Utica Life”), and The American Life Insurance Company of New York (“ALNY” and, together with NANY and Utica Life, the “Constituent Companies”) which companies were merged upon acquisition. ALNY was the surviving company and its name was changed to WRNY. On December 31, 2007, Keystone State Life Insurance Company was merged with and into WRNY. In the fourth quarter of 2021, ALICNY was acquired by WRAC and merged with and into WRNY.

Products

As of December 31, 2020, WRNY had approximately 65,000 policies and annuity contracts in force with $731.4 million of total life and annuity net reserves. WRNY does not issue new business and the policies that remain in force include life, annuities, accident and health and disability income.

From time to time and subject to receipt of any required regulatory consents or approvals, the Company expects that it may participate – through reinsurance arrangements or otherwise – in the acquisition of additional blocks of business as part of and through Wilton Re Group’s In Force Solutions business. WRNY currently does not intend to write any new business and expects to run off its in force business.

Regulation

State Regulation

WRNY is subject to extensive state regulation, primarily, but not exclusively, from the New York Department of Financial Services (“NYDFS”). The methods, extent and substance of such regulation has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to the NYDFS. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer insolvency and statutory surplus sufficiency, reserve adequacy, insurance company licensing and examination, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting, methods, trade practices, privacy regulation and data security, corporate governance and risk management. Further, the NYDFS cybersecurity regulation and the National Association of Insurance Commissioners (“NAIC”) Insurance Data Security Model Law, which has been adopted in some form by several states, establish standards for data security and for the investigation of and notification to insurance commissioners of cybersecurity events.

Insurance Holding Company Regulation

WRNY is a direct wholly-owned subsidiary of WRAC, a holding company organized under the laws of Minnesota, which in turn is a wholly-owned subsidiary of Wilton Re US Holdings, Inc., a holding

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company organized under the laws of Delaware, with the ultimate controlling parent being WRL. WRL is the lead entity of the Wilton Re group of companies. As such, WRL is subject to the insurance holding company acts of each of the states of domicile of its insurance subsidiaries and affiliates. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within that system. Generally, under such laws, transactions within the insurance holding company system to which the Company’s operating insurance companies are a party must be fair and reasonable, and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.

NAIC

The NAIC is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the NAIC Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of the Company.

Some of the NAIC pronouncements, particularly as they affect accounting issues, take effect automatically in the various states without affirmative action by the states. Statutes, regulations and interpretations may be applied with retroactive impact, particularly in areas such as accounting and reserve requirements. The NAIC continues to work to reform state regulation in various areas, including comprehensive reforms relating to certain reserving practices.

The Company is subject to the ORSA Model Act, which has been enacted by the domiciliary state and requires insurance companies to assess the adequacy of their and their group’s risk management and current and future solvency position. Under the ORSA Model Act, certain insurers must undertake an internal risk management review at least annually (and also at any time when there are significant changes to the risk profile of the insurer or its insurance group), in accordance with the NAIC’s ORSA Guidance Manual, and prepare an ORSA Report assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report is required to be filed with a company’s lead state regulator and made available to other domiciliary regulators within the holding company system.

The Company is subject to the Corporate Governance Model Act, a form of which has been enacted in New York and requires an insurer to provide an annual disclosure regarding its corporate governance practices to its lead state and/or domestic regulator. The Company is in compliance with the Corporate Governance Model Act as adopted by New York.

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Federal Regulation

Although the insurance business in the United States is primarily regulated by the states, federal initiatives can affect the business of the Company in a variety of ways. From time to time, federal measures are proposed which may significantly affect the insurance business. These areas include financial services regulation, securities regulation, derivatives regulation, pension regulation, money laundering, privacy regulation, taxation and the economic and trade sanctions implemented by the Office of Foreign Assets Control (“OFAC”). OFAC maintains and enforces economic sanctions against certain foreign countries and groups and prohibits U.S. persons from engaging in certain transactions with certain persons or entities. OFAC has imposed civil penalties on persons, including insurance and reinsurance companies, arising from violations of its economic sanctions program. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies.

As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Dodd-Frank created the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council (“FSOC”), represents the U.S. on international insurance matters, and studies the current regulatory system.

Description of Property

WRNY occupies office space in Rye Brook, New York, that is owned or leased by WRNY and Norwalk, Connecticut that is owned or leased by Wilton Re Services, Inc.. Expenses associated with these facilities are allocated to WRNY. We believe that these facilities are suitable and adequate for our current operations.

Legal Proceedings

See Note 9 of the financial statements of WRNY as of and for the three years ended December 31, 2020, 2019 and 2018 included in this prospectus for information about legal proceedings.

Caution Regarding Forward-Looking Statements

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments. In addition, forward-looking statements are subject to certain risks or uncertainties that could cause actual results to differ materially from those communicated in these forward-looking statements.

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Risk Factors

Risks are categorized by (1) insurance and financial services, (2) business, strategy and operations and (3) macro, regulatory and risk environment. Many risks may affect more than one category and are included where the impact is most significant. Consider these cautionary statements carefully together with other information discussed in this prospectus.

Insurance and financial services

Changes in reserve estimates could materially affect our results of operations and financial condition

WRNY uses long-term assumptions, including future investment yields, mortality, morbidity, persistency and expenses in pricing and valuation. If experience differs significantly from assumptions, adjustments to reserves may be required that could have a material adverse effect on our results of operations and financial condition.

WRNY may not be able to mitigate the capital impact associated with statutory reserving and capital requirements

Regulatory capital and reserving requirements affect the amount of capital required. Changes to capital or reserving requirements or regulatory interpretations may result in holding additional capital and could require us to increase prices, and/or accept a return on equity below original levels assumed in pricing.

A downgrade in financial strength ratings may have an adverse effect on our business

Financial strength ratings are important factors in establishing the competitive position of insurance companies. Rating agencies could downgrade or change the outlook on our ratings due to:

•	Changes in statutory capital
•	Changes in a rating agency’s determination of the amount of capital required to maintain a particular rating
•

Increases in the perceived risk of our investment portfolio, a reduced confidence in management or our business strategy, as well as a number of other considerations that may or may not be under our control

•	Changes in ownership resulting from divestiture of business

A downgrade in our rating could have a material effect on retention, liquidity and results of operations and financial condition.

Changes in tax laws may adversely affect profitability of life insurance products

Changes in taxation of life insurance products could result in the surrender of some existing contracts and policies, which may have a material effect on our profitability and financial condition.

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Our investment portfolio is subject to market risk and declines in quality which may adversely affect or create volatility in our investment income and cause realized and unrealized losses

We continually evaluate investment management strategies since we are subject to risk of loss due to adverse changes in interest rates, credit spreads, equity prices, real estate values, currency exchange rates and liquidity. Adverse changes may occur due to changes in monetary and fiscal policy and the economic climate, liquidity of a market or market segment, investor return expectations or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness. Adverse changes in market conditions could cause the value of our investments to decrease significantly and impact our results of operations and financial condition.

Our investments are subject to risks associated with economic and capital market conditions and factors that may be unique to our portfolio, including:

•	General weakening of the economy, which is typically reflected through higher credit spreads and lower equity and real estate valuations
•	Declines in credit quality including issuer defaults
•	Declines in market interest rates, credit spreads or sustained low interest rates could lead to further declines in portfolio yields and investment income
•

Increases in market interest rates, credit spreads or a decrease in liquidity could have an adverse effect on the value of our fixed income securities that comprise a substantial majority of our investment portfolio

•

Poor performance of general partners and underlying investments unrelated to general market or economic conditions could lead to declines in investment income and cause realized losses in our limited partnership interests

•	Concentration in any particular issuer, industry, collateral type, group of related industries, geographic sector or risk type

The amount and timing of net investment income, capital contributions and distributions from our limited partnership interests, can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions. Additionally, these investments are less liquid than similar, publicly-traded investments and a decline in market liquidity could impact our ability to sell them at their current carrying values.

Determination of the fair value and amount of credit losses for investments includes subjective judgments and could materially impact our results of operations and financial condition

The valuation of the portfolio is subjective, and the value of assets may differ from the actual amount received upon the sale of an asset. The degree of judgment required in determining fair values increases when:

•	Market observable information is less readily available
•	The use of different valuation assumptions may have a material effect on the assets’ fair values
•	Changing market conditions could materially affect the fair value of investments

The determination of the amount of credit losses varies by investment type and is based on ongoing evaluation and assessment of known and inherent risks associated with the respective asset class or investment.

Such evaluations and assessments are highly judgmental and are revised as conditions change and new information becomes available.

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We update our evaluations regularly and reflect changes in credit losses in our results of operations. Our conclusions may ultimately prove to be incorrect as assumptions, facts and circumstances change. Historical loss trends, consideration of current conditions, and forecasts may not be indicative of future changes in credit losses and additional amounts may need to be recorded in the future.

Changes in market interest rates or performance-based investment returns may lead to a significant decrease in the profitability of our spread-based products

Spread-based products, such as fixed annuities, are dependent upon maintaining profitable spreads between investment returns and interest crediting rates. When market interest rates decrease or remain at low levels, investment income may decline. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields.

Increases in market interest rates can lead to increased surrenders at a time when fixed income investment asset values are lower due to the increase in interest rates. Liquidating investments to fund surrenders could result in a loss that would adversely impact results of operations.

Failure to appropriately match asset and liability durations could lead to an inability to maintain profitable spreads between investment returns and interest crediting rates.

Net investment income, capital contributions and distributions from limited partnership investments can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions.

Business, strategy and operations

Reinsurance subjects us to counterparty risk and may not be adequate to protect us against losses arising from ceded insurance

Collecting from reinsurers is subject to uncertainty arising from whether reinsurers or their affiliates have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to recover from a reinsurer could have a material effect on our results of operations and financial condition.

Divestitures of businesses may not produce anticipated benefits

We may divest portions of our businesses either through a sale or financial arrangements. These transactions may result in continued financial involvement in the divested businesses, such as through reinsurance, guarantees or other financial arrangements, following the transaction. If the acquiring companies do not perform under the arrangements, our financial results could be negatively impacted.

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Macro, regulatory and risk environment

Conditions in the global economy and capital markets could adversely affect our business and results of operations

Global economic and capital market conditions could adversely impact returns on our investment portfolio and results of operations. The conditions that would have the largest impact on our business include:

•	Low or negative economic growth
•	Sustained low interest rates
•	Rising inflation resulting in sharply higher interest rates
•	Substantial increases in delinquencies or defaults on debt
•	Significant downturns in the market value or liquidity of our investment portfolio

Stressed conditions, volatility and disruptions in global capital markets or financial asset classes could adversely affect our investment portfolio.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or obtain credit on acceptable terms

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. Our access to additional financing depends on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. In such circumstances, our ability to obtain capital to fund operating expenses may be limited, and the cost of any such capital may be significant.

A large-scale pandemic, the occurrence of terrorism, military actions, social unrest or other actions may have an adverse effect on our business

A large-scale pandemic, such as the Coronavirus and its impacts, the occurrence of terrorism, military actions, social unrest or other actions, may result in loss of life, property damage, and disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets, changes in interest rates, reduced liquidity and economic activity caused by a large-scale pandemic. Additionally, a large-scale pandemic or terrorist act could have a material effect on liquidity and operating results.

The Coronavirus resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which have included the implementation of travel restrictions, government-imposed shelter-in-place orders, quarantine periods, social distancing, and restrictions on large gatherings, have caused material disruption to businesses globally, resulting in increased unemployment, a recession and increased economic uncertainty. Additionally, there is no way of predicting with certainty how long the pandemic might last, including the potential for restrictions being restored or new restrictions being implemented that could result in further economic volatility.

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The failure in cyber or other information security controls, as well as the occurrence of events unanticipated in our disaster recovery processes and business continuity planning, could result in a loss or disclosure of confidential information, damage to our reputation, additional costs and impair our ability to conduct business effectively

We depend heavily on computer systems, mathematical algorithms and data to perform necessary business functions. There are threats that could impact our ability to protect our data and systems; if the threats are successful, they could impact confidentiality, integrity and availability:

•	Confidentiality - protecting our data from disclosure to unauthorized parties
•	Integrity - ensuring data is not changed accidentally or without authorization and is accurate
•	Availability - ensuring our data and systems are accessible to meet our business needs

We collect, use, store or transmit a large amount of confidential, proprietary and other information (including personal information of customers or employees) in connection with the operation of our business. Systems are subject to increased attempted cyberattacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering.

We constantly defend against threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. Events like these could jeopardize the information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties or customer dissatisfaction.

These risks may increase in the future as threats become more sophisticated and we continue to expand internet and mobile strategies, develop additional remote connectivity solutions to serve our employees and customers and build and maintain an integrated digital enterprise. Our increased use of third-party services (e.g., cloud technology and software as a service) can make it more difficult to identify and respond to cyberattacks in any of the above situations. Although we may review and assess third-party vendor cybersecurity controls, our efforts may not be successful in preventing or mitigating the effects of such events. Third parties to whom we outsource certain functions are also subject to cybersecurity risks.

Personal information is subject to an increasing number of federal, state, local and international laws and regulations regarding privacy and data security, as well as contractual commitments. Any failure or perceived failure by us to comply with such obligations may result in governmental enforcement actions and fines, litigation or public statements against us by consumer advocacy groups or others and could cause our employees and customers to lose trust in us, which could have an adverse effect on our reputation and business.

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.

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We are subject to extensive regulation, and potential further restrictive regulation may increase operating costs and limit growth

We operate in the highly regulated insurance sector and are subject to extensive laws and regulations that are complex and subject to change. Changes may lead to additional expenses, increased legal exposure, or increased reserve or capital requirements limiting our ability to grow or to achieve targeted profitability. Moreover, laws and regulations are administered and enforced by governmental authorities that exercise interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general as well as federal agencies including the SEC, the Financial Industry Regulatory Authority, the Department of Labor, and the U.S. Department of Justice. Consequently, compliance with one regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue.

In addition, there is risk that one regulator’s or enforcement authority’s interpretation of a legal issue may change to our detriment. There is also a risk that changes in the overall legal environment may cause us to change our views regarding the actions we need to take from a legal risk management perspective. This could necessitate changes to our practices that may adversely impact our business. In some cases, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. These laws and regulations may limit our ability to grow or to improve the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry.

The Federal Insurance Office and Financial Stability Oversight Council have been established and the federal government may enact reforms that affect the state insurance regulatory framework. The potential impact of state or federal measures that change the nature or scope of insurance and financial regulation is uncertain but may make it more expensive for us to conduct business and limit our ability to grow or achieve profitability.

Losses from legal and regulatory actions may be material to our results of operations, cash flows and financial condition

From time to time, we are involved in various legal actions, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in any of these matters, the ultimate liability may be more than amounts currently accrued, and may be material to our results of operations, cash flows and financial condition.

Changes in or the application of accounting standards issued by standard-setting bodies and changes in tax laws may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of accounting principles that are periodically revised, interpreted and/or expanded. Accordingly, we may be required to adopt new guidance or

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interpretations, which may have a material effect on our results of operations and financial condition and could adversely impact financial strength ratings.

•

Pending changes to accounting for long-duration insurance contracts such as traditional life, life-contingent immediate annuities and certain voluntary accident and health insurance products will have a material effect on reserves and could adversely impact financial strength ratings

•	Realization of our deferred tax assets assumes that we can fully utilize the deductions recognized for tax purposes; we may recognize additional tax expense if these assets are not fully utilized
•	New tax legislative initiatives may be enacted that may impact our effective tax rate and could adversely affect our tax positions or tax liabilities

Loss of key vendor relationships or failure of a vendor to protect our data, confidential and proprietary information, or personal information of our customers or employees could adversely affect our operations

We rely on services and products provided by many vendors in the U.S. and abroad. These include, vendors of computer hardware, software, cloud technology and software as a service, as well as vendors and/or outsourcing of services such as:

•	Call center services
•	Human resource benefits management
•	Information technology support
•	Investment management services

If any vendor becomes unable to continue to provide products or services, or fails to protect our confidential, proprietary, and other information, we may suffer operational impairments and financial losses.

Our ability to attract, develop, and retain talent to maintain appropriate staffing levels, and establish a successful work culture is critical to our success

Competition from within the insurance industry and from other industries, including the technology sector, for qualified employees with highly specialized knowledge in areas such as underwriting, data and analytics, technology and e-commerce has often been intense and we have experienced increased competition in hiring and retaining employees.

Factors that affect our ability to attract and retain such employees include:

•	Compensation and benefits
•	Training and re-skilling programs
•	Reputation as a successful business with a culture of fair hiring, and of training and promoting qualified employees
•	Recognition of and response to changing trends and other circumstances that affect employees

The unexpected loss of key personnel could have a material adverse impact on our business because of the loss of their skills, knowledge of our products and offerings and years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel.

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Misconduct or fraudulent acts by employees, agents and third parties may expose us to financial loss, disruption of business, regulatory assessments and reputational harm

The company and the insurance industry are inherently susceptible to past and future misconduct or fraudulent activities by employees, representative agents, vendors, customers and other third parties. These activities could include:

•	Fraud against the company, its employees and its customers through illegal or prohibited activities
•	Unauthorized acts or representations, unauthorized use or disclosure of personal or proprietary information, deception, and misappropriation of funds or other benefits

Financial Statements and Notes to Financial Statements

The following financial statements are included below:

• The financial statements of Allstate Life Insurance Company of New York as of and for the years ended December 31, 2020, 2019 and 2018 and the accompanying Report of Independent Auditors, and unaudited interim financial information as of June 30, 2021 and for each of the six-month periods ended June 30, 2021 and 2020; and

• The financial statements of Wilton Reassurance Life Company of New York as of and for each of the three years ended December 31, 2020, 2019 and 2018 and the accompanying Report of Independent Auditors, unaudited interim financial information as of June 30, 2021 and for each of the six-month periods ended June 30, 2021 and 2020, and unaudited pro-forma financial information reflecting the Merger.

The financial statements of Allstate Life Insurance Company of New York and the financial statements of Wilton Reassurance Life Company of New York are presented in conformity with accounting practices prescribed or permitted by the New York Department of Financial Services.

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Wilton Reassurance Life

Company of New York

Financial Statements—Statutory-Basis as of and

for the Years Ended December 31, 2020, 2019 and 2018,

and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Wilton Reassurance Life Company of New York:

We have audited the accompanying statutory-basis financial statements of Wilton Reassurance Life Company of New York (the “Company”), which comprise the balance sheets—statutory-basis as of December 31, 2020, 2019, and 2018 and the related statements of operations—statutory-basis, changes in capital and surplus—statutory-basis, and cash flows—statutory-basis for the years then ended, and the related notes to the statutory-basis financial statements.

Management’s Responsibility for the Statutory-Basis Financial Statements

Management is responsible for the preparation and fair presentation of these statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services (the “Department”). Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these statutory-basis financial statements based on our audits. We have conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory-basis financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the statutory-basis financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory-basis financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 1 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using accounting practices prescribed or permitted by the Department, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Department.

The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 1 to the statutory-basis financial statements and accounting principles generally accepted in the United States of America are also described in Note 1 to the statutory-basis financial statements.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America paragraph, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2020, 2019, and 2018, or the results of its operations or its cash flow for the years then ended.

Opinion on Statutory-Basis of Accounting

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2020, 2019, and 2018 and the results of its operations and its cash flows for the years then ended, in accordance with the accounting practices prescribed or permitted by the Department as described in Note 1 to the statutory-basis financial statements.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 12, 2021

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

BALANCE SHEETS—STATUTORY-BASIS

AS OF DECEMBER 31, 2020 AND 2019

(Amounts in thousands of US Dollars, except share amounts)

	2020	2019
ADMITTED ASSETS

Cash and Invested Assets:
Bonds	$682,887	$734,126
Preferred stocks	38,792	34,657
Common stocks	595	-
Mortgage loans on real estate	15,363	12,988
Cash, cash equivalents, and short-term investments	15,886	13,790
Policy loans	11,676	12,261
Other invested assets	81,337	47,240

Total cash and invested assets	846,536	855,062

Accrued investment income	5,516	6,033
Deferred and uncollected life premiums—net of loading of $0 and $0 at December 31, 2020 and 2019, respectively	1,493	1,569
Reinsurance recoverable	13,392	1,864
Net deferred tax assets	5,366	5,019
Other assets	1,661	1,601
Separate account assets	964	749

Total admitted assets	$874,928	$871,897

LIABILITIES AND CAPITAL AND SURPLUS

Liabilities:
Policy and contract liabilities:
Life, annuity and accident & health reserves	$720,072	$708,439
Policy and contract claims	12,964	7,950
Policyholders’ funds	10,545	10,072

Total policy and contract liabilities	743,581	726,461

Other amounts payable on reinsurance	706	260
Interest maintenance reserve	10,591	8,587
Commissions and expense allowances on reinsurance assumed	(105)	(104)
Accounts payable and general expenses due and accrued	11,700	11,559
Current federal income taxes	666	1,462
Amounts withheld or retained by company as agent or trustee	638	609
Remittances not allocated	2,971	(29)
Asset valuation reserve	14,691	8,742
Reinsurance in unauthorized and certified companies	2,220	2,086
Funds held under reinsurance treaties	2,940	3,141
Payable to parent and affiliates	539	404
Payable for securities	-	3,463
Other liabilities	1,604	1,330
Separate account liabilities	964	749

Total liabilities	793,706	768,720

Capital and Surplus:
Common stock, $4.55 par value—authorized, 1,100,000 shares; issued and outstanding, 550,000 shares	2,503	2,503
Paid-in surplus	71,546	71,546
Unassigned surplus	7,173	29,128

Total capital and surplus	81,222	103,177

Total liabilities and capital and surplus	$874,928	$871,897

See accompanying notes to financial statements—statutory-basis.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATEMENTS OF OPERATIONS—STATUTORY-BASIS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Amounts in thousands of US Dollars)

	2020	2019

PREMIUMS AND OTHER REVENUES:
Life and annuity premiums	$10,578	$10,975
Consideration for supplementary contracts with life contingencies	1,014	409
Net investment income	42,217	43,435
Amortization of interest maintenance reserve	1,805	1,759
Commissions and expense allowances on reinsurance ceded	934	1,218
Other revenues—net	(330)	(555)

Total premiums and other revenues	56,218	57,241

BENEFITS PAID OR PROVIDED:
Death benefits	12,172	9,181
Annuity benefits	12,552	7,734
Surrender benefits and withdrawals	22,187	26,219
Payments on supplementary contracts with life contingencies	1,404	1,322
Interest and adjustments on contract or deposit-type contract funds	(417)	(104)
Change in life, annuity and accident & health reserves	7,225	(15,634)
Other benefits	236	602

Total benefits paid or provided	55,359	29,320

INSURANCE EXPENSES AND OTHER:
Commissions and expense allowances	352	628
General insurance expenses	10,407	9,226
Insurance taxes, licenses, and fees	1,217	1,717
Net transfer to or (from) separate accounts	(4)	(71)
Other	393	(321)

Total insurance expenses and other	12,365	11,179

GAIN (LOSS) FROM OPERATIONS BEFORE FEDERAL INCOME TAXES AND NET REALIZED CAPITAL LOSSES	(11,506)	16,742

FEDERAL INCOME TAX EXPENSES (BENEFITS)	(646)	3,562

GAIN (LOSS) FROM OPERATIONS BEFORE NET REALIZED CAPITAL LOSSES	(10,860)	13,180

NET REALIZED CAPITAL GAINS (LOSSES)	(846)	(268)

NET GAIN (LOSS)	$(11,706)	$12,912

See accompanying notes to financial statements—statutory-basis.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS—STATUTORY-BASIS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Amounts in thousands of US Dollars)

			Unassigned	Total

	Common	Paid-In	Surplus	Capital and

	Stock	Surplus	(Deficit)	Surplus

BALANCES—DECEMBER 31, 2018	$2,503	$71,546	$25,999	$100,048

Net gain	-	-	12,912	12,912

Change in unrealized capital gains, less capital gains tax of $137	-	-	517	517

Change in net deferred income tax	-	-	997	997

Change in nonadmitted assets	-	-	(475)	(475)

Change in liability for reinsurance in unauthorized and certified companies	-	-	820	820

Change in asset valuation reserve	-	-	(1,637)	(1,637)

Dividend to stockholder	-	-	(10,005)	(10,005)

BALANCES—DECEMBER 31, 2019	2,503	71,546	29,128	103,177

Net loss	-	-	(11,706)	(11,706)

Change in unrealized capital gains, less capital gains tax of $358	-	-	1,345	1,345

Change in net deferred income tax	-	-	4,043	4,043

Change in nonadmitted assets	-	-	(3,652)	(3,652)

Change in liability for reinsurance in unauthorized and certified companies	-	-	(134)	(134)

Change in reserve on account of change in valuation basis	-	-	(5,902)	(5,902)

Change in asset valuation reserve	-	-	(5,949)	(5,949)

BALANCES—DECEMBER 31, 2020	$2,503	$71,546	$7,173	$81,222

See accompanying notes to financial statements—statutory-basis.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATEMENTS OF CASH FLOWS—STATUTORY-BASIS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Amounts in thousands of US Dollars)

	2020	2019
OPERATIONS:
Premiums collected net of reinsurance	$11,695	$11,408
Net investment income received	41,148	41,660
Miscellaneous income received (loss paid)	(6,916)	1,642
Benefits and losses paid	(48,371)	(45,303)
Net transfers from separate accounts	4	71
Commissions and expenses paid	(12,104)	(5,848)
Federal income taxes received (paid)	(1,412)	(4,282)

Net cash provided by (used in) operations	(15,956)	(652)

INVESTMENT ACTIVITIES:
Proceeds from sales, maturities, or repayments of investments:
Bonds	158,427	189,714
Stocks	16,228	17,399
Mortgage loans on real estate	525	25
Other invested assets	5,183	2,946
Miscellaneous proceeds	-	3,703

Total investment proceeds	180,363	213,787

Cost of investments acquired:
Bonds	102,278	162,035
Stocks	20,288	17,926
Mortgage loans on real estate	2,900	13,013
Other invested assets	37,520	30,319
Miscellaneous applications	3,632	-

Total cost of investments acquired	166,618	223,893

Increase (decrease) in policy loans	(542)	(531)

Net cash provided by (used in) investment activities	14,287	(9,575)
FINANCING AND MISCELLANEOUS ACTIVITIES—Other provided (applied):
Net inflow (withdrawal) on deposit type contracts	473	(837)
Dividends to stockholder	-	(10,005)
Other cash provided (applied)	3,292	(1,623)

Net cash provided by (used in) financing and miscellaneous activities	3,765	(12,465)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	2,096	(22,692)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS:
Beginning of year	13,790	36,482

End of year	$15,886	$13,790

(Continued)

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATEMENTS OF CASH FLOWS—STATUTORY-BASIS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Amounts in thousands of US Dollars)

	2020	2019

CASH FLOW INFORMATION FOR NON-CASH TRANSACTIONS:
Exchanges of Invested Assets reported as purchases and sales	8,721	-

See accompanying notes to financial statements—statutory-basis.		(Concluded	)

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Amounts in thousands of US Dollars)

1.     NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization—Wilton Reassurance Life Company of New York (the Company or WRNY) is a stock life insurance company organized in 1955 under the laws of the State of New York. The Company operates predominantly in the individual life business, as well as the group and individual annuity business of the life insurance industry and is licensed in all 50 states, the District of Columbia and the U.S. Virgin Islands, although, historically, its marketing efforts have been concentrated in the State of New York. The Company currently has no employees and currently writes no new primary insurance policies.

The Company is a wholly owned subsidiary of Wilton Reassurance Company (WRAC) which, in turn is a wholly owned subsidiary of Wilton Re U.S. Holdings, Inc., a Delaware corporation (Wilton Re U.S.). All but a de minimis portion of the economic interests and 100% of the voting interests of Wilton Re U.S. are held or controlled by Wilton Re U.S. Holdings Trust, an Ontario trust (the Wilton Re Trust). In turn, all economic interests associated with the Wilton Re Trust accrue to Wilton Re Ltd. (WRL), a non-insurance holding company registered in Nova Scotia, Canada. WRL is deemed the ultimate parent corporation in the Company’s holding company system.

The Company is party to a services agreement (the Services Agreement) with its affiliate, Wilton Re Services, Inc. (Wilton Re Services), pursuant to which Wilton Re Services provides certain accounting, actuarial and administrative services.

Use of Estimates—The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The Company is subject to the risk that interest rates will change and cause changes in investment prepayments and decreases in the value of its investments. Policyholder persistency is also affected by changes in interest rates. To the extent that fluctuations in interest rates cause the cash flows and duration of assets and liabilities to differ from product pricing assumptions, the Company may have to sell assets prior to their maturity and realize a loss.

Basis of Presentation—The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which differ from accounting principles generally accepted in the United States of America (GAAP).

Important accounting practices prescribed by the Department and the more significant variances from GAAP are:

Investments—Investments in bonds and preferred stocks are reported at amortized cost or fair value based on their National Association of Insurance Commissioners (NAIC) rating; for GAAP, such fixed maturity investments are designated at purchase as trading and reported at fair value, with unrealized holding gains and losses reported in operations. Fair value for statutory purposes, as with GAAP, is based on quoted market prices while the fair value of private placements and credit tenant loans is obtained from independent third-party dealers.

For statutory purposes, all securities that represent beneficial interests in securitized assets (e.g. mortgage backed securities and asset backed securities), are adjusted using the retrospective method when there is a change in estimated future cash flows. For loan-backed or structured securities if it is determined that an other-than-temporary credit impairment has occurred, the amortized cost basis of the security is written down to the present value of estimated future cash flows discounted using the effective interest rate inherent in the security. For all other investments in bonds and stocks, the retrospective method is used. If it is determined that a decline in fair value is other than temporary or the Company has the intent to sell, the cost basis of the security is written down to fair value. For GAAP, no other-than-temporary impairments are recognized as all securities are recorded at fair value with changes in fair value reported as unrealized gains and losses in operations.

Valuation Reserves—Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments, principally bonds, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to expected maturity of the securities sold. That net deferral is recorded by the Company as the interest maintenance reserve (IMR) in the balance sheets—statutory-basis. Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the assets giving rise to the gains or losses are sold.

The asset valuation reserve (AVR) provides a valuation allowance for invested assets. The AVR is determined by an NAIC prescribed formula with changes reflected directly in unassigned surplus; AVR is not recognized for GAAP.

Value of Business Acquired (VOBA)—The excess statutory reserves assumed over the fair value of assets transferred in connection with the acquisition of blocks of business via reinsurance transactions is expensed. For GAAP, an intangible asset referred to as VOBA is established representing the contractual right to receive future profits from the acquired insurance policies or reinsurance contracts. The Company amortizes VOBA in proportion to premiums for traditional life products and in proportion to estimated gross profits (EGPs) for interest sensitive life products. The EGPs and related amortization of VOBA for interest sensitive life products are updated (unlocked) periodically to reflect revised assumptions for lapses, mortality and investment earnings. The Company performs periodic tests to establish that VOBA associated with traditional life products remains recoverable, and if financial performance significantly deteriorates to the point where VOBA is not recoverable, a cumulative charge to current operations will be recorded.

Nonadmitted Assets—Certain assets designated as “nonadmitted,” principally past-due agents’ balances, deferred taxes, and other assets not specifically identified as admitted assets within the NAIC Accounting Practices and Procedures Manual, are excluded from the balance sheets—statutory-basis and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet to the extent these assets are not impaired.

Universal Life and Annuity Policies—Revenues for universal life and annuity policies with mortality risk consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Premiums received for annuity policies without mortality risk are recorded using deposit accounting, and credited directly to an appropriate policy reserve account, without recognizing premium income. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

Life and Annuity Reserves—Certain policy reserves are calculated based on statutorily required interest and mortality assumptions rather than on estimated expected experience or actual account balances as would be required under GAAP.

Reinsurance—A liability for reinsurance balances has been provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability are credited or charged directly to unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings.

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets, as would be required under GAAP.

Commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with deferred policy acquisition costs, as would be required under GAAP.

Deferred Income Taxes—The recoverability of deferred tax assets is evaluated and when considered necessary, a statutory valuation allowance is established to reduce the gross deferred tax asset to an amount which is more likely than not to be realized. Adjusted gross deferred tax assets are admitted in an amount equal to the sum of: (a) federal income taxes paid in prior years that can be recovered through loss carry-backs for existing temporary differences not to exceed three years from the balance sheet date; (b) the lesser of: (i) the remaining gross deferred tax assets expected to be realized in a timeframe consistent with NAIC standards; or (ii) a percentage of surplus consistent with NAIC standards, excluding any net deferred tax assets, electronic data processing (EDP) equipment and operating software; and (c) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are non-admitted.

Under GAAP, state taxes are included in the computation of deferred taxes and a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

Statements of Cash Flows—Cash, cash equivalents, and short-term investments in the statements of cash flow represent cash balances and investments with maturities at acquisition of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents includes cash balances and investments with maturities at acquisition of three months or less.

A reconciliation of net gain (loss) and capital and surplus of the Company as determined in accordance with statutory accounting practices to amounts determined in accordance with GAAP is as follows:

	Net Gain (Loss)		Capital and Surplus
	Year Ended December 31		As of December 31
	2020	2019	2020	2019

Statutory-basis amounts	$(11,706)	$12,912	$81,222	$103,177
Add (deduct) adjustments:
Premiums—net of reinsurance and loading	(8,961)	(8,762)	(815)	(830)
Policy fees and charges	8,575	8,746	-	-
Investment adjustments to fair value	17,867	46,472	72,728	56,828
Amortization of VOBA	(3,074)	(2,114)	24,482	27,556
Commissions-net	1,517	-	-
Policyholder benefits	14,000	8,352	-	-
Surrenders and withdrawals	21,611	25,804	-	-
Interest credited to policyholders	(27,081)	(25,177)	1,431	11
Reserves—net of ModCo receivable	8,041	(12,936)	71,755	49,188
Realized gains	3,876	3,118	-	-
Deferred taxes	(4,041)	(7,601)	(40,497)	(32,770)
IMR/AVR	(1,805)	(1,759)	25,282	17,328
Reinsurance in unauthorized companies	-	-	2,220	2,086
Non admitted assets	-	-	14,633	10,981
Prepaid reinsurance	33	(15)	856	889
Other	-	1	22	22

GAAP-basis amounts	$18,852	$47,041	$253,319	$234,466

Other significant accounting practices are as follows:

Investments—Bonds, common stocks, preferred stocks, and short-term investments are stated at values prescribed by the NAIC, as follows:

●

Bonds not backed by other loans are stated at amortized cost using the interest (constant yield) method. Bonds that are in or near default are stated at fair value. For other-than-temporary impairments, the cost basis of the bond is written down to fair value as a new cost basis and the amount of the write down is accounted for as a realized loss.

●	Common stocks are valued at fair value.

●

Mortgage-backed/asset-backed securities are valued at amortized cost using the interest (constant yield) method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities.

●

Redeemable preferred stocks that have characteristics of debt securities and are rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or fair value. There are no restrictions on common or preferred stock.

●	Short-term investments include investments with remaining maturities of one year or less at the time of acquisition and are principally stated at amortized cost.

●	Cash equivalents are short-term highly liquid investments with original maturities of three months or less and are principally stated at amortized cost.

Mortgage Loans on real estate are stated at their aggregate unpaid balances, excluding accrued interest.

The Company has minority ownership investments in limited partnerships, which are classified as other invested assets on the balance sheets—statutory-basis. The Company values these interests based on its proportionate share of the underlying audited GAAP equity of the investee or, if audited GAAP basis financial statements are not available for the investee, may be recorded based on the underlying audited U.S tax basis equity, in accordance with Statements of Statutory Accounting Principles (SSAP) No. 48—Joint Ventures, Partnerships and Limited Liability Companies.

The investment is recorded at cost, plus subsequent capital contributions, and adjusted for the Company’s share of the investee’s audited GAAP basis earnings or losses and other equity adjustments, less distributions received. Distributions are recognized in net investment income to the extent they are not in excess of the undistributed accumulated earnings attributed to the investee. Distributions in excess of the undistributed accumulated earnings reduce the Company’s basis in the investment.

Policy loans are reported at unpaid principal balances. Interest income on such loans is recorded as earned using the contractually agreed upon interest rates.

Realized capital gains and losses are determined using the first in first out (FIFO) method.

Changes in admitted asset carrying amounts are credited or charged directly to unassigned surplus, net of taxes.

Premiums and Related Costs—Life and accident and health premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, also are recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting. Commissions and other costs applicable to the acquisition of policies are charged to operations as incurred.

Benefits—Life, annuity and accident and health disability benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that are intended to provide, in the aggregate, reserves that are greater than or equal to the minimum amounts required by the Department. Where the Company employs mean reserving, the Company waives the deduction of deferred fractional premiums on the death of life and annuity policy insureds. The Company returns any unearned premium beyond the date of death. Surrender values on policies do not exceed the corresponding benefit reserves.

The liability for future policy benefits provides amounts adequate to discharge estimated future obligations on policies in force. Reserves for life policies are computed principally by the Net Level Reserve Method and the Commissioners’ Reserve Valuation Method using interest rates (2.25% to 6.00%) and mortality assumptions (Commissioners’ Standard Ordinary mortality tables, 1941, 1958, 1980 and 2001) as prescribed by regulatory authorities.

The Company typically uses interpolated terminal reserves to adjust the calculated terminal reserve to the appropriate reserve. Interpolated terminal reserves are determined by interpolating between the appropriate terminal reserves and adding the fractional portion of the valuation net premium from the valuation date to the policyholder’s next premium due date. The Company may also use mean reserving if the valuation has not been transferred from the acquired company’s valuation.

The Company charges extra premiums for substandard lives, either as a table rating or as a flat extra premium. For substandard table ratings, both premiums and valuation mortality rates are multiplied by a fixed percentage that ranges from 125% to 500% of standard mortality rates. For flat extra premiums, reserves are increased by the unearned portion of the annual flat extra premium received.

The Company establishes additional reserves when the results of the annual asset adequacy analysis indicate the need for such reserves. The Company maintained net asset adequacy reserves of $58,000 and $40,000 at December 31, 2020 and 2019, respectively. The change in this reserve, included in the statements of operations—statutory-basis, was an increase of $18,000 and a decrease of $3,000 for 2020 and 2019, respectively, which was recorded in Change in life, annuity and accident & health reserves.

As of December 31, 2020 and 2019, reserves of $6,449 and $7,786, respectively, were recorded on inforce amounts of $875,208 and $967,647, respectively, for which gross premiums are less than the net premiums according to the standard of valuation required by the Department. The Company anticipates investment income as a factor in the premium deficiency calculation.

Tabular interest has been determined by formula as described in the Annual Statement Instructions, adjusted to reflect fractional years of interest for material reinsurance transactions. The liabilities related to guaranteed investment contracts and policyholder funds left on deposit with the Company generally are equal to fund balance less applicable surrender charges.

Claim Reserves—Policy and contract claims are amounts due on claims, which were incurred as of December 31, but have not yet been paid. The accrual has two components: 1) claims in process of settlement as of December 31 and 2) claims not yet reported but estimable based on historical trend review of the claims reported after December 31 relating to claims incurred as of December 31.

Claims in the contestable period are reported at their full face value.

Federal Income Taxes—Federal income taxes are charged or credited to operations based on amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the temporary differences between financial statement carrying amounts and income tax bases of assets and liabilities using enacted tax rates and laws, subject to certain limitations and are recorded in surplus.

Reinsurance—Reinsurance premiums and benefits paid or provided are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

Accounting Changes— During 2020, the NAIC adopted updates to various SSAPs including, but not limited to, SSAP No. 51R, Life Contracts, SSAP No. 52, Deposit-Type Contracts, and SSAP No. 61R, Life, Deposits and Accident and Health Reinsurance. This updated guidance requires additional disclosure of guaranteed separate account products to withdrawal, mortality risk on life contracts, and reinsurance contracts with risk-limiting features. The Company has provided all disclosures required by the relevant SSAPs.

The Company strengthened the valuation basis for its payout annuities and supplementary contracts to the current standard (3.25%, 2012 Individual Annuity Reserving (IAR)) in acknowledgment of the ongoing pressure on existing reserve levels caused by historically low interest rates. This change increased statutory reserves by $5,902 at December 31, 2020. The impact of this change in valuation was recorded in the statements of changes in capital and surplus.

2.     PRESCRIBED AND PERMITTED STATUTORY ACCOUNTING PRACTICES

The Department recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the New York Insurance Law. The NAIC Accounting Practices and Procedures Manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by the State of New York. In addition, the Department has the right to require (prescribed practices) or permit (permitted practices) other specific accounting treatments that differ from NAIC SAP. The Company has employed no such permitted practices in the preparation of these statutory-basis financial statements.

The State of New York may adopt certain prescribed practices that differ from those found in NAIC SAP. The Department’s Insurance Regulation 172 requires the Company to record a write-in asset of $856 and $889 related to the gross premiums for reinsurance paid beyond the paid-to date of the underlying policy at December 31, 2020 and 2019, respectively. These amounts would be refunded to the Company by the reinsurer in the event of policy termination.

A reconciliation of the Company’s net income and capital and surplus between NAIC SAP and practices prescribed and permitted by the State of New York is shown below:

	2020	2019

Net gain (loss), State of New York basis	$(11,706)	$12,912
State prescribed practices (income) — Prepaid reinsurance — NYSID allowed under Circ Letter 11	33	(15)

Net gain (loss), NAIC SAP	$(11,673)	$12,897

Statutory capital and surplus, State of New York basis	$81,222	$103,177
State prescribed practices (surplus) — Prepaid reinsurance — NYSID allowed under Circ Letter 11	(856)	(889)

Statutory capital and surplus, NAIC SAP	$80,366	$102,288

3.     INVESTMENTS

The carrying value, fair value and related unrealized gains and losses of the Company’s investments in bonds, preferred stocks and common stocks are summarized as:

	Carrying	Gross Unrealized		Fair
At December 31, 2020	Value	Gains	Losses	Value

U.S. government and agencies	$25,508	$5,327	$-	$30,835
State and political subdivisions	45,130	12,865	-	57,995
Foreign sovereign	1,000	148	-	1,148
Corporate securities	287,099	38,927	(1,491)	324,535
Residential mortgage-backed securities	38,816	4,600	(56)	43,360
Commercial mortgage-backed securities	54,892	6,992	(132)	61,752
Asset backed securities	92,381	6,915	(2,239)	97,057
Collateralized debt obligations	138,061	909	(9,222)	129,748

Total bonds	682,887	76,683	(13,140)	746,430

Preferred stocks	38,792	3,029	(109)	41,712
Common stocks	595	-	-	595

Total	$722,274	$79,712	$(13,249)	$788,737

	Carrying	Gross Unrealized		Fair
At December 31, 2019	Value	Gains	Losses	Value

U.S. government and agencies	$33,164	$3,417	$(175)	$36,406
State and political subdivisions	52,344	10,432	-	62,776
Foreign sovereign	3,192	89	-	3,281
Corporate securities	289,540	27,972	(1,091)	316,421
Residential mortgage-backed securities	58,868	3,907	(87)	62,688
Commercial mortgage-backed securities	66,192	5,212	(151)	71,253
Asset backed securities	104,232	6,073	(443)	109,862
Collateralized debt obligations	126,594	1,068	(3,321)	124,341

Total bonds	734,126	58,170	(5,268)	787,028

Preferred stocks	34,657	1,824	(26)	36,455

Total	$768,783	$59,994	$(5,294)	$823,483

At December 31, 2020 and 2019, bonds with an admitted asset value of $8,944 and $8,922, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

The following table shows gross unrealized losses and fair values of bonds and preferred stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2020	Value	Losses	Value	Losses	Value	Losses

Corporate securities	15,475	(747)	6,610	(744)	22,085	(1,491)
Residential mortgage-backed securities	389	(56)	-	-	389	(56)
Commercial mortgage-backed securities	2,950	(53)	125	(79)	3,075	(132)
Asset backed securities	29,143	(1,693)	1,899	(546)	31,042	(2,239)
Collateralized debt obligations	36,811	(1,693)	63,144	(7,529)	99,955	(9,222)

Total bonds	84,768	(4,242)	71,778	(8,898)	156,546	(13,140)

Preferred stocks	3,271	(103)	169	(6)	3,440	(109)

Total	$88,039	$(4,345)	$71,947	$(8,904)	$159,986	$(13,249)

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2019	Value	Losses	Value	Losses	Value	Losses

U.S. government and agencies	$398	$(2)	$1,826	$(173)	$2,224	$(175)
Corporate securities	9,979	(158)	17,645	(933)	27,624	(1,091)
Residential mortgage-backed securities	8,265	(40)	2	(47)	8,267	(87)
Commercial mortgage-backed securities	3,503	(100)	158	(51)	3,661	(151)
Asset backed securities	13,397	(128)	3,056	(315)	16,453	(443)
Collateralized debt obligations	44,290	(1,371)	40,728	(1,950)	85,018	(3,321)

Total bonds	79,832	(1,799)	63,415	(3,469)	143,247	(5,268)

Preferred stocks	3,538	(26)	-	-	3,538	(26)

Total	$83,370	$(1,825)	$63,415	$(3,469)	$146,785	$(5,294)

Management regularly reviews (at least quarterly) the value of the Company’s investments. If the value of any investment falls below its cost basis, the decline is analyzed to determine whether it is an other-than-temporary decline in value. To make this determination for each security, the following is considered:

●	The length of time and extent to which the fair value has been below its cost;

●	The financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential;

●	Management’s intent and ability to hold the security long enough for it to recover its value;

●	Valuation guidelines expressed in the applicable Statements of Statutory Accounting Principles;

●	Any downgrades of the security by a rating agency; and

●	Any reduction or elimination of dividends, or nonpayment of scheduled interest payments.

Based on that analysis, management makes a judgment as to whether the loss is other-than-temporary. If the loss is other-than-temporary, an impairment charge is recorded within net realized capital gains (losses) in the statements of operations—statutory-basis in the period the determination is made.

The Company recognized $622 and $0 of other-than-temporary impairments for the years ended December 31, 2020 and 2019, respectively.

A summary of the carrying value and fair value of the Company’s investments in bonds at December 31, 2020, by contractual maturity, is as follows:

	Carrying	Fair
	Value	Value

Years to maturity:
0–1 year	$3,710	$3,717
1–5 years	55,547	59,918
5–10 years	57,382	66,327
10–20 years	73,895	91,002
over 20 years	168,203	193,549
Residential Mortgage-Backed Securities	38,816	43,360
Commercial Mortgage-Backed Securities	54,892	61,752
Asset-backed securities	92,381	97,057
Collateralized debt obligations	138,061	129,748

Total	$682,887	$746,430

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Mortgage Loans on Real Estate—The Company’s Commercial Mortgage Loan (CML) portfolio is collateralized by a variety of commercial real estate property types located across the United States. The geographic distribution of the CML portfolio as of December 31, 2020, is shown below. No other state represented more than 5% of the portfolio.

Percentage of Loan Portfolio Carrying Value	% of Total

Texas	63.2%
South Carolina	18.9%
North Carolina	17.9%

The types of properties collateralizing the CMLs as of December 31, 2020, are as follows:

Percentage of Loan Portfolio Carrying Value	% of Total

Industrial	49.8%
Retail	18.9
Multi-family	17.9
Lodging	13.4

Total	100.0%

The maximum percentage of any one loan to the value of security at December 31, 2020, exclusive of insured, guaranteed, or purchase money mortgages, was 62.5%.

The contractual maturities of the CML portfolio as of December 31, 2020, are as follows:

Carrying
	Value	Percent

2021	$-	-%
2022	-	-
2023	-	-
2024	-	-
2025	-	-
Thereafter	15,363	100.0

Total	$15,363	100.0%

One new commercial mortgage loan was originated in 2020 with an average interest rate for the period of 3.78%. Fire insurance is required on all properties covered by mortgage loans at least equal to the excess of the loan over maximum loan which would be permitted by law on the land without the buildings. The Company’s recorded investment in mortgage loans totaled $15,363 and $12,988 as of December 31, 2020 and 2019, respectively, and consisted entirely of loans classified as “mortgage loans on real estate”. No interest rates were reduced on outstanding mortgage loans during 2020 and 2019. During 2020 and 2019, the Company incurred no impairments on mortgage loans.

The Company’s CML portfolio has been classified based on NAIC commercial mortgage loan ratings which are calculated based on loan-to-value and debt service coverage. The rating system classifies loans into the following categories: CM1, CM2, CM3, CM4, CM5, CM6 and CM7 with those rated CM1 having the highest ratings. Commercial mortgage loans rated CM1 though CM5 are performing.

Commercial mortgage loans rated CM6 and CM7 are not performing. Classification of the Company’s mortgage loan portfolio as of December 31, 2020 is shown in the table below:

Carrying
Value

CM1—Very good	$4,965
CM2—Good	-
CM3—Acceptable	10,398
CM4—Potential weakness	-
CM5—Severe weakness	-
CM6—90+ days delinquent	-
CM7—In process of foreclosure	-

Total mortgage loans on real estate	$15,363

Separately from the above designations, at least annually, the Company’s management evaluates various metrics of each loan, including, but not limited to, payment history, loan to value, debt service coverage, vacancy, and location. The portfolio is also reviewed for other-than-temporary impairments quarterly.

At December 31, 2020, the Company’s mortgage loan balances are classified as current.

Net Investment Income—Major categories of the Company’s net investment income are summarized as follows:

	Year Ended December 31
	2020	2019

Income:
Bonds	$34,742	$39,793
Preferred stocks	2,214	2,287
Commercial mortgage loans	517	84
Policy loans	1,021	1,075
Other invested assets	6,168	2,038
Short-term investments and cash	90	447

Total investment income	44,752	45,724

Expenses:
Investment expenses	2,217	2,134
Interest on funds held under reinsurance treaties	318	155

Total investment expenses	2,535	2,289

Net investment income	$42,217	$43,435

Proceeds and Realized Gains and Losses—The proceeds from sales, maturities, and transfers of investments in bonds, common stocks, preferred stocks, and mortgage loans, and the related capital gains and losses are as follows:

Proceeds	2020	2019

Bonds:

Proceeds from sales	$141,333	$166,956

Proceeds from dispositions other than sales	17,094	22,758

Total proceeds	$158,427	$189,714

Stocks:

Proceeds from sales	$13,882	$11,452

Proceeds from dispositions other than sales	2,346	5,947

Total proceeds	$16,228	$17,399

Mortgage loans on real estate:

Proceeds from sales	$-	$-

Proceeds from dispositions other than sales	525	25

Total proceeds	$525	$25

Realized gains and losses

Bonds:

Gross realized capital gains on sales	$5,382	$4,072

Gross realized capital losses on sales	(1,209)	(1,008)

Net realized capital gains (losses) on sales	4,173	3,064

Impairments on bonds	(599)	-

Total bonds	3,574	3,064

Preferred stocks—Gross realized capital gains (losses) on sales	670	176

Other invested assets:

Gross realized capital gains (losses) on sales	4	94

Impairments on other invested assets	(23)	-

Total other invested assets	(19)	94

Realized capital gains (losses) before federal income taxes and transfer to IMR	4,225	3,334

Amount transferred to IMR	(3,809)	(2,655)

Federal income tax expense	(1,262)	(947)

Net realized capital gains (losses)	$(846)	$(268)

Credit Risk Concentration—The Company had investments in two corporate entities that exceeded 10% of capital and surplus at December 31, 2020.

4.	FAIR VALUES

The following methods and assumptions were used by the Company in estimating the fair value of financial instruments in the statutory-basis financial statements and notes thereto:

Cash, Cash Equivalents, and Short-Term Investments—The carrying amounts reported in the balance sheets—statutory-basis for these financial instruments approximate their fair values.

Investment Securities—Fair values for investment securities are based on market prices, or in the absence of published unit prices, or when amortized cost is used as the unit price, quoted market prices by other third-party organizations, where available. In some cases, such as private placements and certain mortgage-backed and asset backed securities, fair values are based on discounted expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Mortgage Loans on Real Estate—Fair values were determined by discounting expected cash flows based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics were aggregated in the calculations.

Other Invested Assets—Other invested assets are comprised of private equity interests and limited partnerships. The carrying amounts represent the Company’s share of the entity’s underlying equity and approximate their fair values. Limited partnership interests are determined by the net asset values of the Company’s ownership interest as provided in the financial statements of the investees.

Policy Loans—Policy loans typically carry an interest rate that is tied to the crediting rate applied to the related policy, and contract reserves, which approximates fair value.

Annuities-Deferred and Without Life Contingencies—Fair values for the Company’s annuities-deferred and without life contingencies are estimated using discounted cash flow calculations using interest rates equal to the risk-free rate plus a credit spread based on the Company’s credit rating.

The fair values of the Company’s liabilities for insurance contracts other than annuities-deferred and without life contingencies are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company’s overall management of interest rate risk, such that the Company’s exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. These fair value estimates are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in some cases, could not be realized in the immediate settlement of the instruments. Certain financial liabilities (including noninvestment-type insurance contracts) and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented below do not represent the underlying value of the Company’s liability.

The following table presents the carrying values and fair values of the Company’s financial instruments:

	December 31
	2020		2019
	Carrying	Fair	Carrying	Fair
Assets/Liabilities	Value	Value	Value	Value

Financial assets:
Bonds	$682,887	$746,430	$734,126	$787,028
Preferred stocks	38,792	41,712	34,657	36,455
Common stocks	595	595	-	-
Cash, cash equivalents and short term investments	15,886	15,886	13,790	13,790
Commercial mortgage loans	15,363	16,012	12,988	13,156
Policy loans	11,676	11,676	12,261	12,261
Other invested assets*	21,916	27,534	19,854	21,813
Separate account assets	964	964	749	749

Financial liabilities:
Annuities–deferred and without life contingencies	$521,900	$735,855	$527,237	$646,124
Separate account liabilities	964	964	749	749

* Excludes limited partnership investments of $59,421 and $27,386 accounted for under the equity method

The Company determines the fair value of its financial instruments based on the fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The valuation methodologies used to determine the fair values of assets and liabilities reflect market-participant assumptions and prioritize observable market inputs over unobservable inputs. The Company determines the fair values of certain financial assets and financial liabilities based on quoted market prices, where available. The Company also determines certain fair values based on future cash flows discounted at the appropriate current market rate. Fair values reflect adjustments for counterparty credit quality, the Company’s credit standing, liquidity and, where appropriate, risk margins.

The Company has categorized its financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three-level hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument.

Fair value of financial assets and liabilities are categorized as follows:

Level 1—Unadjusted quoted prices for identical assets or liabilities in an active market. The types of financial investments included in Level 1 are listed equities, money market funds, U.S. Treasury Securities and non-interest-bearing cash.

Level 2—Pricing inputs other than quoted prices in active markets which are either directly or indirectly observable as of the reporting date, and fair value determined through the use of models or other valuation methods. Such inputs may include benchmarking prices for similar assets in active, liquid markets, quoted prices in markets that are not active and observable yields and spreads in the market. Level 2 valuations may be obtained from independent sources for identical or comparable assets or through the use of valuation methodologies using observable market-corroborated inputs. Prices from third party pricing services are validated through analytical reviews. Financial instruments in this category include publicly traded issues such as U.S. and foreign corporate securities, and residential and commercial mortgage backed securities, among others.

Level 3—Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability. Market standard techniques for determining the estimated fair value of certain securities that trade infrequently may rely on inputs that are not observable in the market or cannot be derived from or corroborated by market observable data. Prices are determined using valuation methodologies such as discounted cash flow models and other techniques. Management believes these inputs are consistent with what other market participants would use when pricing similar assets.

The Company has a limited number of assets and liabilities that are measured and reported at fair value in the balance sheets—statutory-basis.

The Company owns a limited number of corporate bonds, preferred stocks and hybrid securities that are in or near default and as such are rated 6 by the NAIC. These securities are required to be reported at the lower of fair value or amortized cost. The fair values of these publicly-traded securities are based on quoted market prices from widely used pricing sources such as ICE Data Services\IDC (Interactive Data Corp) or Refinitiv (formerly known as Reuters\EJV), and also may be obtained from independent third-party dealers. These securities fall within Level 2 of the fair value hierarchy.

The carrying value and fair value of the Company’s financial instruments as of December 31, 2020 and 2019 were as follows:

	Carrying	Fair
December 31, 2020	Value	Value	Level 1	Level 2	Level 3

U.S. government and agencies	$25,508	$30,835	$10,370	$20,465	$-
State and political subdivisions	45,130	57,995	-	52,180	5,815
Foreign sovereign	1,000	1,148	-	1,148	-
Corporate securities	287,099	324,535	-	294,225	30,310
Residential mortgage-backed securities	38,816	43,360	-	43,360	-
Commercial mortgage-backed securities	54,892	61,752	-	61,752	-
Asset backed securities	92,381	97,057	-	73,232	23,825
Collateralized debt obligations	138,061	129,748	-	118,982	10,766

Total bonds	682,887	746,430	10,370	665,344	70,716

Preferred stocks	38,792	41,712	-	41,712	-
Common stock	595	595	-	-	595
Cash, cash equivalents, and short-term investments	15,886	15,886	15,886	-	-
Other invested assets*	21,916	27,534	-	16,342	11,192
Commercial mortgage loans	15,363	16,012	-	-	16,012
Policy loans	11,676	11,676	-	-	11,676
Separate accounts	964	964	-	964	-

Total financial assets	$788,079	$860,809	$26,256	$724,362	$110,191

Financial liabilities—annuities-deferred and without life contingencies	$521,900	$735,855	$-	$-	$735,855
Separate accounts	964	964	-	964	-

Total financial liabilities	$522,864	$736,819	$-	$964	$735,855

* Excludes limited partnership investments of $59,421 accounted for under the equity method.

	Carrying	Fair
December 31, 2019	Value	Value	Level 1	Level 2	Level 3

U.S. government and agencies	$33,164	$36,406	$10,076	$26,330	$-
State and political subdivisions	52,344	62,776	-	57,017	5,759
Foreign sovereign	3,192	3,281	-	3,281	-
Corporate securities	289,540	316,421	-	291,373	25,048
Residential mortgage-backed securities	58,868	62,688	-	62,688	-
Commercial mortgage-backed securities	66,192	71,253	-	71,253	-
Asset backed securities	104,232	109,862	-	87,831	22,031
Collateralized debt obligations	126,594	124,341	-	113,692	10,649

Total bonds	734,126	787,028	10,076	713,465	63,487

Preferred stocks	34,657	36,455	-	36,455	-
Cash, cash equivalents, and short-term investments	13,790	13,790	13,790	-	-
Other invested assets*	19,854	21,813	-	4,070	17,743
Commercial mortgage loans	12,988	13,156	-	-	13,156
Policy loans	12,261	12,261	-	-	12,261
Separate accounts	749	749	-	749	-

Total financial assets	$828,425	$885,252	$23,866	$754,739	$106,647

Financial liabilities—annuities-deferred and without life contingencies	$527,237	$646,124	$-	$-	$646,124
Separate accounts	749	749	-	749	-

Total financial liabilities	$527,986	$646,873	$-	$749	$646,124

* Excludes limited partnership investments of $27,386 accounted for under the equity method.

We obtain our Level 3 fair value measurements from independent, third-party pricing sources. We do not develop the significant inputs used to measure the fair value of these assets, and the information regarding the significant inputs is not readily available to us. Independent broker-quoted fair values are nonbinding quotes developed by market makers or broker-dealers obtained from third-party sources recognized as market participants. The fair value of a broker-quoted asset is based solely on the receipt of an updated quote from a single market maker or a broker-dealer recognized as a market participant as we do not adjust broker quotes when used as the fair value measurement for an asset or liability.

5.	REINSURANCE

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. Reinsurance assumed is not significant. The ceded reinsurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within its capital resources.

The Company has various reinsurance agreements with non-affiliated third parties that enable it to limit the amount of exposure to any single insured. The per life exposure retained by the Company ranges up to $1,500.

The effect of reinsurance on life and accident and health premiums written and earned for the years ended December 31, 2020 and 2019, are as follows:

	Written and Earned
	2020	2019

Direct premiums	$44,629	$45,132
Assumed premiums	958	919
Ceded premiums:
Affiliates	(14,780)	(15,428)
Non-affiliates	(20,229)	(19,648)

Net premiums	$10,578	$10,975

The Company’s ceded reinsurance arrangements reduced certain other items in the statutory-basis financial statements by the following amounts:

	2020	2019

Benefits paid or provided:
Affiliates	$50,924	$42,832
Nonaffiliates	28,995	18,576

Total benefits paid or provided	$79,919	$61,408

Policy and contract liabilities:
Affiliates	$7,210	$13,777
Nonaffiliates	6,447	3,782

Total policy and contract liabilities	$13,657	$17,559

The inforce as of December 31, 2020 and 2019 is reduced by reinsurance arrangements ceded as follows:

	2020	2019

Inforce:
Affiliates	$2,401,757	$2,588,605
Nonaffiliates	4,259,001	4,672,084

Total inforce	$6,660,758	$7,260,689

Reinsurance treaties do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Consequently, allowances would be established for amounts deemed uncollectible. At December 31, 2020 and 2019, no allowances were deemed necessary. The Company regularly evaluates the financial condition of its reinsurers. The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement.

6.	FEDERAL INCOME TAXES

WRAC, along with its life insurance subsidiaries, files a consolidated federal income tax return. Companies included in the consolidated return are as follows:

●	Wilton Reassurance Company
●	Wilton Reassurance Life Company of New York
●	Texas Life Insurance Company
●	Wilcac Life Insurance Company
●	Redding Reassurance Company 3, LLC

The method of allocation among the companies is subject to a written agreement approved by the Board of Directors. Allocation is based upon the separate return calculations with credit for net losses granted when utilized on a separate company basis or in consolidation.

Inter-company tax balances may be settled quarterly as the Company makes payments to, or receives payments from, WRAC for the amount the Company would have paid to, or received from, the Internal Revenue Service (IRS) had it not been a member of the consolidated tax group. The separate company provisions and payments are computed using the tax elections made by WRAC.

Pursuant to NY Circular Letter No. 1979-33 (December 20, 1979), in order to help assure the Company’s enforceable right to recoup federal income taxes in the event of future net losses, the Department has required that an escrow account consisting of assets eligible as an investment for the Company be established and maintained by its parent in an amount equal to the excess of the amount paid by the domestic insurer to the parent for federal income taxes over the actual payment made by the parent to the IRS. Escrow assets may be released to WRAC from the escrow account at such time as the permissible period for loss carrybacks has elapsed. The Company and WRAC established the required escrow agreement effective October 1, 2007. The escrow balance was $330 and $330 at December 31, 2020 and 2019, respectively.

The components of the net deferred tax assets (liabilities) at December 31 are as follows:

	2020			2019
	Ordinary	Capital	Total	Ordinary	Capital	Total

Gross deferred tax assets	$23,168	$3,378	$26,546	$18,333	$3,361	$21,694
Statutory valuation allowance	-	-	-	-	-	-

Adjusted gross deferred tax assets	23,168	3,378	26,546	18,333	3,361	21,694

Deferred tax assets nonadmitted	10,068	3,378	13,446	6,746	3,361	10,107

Subtotal net admitted deferred tax assets	13,100	-	13,100	11,587	-	11,587

Deferred tax liabilities	7,734	-	7,734	6,568	-	6,568

Net deferred tax assets (liabilities)	$5,366	$-	$5,366	$5,019	$-	$5,019

	Change During 2020
	Ordinary	Capital	Total

Gross deferred tax assets	$4,835	$17	$4,852
Statutory valuation allowance	-	-	-

Adjusted gross deferred tax assets	4,835	17	4,852

Deferred tax assets nonadmitted	3,322	17	3,339

Subtotal net admitted deferred tax assets	1,513	-	1,513

Deferred tax liabilities	1,166	-	1,166

Net deferred tax assets (liabilities)	$347	$-	$347

The amount of adjusted gross deferred tax assets admitted under SSAP No. 101 is as follows:

	2020			2019
	Ordinary	Capital	Total	Ordinary	Capital	Total

(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-	$-	$-	$-
(b) Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from	-	-	-	-	-	-
(a) above) after application of the threshold limitation	5,366	-	5,366	5,019	-	5,019
i. Adjusted gross deferred tax assets expected to be realized following balance sheet date	5,366	-	5,366	5,019	-	5,019
ii. Adjusted gross tax assets allowed per limitation threshold	-	-	11,378	-	-	14,724
(c) Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	7,734	-	7,734	6,568	-	6,568

Deferred tax assets admitted as the result of application of SSAP 101 (Total (a)+(b)+(c))	$13,100	$-	$13,100	$11,587	$-	$11,587

	Change During 2020
	Ordinary	Capital	Total

a. Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-

b. Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from
(a) above) after application of the threshold limitation	347	-	347
i. Adjusted gross deferred tax assets expected to be realized following balance sheet date	-	-	-
ii. Adjusted gross tax assets allowed per limitation threshold	XXX	XXX	3,346
c. Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	1,166	-	1,166

d. Deferred tax assets admitted as the result of application of SSAP 101 (Total (a)+(b)+(c))	$1,513	$-	$1,513

Other admissibility criteria are as follows:

Description	2020	2019

Ratio percentage used to determine recovery period and threshold limitation amount	492.0%	760.8%

Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in 2(b) above	$75,856	$98,158

The Company’s tax planning strategies do not include the use of reinsurance.

The Company does not currently employ tax planning strategies to recognize the admission of deferred tax assets.

There are no temporary differences for which a deferred tax liability has not been established.

Current income taxes incurred consist of the following:

	2020	2019

Current income tax (benefit) expense	$(551)	$3,388
Return to provision true-up	(95)	174

Current income tax (benefit) expense incurred from operations	(646)	3,562

Current income tax (benefit) expense on realized gains and losses	1,262	947

Total current income tax (benefit) expense	$616	$4,509

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

	2020	2019	Change	Character

Deferred tax assets:
Insurance reserves	$14,130	$10,388	$3,742	Ordinary
Deferred acquisition costs	6,361	5,350	1,011	Ordinary
Unamortized purchase costs	39	92	(53)	Ordinary
Deferred capital losses	3,378	3,361	17	Capital
Other	2,638	2,503	135	Ordinary

Total deferred tax assets	26,546	21,694	4,852

Non-admitted deferred tax assets	13,446	10,107	3,339

Admitted deferred tax assets	13,100	11,587	1,513

Deferred tax liabilities:
Premium receivable	579	408	171	Ordinary
Nonaccrual of market discount	7,155	6,160	995	Ordinary

Total deferred tax liabilities	7,734	6,568	1,166

Net admitted deferred tax asset	$5,366	$5,019	$347

The change in net deferred income taxes including the tax effect of unrealized gains consists of the following:

	2020	2019	Change

Total deferred tax assets	$26,546	$21,694	$4,852
Total deferred tax liabilities	7,734	6,568	1,166

Net deferred tax asset	$18,812	$15,126	3,686

Tax effect on unrealized gains			357

Change in net deferred income tax			$4,043

The total statutory income tax is different from that which would be obtained by applying the statutory Federal income tax rate of 21% to income before income taxes. Significant items causing these differences are as follows:

	Year Ended December 31
	2020	2019

Provisions computed at statutory rate	$(2,329)	$3,658
IMR	421	188
Return to provision adjustment	24	11
Reserve valuation	(1,240)	-
Other	(303)	(345)

Total	$(3,427)	$3,512

Federal income tax incurred	$616	$4,509
Change in net deferred income taxes	(4,043)	(997)

At December 31, 2020, the Company has no operating or capital loss carryforwards.

On March 27, 2020, H.R. 748, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into legislation which includes tax provisions relevant to businesses that during 2020 will impact taxes related to 2017, 2018 and 2019. Some of the significant changes are allowing the five-year carryback of net operating losses generated in 2018-2020 and the suspension of the 80% limitation of taxable income for net operating loss carryforwards for 2018-2020.

The aggregate amount of deposits reported as admitted assets under Section 6603 of the IRS Code was $0 as of December 31, 2020 and 2019.

The 2017–2020 tax years are open and subject to examination by the IRS.

7.	CAPITAL AND SURPLUS

Life/health insurance companies are subject to certain Risk-Based Capital (RBC) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life/health insurance company is to be determined based on the various risk factors related to it. At December 31, 2020 and 2019, the Company exceeded the RBC requirements.

WRNY is subject to statutory regulations of the State of New York. Under these regulations, the maximum amount of dividends which can be paid by a company to shareholders in any twelve month period without prior approval of the New York Department of Financial Services is restricted to the greater of 10% of surplus to policyholders as of the immediately preceding calendar year or net income less realized gains of the preceding year, which may be further limited. WRNY can pay dividends of $7,173 in 2021 without prior regulatory approval.

The Company paid dividends to its stockholder of $0 and $10,005 in 2020 and 2019, respectively.

8.	RELATED-PARTY TRANSACTIONS

Through the Services Agreement, Wilton Re Services provides certain accounting, actuarial and administrative services to the Company. Expenses incurred relating to this agreement amounted to $1,600 and $1,095 for the years ended December 31, 2020 and 2019, respectively.

The Company reported amounts payable to its affiliate, Wilton Re Services, of $539 and $404 at December 31, 2020 and 2019, respectively.

Under the Services Agreement, the Company incurs charges related to employee compensation which includes a Long-Term Incentive Program (LTIP). A vesting period of three years applies after which final unit values are determined based on actual performance. The Company has been allocated a share of the expense with the LTIP payable carried as a component of accounts payable and general expenses due and accrued. Once the vesting period is complete and the LTIP awards are paid, the Company’s LTIP payable will be settled with Wilton Re Services. At December 31, 2020 and 2019, included within accounts payable and general expenses due and accrued in the balance sheets—statutory-basis, is the Company’s payable of $10,958 and $10,791, respectively, resulting in incurred expenses of $6,296 and $5,050 for the years ended 2020 and 2019, respectively. On April 17, 2020, the Company settled $6,129 with Wilton Re Services related to vested LTIP awards.

9.	COMMITMENTS AND CONTINGENCIES

Funding of Investments—The Company’s commitments to limited partnerships as of December 31, 2020, are presented in the following table:

	2020
	Commitment	Unfunded

Limited partnerships	$187,550	$133,998

The Company anticipates that the majority of its current limited partnership commitments will be invested over the next five years; however, these commitments could become due any time at the request of the counterparties.

Legal Proceedings—In the normal course of business, the Company is occasionally involved in litigation, principally from claims made under insurance policies and contracts. The ultimate disposition of such litigation is not expected to have a material adverse effect on the Company’s financial condition, liquidity or results of operations.

10. RESERVES

The Company’s annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions at December 31, 2020 and 2019, are summarized as follows:

	2020		2019
A. Individual Annuities	Amount	Percent	Amount	Percent

Subject to discretionary withdrawal:
With fair value adjustment	$4,392	0.8%	$4,292	0.8%
At book value less current surrender charge of 5% or more	-	0.0	-	0.0
At fair value	242	0.0	194	0.0

Total with adjustment or at market value	4,634	0.8	4,486	0.8

At book value without adjustment
(minimum or no charge or adjustment)	507,370	95.0	512,606	95.9
Not subject to discretionary withdrawal	22,157	4.2	17,417	3.3

Total annuity reserves and deposit fund liabilities—before reinsurance	534,161	100.0%	534,509	100.0%

Less reinsurance ceded	2,532		2,625

Net annuity reserves and deposit fund liabilities	$531,629		$531,884

	2020		2019
B. Group Annuities	Amount	Percent	Amount	Percent

Subject to discretionary withdrawal:
With fair value adjustment	$-	0.0%	$-	0.0%
At book value less current surrender charge of 5% or more	-	0.0	-	0.0
At fair value	-	0.0	-	0.0

Total with adjustment or at market value	-	0.0	-	0.0

At book value without adjustment
(minimum or no charge or adjustment)	450	100.0	471	100.0
Not subject to discretionary withdrawal	-	0.0	-	0.0

Total annuity reserves and deposit fund liabilities—before reinsurance	450	100.0%	471	100.0%

Less reinsurance ceded	-		-

Net annuity reserves and deposit fund liabilities	$450		$471

	2020		2019
C. Deposit—Type Contracts (No Life Contingencies)	Amount	Percent	Amount	Percent

Subject to discretionary withdrawal:
With fair value adjustment	$-	0.0%	$-	0.0%
At book value less current surrender charge of 5% or more	-	0.0	-	0.0
At fair value	-	0.0	-	0.0

Total with adjustment or at market value	-	0.0	-	0.0

At book value without adjustment (minimum or no charge or adjustment)	-	0.0	-	0.0
Not subject to discretionary withdrawal	11,685	100.0	11,327	100.0

Total annuity reserves and deposit fund liabilities—before reinsurance	11,685	100.0%	11,327	100.0%

Less reinsurance ceded	1,140		1,256

Net annuity reserves and deposit fund liabilities	$10,545		$10,071

Of the total net annuity reserves and deposit fund liabilities of $542,624 and $542,426 at December 31, 2020 and 2019, respectively, $542,383 and $542,232 is included in the general account and $242 and $194 is included in the separate account, respectively.

The Company’s life reserves that are subject to discretionary withdrawal, surrender values, or policy loans and not subject to discretionary withdrawal or no cash value provisions at December 31, 2020 and 2019, are summarized as follows:

	2020			2019

A. General Account	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

(1) Subject to discretionary withdrawal, surrender value, or policy loans:
a. Term Policies with Cash Value	$-	$20,462	$36,397	$-	$21,380	$37,720
b. Universal Life	293,555	291,244	300,779	304,084	300,958	312,700
c. Universal Life with Secondary Guarantees	40,016	37,376	46,326	40,194	36,484	46,131
d. Indexed Universal Life	-	-	-	-	-	-
e. Indexed Universal Life with Secondary Guarantees	-	-	-	-	-	-
f. Indexed Life	-	-	-	-	-	-
g. Other Permanent Cash Value Life Insurance	-	7,650	9,954	-	7,898	10,463
h. Variable Life	-	-	-	-	-	-
i. Variable Universal Life	-	-	-	-	-	-
j. Miscellaneous Reserves	-	-	-	-	-	-
(2) Not subject to discretionary withdrawal or no cash values:
a. Term policies without Cash Value	XXX	XXX	52,653	XXX	XXX	72,536
b. Accidental Death Benefits	XXX	XXX	40	XXX	XXX	39
c. Disability—Active Lives	XXX	XXX	2,548	XXX	XXX	2,943
d. Disability—Disabled Lives	XXX	XXX	6,392	XXX	XXX	6,208
e. Miscellaneous Reserves	XXX	XXX	164,898	XXX	XXX	153,284

(3) Total (gross: direct + assumed)	333,571	356,732	619,987	344,278	366,719	642,023

(4) Reinsurance ceded	240,064	245,822	431,773	247,591	254,251	465,765

(5) Total (net) (3) - (4)	$93,507	$110,910	$188,214	$96,687	$112,468	$176,258

	2020			2019

B. Separate Account Guaranteed	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

(1) Subject to discretionary withdrawal, surrender value, or policy loans:
a. Term Policies with Cash Value	$-	$-	$-	$-	$-	$-
b. Universal Life	-	-	-	-	-	-
c. Universal Life with Secondary Guarantees	-	-	-	-	-	-
d. Indexed Universal Life	-	-	-	-	-	-
e. Indexed Universal Life with Secondary Guarantees	-	-	-	-	-	-
f. Indexed Life	-	-	-	-	-	-
g. Other Permanent Cash Value Life Insurance	-	-	-	-	-	-
h. Variable Life	-	-	-	-	-	-
i. Variable Universal Life	-	-	-	-	-	-
j. Miscellaneous Reserves	-	-	-	-	-	-
(2) Not subject to discretionary withdrawal or no cash values:
a. Term policies without Cash Value	XXX	XXX	-	XXX	XXX	-
b. Accidental Death Benefits	XXX	XXX	-	XXX	XXX	-
c. Disability—Active Lives	XXX	XXX	-	XXX	XXX	-
d. Disability—Disabled Lives	XXX	XXX	-	XXX	XXX	-
e. Miscellaneous Reserves	XXX	XXX	-	XXX	XXX	-

(3) Total (gross: direct + assumed)	-	-	-	-	-	-

(4) Reinsurance ceded	-	-	-	-	-	-

(5) Total (net) (3) - (4)	$-	$-	$-	$-	$-	$-

	2020			2019

C. Separate Account Nonguaranteed	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

(1) Subject to discretionary withdrawal, surrender value, or policy loans:
a. Term Policies with Cash Value	$-	$-	$-	$-	$-	$-
b. Universal Life	-	-	-	-	-	-
c. Universal Life with Secondary Guarantees	-	-	-	-	-	-
d. Indexed Universal Life	-	-	-	-	-	-
e. Indexed Universal Life with Secondary Guarantees	-	-	-	-	-	-
f. Indexed Life	-	-	-	-	-	-
g. Other Permanent Cash Value Life Insurance	-	-	-	-	-	-
h. Variable Life	-	-	-	-	-	-
i. Variable Universal Life	607	607	607	490	490	490
j. Miscellaneous Reserves	-	-	-	-	-	-
(2) Not subject to discretionary withdrawal or no cash values:
a. Term policies without Cash Value	XXX	XXX	-	XXX	XXX	-
b. Accidental Death Benefits	XXX	XXX	-	XXX	XXX	-
c. Disability—Active Lives	XXX	XXX	-	XXX	XXX	-
d. Disability—Disabled Lives	XXX	XXX	-	XXX	XXX	-
e. Miscellaneous Reserves	XXX	XXX	-	XXX	XXX	-

(3) Total (gross: direct + assumed)	607	607	607	490	490	490

(4) Reinsurance ceded	-	-	-	-	-	-

(5) Total (net) (3) - (4)	$607	$607	$607	$490	$490	$490

11. PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums and annuity considerations at December 31 are as follows:

	2020		2019
		Net of		Net of
	Gross	Loading	Gross	Loading

Ordinary renewal	$1,493	$1,493	$1,569	$1,569

12. SUBSEQUENT EVENTS

There have been no events occurring subsequent to the close of the books or accounts that would have a material effect on the financial condition of the Company. Subsequent events have been considered through April 12, 2021, the date the statutory-basis financial statements were available to be issued.

*  *  *  *  *  *

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

BALANCE SHEETS—STATUTORY-BASIS

AS OF DECEMBER 31, 2019 AND 2018

(Amounts in thousands of US Dollars, except share amounts)

	2019	2018

ADMITTED ASSETS

Cash and Invested Assets:
Bonds	$734,126	$756,902
Preferred stocks	34,657	33,913
Mortgage loans on real estate	12,988	-
Cash, cash equivalents, and short-term investments	13,790	36,482
Policy loans	12,261	12,830
Other invested assets	47,240	18,448

Total cash and invested assets	855,062	858,575

Accrued investment income	6,033	5,941
Deferred and uncollected life premiums—net of loading of $0 and $0 at December 31, 2019 and 2018, respectively	1,569	1,592
Reinsurance recoverable	1,864	2,231
Net deferred tax asset	5,019	3,968
Other assets	1,601	2,424
Separate account assets	749	619

Total admitted assets	$871,897	$875,350

LIABILITIES AND CAPITAL AND SURPLUS

Liabilities:
Policy and contract liabilities:
Life, annuity and accident & health reserves	$708,439	$724,073
Policy and contract claims	7,950	6,975
Policyholders’ funds	10,072	10,909

Total policy and contract liabilities	726,461	741,957

Other amounts payable on reinsurance	260	342
Interest maintenance reserve	8,587	7,690
Commissions and expense allowances on reinsurance assumed	(104)	(125)
Accounts payable and general expenses due and accrued	11,559	6,547
Current federal income taxes	1,462	1,236
Amounts withheld or retained by company as agent or trustee	609	593
Remittances not allocated	(29)	1,016
Asset valuation reserve	8,742	7,105
Reinsurance in unauthorized and certified companies	2,086	2,907
Funds held under reinsurance treaties	3,141	3,181
Payable to parent and affiliates	404	339
Payable for securities	3,463	-
Other liabilities	1,330	1,895
Separate account liabilities	749	619

Total liabilities	768,720	775,302

Captial and Surplus:
Common stock, $4.55 par value—authorized, 1,100,000 shares; issued and outstanding, 550,000 shares	2,503	2,503
Paid-in surplus	71,546	71,546
Unassigned surplus	29,128	25,999

Total capital and surplus	103,177	100,048

Total liabilites and capital and surplus	$871,897	$875,350

See accompanying notes to financial statements—statutory-basis.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATEMENTS OF OPERATIONS—STATUTORY-BASIS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Amounts in thousands of US Dollars)

	2019	2018

PREMIUMS AND OTHER REVENUES:
Life and annuity premiums	$10,975	$12,182
Consideration for supplementary contracts with life contingencies	409	1,024
Net investment income	43,435	41,541
Amortization of interest maintenance reserve	1,759	1,762
Commissions and expense allowances on reinsurance ceded	1,218	273
Other revenues—net	(555)	(339)

Total premiums and other revenues	57,241	56,443

BENEFITS PAID OR PROVIDED:
Death benefits	9,181	10,525
Annuity benefits	7,734	9,645
Surrender benefits and withdrawals	26,219	27,279
Payments on supplementary contracts with life contingencies	1,322	1,326
Interest and adjustments on contract or deposit-type contract funds	(104)	(1,422)
Increase in life, annuity and accident & health reserves	(15,634)	(11,151)
Other benefits	602	126

Total benefits paid or provided	29,320	36,328

INSURANCE EXPENSES AND OTHER:
Commissions and expense allowances	628	(265)
General insurance expenses	9,226	6,298
Insurance taxes, licenses, and fees	1,717	1,229
Net transfer to or (from) separate accounts	(71)	14
Other	(321)	(5)

Total insurance expenses and other	11,179	7,271

GAIN (LOSS) FROM OPERATIONS BEFORE FEDERAL INCOME TAXES AND NET REALIZED CAPITAL LOSSES	16,742	12,844

FEDERAL INCOME TAXES	3,562	3,916

GAIN (LOSS) FROM OPERATIONS BEFORE NET REALIZED CAPITAL LOSSES	13,180	8,928

NET REALIZED CAPITAL LOSSES	(268)	(225)

NET GAIN (LOSS)	$12,912	$8,703

See accompanying notes to financial statements—statutory-basis.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS—STATUTORY-BASIS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(amounts in thousands of US Dollars)

			Unassigned	Total
	Common	Paid-In	Surplus	Capital and
	Stock	Surplus	(Deficit)	Surplus

BALANCES—DECEMBER 31, 2017	2,503	$71,546	$11,469	$85,518

Net gain	-	-	8,703	8,703

Change in unrealized capital gains, less capital gains tax of $(48)	-	-	(179)	(179)

Change in net deferred income tax	-	-	1,910	1,910

Change in nonadmitted assets	-	-	(35)	(35)

Change in liability for reinsurance in unauthorized and certified companies	-	-	13,624	13,624

Change in asset valuation reserve	-	-	(959)	(959)

Dividend to stockholder	-	-	(8,535)	(8,535)

BALANCES—DECEMBER 31, 2018	2,503	71,546	25,999	100,048

Net gain	-	-	12,912	12,912

Change in unrealized capital gains, less capital gains tax of $137	-	-	517	517

Change in net deferred income tax	-	-	997	997

Change in nonadmitted assets	-	-	(475)	(475)

Change in liability for reinsurance in unauthorized and certified companies	-	-	820	820

Change in asset valuation reserve	-	-	(1,637)	(1,637)

Dividend to stockholder	-	-	(10,005)	(10,005)

BALANCES—DECEMBER 31, 2019	2,503	$71,546	$29,128	$103,177

See accompanying notes to financial statements—statutory-basis.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATEMENTS OF CASH FLOW—STATUTORY-BASIS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(amounts in thousands of US Dollars)

	2019	2018

OPERATIONS:
Premiums collected net of reinsurance	$11,408	$12,996
Net investment income received	41,660	39,685
Miscellaneous income	1,642	14,268
Benefits and losses paid	(45,303)	(50,341)
Net transfers from separate accounts	71	(14)
Commissions and expenses paid	(5,848)	(4,175)
Federal income taxes received (paid)	(4,282)	(7,284)

Net cash provided by (used in) operations	(652)	5,135

INVESTMENT ACTIVITIES:
Proceeds from sales, maturities, or repayments of investments:
Bonds	189,714	305,628
Stocks	17,399	6,108
Mortgage loans on real estate	25	-
Other invested assets	2,946	475
Miscellaneous proceeds	3,703	-

Total investment proceeds	213,787	312,211

Cost of investments acquired:
Bonds	162,035	266,214
Stocks	17,926	28,796
Mortgage loans on real estate	13,013	-
Other invested assets	30,919	9,488

Total cost of investments acquired	223,893	304,498

Change in policy loans	(531)	(861)

Net cash provided by (used in) investment activities	(9,575)	8,574

FINANCING AND MISCELLANEOUS ACTIVITIES:
Other provided (applied):
Net inflow (withdrawal) on deposit type contracts	(837)	(177)
Dividends to stockholder	10,005	8,535
Other cash provided (applied)	(1,623)	(3,327)

Net cash provided by (used in) financing and miscellaneous activities	(12,465)	(12,039)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(22,692)	1,670

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS:
Beginning of year	36,482	34,812

End of year	$13,790	$36,482

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Amounts in thousands of US Dollars)

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization—Wilton Reassurance Life Company of New York (the Company or WRNY) is a stock life insurance company organized in 1955 under the laws of the State of New York. The Company operates predominantly in the individual life business, as well as the group and individual annuity business of the life insurance industry and is licensed in all 50 states, the District of Columbia and the U.S. Virgin Islands, although, historically, its marketing efforts have been concentrated in the State of New York. The Company currently has no employees and currently writes no new primary insurance policies.

The Company is a wholly owned subsidiary of Wilton Reassurance Company (WRAC) which, in turn is a wholly owned subsidiary of Wilton Re U.S. Holdings, Inc., a Delaware corporation (Wilton Re U.S.). All but a de minimis portion of the economic interests and 100% of the voting interests of Wilton Re U.S. are held or controlled by Wilton Re U.S. Holdings Trust, an Ontario trust (the Wilton Re Trust). In turn, all economic interests associated with the Wilton Re Trust accrue to Wilton Re Ltd. (WRL), a non-insurance holding company registered in Nova Scotia, Canada. WRL is deemed the ultimate parent corporation in the Company’s holding company system.

The Company is party to a services agreement (the Services Agreement) with its affiliate, Wilton Re Services, Inc. (Wilton Re Services), pursuant to which Wilton Re Services provides certain accounting, actuarial and administrative services.

Use of Estimates—The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The Company is subject to the risk that interest rates will change and cause changes in investment prepayments and decreases in the value of its investments. Policyholder persistency is also affected by changes in interest rates. To the extent that fluctuations in interest rates cause the cash flows and duration of assets and liabilities to differ from product pricing assumptions, the Company may have to sell assets prior to their maturity and realize a loss.

Basis of Presentation—The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which practices differ from accounting principles generally accepted in the United States of America (GAAP).

Important accounting practices prescribed by the Department and the more significant variances from GAAP are:

Investments—Investments in bonds, common stocks and preferred stocks are reported at amortized cost or fair value based on their National Association of Insurance Commissioners (NAIC) rating; for GAAP, such fixed maturity investments are designated at purchase as trading and reported at fair value, with unrealized holding gains and losses reported in operations. Fair value for statutory purposes, as with GAAP, is based on quoted market prices while the fair value of private placements and credit tenant loans is obtained from independent third party dealers.

For statutory purposes, all securities that represent beneficial interests in securitized assets (e.g., CMO, CBO, CDO, CLO, MBS and ABS securities), are adjusted using the retrospective method when there is a change in estimated future cash flows. For loan-backed or structured securities if it is determined that an other-than-temporary credit impairment has occurred, the amortized cost basis of the security is written down to the present value of estimated future cash flows discounted using the original effective interest rate inherent in the security. For all other investments in bonds and stocks, the retrospective method is used. If it is determined that a decline in fair value is other than temporary or the Company has the intent to sell, the cost basis of the security is written down to fair value. For GAAP, no other-than-temporary impairments are recognized as all securities are recorded at fair value through operations.

Valuation Reserves—Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments, principally bonds, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to expected maturity of the individual security sold. That net deferral is recorded by the Company as the interest maintenance reserve (IMR) in the accompanying balance sheets—statutory basis. Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations—statutory basis on a pretax basis in the period that the assets giving rise to the gains or losses are sold.

The asset valuation reserve (AVR) provides a valuation allowance for invested assets. The AVR is determined by an NAIC prescribed formula with changes reflected directly in unassigned surplus; AVR is not recognized for GAAP.

Value of Business Acquired (VOBA)—The excess statutory reserves assumed over the fair value of assets transferred in connection with the acquisition of blocks of business via reinsurance transactions is expensed. For GAAP, an intangible asset referred to as VOBA is established representing the contractual right to receive future profits from the acquired insurance policies or reinsurance contracts. The Company amortizes VOBA in proportion to premiums for traditional life products and in proportion to estimated gross profits (EGPs) for interest sensitive life products. The EGPs and related amortization of VOBA for interest sensitive life products are updated (unlocked) periodically to reflect revised assumptions for lapses, mortality and investment earnings. The Company performs periodic tests to establish that VOBA associated with traditional life products remains recoverable, and if financial performance significantly deteriorates to the point where VOBA is not recoverable, a cumulative charge to current operations will be recorded.

Nonadmitted Assets—Certain assets designated as “nonadmitted,” principally past-due agents’ balances, deferred taxes, and other assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual, are excluded from the accompanying balance sheets—statutory basis and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheets—statutory basis to the extent these assets are not impaired.

Universal Life and Annuity Policies—Revenues for universal life and annuity policies with mortality risk consist of the entire premium received and benefits incurred, and represent the total of death benefits paid and the change in policy reserves. Premiums received for annuity policies without mortality risk are recorded using deposit accounting, and credited directly to an appropriate policy reserve account, without recognizing premium income. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

Life and Annuity Reserves—Certain policy reserves are calculated based on statutorily required interest and mortality assumptions rather than on estimated expected experience or actual account balances as would be required under GAAP.

Reinsurance—A liability for reinsurance balances has been provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability are credited or charged directly to unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings.

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets, as would be required under GAAP.

Commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with deferred policy acquisition costs, as would be required under GAAP.

Deferred Income Taxes—The recoverability of deferred tax assets is evaluated and when considered necessary, a statutory valuation allowance is established to reduce the deferred tax asset to an amount which is more likely than not to be realized. Adjusted gross deferred tax assets are admitted in an amount equal to the sum of: (a) federal income taxes paid in prior years that can be recovered through loss carry-backs for existing temporary differences not to exceed three years from the balance sheet date; (b) the lesser of: (i) the remaining gross deferred tax assets expected to be realized in a timeframe consistent with NAIC standards; or (ii) a percentage of surplus consistent with NAIC standards, excluding any net deferred tax assets, electronic data processing (EDP) equipment and operating software; and (c) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are non-admitted.

Under GAAP, state taxes are included in the computation of deferred taxes and a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

Statements of Cash Flow—Cash, cash equivalents, and short-term investments in the statements of cash flow represent cash balances and investments with maturities at acquisition of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents includes cash balances and investments with maturities at acquisition of three months or less.

A reconciliation of net gain (loss) and capital and surplus of the Company as determined in accordance with statutory accounting practices to amounts determined in accordance with GAAP is as follows:

	Net Gain (Loss)		Capital and Surplus
	Year Ended December 31		As of December 31
	2019	2018	2019	2018

Statutory-basis amounts	$12,912	$8,703	$103,177	$100,048
Add (deduct) adjustments:
Premiums—net of reinsurance and loading	(8,762)	(9,860)	(830)	(945)
Policy fees and charges	8,746	9,036	-	-
Investment adjustments to fair value	46,472	(41,080)	56,828	10,773
Amortization of VOBA	(2,114)	1,692	27,556	29,670
Policyholder benefits	8,352	10,657	-	-
Surrenders and withdrawals	25,804	26,695	-	-
Interest credited to policyholders	(25,177)	(27,057)	11	(3)
Reserves—net of ModCo receivable	(12,936)	(9,444)	49,188	53,100
Realized gains	3,118	(266)	-	-
Deferred taxes	(7,601)	10,140	(32,770)	(24,310)
IMR/AVR	(1,759)	(1,762)	17,328	14,795
Reinsurance in unauthorized companies	-	-	2,086	2,907
Non admitted assets	-	-	10,981	10,506
Prepaid reinsurance	(15)	54	889	874
Other	1	1	22	15

GAAP-basis amounts	$47,041	$(22,491)	$234,466	$197,430

Other significant accounting practices are as follows:

Investments—Bonds, preferred stocks, and short-term investments are stated at values prescribed by the NAIC, as follows:

●

Bonds not backed by other loans are stated at amortized cost using the interest (constant yield) method. For other-than-temporary impairments, the cost basis of the bond is written down to fair value as a new cost basis and the amount of the write down is accounted for as a realized loss.

●

Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest (constant yield) method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities.

●

Redeemable preferred stocks that have characteristics of debt securities and are rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or fair value. There are no restrictions on common or preferred stock.

●	Short-term investments include investments with remaining maturities of one year or less at the time of acquisition and are principally stated at amortized cost.

●	Cash equivalents are short-term highly liquid investments with original maturities of three months or less and are principally stated at amortized cost.

Mortgage Loans on real estate are stated at their aggregate unpaid balances, excluding accrued interest.

The Company has minority ownership investments in limited partnerships, which are classified as other invested assets on the balance sheets - statutory-basis. The Company values these interests based on its proportionate share of the underlying audited GAAP equity of the investee or, if audited GAAP basis financial statements are not available for the investee, may be recorded based on the underlying audited U.S tax basis equity, in accordance with SSAP No. 48—Joint Ventures, Partnerships and Limited Liability Companies.

The investment is recorded at cost, plus subsequent capital contributions, and adjusted for the Company’s share of the investee’s audited GAAP basis earnings or losses and other equity adjustments, less distributions received. Distributions are recognized in net investment income to the extent they are not in excess of the undistributed accumulated earnings attributed to the investee. Distributions in excess of the undistributed accumulated earnings reduce the Company’s basis in the investment.

Policy loans are reported at unpaid principal balances. Interest income on such loans is recorded as earned using the contractually agreed upon interest rates.

Realized capital gains and losses are determined using the first in first out (FIFO) method.

Changes in admitted asset carrying amounts are credited or charged directly to unassigned surplus, net of taxes.

Premiums and Related Costs—Life and accident and health premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, also are recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting. Commissions and other costs applicable to the acquisition of policies are charged to operations as incurred.

Benefits—Life, annuity and accident and health disability benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that are intended to provide, in the aggregate, reserves that are greater than or equal to the minimum amounts required by the Department. Where the Company employs mean reserving, the Company waives the deduction of deferred fractional premiums on the death of life and annuity policy insureds. The Company returns any unearned premium beyond the date of death. Surrender values on policies do not exceed the corresponding benefit reserves.

The liability for future policy benefits provides amounts adequate to discharge estimated future obligations on policies in force. Reserves for life policies are computed principally by the Net Level Reserve Method and the Commissioners’ Reserve Valuation Method using interest rates (2.25% to 6.00%) and mortality assumptions (Commissioners’ Standard Ordinary mortality tables, 1941, 1958, 1980 and 2001) as prescribed by regulatory authorities.

The Company typically uses interpolated terminal reserves to adjust the calculated terminal reserve to the appropriate reserve. Interpolated terminal reserves are determined by interpolating between the appropriate terminal reserves and adding the fractional portion of the valuation net premium from the valuation date to the policyholder’s next premium due date. The Company may also use mean reserving if the valuation has not been transferred from the acquired company’s valuation.

The Company charges extra premiums for substandard lives, either as a table rating or as a flat extra premium. For substandard table ratings, both premiums and valuation mortality rates are multiplied by a fixed percentage that ranges from 125% to 500% of standard mortality rates. For flat extra ratings, reserves are increased by the unearned portion of the annual flat extra premium received.

The Company establishes additional reserves when the results of the annual asset adequacy analysis indicate the need for such reserves. The Company maintained net asset adequacy reserves of $40,000 and $43,000 at December 31, 2019 and 2018, respectively. The change in this reserve, included in the statements of operations – statutory-basis, was a decrease of $3,000 and an increase of $1,000 for 2019 and 2018, respectively, which was recorded in Increase in life, annuity and accident & health reserves.

As of December 31, 2019 and 2018, reserves of $7,786 and $9,447, respectively, were recorded on inforce amounts of $967,647 and $1,091,981, respectively, for which gross premiums are less than the net premiums according to the standard of valuation required by the Department. The Company anticipates investment income as a factor in the premium deficiency calculation.

Tabular interest has been determined by formula as described in the Annual Statement Instructions, adjusted to reflect fractional years of interest for material reinsurance transactions. The liabilities related to guaranteed investment contracts and policyholder funds left on deposit with the Company generally are equal to fund balance less applicable surrender charges.

Claim Reserves—Policy and contract claims are amounts due on claims, which were incurred as of December 31, but have not yet been paid. The accrual has two components: 1) claims in process of settlement as of December 31 and 2) claims not yet reported but estimable based on historical trend review of the claims reported after December 31 relating to claims incurred as of December 31.

Claims in the contestable period are reported at their full face value.

Federal Income Taxes—Federal income taxes are charged or credited to operations based on amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the temporary differences between financial statement carrying amounts and income tax bases of assets and liabilities using enacted tax rates and laws, subject to certain limitations and are recorded in surplus.

Reinsurance—Reinsurance premiums and benefits paid or provided are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

Accounting Changes— In November 2018, the NAIC adopted updates to SSAP No. 51R, Life Contracts, SSAP No. 52, Deposit type Contracts, and SSAP No. 61R, Life, Deposits and Accident and Health Reinsurance, which adds life liquidity disclosures and expands the variable annuity liquidity disclosures. The Company has provided all required disclosures.

2.	PRESCRIBED AND PERMITTED STATUTORY ACCOUNTING PRACTICES

The Department recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the New York Insurance Law. The NAIC Accounting Practices and Procedures Manual (NAIC SAP) has

been adopted as a component of prescribed or permitted practices by the State of New York. In addition, the Department has the right to require (prescribed practices) or permit (permitted practices) other specific accounting treatments that differ from NAIC SAP. The Company has employed no such permitted practices in the preparation of these statutory-basis financial statements.

The state of New York may adopt certain prescribed practices that differ from those found in NAIC SAP. New York regulation 172 requires the Company to record a write-in asset of $889 and $874 related to the gross premiums for reinsurance paid beyond the paid-to date of the underlying policy at December 31, 2019 and 2018, respectively. These amounts would be refunded to the Company by the reinsurer in the event of policy termination.

A reconciliation of the Company’s net income and capital and surplus between NAIC SAP and practices prescribed and permitted by the State of New York is shown below:

	2019	2018

Net gain (loss), State of New York basis	$12,912	$8,703
State prescribed practices (income)— Prepaid reinsurance—NYSID allowed under Circ Letter 11	(15)	54

Net gain (loss), NAIC SAP	$12,897	$8,757

Statutory capital and surplus, State of New York basis	$103,177	$100,048
State prescribed practices (surplus)— Prepaid reinsurance—NYSID allowed under Circ Letter 11	(889)	(874)

Statutory capital and surplus, NAIC SAP	$102,288	$99,174

3.	INVESTMENTS

The carrying value, fair value and related unrealized gains and losses of the Company’s investments in bonds, preferred and common stocks are summarized as:

	Carrying Value	Gross Unrealized		Fair Value
At December 31, 2019		Gains	Losses

U.S. government and agencies	$33,164	$3,417	$(175)	$36,406
State and political subdivisions	52,344	10,432	-	62,776
Foreign sovereign	3,192	89	-	3,281
Corporate securities	289,540	27,972	(1,091)	316,421
Residential mortgage-backed securities	58,868	3,907	(87)	62,688
Commercial mortgage-backed securities	66,192	5,212	(151)	71,253
Asset backed securities	104,232	6,073	(443)	109,862
Collateralized debt obligations	126,594	1,068	(3,321)	124,341

Total bonds	734,126	58,170	(5,268)	787,028

Preferred stocks	34,657	1,824	(26)	36,455

Total	$768,783	$59,994	$(5,294)	$823,483

	Carrying Value	Gross Unrealized		Fair Value
At December 31, 2018		Gains	Losses

U.S. government and agencies	$41,732	$1,767	$(584)	$42,915
State and political subdivisions	57,828	6,328	(343)	63,813
Foreign sovereign	3,143	26	(216)	2,953
Corporate securities	302,394	10,615	(10,374)	302,635
Residential mortgage-backed securities	69,013	2,363	(1,187)	70,189
Commercial mortgage-backed securities	82,374	2,039	(1,495)	82,918
Asset backed securities	119,117	3,708	(1,053)	121,772
Collateralized debt obligations	81,301	849	(2,775)	79,375

Total bonds	756,902	27,695	(18,027)	766,570

Preferred stocks	33,913	173	(1,391)	32,695

Total	$790,815	$27,868	$(19,418)	$799,265

At December 31, 2019 and 2018, bonds with an admitted asset value of $8,922 and $10,060, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

The following table shows gross unrealized losses and fair values of bonds and preferred stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	Less Than 12 Months		12 Months or More		Total
At December 31, 2019	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

U.S. government and agencies	$398	$(2)	$1,826	$(173)	$2,224	$(175)
Corporate securities	9,979	(158)	17,645	(933)	27,624	(1,091)
Residential mortgage-backed securities	8,265	(40)	2	(47)	8,267	(87)
Commercial mortgage-backed securities	3,503	(100)	158	(51)	3,661	(151)
Asset backed securities	13,397	(128)	3,056	(315)	16,453	(443)
Collateralized debt obligations	44,290	(1,371)	40,728	(1,950)	85,018	(3,321)

Total bonds	79,832	(1,799)	63,415	(3,469)	143,247	(5,268)

Preferred stocks	3,538	(26)	-	-	3,538	(26)

Total	$83,370	$(1,825)	$63,415	$(3,469)	$146,785	$(5,294)

	Less Than 12 Months		12 Months or More		Total
At December 31, 2018	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

U.S. government and agencies	$2,658	$(51)	$13,759	$(533)	$16,417	$(584)
State and political subdivisions	4,644	(291)	447	(52)	5,091	(343)
Foreign sovereign	-		1,927	(216)	1,927	(216)
Corporate securities	167,563	(8,223)	18,462	(2,151)	186,025	(10,374)
Residential mortgage-backed securities	11,938	(480)	17,788	(707)	29,726	(1,187)
Commercial mortgage-backed securities	31,625	(646)	14,947	(849)	46,572	(1,495)
Asset backed securities	38,935	(655)	15,496	(398)	54,431	(1,053)
Collateralized debt obligations	58,267	(2,696)	3,510	(79)	61,777	(2,775)

Total bonds	315,630	(13,042)	86,336	(4,985)	401,966	(18,027)

Preferred stocks	23,104	(1,391)	-	-	23,104	(1,391)

Total	$338,734	$(14,433)	$86,336	$(4,985)	$425,070	$(19,418)

Management regularly reviews (at least quarterly) the value of the Company’s investments. If the value of any investment falls below its cost basis, the decline is analyzed to determine whether it is an other-than-temporary decline in value. To make this determination for each security, the following is considered:

–	The length of time and extent to which the fair value has been below its cost;

–	The financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential;

–	Management’s intent and ability to hold the security long enough for it to recover its value;

–	Valuation guidelines expressed in the applicable Statements of Statutory Accounting Principles;

–	Any downgrades of the security by a rating agency; and

–	Any reduction or elimination of dividends, or nonpayment of scheduled interest payments.

Based on that analysis, management makes a judgment as to whether the loss is other-than-temporary. If the loss is other-than-temporary, an impairment charge is recorded within net realized capital gains (losses) in the statements of operations – statutory-basis in the period the determination is made.

The Company recognized $0 and $38 of other-than-temporary impairments for the years ended December 31, 2019 and 2018, respectively.

A summary of the carrying value and fair value of the Company’s investments in bonds at December 31, 2019, by contractual maturity, is as follows:

	Carrying Value	Fair Value

Years to maturity:
0–1 year	$5,616	$5,722
1–5 years	47,895	50,186
5–10 years	67,039	72,384
10–20 years	89,965	103,898
over 20 years	167,725	186,694
Asset-backed securities	104,232	109,862
Mortgage-backed securities	125,060	133,941
Collateralized debt obligations	126,594	124,341

Total	$734,126	$787,028

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Mortgage Loans on Real Estate—The Company’s Commercial Mortgage Loan (CML) portfolio is collateralized by a variety of commercial real estate property types located across the United States. The geographic distribution of the CML portfolio as of December 31, 2019, is shown below. No other state represented more than 5% of the portfolio.

Percentage of Loan Portfolio Book Adjusted Carry Value (BACV)	% of Total

Texas	78.1%
North Carolina	21.9

The types of properties collateralizing the CMLs as of December 31, 2019, are as follows:

Percentage of Loan Portfolio BACV	% of Total

Industrial	61.6%
Multi-family	21.9
Lodging	16.5

Total	100.0%

The maximum percentage of any one loan to the value of security at December 31, 2019, exclusive of insured, guaranteed, or purchase money mortgages, was 62.2%.

The contractual maturities of the CML portfolio as of December 31, 2019, are as follows:

	Carry Value	Percent

2019	$0	0.0%
2020	0	0.0%
2021	0	0.0%
2022	0	0.0%
2023	0	0.0%
Thereafter	12,988	100.0%

Total	$12,988	100.0%

During 2019, three new mortgage loans were originated and in 2018 the Company had no mortgage loan holdings. The Company’s recorded investment in mortgage loans totaled $12,988 and $0 as of December 31, 2019 and December 31, 2018, respectively, and consisted entirely of loans classified as “commercial mortgages-all other”. No interest rates were reduced on outstanding mortgage loans during 2019. During 2019, the Company incurred no impairments on mortgage loans.

The Company’s CML portfolio has been classified based on NAIC commercial mortgage loan ratings which are calculated based on loan-to-value and debt service coverage. The rating system classifies loans into the following categories: CM1, CM2, CM3, CM4, CM5, CM6 and CM7 with those rated CM1 having the highest ratings. Commercial mortgage loans rated CM1 though CM5 are performing. Commercial mortgage loans rated CM 6 and CM7 are not performing. Classification of the Company’s mortgage loan portfolio as of December 31, 2019 is shown in the table below:

Carrying Value

CM1 - Very good	$12,988
CM2 - Good	-
CM3 - Acceptable	-
CM4 - Potential weakness	-
CM5 - Severe weakness	-
CM6 - 90+ days delinquent	-
CM7 - In process of foreclosure	-

Total mortgage loans on real estate	$12,988

Separately from the above designations, at least annually, the Company’s management evaluates various metrics of each loan, including, but not limited to, payment history, loan to value, debt service coverage, vacancy, and location. The portfolio is also reviewed for other-than-temporary impairments quarterly.

At December 31, 2019, the Company’s mortgage loan balances are classified as current.

Major categories of the Company’s net investment income are summarized as follows:

	2019	2018
Income:
Bonds	$39,793	$39,565
Preferred stocks	2,287	1,048
Commercial mortgage loans	84	-
Policy loans	1,075	1,375
Other invested assets	2,038	775
Short-term investments and cash	447	345
Other income	-	1

Total investment income	45,724	43,109
Expenses:
Investment expenses	2,134	1,372
Interest on funds held under reinsurance treaties	155	196

Total investment expenses	2,289	1,568

Net investment income	$43,435	$41,541

The proceeds from sales, maturities, and transfers of investments in bonds, preferred stocks, and mortgage loans, and the related capital gains and losses are as follows:

	Year Ended December 31
Proceeds	2019	2018

Bonds:
Proceeds from sales	$166,956	$300,372
Proceeds from dispositions other than sales	22,758	5,256

Total proceeds	$189,714	$305,628

Stocks:
Proceeds from sales	$11,452	$6,108
Proceeds from dispositions other than sales	5,947	-

Total proceeds	$17,399	$6,108

Mortgage loans on real estate:
Proceeds from sales	$-	$-
Proceeds from dispositions other than sales	25	-

Total proceeds	$25	$-

Realized gains and losses

Bonds:
Gross realized capital gains on sales	$4,072	$3,091
Gross realized capital losses on sales	(1,008)	(3,315)

Net realized capital gains (losses) on sales	3,064	(224)

Impairments	-	(38)

Total	3,064	(262)

Preferred stocks—Gross realized capital (losses) gains on sales	176	(288)

Other invested assets—Gross realized capital (losses) gains on sales	94	-

Realized capital gains before federal income taxes and transfer to IMR	3,334	(550)

Amount transferred to IMR	(2,655)	380
Federal income tax expense	(947)	(54)

Net realized capital gains (losses)	$(268)	$(225)

Credit Risk Concentration—The Company had no investment in corporate entities that exceeded 10% of capital and surplus at December 31, 2019.

4.	FAIR VALUES

The following methods and assumptions were used by the Company in estimating the fair value of financial instruments in the accompanying financial statements and notes thereto:

Cash, Cash Equivalents, and Short-Term Investments—The carrying amounts reported in the accompanying balance sheets – statutory-basis for these financial instruments approximate their fair values.

Investment Securities—Fair values for investment securities are based on market prices, or in the absence of published unit prices, or when amortized cost is used as the unit price, quoted market prices by other third party organizations, where available. In some cases, such as private placements and certain mortgage-backed and asset backed securities, fair values are based on discounted expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Mortgage Loans on Real Estate—Fair values were determined by discounting expected cash flows based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics were aggregated in the calculations.

Other Invested Assets—Other invested assets are comprised of private equity interests and limited partnerships. The carrying amounts represent the Company’s share of the entity’s underlying equity and approximate their fair values. Limited partnership interests are determined by the net asset values of the Company’s ownership interest as provided in the financial statements of the investees.

Policy Loans—Policy loans typically carry an interest rate that is tied to the crediting rate applied to the related policy, and contract reserves, which approximates fair value.

Annuities-Deferred and Without Life Contingencies—Fair values for the Company’s annuities-deferred and without life contingencies are estimated using discounted cash flow calculations using interest rates equal to the risk-free rate plus a credit spread based on the Company’s credit rating.

The fair values of the Company’s liabilities for insurance contracts other than annuities-deferred and without life contingencies are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company’s overall management of interest rate risk, such that the Company’s exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. These fair value estimates are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in some cases, could not be realized in the immediate settlement of the instruments. Certain financial liabilities (including noninvestment-type insurance contracts) and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented below do not represent the underlying value of the Company’s liability.

The following table presents the carrying values and fair values of the Company’s financial instruments:

	December 31
	2019		2018
	Carrying	Fair	Carrying	Fair
Assets/Liabilities	Value	Value	Value	Value

Financial assets:
Bonds	$734,126	$787,028	$756,902	$766,570
Preferred stocks	34,657	36,455	33,913	32,696
Cash, cash equivalents and short term investments	13,790	13,790	36,482	36,482
Commercial mortgage loans	12,988	13,156	-	-
Policy loans	12,261	12,261	12,830	12,830
Other invested assets*	19,854	21,813	10,145	12,484
Separate account assets	749	749	619	619

Financial liabilities:
Annuities–deferred and without life contingencies	$527,237	$646,124	$535,315	$605,730
Separate account liabilities	749	749	619	619

*Excludes investments accounted for under the equity method. Prior year amounts

The Company determines the fair value of its financial instruments based on the fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The valuation methodologies used to determine the fair values of assets and liabilities reflect market-participant assumptions and prioritize observable market inputs over unobservable inputs. The Company determines the fair values of certain financial assets and financial liabilities based on quoted market prices, where available. The Company also determines certain fair values based on future cash flows discounted at the appropriate current market rate. Fair values reflect adjustments for counterparty credit quality, the Company’s credit standing, liquidity and, where appropriate, risk margins.

The Company has categorized its financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three level hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument.

Fair value of financial assets and liabilities are categorized as follows:

Level 1—Unadjusted quoted prices for identical assets or liabilities in an active market. The types of financial investments included in Level 1 are listed equities, money market funds, U.S. Treasury Securities and non-interest bearing cash.

Level 2—Pricing inputs other than quoted prices in active markets which are either directly or indirectly observable as of the reporting date, and fair value determined through the use of models or other valuation methods. Such inputs may include benchmarking prices for similar assets in active, liquid markets, quoted prices in markets that are not active and observable yields and spreads in the market. Level 2 valuations may be obtained from independent sources for identical or comparable assets or through the use of valuation methodologies using observable market-corroborated inputs. Prices from third party pricing services are validated through analytical reviews. Financial instruments in this category include publicly traded issues such as U.S. and foreign corporate securities, and residential and commercial mortgage backed securities, among others.

Level 3—Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability. Market standard techniques for determining the estimated fair value of certain securities that trade infrequently may rely on inputs that are not observable in the market or cannot be derived from or corroborated by market observable data. Prices are determined using valuation methodologies such as discounted cash flow models and other techniques. Management believes these inputs are consistent with what other market participants would use when pricing similar assets.

The Company has a limited number of assets and liabilities that are measured and reported at fair value in the balance sheets – statutory-basis.

The Company owns a limited number of corporate bonds, preferred stocks and hybrid securities that are in or near default and as such are rated 6 by the NAIC. These securities are required to be reported at the lower of fair value or amortized cost. The fair values of these publicly-traded securities are based on quoted market prices from widely used pricing sources such as ICE Data Services\IDC (Interactive Data Corp) or Refinitiv (formerly known as Reuters\EJV), and also may be obtained from independent third party dealers. These securities fall within Level 2 of the fair value hierarchy.

The carrying value and fair value of the Company’s financial instruments as of December 31, 2019 and 2018 were as follows:

	Carrying	Fair
December 31, 2019	Value	Value	Level 1	Level 2	Level 3

U.S. government and agencies	$33,164	$36,406	$10,076	$26,330	$-
State and political subdivisions	52,344	62,776	-	57,017	5,759
Foreign sovereign	3,192	3,281	-	3,281	-
Corporate securities	289,540	316,421	-	291,373	25,048
Residential mortgage-backed securities	58,868	62,688	-	62,688	-
Commercial mortgage-backed securities	66,192	71,253	-	71,253	-
Asset backed securities	104,232	109,862	-	87,831	22,031
Collateralized debt obligations	126,594	124,341	-	113,692	10,649

Total bonds	734,126	787,028	10,076	713,465	63,487

Preferred stocks	34,657	36,455	-	36,455	-
Cash, cash equivalents, and short-term investments	13,790	13,790	13,790	-	-
Other invested assets*	19,854	21,813	-	4,070	17,743
Commercial mortgage loans	12,988	13,156	-	-	13,156
Policy loans	12,261	12,261	-	-	12,261
Separate accounts	749	749	-	749	-

Total financial assets	$828,425	$885,252	$23,866	$754,739	$106,647

Financial liabilities—annuities-deferred and without life contingencies	$527,237	$646,124	$-	$-	$646,124
Separate accounts	749	749	-	749	-

Total financial liabilities	$527,986	$646,873	$-	$749	$646,124

* Excludes limited partnership investments of $27,386 accounted for under the equity method.

	Carrying	Fair
December 31, 2018	Value	Value	Level 1	Level 2	Level 3

U.S. government and agencies	$41,732	$42,915	$18,993	$23,922	$-
State and political subdivisions	57,828	63,813	-	59,000	4,813
Foreign sovereign	3,143	2,953	-	2,953	-
Corporate securities	302,394	302,635	-	279,553	23,082
Residential mortgage-backed securities	69,013	70,189	-	70,189	-
Commercial mortgage-backed securities	82,374	82,918	-	82,918	-
Asset backed securities	119,117	121,772	-	98,501	23,271
Collateralized debt obligations	81,301	79,375	-	68,636	10,739

Total bonds	756,902	766,570	18,993	685,672	61,905

Preferred stocks	33,913	32,696	-	32,696	-
Cash, cash equivalents, and short-term investments	36,482	36,482	36,482	-	-
Other invested assets*	10,145	12,484	-	-	12,484
Policy loans	12,830	12,830	-	-	12,830
Separate accounts	619	619	-	619	-

Total financial assets	$850,891	$861,681	$55,475	$718,987	$87,219

Financial liabilities—annuities-deferred and without life contingencies	$535,315	$605,730	$-	$-	$605,730
Separate accounts	619	619	-	619	-

Total financial liabilities	$535,934	$606,349	$-	$619	$605,730

* Excludes limited partnership investments of $8,286 accounted for under the equity method to conform with the 2019 presentation of other invested assets.

We obtain our Level 3 fair value measurements from independent, third-party pricing sources. We do not develop the significant inputs used to measure the fair value of these assets, and the information regarding the significant inputs is not readily available to us. Independent broker-quoted fair values are nonbinding quotes developed by market makers or broker-dealers obtained from third-party sources recognized as market participants. The fair value of a broker-quoted asset is based solely on the receipt of an updated quote from a single market maker or a broker-dealer recognized as a market participant as we do not adjust broker quotes when used as the fair value measurement for an asset or liability.

5.	REINSURANCE

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. Reinsurance assumed is not significant. The ceded reinsurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within its capital resources.

The Company has various reinsurance agreements with non-affiliated third parties that enable it to limit the amount of exposure to any single insured. The per life exposure retained by the Company ranges up to $1,000.

The effect of reinsurance on life and accident & health premiums written and earned for the year ended December 31, 2019 and 2018, are as follows:

	2019	2018
	Written and	Written and
	Earned	Earned

Direct premiums	$45,132	$46,076

Assumed premiums—nonaffiliates	919	1,027

Ceded premiums:
Affiliates	(15,428)	(15,806)
Nonaffiliates	(19,648)	(19,115)

Total ceded premiums	(35,076)	(34,921)

Net premiums	$10,975	$12,182

The Company’s ceded reinsurance arrangements reduced certain other items in the accompanying statutory-basis financial statements by the following amounts:

	2019	2018

Benefits paid or provided:
Affiliates	$42,832	$38,969
Nonaffiliates	18,576	15,515

Total benefits paid or provided	$61,408	$54,484

Policy and contract liabilities:
Affiliates	$13,777	$11,091
Nonaffiliates	3,782	4,813

Total policy and contract liabilities	$17,559	$15,904

The inforce as of December 31, 2019 and 2018 is reduced by reinsurance arrangements ceded as follows:

	2019	2018

Inforce:
Affiliates	$2,588,605	$2,788,758
Nonaffiliates	4,672,084	5,070,440

Total inforce	$7,260,689	$7,859,198

Reinsurance treaties do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Consequently, allowances would be established for amounts deemed uncollectible. At December 31, 2019 and 2018, no allowances were deemed necessary. The Company regularly evaluates the financial condition of its reinsurers. The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement.

6.	FEDERAL INCOME TAXES

WRAC, along with its life insurance subsidiaries, files a consolidated federal income tax return. Companies included in the consolidated return are as follows:

Wilton Reassurance Company

Wilton Reassurance Life Company of New York

Texas Life Insurance Company

Wilcac Life Insurance Company

Wilco Life Insurance Company

Redding Reassurance Company 3, LLC

The method of allocation among the companies is subject to a written agreement approved by the Board of Directors. Allocation is based upon the separate return calculations with credit for net losses granted when utilized on a separate company basis or in consolidation.

Inter-company tax balances may be settled quarterly as the Company makes payments to, or receives payments from, WRAC for the amount the Company would have paid to, or received from, the Internal Revenue Service (IRS) had it not been a member of the consolidated tax group. The separate company provisions and payments are computed using the tax elections made by WRAC.

Pursuant to NY Circular Letter No. 1979-33 (December 20, 1979), in order to help assure the Company’s enforceable right to recoup federal income taxes in the event of future net losses, the Department has required that an escrow account consisting of assets eligible as an investment for the Company be established and maintained by its parent in an amount equal to the excess of the amount paid by the domestic insurer to the parent for federal income taxes over the actual payment made by the parent to the IRS. Escrow assets may be released to WRAC from the escrow account at such time as the permissible period for loss carrybacks has elapsed. The Company and WRAC established the required escrow agreement effective October 1, 2007. The escrow balance was $330 and $11,700 at December 31, 2019 and 2018, respectively.

The components of the net deferred tax asset (liability) at December 31 are as follows:

	2019			2018
	Ordinary	Capital	Total	Ordinary	Capital	Total

Gross deferred tax assets	$18,333	$3,361	$21,694	$17,562	$3,215	$20,777
Statutory valuation allowance	-	-	-	-	-	-

Adjusted gross deferred tax assets	18,333	3,361	21,694	17,562	3,215	20,777

Deferred tax asset nonadmitted	6,746	3,361	10,107	7,084	3,215	10,299

Subtotal net admitted deferred tax asset	11,587	-	11,587	10,478	-	10,478

Deferred tax liabilities	6,568	-	6,568	6,510	-	6,510

Net deferred tax asset (liability)	$5,019	$-	$5,019	$3,968	$-	$3,968

	Change During 2019
	Ordinary	Capital	Total

Gross deferred tax assets	$771	$146	$917
Statutory valuation allowance	-	-	-

Adjusted gross deferred tax assets	771	146	917

Deferred tax asset nonadmitted	(338)	146	(192)

Subtotal net admitted deferred tax asset	1,109		1,109

Deferred tax liabilities	58	-	58

Net deferred tax asset (liability)	$1,051	$-	$1,051

The amount of adjusted gross deferred tax assets admitted under SSAP No. 101 is as follows:

	2019			2018
	Ordinary	Capital	Total	Ordinary	Capital	Total

(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-	$-	$-	$-
(b) Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from	-	-	-	-	-	-
(a) above) after application of the threshold limitation	5,019	-	5,019	3,968	-	3,968
i. Adjusted gross deferred tax assets expected to be realized following balance sheet date	5,019	-	5,019	3,968	-	3,968
ii. Adjusted gross tax assets allowed per limitation threshold	-	-	14,724	-	-	14,412
(c)Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	6,568	-	6,568	6,510	-	6,510

Deferred tax assets admitted as the result of application of SSAP 101 (Total (a)+(b)+(c))	$11,587	$-	$11,587	$10,478	$-	$10,478

	Change During 2019
	Ordinary	Capital	Total

a. Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-
b. Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation	1,051	-	1,051
i. Adjusted gross deferred tax assets expected to be realized following balance sheet date	1,051	-	1,051
ii. Adjusted gross tax assets allowed per limitation threshold	XXX	XXX	312
c. Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	58	-	58

d. Deferred tax assets admitted as the result of application of SSAP 101 (Total (a)+(b)+(c))	$1,109	$-	$1,109

Other admissibility criteria are as follows:

Description	2019	2018

Ratio percentage used to determine recovery period and threshold limitation amount	761%	868%

Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in 2(b) above	$98,158	$96,079

The Company’s tax planning strategies do not include the use of reinsurance.

The Company does not currently employ tax planning strategies to recognize the admission of deferred tax assets.

There are no temporary differences for which a deferred tax liability has not been established.

Current income taxes incurred consist of the following:

	2019	2018

Current income tax expense	$3,388	$3,518
Return to provision true-up	174	398

Current income tax incurred on gain from operations	3,562	3,916

Current income tax expense on realized gains	947	54

Total current income tax expense	$4,509	$3,970

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

	2019	2018	Change	Character

Deferred tax assets:
Insurance reserves	$10,388	$11,139	$(751)	Ordinary
Net operating loss carryforwards		165	(165)	Ordinary
Deferred acquisition costs	5,350	4,607	743	Ordinary
Unamortized purchase costs	92	144	(52)	Ordinary
Deferred capital losses	3,361	3,215	146	Capital
Other	2,503	1,507	996	Ordinary

Total deferred tax assets	21,694	20,777	917

Non-admitted deferred tax assets	10,107	10,299	(192)

Admitted deferred tax assets	11,587	10,478	1,109

Deferred tax liabilities:
Premium receivable	408	408	-	Ordinary
Nonaccrual of market discount	6,160	6,102	58	Ordinary

Total deferred tax liabilities	6,568	6,510	58

Net admitted deferred tax asset	$5,019	$3,968	$1,051

The change in net deferred income taxes including the tax effect of unrealized gains consists of the following:

	2019	2018	Change

Total deferred tax assets	$21,694	$20,777	$917
Total deferred tax liabilities	6,568	6,510	58

Net deferred tax asset	$15,126	$14,267	$859

Tax effect on unrealized gains			138

Change in net deferred income tax			$997

The total statutory income tax is different from that which would be obtained by applying the statutory Federal income tax rate of 21% to income before income taxes. Significant items causing these differences are as follows:

	Year Ended December 31
	2019	2018

Provisions computed at statutory rate	$3,658	$2,661
IMR	188	(450)
Return to provision adjustment	11	161
Other	(345)	(311)

Total	$3,512	$2,060

Federal income tax incurred	$4,509	$3,970
Change in net deferred income taxes	(997)	(1,910)

Total statutory income taxes	$3,512	$2,060

At December 31, 2019, the Company has no operating or capital loss carryforwards.

The Tax Act eliminated the operating loss carryback for Life Insurance companies for losses realized after 2017. Prior year taxes are not available for recoupment in the event of future net losses.

The aggregate amount of deposits reported as admitted assets under Section 6603 of the IRS Code was $0 as of December 31, 2019 and 2018.

The 2016–2019 tax years are open and subject to examination by the IRS.

7.	CAPITAL AND SURPLUS

Life/health insurance companies are subject to certain Risk-Based Capital (RBC) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life/health insurance company is to be determined based on the various risk factors related to it. At December 31, 2019 and 2018, the Company exceeded the RBC requirements.

WRNY is subject to statutory regulations of the state of New York. Under these regulations, the maximum amount of dividends which can be paid by a company to shareholders in any twelve month period without prior approval of the New York Department of Financial Services is restricted to the greater of 10% of surplus to policyholders as of the immediately preceding calendar year or net income less realized gains of the preceding year, which may be further limited. WRNY can pay dividends of $13,180 in 2020 without prior regulatory approval.

The Company paid dividends to its stockholder of $10,005 and $8,535 in 2019 and 2018, respectively.

8.	RELATED-PARTY TRANSACTIONS

Through the Services Agreement, Wilton Re Services provides certain accounting, actuarial and administrative services to the Company. Expenses incurred relating to this agreement amounted to $1,095 and $743 for the years ended December 31, 2019 and 2018, respectively.

The Company reported amounts payable to its affiliate, Wilton Re Services, of $404 and $339 at December 31, 2019 and 2018, respectively.

Under the Services Agreement, the Company incurs charges related to employee compensation which includes a Long-Term Incentive Program (LTIP). A vesting period of three to five years applies after which final unit values are determined based on actual performance. The Company has been allocated a share of the expense with the LTIP payable carried as a component of general expense due or accrued. Once the vesting period is complete and the LTIP awards are paid, the Company’s LTIP payable will be settled with Wilton Re Services. At December 31, 2019 and 2018, included within general expenses of the accompanying balance sheets – statutory-basis, is the Company’s payable of $10,791 and $5,741, respectively, resulting in incurred expenses of $5,050 and $3,051 for the years ended 2019 and 2018, respectively.

9.	COMMITMENTS AND CONTINGENCIES

Funding of Investments—The Company’s commitments to limited partnerships as of December 31, 2019, are presented in the following table:

	2019
	Commitment	Unfunded

Limited partnerships	$104,300	$78,234
Mortgage loans on real estate	-	-

Total	$104,300	$78,234

The Company anticipates that the majority of its current limited partnership commitments will be invested over the next five years; however, these commitments could become due any time at the request of the counterparties. The Company anticipates that the mortgage loans on real estate commitments will fund within 90 days.

Legal Proceedings—In the normal course of business, the Company is occasionally involved in litigation, principally from claims made under insurance policies and contracts. The ultimate disposition of such litigation is not expected to have a material adverse effect on the Company’s financial condition, liquidity or results of operations.

10.	RESERVES

At December 31, 2019, the Company’s annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:

A. Individual Annuities	2019
	Amount	Percent

Subject to discretionary withdrawal:

With fair value adjustment	$4,292	0.8%

At book value less current surrender charge of 5% or more	-	0.0
At fair value	194	0.0

Total with adjustment or at market value	4,486	0.8

At book value without adjustment (minimum or no charge or adjustment)	512,606	95.9
Not subject to discretionary withdrawal	17,417	3.3

Total annuity reserves and deposit fund liabilities—before reinsurance	534,509	100%

Less reinsurance ceded	2,625

Net annuity reserves and deposit fund liabilities	$531,884

B. Group Annuities	2019
	Amount	Percent

Subject to discretionary withdrawal:
With fair value adjustment	$-	0.0%
At book value less current surrender charge of 5% or more	-	0.0
At fair value	-	0.0

Total with adjustment or at market value		0.0

At book value without adjustment (minimum or no charge or adjustment)	471	100.0
Not subject to discretionary withdrawal	-	0.0

Total annuity reserves and deposit fund liabilities—before reinsurance	471	100%

Less reinsurance ceded	-

Net annuity reserves and deposit fund liabilities	$471

C. Deposit- Type Contracts (No Life Contingencies)	2019
	Amount	Percent

Subject to discretionary withdrawal:
With fair value adjustment	$-	0.0%
At book value less current surrender charge of 5% or more	-	0.0
At fair value	-	0.0

Total with adjustment or at market value		0.0

At book value without adjustment (minimum or no charge or adjustment)		0.0
Not subject to discretionary withdrawal	11,327	100.0

Total annuity reserves and deposit fund liabilities—before reinsurance	11,327	100%

Less reinsurance ceded	1,256

Net annuity reserves and deposit fund liabilities	$10,071

Of the total net annuity reserves and deposit fund liabilities of $542,426 at December 31, 2019, $542,232 is included in the general account and $194 is included in the separate account.

At December 31, 2019, the Company’s life reserves that are subject to discretionary withdrawal, surrender values, or policy loans and not subject to discretionary withdrawal or no cash value provisions are summarized as follows:

						Separate Account
			General Account			Guaranteed and Nonguaranteed
			Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

A.	Subject to discretionary withdrawal, surrender value, or policy loans:
	(1)	Term Policies with Cash Value	$-	$21,380	$37,720	$-	$-	$-
	(2)	Universal Life	304,084	300,958	312,700	-	-	-
	(3)	Universal Life with Secondary Guarantees	40,194	36,484	46,131	-	-	-
	(4)	Indexed Universal Life	-	-	-	-	-	-
	(5)	Indexed Universal Life with Secondary Guarantees	-	-	-	-	-	-
	(6)	Indexed Life	-	-	-	-	-	-
	(7)	Other Permanent Cash Value Life Insurance	-	7,898	10,463	-	-	-
	(8)	Variable Life	-	-	-	-	-	-
	(9)	Variable Universal Life	-	-	-	490	490	490
	(10)	Miscellaneous Reserves	-	-	-	-	-	-
B.	Not subject to discretionary withdrawal or no cash values:
	(1)	Term policies without Cash Value	XXX	XXX	72,536	XXX	XXX	-
	(2)	Accidental Death Benefits	XXX	XXX	39	XXX	XXX	-
	(3)	Disability - Active Lives	XXX	XXX	2,943	XXX	XXX	-
	(4)	Disability - Disabled Lives	XXX	XXX	6,208	XXX	XXX	-
	(5)	Miscellaneous Reserves	XXX	XXX	153,284	XXX	XXX	-
C.	Total (gross: direct + assumed)		344,278	366,719	642,023	490	490	490
D.	Reinsurance ceded		247,591	254,251	465,765	-	-	-
E.	Total (net) (C) - (D)		96,687	112,468	176,258	490	490	490

11.	PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums and annuity considerations at December 31 are as follows:

	2019		2018
		Net of		Net of
	Gross	Loading	Gross	Loading

Ordinary renewal	$1,569	$1,569	$1,592	$1,592

12.	SUBSEQUENT EVENTS

COVID-19

As a result of the spread of COVID-19 globally, the World Health Organization declared a global emergency on January 30, 2020. The COVID-19 pandemic could have a material adverse effect on global, national and local economies, as well as the Company. The extent to which COVID-19 impacts the Company’s results will depend on future developments.

Other than COVID-19, there have been no other events occurring subsequent to the close of the books or accounts that would have a material effect on the financial condition of the Company. Subsequent events have been considered through April 14, 2020, the date the statutory-basis financial statements were available to be issued.

* * * * * *

Wilton Reassurance Life

Company of New York

Statutory-Basis Financial Statements

as of June 30, 2021 (unaudited) and December 31, 2020, and

for the Six Months Ended June 30, 2021 and June 30, 2020 (unaudited)

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS BALANCE SHEETS

AS OF JUNE 30, 2021 (unaudited) AND DECEMBER 31, 2020

(Amounts in thousands of US Dollars, except share amounts)

	2021	2020
Admitted Assets
Cash and invested assets:
Bonds	$658,566	$682,887
Preferred stocks	43,690	38,792
Common stocks	3,832	595
Mortgage loans on real estate	15,121	15,363
Cash, cash equivalents, and short-term investments	16,264	15,886
Policy loans	11,283	11,676
Other invested assets	112,045	81,337

Total cash and invested assets	860,801	846,536
Accrued investment income	5,359	5,516
Deferred and uncollected life premium, net of loading of $0 and $0 at June 30, 2021 and December 31, 2020, respectively	531	1,493
Reinsurance recoverable	11,577	13,392
Net deferred tax assets	3,995	5,366
Other assets	1,901	1,662
Separate account assets	964	964

Total admitted assets	$885,128	$874,928

Liabilities
Policy and contract liabilities
Life, annuity and accident & health reserves	$710,459	$720,072
Policy and contract claims	16,067	12,964
Policyholders’ funds	10,958	10,545

Total policy and contract liabilities	737,484	743,581

Other amounts payable on reinsurance	237	706
Interest maintenance reserve	11,210	10,591
Commissions and expense allowances on reinsurance assumed	(109)	(105)
Accounts payable and general expenses due and accrued	10,696	11,700
Current federal income taxes payable	1,118	666
Amounts withheld or retained by company as agent or trustee	652	638
Remittances not allocated	2,227	2,971
Asset valuation reserve	19,666	14,691
Reinsurance in unauthorized and certified companies	3,406	2,220
Funds held under reinsurance treaties	7,470	2,940
Payable to parent and affiliates	707	539
Payable for securities	1,108	-
Other liabilities	1,586	1,606
Separate account liabilities	964	964

Total liabilities	798,422	793,706

Capital and surplus
Common stock, $4.55 par value, 1,100,000 shares authorized; issued and outstanding, 550,000 shares	2,503	2,503
Paid-in surplus	71,546	71,546
Unassigned surplus	12,657	7,173

Total capital and surplus	86,706	81,222

Total liabilities and capital and surplus	$885,128	$874,928

See accompanying notes to the statutory-basis financial statements (unaudited)

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WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF OPERATIONS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Amounts in thousands of US Dollars)

	2021	2020
Premiums and other revenues
Life and annuity premiums	$4,705	$5,870
Considerations for supplementary contracts with life contingencies	1,080	698
Net investment income	24,688	19,929
Amortization of interest maintenance reserve	888	816
Commissions & expense allowances on reinsurance ceded	622	430
Other revenues - net	(65)	(70)

Total premiums and other revenues	31,918	27,673

Benefits paid or provided
Death benefit	4,716	7,501
Annuity benefit	9,023	8,174
Surrender benefit and withdrawals	10,227	12,833
Payment on supplementary contracts with life contingencies	769	751
Interest and adjustments on contract or deposit-type contract funds	(220)	80
Changes in life, annuity and accident & health reserves	(9,613)	(8,667)
Other benefits	311	226

Total benefits paid or provided	15,213	20,898

Insurance expenses and other
Commissions and expenses allowances	349	188
General insurance expenses	4,374	5,589
Insurance taxes, licenses & fees	943	553
Net transfer to or (from) separate accounts	5	(19)
Other	(5)	417

Total insurance expenses and other	5,666	6,728

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	11,039	47
Income tax expenses (benefits)	843	(544)

Gain (Loss) from operations before net realized capital gains (losses)	10,196	591
Realized capital gains (losses)	381	(140)

Net gain (loss) from operations	10,577	451

See accompanying notes to statutory-basis financial statements (unaudited)

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WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND JUNE 30, 2020

(Amounts in thousands of US Dollars)

	Common Stock	Paid-In Surplus	Unassigned Surplus (Deficit)	Total Capital and Surplus

Balance - December 31, 2019	$2,503	$71,546	$29,128	$103,177

Net gain	-	-	451	451
Change in net unrealized capital gains (losses)	-	-	(1,719)	(1,719)
Change in net deferred income tax	-	-	(48)	(48)
Change in nonadmitted assets	-	-	(975)	(975)
Change in liability for reinsurance in unauthorized and certified companies	-	-	(210)	(210)
Change in asset valuation reserve	-	-	(1,393)	(1,393)

Net change in surplus for the period	-	-	(3,894)	(3,894)

Balance - June 30, 2020	$2,503	$71,546	$25,234	$99,283

Balance - December 31, 2020	$2,503	$71,546	$7,173	$81,222

Net gain	-	-	10,577	10,577
Change in net unrealized capital gains (losses)	-	-	2,277	2,277
Change in net deferred income tax	-	-	(493)	(493)
Change in nonadmitted assets	-	-	(716)	(716)
Change in liability for reinsurance in unauthorized and certified companies	-	-	(1,186)	(1,186)
Change in asset valuation reserve	-	-	(4,975)	(4,975)

Net change in surplus for the period	-	-	5,484	5,484

Balance - June 30, 2021	$2,503	$71,546	$12,657	$86,706

See accompanying note to the statutory-basis financial statements.

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WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENT OF CASH FLOWS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND JUNE 30, 2020

(Amounts in thousands of US Dollars)

	2021	2020
Operating activities
Premiums collected net of reinsurance	$6,749	$6,960
Net investment income	23,381	20,026
Miscellaneous income received	3,879	481
Benefit and losses paid	(24,126)	(26,469)
Net transfers from (to) separate accounts	(5)	19
Commissions and expenses paid	(6,395)	(9,651)
Federal income taxes received (paid)	(1,692)	(2,090)

Net cash provided by (used in) operating activities	1,791	(10,724)

Investing activities
Proceeds from sales, maturities, or repayments of investments:
Bonds	74,060	84,428
Stocks	10,282	10,645
Mortgage loans on real estate	241	260
Other invested assets	8,313	9,110
Miscellaneous proceeds	1,108	-

Total investment proceeds	94,004	104,443

Costs of investment acquired:
Bonds	46,451	58,168
Stocks	17,446	15,188
Mortgage loans on real estate	-	2,900
Other invested assets	35,867	21,964
Miscellaneous proceeds	303	1,204

Total costs of investment acquired	100,067	99,424

Increase (decrease) in policy loans	370	385

Net cash provided by (used in) investing activities	(5,693)	5,404

Financing and miscellaneous activities
Net inflow (withdrawal) on deposit type contracts	413	(1)
Other cash provided (applied)	3,867	5,601

Net cash provided by (used in) financing activities	4,280	5,600

Net increase (decrease) in cash, cash equivalents and short-term investments	378	280
Beginning of period	15,886	13,790

End of period	$16,264	$14,070

See accompanying notes to the statutory-basis financial statements (unaudited)

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Wilton Reassurance Life Company of New York

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (unaudited)

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020 AND

FOR THE SIX MONTHS ENDED JUNE 30, 2021 and June 30, 2020

(Amounts in thousands of US Dollar)

1.	Nature of Operations and Basis of Presentation

Organization

Wilton Reassurance Life Company of New York (the Company or WRNY) is a stock life insurance company organized in 1955 under the laws of the State of New York. The Company operates predominantly in the individual life business, as well as the group and individual annuity business of the life insurance industry and is licensed in all 50 states, the District of Columbia and the U.S. Virgin Islands, although, historically, its marketing efforts have been concentrated in the State of New York. The Company currently has no employees and currently writes no new primary insurance policies.

The Company is a wholly owned subsidiary of Wilton Reassurance Company (WRAC) which, in turn is a wholly owned subsidiary of Wilton Re U.S. Holdings, Inc., a Delaware corporation (Wilton Re U.S.). All but a de minimis portion of the economic interests and 100% of the voting interests of Wilton Re U.S. are held or controlled by Wilton Re U.S. Holdings Trust, an Ontario trust (the Wilton Re Trust). In turn, all economic interests associated with the Wilton Re Trust accrue to Wilton Re Ltd. (WRL), a non-insurance holding company registered in Nova Scotia, Canada. WRL is deemed the ultimate parent corporation in the Company’s holding company system.

Basis of Presentation

The unaudited financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which differ from accounting principles generally accepted in the United States of America (GAAP). These interim statutory-basis financial statements do not include all of the information and footnotes required for complete financial statements and should be read in conjunction with the Company’s audited statutory-basis financial statements for the year ended December 31, 2020.

In the opinion of management, all adjustments, including normal recurring adjustments necessary for a fair presentation have been included. Interim results are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

2.	Prescribed and Permitted Statutory Practices

The Department recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the New York Insurance Law. The NAIC Accounting Practices and Procedures Manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by the State of New York. In addition, the Department has the right to require (prescribed practices) or permit (permitted practices) other specific accounting treatments that differ from NAIC SAP. The Company has employed no such permitted practices in the preparation of these statutory basis financial statements.

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The State of New York may adopt certain prescribed practices that differ from those found in NAIC SAP. The Department’s Insurance Regulation 172 requires the Company to record a write-in asset of $856 and $889 related to the gross premiums for reinsurance paid beyond the paid-to date of the underlying policy as of June 30, 2021 and 2020, respectively. These amounts would be refunded to the Company by the reinsurer in the event of policy termination.

A reconciliation of the Company’s net income for six months ended June 30, 2021 and June 30, 2020, and capital and surplus as of June 30, 2021 and 2020, between NAIC SAP and practices prescribed and permitted by the State of New York is shown below:

	2021	2020
Net gain (loss)
Net gain (loss), State of New York basis	$10,577	$451
State prescribed practices (income)— Prepaid reinsurance—NYSID allowed under Circ Letter 11	-	-
State permitted practices (income)	-	-

Net gain (loss), NAIC SAP	$10,577	$451

Statutory capital and surplus
Statutory capital and surplus, State of New York basis	$86,706	$99,283
State prescribed practices (surplus)— Prepaid reinsurance—NYSID allowed under Circ Letter 11	(856)	(889)
State permitted practices (surplus)	-	-

Statutory capital and surplus, NAIC SAP	$85,850	$98,394

The Company’s shareholder’s equity determined in accordance with GAAP as of June 30, 2021 and December 31, 2020 was $267,182 and $253,319, respectively. The Company’s net income (loss) determined in accordance with GAAP for the six months ended June 30, 2021 and June 30, 2020 was $13,864 and ($13,118), respectively.

3.	Investments

The carrying value, fair value and related unrealized gains and losses of the Company’s investments in bonds, preferred stocks and common stocks are summarized as:

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	Carrying	Gross Unrealized		Fair
At June 30, 2021	Value	Gains	Losses	Value

U.S. government and agencies	$24,189	$4,307	$-	$28,496
State and political subdivisions	45,091	12,185	-	57,276
Foreign sovereign	1,000	124	-	1,124
Corporate securities	280,322	33,824	(1,073)	313,073
Residential mortgage-backed securities	32,748	3,636	(44)	36,340
Commercial mortgage-backed securities	54,135	6,536	(94)	60,577
Asset backed securities	83,575	6,035	(1,449)	88,161
Collateralized debt obligations	137,506	4,909	(3,652)	138,763

Total bonds	658,566	71,556	(6,312)	723,810

Preferred stocks	43,690	3,522	(47)	47,165
Common stocks	3,832	3	(3)	3,832

Total bonds and stocks	$706,088	$75,081	$(6,362)	$774,807

	Carrying	Gross Unrealized		Fair
At December 31, 2020	Value	Gains	Losses	Value

U.S. government and agencies	$25,508	$5,327	$-	$30,835
State and political subdivisions	45,130	12,865	-	57,995
Foreign sovereign	1,000	148	-	1,148
Corporate securities	287,099	38,927	(1,491)	324,535
Residential mortgage-backed securities	38,816	4,600	(56)	43,360
Commercial mortgage-backed securities	54,892	6,992	(132)	61,752
Asset backed securities	92,381	6,915	(2,239)	97,057
Collateralized debt obligations	138,061	909	(9,222)	129,748

Total bonds	682,887	76,683	(13,140)	746,430

Preferred stocks	38,792	3,029	(109)	41,712
Common stocks	595	-	-	595

Total bonds and stocks	$722,274	$79,712	$(13,249)	$788,737

On June 30, 2021 and December 31, 2020, included within cash and invested assets, cash, and bonds with an admitted asset value of $8,956 and $8,944, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

The following table shows gross unrealized losses and fair values of bonds, preferred stocks, and common stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

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	Less Than 12 Months		12 Months or More		Total
At June 30, 2021	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Corporate securities	$8,122	$(418)	$10,117	$(655)	$18,239	$(1,073)
Residential mortgage-backed securities	122	(44)	-	-	122	(44)
Commercial mortgage-backed securities	13		109	(94)	122	(94)
Asset backed securities	12,667	(96)	12,419	(1,353)	25,086	(1,449)
Collateralized debt obligations	16,387	(221)	53,485	(3,431)	69,872	(3,652)

Total bonds	37,311	(779)	76,130	(5,533)	113,441	(6,312)
Preferred stocks	2,225	(37)	139	(10)	2,364	(47)
Common stocks	592	(3)	-	-	592	(3)

Total bonds and stocks	$40,128	$(819)	$76,269	$(5,543)	$116,397	$(6,362)

	Less Than 12 Months		12 Months or More		Total
At December 31, 2020	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Corporate securities	$15,475	$(747)	$6,610	$(744)	$22,085	$(1,491)
Residential mortgage-backed securities	389	(56)	-	-	389	(56)
Commercial mortgage-backed securities	2,950	(53)	125	(79)	3,075	(132)
Asset backed securities	29,143	(1,693)	1,899	(546)	31,042	(2,239)
Collateralized debt obligations	36,811	(1,693)	63,144	(7,529)	99,955	(9,222)

Total bonds	84,768	(4,242)	71,778	(8,898)	156,546	(13,140)

Preferred stocks	3,271	(103)	169	(6)	3,440	(109)

Total bonds and stocks	$88,039	$(4,345)	$71,947	$(8,904)	$159,986	$(13,249)

The Company recognized $0 and $23 of other-than-temporary impairments for the six months ended June 30, 2021 and June 30, 2020, respectively.

A summary of the carrying value and fair value of the Company’s investments in bonds as of June 30, 2021, by contractual maturity, is as follows:

	Carrying Value	Fair Value
Years to maturity:
0–1 year	$679	$681
1–5 years	66,838	71,533
5–10 years	48,757	56,003
10–20 years	73,123	88,995
over 20 years	161,205	182,757
Residential Mortgage-Backed Securities	32,748	36,340
Commercial Mortgage-Backed Securities	54,135	60,577
Asset-backed securities	83,575	88,161
Collateralized debt obligations	137,506	138,763

Total	$658,566	$723,810

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The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Mortgage Loans on Real Estate

The Company’s Commercial Mortgage Loan (CML) portfolio is collateralized by a variety of commercial real estate property types located across the United States. The geographic distribution of the CML portfolio as of June 30, 2021, is shown below. No other state represented more than 5% of the portfolio.

Percentage of Loan Portfolio Carrying Value	% of Total

Texas	62.9%
South Carolina	19.2%
North Carolina	17.9%

The types of properties collateralizing the CMLs as of June 30, 2021, are as follows:

Percentage of Loan Portfolio Carrying Value	% of Total

Industrial	49.4%
Retail	19.2
Multi-family	17.8
Lodging	13.6

Total	100.0%

The maximum percentage of any one loan to the value of security at June 30, 2021, exclusive of insured, guaranteed, or purchase money mortgages, was 62.5%.

The contractual maturities of the CML portfolio as of June 30, 2021, are as follows:

	Carrying Value	Percent
2021	$-	-%
2022	-	-
2023	-	-
2024	-	-
2025	-	-
Thereafter	15,121	100.0

Total	$15,121	100.0%

As of June 30, 2021, the Company’s mortgage loan balances are classified as current.

Net Investment Income

Major categories of the Company’s net investment income are summarized as follows for the six months ended June 30, 2021 and June 30, 2020:

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	2021	2020
Income:
Bonds	$16,678	$17,101
Preferred stocks	1,175	1,129
Commercial mortgage loans	270	253
Policy loans	481	539
Other invested assets	7,389	2,013
Short-term investments and cash	14	70

Total investment income	26,077	21,175

Expenses:
Investment expenses	1,115	1,046
Interest on funds held under reinsurance treaties	204	130

Total investment expenses	1,319	1,176

Net investment income	$24,758	$19,999

Realized Gains and Losses

The capital gains and losses from investments in bonds, preferred stocks, common stocks, and other invested assets, and the related impact of income taxes and amounts transferred to interest maintenance reserves (IMR), are as follows for the six months ended June 30, 2021 and June 30, 2020:

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	2021	2020
Bonds:

Gross realized capital gains on sales	$2,305	$2,389

Gross realized capital losses on sales	(337)	(1,115)

Net realized capital gains on sales	1,968	1,274

Preferred stocks:

Gross realized capital gains on sales	242	649

Gross realized capital losses on sales	(133)	(219)

Net realized capital gains on sales	109	430

Common stocks:

Gross realized capital gains on sales	1,114	-

Other invested assets:
Gross realized capital losses on sales	-	(1)
Impairments on other invested assets	-	(23)

Total other invested assets	-	(24)

Realized capital gains before federal income taxes and transfer to IMR	3,191	1,680

Amount transferred to IMR	(1,507)	(1,324)
Federal income tax expense	(1,303)	(496)

Net realized capital gains (losses)	$381	$(140)

4.	Fair Values

Fair value of financial assets and liabilities are categorized as follows:

Level 1

Unadjusted quoted prices for identical assets or liabilities in an active market. The types of financial investments included in Level 1 are listed equities, money market funds, U.S. Treasury securities and non-interest-bearing cash.

Level 2

Pricing inputs other than quoted prices in active markets which are either directly or indirectly observable as of the reporting date, and fair value determined through the use of models or other valuation methods. Such inputs may include benchmarking prices for similar assets in active, liquid markets, quoted prices in markets that are not active and observable yields and spreads in the market. Level 2 valuations may be obtained from independent sources for identical or comparable assets or through the use of valuation methodologies using observable market-corroborated inputs. Prices from third party pricing services are validated through analytical reviews. Financial instruments in this category include publicly traded issues such as U.S. and foreign corporate securities, and residential and commercial mortgage backed securities, among others.

Level 3

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Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability. Market standard techniques for determining the estimated fair value of certain securities that trade infrequently may rely on inputs that are not observable in the market or cannot be derived from or corroborated by market observable data. Prices are determined using valuation methodologies such as discounted cash flow models and other techniques. Management believes these inputs are consistent with what other market participants would use when pricing similar assets.

The Company has a limited number of assets and liabilities that are measured and reported at fair value in the statutory-basis balance sheets.

The carrying value and fair value of the Company’s financial instruments as of June 30, 2021 and December 31, 2020 were as follows:

June 30, 2021	Carrying Value	Fair Value	Level 1	Level 2	Level 3

U.S. government and agencies	$24,189	$28,496	$10,007	$18,489	$-
State and political subdivisions	45,091	57,276	-	51,536	5,740
Foreign sovereign	1,000	1,124	-	1,124	-
Corporate securities	280,322	313,073	-	285,010	28,063
Residential mortgage-backed securities	32,748	36,340	-	36,340	-
Commercial mortgage-backed securities	54,135	60,577	-	60,577	-
Asset backed securities	83,575	88,161	-	66,422	21,739
Collateralized debt obligations	137,506	138,763	-	130,449	8,314

Total bonds	658,566	723,810	10,007	649,947	63,856

Preferred stocks	43,690	47,165	-	47,165	-
Common stock	3,832	3,832	-	-	3,832
Cash, cash equivalents, and short-term investments	16,264	16,264	16,264	-	-
Other invested assets*	21,994	27,865	-	16,011	11,854
Commercial mortgage loans	15,121	15,864	-	-	15,864
Policy loans	11,283	11,577	-	-	11,577
Separate accounts	964	964	-	964	-

Total financial assets	$771,714	$847,341	$26,271	$714,087	$106,983

Financial liabilities—annuities-deferred and without life contingencies	$517,312	$690,908	$-	$690,908	$-
Separate accounts	964	964	-	964	-

Total financial liabilities	$518,276	$691,872	$-	$691,872	$-

* Excludes limited partnership investments of $90,051 accounted for under the equity method.

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	Carrying	Fair
December 31, 2020	Value	Value	Level 1	Level 2	Level 3

U.S. government and agencies	$25,508	$30,835	$10,370	$20,465	$-
State and political subdivisions	45,130	57,995	-	52,180	5,815
Foreign sovereign	1,000	1,148	-	1,148	-
Corporate securities	287,099	324,535	-	294,225	30,310
Residential mortgage-backed securities	38,816	43,360	-	43,360	-
Commercial mortgage-backed securities	54,892	61,752	-	61,752	-
Asset backed securities	92,381	97,057	-	73,232	23,825
Collateralized debt obligations	138,061	129,748	-	118,982	10,766

Total bonds	682,887	746,430	10,370	665,344	70,716

Preferred stocks	38,792	41,712	-	41,712	-
Common stock	595	595	-	-	595
Cash, cash equivalents, and short-term investments	15,886	15,886	15,886	-	-
Other invested assets*	21,916	27,534	-	16,342	11,192
Commercial mortgage loans	15,363	16,012	-	-	16,012
Policy loans	11,676	11,676	-	-	11,676
Separate accounts	964	964	-	964	-

Total financial assets	$788,079	$860,809	$26,256	$724,362	$110,191

Financial liabilities—annuities-deferred and without life contingencies	$521,900	$735,855	$-	$-	$735,855
Separate accounts	964	964	-	964	-

Total financial liabilities	$522,864	$736,819	$-	$964	$735,855

* Excludes limited partnership investments of $59,421 accounted for under the equity method.

5.	Reinsurance

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. Reinsurance assumed is not significant. The ceded reinsurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within its capital resources.

The Company has various reinsurance agreements with non-affiliated third parties that enable it to limit the amount of exposure to any single insured. The per life exposure retained by the Company ranges up to $1,500.

The effect of reinsurance on life and accident and health premiums written and earned for the six months ended June 30, 2021 and June 30, 2020, are as follows:

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	2021	2020

Direct premiums	$21,673	$22,976
Assumed premiums	(444)	476
Ceded premiums:
Affiliates	(7,885)	(8,107)
Non-affiliates	(8,639)	(9,475)

Net premiums	$4,705	$5,870

The Company’s ceded reinsurance arrangements reduced certain other items in the statutory-basis financial statements for the six months ended June 30, 2021 and June 30, 2020, and as of June 30, 2021 and December 31, 2020, by the following amounts:

June 30	2021	2020

Benefits paid or provided:
Affiliates	$32,529	$29,071
Nonaffiliates	22,330	15,286

Total benefits paid or provided	$54,859	$44,357

June 30 and December 31
Policy and contract liabilities:
Affiliates	$6,587	$7,210
Nonaffiliates	9,378	6,447

Total policy and contract liabilities	$15,965	$13,657

The inforce as of June 30, 2021 and December 31, 2020 is reduced by reinsurance arrangements ceded as follows:

	2021	2020

Inforce:
Affiliates	$2,280,151	$2,401,757
Nonaffiliates	3,747,110	4,259,001

Total inforce	$6,027,261	$6,660,758

Reinsurance treaties do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Consequently, allowances would be established for amounts deemed uncollectible. At June 30, 2021 and December 31, 2020, no allowances were deemed necessary. The Company regularly evaluates the financial condition of its reinsurers. The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement.

6.	Federal Income Taxes

The total statutory income tax is different from that which would be obtained by applying the statutory Federal income tax rate of 21% to income before income taxes. Significant items causing these differences are as follows for the six months ended June 30, 2021 and June 30, 2020:

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	2021	2020
Provisions computed at statutory rate	$2,672	$84
IMR	130	107
Other	(165)	(193)

Total	$2,637	$(2)

Federal income tax incurred	$2,144	$(50)
Change in net deferred income taxes	493	48

Total statutory income taxes	$2,637	$(2)

7.	Capital and Surplus

WRNY is subject to statutory regulations of the State of New York. Under these regulations, the maximum amount of dividends which can be paid by a company to shareholders in any twelve month period without prior approval of the New York Department of Financial Services is restricted to the greater of 10% of surplus to policyholders as of the immediately preceding calendar year or net income less realized gains of the preceding year, which may be further limited. WRNY cannot pay dividends in 2021 without prior regulatory approval.

The Company paid no dividends to its stockholder in 2020 or year to date June 30, 2021.

8.	Commitments and Contingencies

Funding of Investments

The company has committed to investing in several limited partnerships and joint ventures. As of June 30, 2021, the company has committed $208,880 for investment and $130,140 remains unfunded.

The Company anticipates that the majority of its current limited partnership commitments will be invested over the next five years; however, these commitments could become due any time at the request of the counterparties.

Legal Proceedings

In the normal course of business, the Company is occasionally involved in litigation, principally from claims made under insurance policies and contracts. The ultimate disposition of such litigation is not expected to have a material adverse effect on the Company’s financial condition, liquidity or results of operations.

9.	Subsequent Events

Effective October 1, 2021, WRAC acquired Allstate Life Insurance Company of New York (ALICNY) and Intramerica Life Insurance Company. It is anticipated that on November 1, 2021, ALICNY and Intramerica will merge with and into the Company, with the Company being the surviving company to the merger.

There have been no other events occurring subsequent to the close of the books or accounts that would have a material effect on the financial condition of the Company. Subsequent events have been considered through October 29, 2021, the date the statutory-basis financial statements were available to be issued.

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Wilton Reassurance Life Company

of New York

Statutory-Basis Combined Financial Information (unaudited)

as of June 30, 2021,

for the Year Ended December 31, 2020, and

for the Six Months Ended June 30, 2021

Statutory-Basis Pro forma Financial Information (unaudited)

as of June 30, 2021, and

for the Year Ended December 31, 2020, and

for the Six Months Ended June 30, 2021

UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

(Amounts in thousands of US Dollars)

On March 29, 2021, Wilton Reassurance Company (WRAC) entered into a Stock Purchase Agreement (ALICNY Purchase Agreement) with Allstate Life Insurance Company (ALIC), Allstate Insurance Company (AIC), Allstate Financial Insurance Holdings Corporation (AFIHC), and Allstate Insurance Holdings, LLC (AIH) to acquire the Allstate Life Insurance Company of New York (ALICNY) and Intramerica Life Insurance Company (Intramerica), a wholly owned subsidiary of AFIHC. On October 1, 2021, WRAC paid a purchase price of $400,247 in cash (the Purchase Price1, and such acquisition, the Acquisition). Under the terms of the ALICNY Purchase Agreement, prior to the consummation of the sale of the ALICNY, Allstate effectuated a share issuance, whereby ALICNY issued to AIH additional shares of common stock of ALICNY and AIH contributed to ALICNY $660,000 in cash. These transactions, which were subject to regulatory approvals, were the consummation of certain pre-sale restructuring and reinsurance transactions and other customary closing conditions closed on October 1, 2021.

It is anticipated that on November 1, 2021, ALICNY and Intramerica will merge with and into Wilton Reassurance Life Company of New York (WRNY), a wholly owned subsidiary of WRAC, with WRNY being the surviving company to the merger (such merger was subject to a regulatory approval that has been received).

The following unaudited pro forma and combined historical financial information of WRNY, ALICNY, and Intramerica is presented to illustrate the estimated effects of the Acquisition and certain other related transactions and adjustments described below (collectively, Adjustments or Transaction Accounting Adjustments), and has been prepared in conformity with statutory accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which differ from accounting principles generally accepted in the United States of America (GAAP).

The unaudited pro forma and combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 combine the historical statements of operations of WRNY, ALICNY, and Intramerica, after giving effect to the Acquisition and other Adjustments as if they had occurred on January 1, 2020. The unaudited pro forma and combined balance sheet as of June 30, 2021 combines the historical balance sheets of WRNY, ALICNY, and Intramerica, after giving effect to the Acquisition and other Adjustments as if they had occurred on June 30, 2021. We refer to these unaudited pro forma and combined statements of operations and unaudited pro forma and combined balance sheets as the “pro forma financial information.”

In accordance with Regulation S-X Article 11, Intramerica was determined to be an insignificant subsidiary, thus June 30, 2021, and December 31, 2020 financial statements for Intramerica are not included in this registration statement. Intramerica financial information is included in the pro forma financial information.

The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical financial statements and accompanying notes of WRNY and ALICNY:

•

Audited annual statutory financial statements of WRNY and ALICNY as of and for the year ended December 31, 2020 and the related notes, filed with the New York Department of Financial Services (the Department) and included in this registration statement; and,

•	Unaudited statutory financial statements of WRNY and ALICNY as of and for the six months ended June 30, 2021, and the related notes, included in this registration statement.

1 The Purchase Price is subject to a customary post-closing review and adjustment mechanism pursuant to the terms of the definitive agreements that govern the Acquisition.

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The pro forma financial information has been prepared by WRNY for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission (the SEC) on May 21, 2020 (Article 11). The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what WRNY’s combined statements of operations or combined balance sheet actually would have been had the Acquisition and other Adjustments been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future financial position or operating results of WRNY following the completion of the Acquisition.

The pro forma Adjustments are preliminary, based upon available information and prepared solely for the purpose of this pro forma financial information.

The pro forma financial information reflects pro forma adjustments WRNY believes are necessary to present fairly WRNY’s pro forma results of operations and financial position following the closing of the Acquisition as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions WRNY believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the Acquisition, and reflective of adjustments necessary to report WRNY’s financial condition and results of operations as if WRNY completed the Acquisition as of the dates indicated.

The pro forma financial information does not include adjustments to reflect any potential revenue synergies or cost savings that may be achievable in connection with the Acquisition. As a result of displaying amounts in thousands, rounding differences may exist in the tables below.

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WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS BALANCE SHEETS (unaudited)

COMBINED AS OF JUNE 30, 2021

(Amounts in thousands of US Dollars)

	WRNY	ALICNY	Intramerica	Combined
Admitted Assets
Cash and invested assets:
Bonds	$658,566	$4,415,100	$13,170	$5,086,836
Preferred stocks	43,690	1,848	-	45,537
Common stocks	3,832	162,702	-	166,534
Mortgage loans on real estate	15,121	534,362	-	549,483
Cash, cash equivalents, and short-term investments	16,264	53,050	1,613	70,926
Policy loans	11,283	36,724	-	48,007
Other invested assets	112,045	367,255	399	479,699

Total cash and invested assets	860,801	5,571,041	15,182	6,447,024

Accrued investment income	5,359	44,413	154	49,926
Deferred and uncollected life premium	531	26,980	-	27,511
Reinsurance recoverable	11,577	8,283	-	19,861
Net deferred tax assets	3,995	31,873	52	35,921
Other assets	1,901	37,806	19	39,726
Separate account assets	964	423,113	23,889	447,965

Total admitted assets	$885,128	$6,143,509	$39,297	$7,067,933

Liabilities
Policy and contract liabilities
Life, annuity and accident & health reserves	$710,459	$4,511,844	$3,687	$5,225,990
Policy and contract claims	16,046	22,232	1	38,279
Policyholders’ funds	10,958	295,465	-	306,423

Total policy and contract liabilities	737,463	4,829,541	3,688	5,570,693

Other amounts payable on reinsurance	237	-	-	237
Interest maintenance reserve	11,210	11,644	-	22,854
Commissions and expense allowances on reinsurance assumed	(109)	15	-	(95)
Accounts payable and general expenses due and accrued	10,696	1,363	14	12,072
Current federal income taxes payable	1,118	12,973	36	14,128
Amounts withheld or retained by company as agent or trustee	652	-	-	652
Remittances not allocated	2,227	994	14	3,235
Asset valuation reserve	19,666	143,327	42	163,036
Reinsurance in unauthorized and certified companies	3,406	-	-	3,406
Funds held under reinsurance treaties	7,470	-	-	7,470
Payable to parent and affiliates	707	4,188	13	4,907
Payable for securities	1,108	43,388	747	45,243
Other liabilities	1,607	28,231	10	29,848
Separate account liabilities	964	423,113	23,889	447,965

Total liabilities	798,422	5,498,777	28,453	6,325,652

Capital and surplus
Common stock	2,503	2,500	2,100	7,103
Paid-in surplus	71,546	131,253	700	203,500
Unassigned surplus	12,657	510,978	8,044	531,679

Total capital and surplus	86,706	644,732	10,844	742,281

Total liabilities and shareholder’s equity	$885,128	$6,143,509	$39,297	$7,067,933

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WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS PRO FORMA BALANCE SHEET (unaudited)

AS OF JUNE 30, 2021

(Amounts in thousands of US Dollars)

		Transaction Accounting Adjustments (Note 4)
	Combined	Pre-Close	Post-Close	Pro forma
Admitted Assets
Cash and invested assets:
Bonds	$5,086,836	$(19,400)	$-	$5,067,436
Preferred stocks	45,537	-	-	45,537
Common stocks	166,534	-	-	166,534
Mortgage loans on real estate	549,483	-	-	549,483
Cash, cash equivalents, and short-term investments	70,926	659,300	(467,800)	262,426
Policy loans	48,007	(1,000)	-	47,007
Other invested assets	479,699	-	-	479,699

Total cash and invested assets	6,447,024	638,900	(467,800)	6,618,124

Accrued investment income	49,926	-	-	49,926
Deferred and uncollected life premium	27,511	(1,300)	-	26,211
Reinsurance recoverable	19,861	-	-	19,861
Net deferred tax assets	35,921	(1,100)	-	34,821
Other assets	39,726	-	-	39,726
Separate account assets	447,965	-	-	447,965

Total admitted assets	$7,067,933	$636,500	$(467,800)	$7,236,633

Liabilities
Policy and contract liabilities
Life, annuity and accident & health reserves	$5,225,990	$1,267,900	$(4,376,800)	$2,117,090
Policy and contract claims	38,279	(4,600)	-	33,679
Policyholders’ funds	306,423	-	-	306,423

Total policy and contract liabilities	5,570,693	1,263,300	(4,376,800)	2,457,193

Other amounts payable on reinsurance	237	(400)	-	(163)
Interest maintenance reserve	22,854	(100)	-	22,754
Commissions and expense allowances on reinsurance assumed	(95)	-	-	(95)
Accounts payable and general expenses due and accrued	12,072	-	-	12,072
Current federal income taxes payable	14,128	1,600	(367,800)	(352,072)
Amounts withheld or retained by company as agent or trustee	652	-	-	652
Remittances not allocated	3,235	(100)	-	3,135
Asset valuation reserve	163,036	-	(84,700)	78,336
Reinsurance in unauthorized and certified companies	3,406	-	-	3,406
Funds held under reinsurance treaties	7,470	-	4,122,700	4,130,170
Payable to parent and affiliates	4,907	-	-	4,907
Payable for securities	45,243	-	-	45,243
Other liabilities	29,848	-	-	29,848
Separate account liabilities	447,965	-	-	447,965

Total liabilities	6,325,652	1,264,300	(706,600)	6,883,352

Capital and surplus
Common stock	7,103	-	-	7,103
Paid-in surplus	203,500	660,000	(538,000)	325,500
Unassigned surplus	531,679	(1,287,800)	776,800	20,679

Total capital and surplus	742,281	(627,800)	238,800	353,281

Total liabilities and shareholder’s equity	$7,067,933	$636,500	$(467,800)	$7,236,633

5 | P a g e

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF OPERATIONS (unaudited)

COMBINED FOR THE YEAR ENDED DECEMBER 31, 2020

(Amounts in thousands of US Dollars)

	WRNY	ALICNY	Intramerica	Combined
Premiums and other revenues
Life and annuity premiums	$10,578	$170,685	$3	$181,266
Considerations for supplementary contracts with life contingencies	1,014	-	-	1,014
Net investment income	42,217	265,739	450	308,405
Amortization of interest maintenance reserve	1,805	6,257	(4)	8,058
Commissions & expense allowances on reinsurance ceded	934	2,212	-	3,145
Other revenues - net	(329)	(21,107)	141	(21,294)

Total premiums and other revenues	56,218	423,786	591	480,594

Benefits paid or provided
Death benefit	12,172	90,551	-	102,724
Annuity benefit	12,552	151,598	461	164,610
Surrender benefit and withdrawals	22,187	86,405	1,560	110,152
Payment on supplementary contracts with life contingencies	1,404	0	-	1,404
Interest and adjustments on contract or deposit-type contract funds	(417)	18,705	-	18,288
Changes in life, annuity and accident & health reserves	7,225	90,091	(474)	96,843
Other benefits	234	12,936	-	13,170

Total benefits paid or provided	55,359	450,286	1,546	507,191

Insurance expenses and other
Commissions and expenses allowances	352	11,035	-	11,387
General insurance expenses	10,407	30,361	129	40,897
Insurance taxes, licenses & fees	1,217	7,248	54	8,518
Net transfer to or (from) separate accounts	(4)	(35,702)	(1,399)	(37,106)
Other	393	151	0	544

Total insurance expenses and other	12,365	13,093	(1,217)	24,241

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	(11,506)	(39,593)	261	(50,838)

Income tax expenses (benefits)	(646)	9,383	50	8,787

Gain (Loss) from operations before net realized capital gains (losses)	(10,860)	(48,976)	211	(59,624)

Realized capital gains (losses)	(846)	(17,092)	-	(17,937)

Net gain (loss) from operations	$(11,706)	$(66,067)	$211	$(77,562)

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WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF OPERATIONS (unaudited)

COMBINED FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Amounts in thousands of US Dollars)

	WRNY	ALICNY	Intramerica	Combined
Premiums and other revenues
Life and annuity premiums	$4,705	$83,871	$2	$88,578
Considerations for supplementary contracts with life contingencies	1,080	-	-	1,080
Net investment income	24,688	126,866	226	151,780
Amortization of interest maintenance reserve	888	2,734	0	3,622
Commissions & expense allowances on reinsurance ceded	622	1,149	-	1,770
Other revenues - net	(65)	(23,097)	80	(23,083)

Total premiums and other revenues	31,917	191,522	308	223,747

Benefits paid or provided
Death benefit	4,716	51,403	-	56,119
Annuity benefit	9,023	68,365	280	77,668
Surrender benefit and withdrawals	10,227	42,059	472	52,758
Payment on supplementary contracts with life contingencies	769	0	-	769
Interest and adjustments on contract or deposit-type contract funds	(220)	7,842	-	7,622
Changes in life, annuity and accident & health reserves	(9,613)	(24,560)	323	(33,850)
Other benefits	311	6,661	-	6,972

Total benefits paid or provided	15,213	151,770	1,074	168,057

Insurance expenses and other
Commissions and expenses allowances	349	5,513	-	5,862
General insurance expenses	4,374	13,618	56	18,048
Insurance taxes, licenses & fees	943	3,234	43	4,220
Net transfer to or (from) separate accounts	5	(28,024)	(1,010)	(29,028)
Other	(5)	113	(0)	109

Total insurance expenses and other	5,666	(5,546)	(911)	(790)

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	11,038	45,298	145	56,480

Income tax expenses (benefits)	841	7,742	15	8,598

Gain (Loss) from operations before net realized capital gains (losses)	10,196	37,556	130	47,882

Realized capital gains (losses)	381	47,327	-	47,708

Net gain (loss) from operations	$10,577	$84,882	$130	$95,589

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WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS PRO FORMA STATEMENT OF OPERATIONS (unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2020

(Amounts in thousands of US Dollars)

		Transaction Accounting Adjustments (Note 4)
	Combined	Pre-Close	Post-Close	Pro forma

Premiums and other revenues
Life and annuity premiums	$181,266	-	(77,920)	$103,977
Considerations for supplementary contracts with life contingencies	1,014	-	-	1,014
Net investment income	308,405	-	-	308,405
Amortization of interest maintenance reserve	8,058	-	-	8,058
Commissions & expense allowances on reinsurance ceded	3,145	-	-	3,145
Other revenues - net	(21,294)	-	(175,075)	(196,369)

Total premiums and other revenues	480,594	-	(252,365)	228,230

Benefits paid or provided
Death benefit	102,724	-	(45,731)	56,993
Annuity benefit	164,610	-	(104,942)	59,668
Surrender benefit and withdrawals	110,152	-	(11,009)	99,143
Payment on supplementary contracts with life contingencies	1,404	-	-	1,404
Interest and adjustments on contract or deposit-type contract funds	18,288	-	-	18,288
Changes in life, annuity and accident & health reserves	96,843	-	(147,237)	(50,394)
Other benefits	13,170	-	-	13,170

Total benefits paid or provided	507,191	-	(308,918)	198,273

Insurance expenses and other
Commissions and expenses allowances	11,387	1,285,100	213,700	1,510,187
General insurance expenses	40,897	-	(11,502)	29,396
Insurance taxes, licenses & fees	8,518	-	-	8,518
Net transfer to or (from) separate accounts	(37,106)	-	-	(37,106)
Other	544	-	-	544

Total insurance expenses and other	24,241	1,285,100	202,199	1,511,540

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	(50,838)	(1,285,100)	(145,645)	(1,481,583)
Income tax expenses (benefits)	8,787	1,600	(353,508)	(343,122)

Gain (Loss) from operations before net realized capital gains (losses)	(59,624)	(1,286,700)	207,863	(1,138,461)
Realized capital gains (losses)	(17,937)	-	-	(17,937)

Net gain (loss) from operations	$(77,562)	$(1,286,700)	$207,863	$(1,156,398)

8 | P a g e

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS PRO FORMA STATEMENT OF OPERATIONS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Amounts in thousands of US Dollars)

		Transaction Accounting Adjustments (Note 4)
	Combined	Pre-Close	Post-Close	Pro forma
Premiums and other revenues
Life and annuity premiums	$88,578	-	(38,645)	$49,933
Considerations for supplementary contracts with life contingencies	1,080	-	-	1,080
Net investment income	151,780	-	-	151,780
Amortization of interest maintenance reserve	3,622	-	-	3,622
Commissions & expense allowances on reinsurance ceded	1,770	-	-	1,770
Other revenues - net	(23,083)	-	(87,538)	(110,620)

Total premiums and other revenues	223,747	-	(126,182)	97,565

Benefits paid or provided
Death benefit	56,119	-	(22,865)	33,254
Annuity benefit	77,668	-	(52,471)	25,197
Surrender benefit and withdrawals	52,758	-	(5,504)	47,254
Payment on supplementary contracts with life contingencies	769	-	-	769
Interest and adjustments on contract or deposit-type contract funds	7,622	-	-	7,622
Changes in life, annuity and accident & health reserves	(33,850)	-	(73,619)	(107,469)
Other benefits	6,972	-	-	6,972

Total benefits paid or provided	168,057	-	(154,459)	13,598

Insurance expenses and other
Commissions and expenses allowances	5,862	-	-	5,862
General insurance expenses	18,048	-	(5,751)	12,297
Insurance taxes, licenses & fees	4,220	-	-	4,220
Net transfer to or (from) separate accounts	(29,028)	-	-	(29,028)
Other	109	-	-	109

Total insurance expenses and other	(790)	-	(5,751)	(6,541)

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	56,480	-	34,028	90,508

Income tax expenses (benefits)	8,598	-	7,146	15,744

Gain (Loss) from operations before net realized capital gains (losses)	47,882	-	26,882	74,764

Realized capital gains (losses)	47,708	-	-	47,708

Net gain (loss) from operations	$95,589	$-	$26,882	$122,471

9 | P a g e

Wilton Reassurance Life Company of New York

NOTES TO STATUTORY-BASIS PRO FORMA FINANCIAL STATEMENTS (unaudited)

AS OF JUNE 30, 2021, FOR THE YEAR ENDED DECEMBER 31, 2020 AND

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Amounts in thousands of US Dollar)

1.	Description of Transaction

On March 29, 2021, Wilton Reassurance Company (WRAC) entered into a Stock Purchase Agreement (ALICNY Purchase Agreement) with Allstate Life Insurance Company (ALIC), Allstate Insurance Company (AIC), Allstate Financial Insurance Holdings Corporation (AFIHC), and Allstate Insurance Holdings, LLC (AIH) to acquire the Allstate Life Insurance Company of New York (ALICNY) and Intramerica Life Insurance Company (Intramerica), a wholly owned subsidiary of AFIHC. On October 1, 2021, WRAC paid a purchase price of $400,247 in cash (the Purchase Price, and such acquisition, the Acquisition). Under the terms of the ALICNY Purchase Agreement, prior to the consummation of the sale of the ALICNY, Allstate effectuated a share issuance, whereby ALICNY issued to AIH additional shares of common stock of ALICNY and AIH contributed to ALICNY $660,000 in cash. These transactions, which were subject to regulatory approvals, were the consummation of certain pre-sale restructuring and reinsurance transactions and other customary closing conditions closed on October 1, 2021.

It is anticipated that on November 1, 2021, ALICNY and Intramerica will merge with and into Wilton Reassurance Life Company of New York (WRNY), a wholly owned subsidiary of WRAC, with WRNY being the surviving company to the merger (such merger was subject to a regulatory approval that has been received).

2.	Basis of Presentation

The unaudited pro forma financial statements were prepared using historical audited and unaudited financial statements. The unaudited proforma financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which differ from accounting principles generally accepted in the United States of America (GAAP). The unaudited pro forma financial statements were prepared assuming that the anticipated November 1, 2021 merger has occurred.

The pro forma Adjustments or Transaction Accounting Adjustments are preliminary, based upon available information and prepared solely for the purpose of this pro forma financial information. The pro forma financial information reflects pro forma adjustments WRNY believes are necessary to present fairly WRNY’s pro forma results of operations and financial position following the closing of the Acquisition as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions WRNY believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the Acquisition, and reflective of adjustments necessary to report WRNY’s financial condition and results of operations as if WRNY completed the Acquisition. The unaudited pro forma and combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 combine the historical statements of operations of WRNY, ALICNY, and Intramerica, after giving effect to the Acquisition and other Adjustments as if they had occurred on January 1, 2020. The unaudited pro forma and combined balance sheet as of June 30, 2021 combines the historical balance sheets of WRNY, ALICNY and Intramerica, after giving effect to the Acquisition and other Adjustments as if they had occurred on June 30, 2021.

In accordance with accounting practices prescribed or permitted by the Department, the merger of ALICNY and Intramerica into WRNY is based on their respective historical bases of accounting, without adjusting assets and liabilities to fair value.

3.	Prescribed and Permitted Statutory Practices

The Department recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the New York Insurance Law. The NAIC Accounting Practices and Procedures Manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by the State of New York. In addition, the Department has the right to require (prescribed practices) or permit (permitted practices) other specific accounting treatments that differ from NAIC SAP. The Company has employed no such permitted practices in the preparation of these unaudited pro forma financial statements. The State of New York may adopt certain prescribed practices that differ from those found in NAIC SAP.

10 | P a g e

4.	Transaction Accounting Adjustments

Pre-Close Adjustments

Immediately prior to closing of the Acquisition, the following transactions, which were subject to regulatory approvals, were completed:

1.

ALICNY increased its authorized capital stock and issued newly authorized shares to AIH (the Share Issuance). In connection with the Share Issuance, AIH made a $660,000 cash contribution to ALICNY; and,

2.	ALICNY reinsured 100% of its voluntary benefits business on a coinsurance basis to American Heritage Life Insurance Company (American Heritage), a Florida domiciled company.

Concurrent with closing and subject to regulatory approvals;

3.	ALICNY terminated its stop loss reinsurance agreement in place with ALIC.

The inception of the voluntary benefits coinsurance agreement with American Heritage and termination of the stop loss reinsurance agreement with ALIC resulted in a net after-tax loss of $1,286,700 which has been presented in the pro forma statement of operations for the year ended December 31, 2020 and in unassigned surplus in the pro forma balance sheet as of June 30, 2021. The recurring impact of these transactions on the statements of operations for the year ended December 2020 and the six months ended June 30, 2021 is not material and therefore has not been included therein.

Post-Close Adjustments

Immediately following the October 1, 2021, closing, the following transactions, which were subject to regulatory approvals, were completed:

4.	ALICNY reinsured 100% of its payout annuities and 50% of its life business on a coinsurance funds withheld basis to WRAC, in an arm’s length transaction; and,
5.

ALICNY restated its gross paid-in and contributed surplus and unassigned funds (surplus) by $538,000 under a quasi-reorganization (Statement of Statutory Accounting Principles No. 72, Surplus and Quasi-Reorganizations).

The inception of the reinsurance agreement with WRAC resulted in an after-tax gain of $154,000 which has been presented in the pro forma statement of operations for the year ended December 31, 2020 and in unassigned surplus in the pro forma balance sheet as of June 30, 2021. The recurring impact of the reinsurance transaction with WRAC has been included in the statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021.

11 | P a g e

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Statutory-basis Financial Statements as of and for

the Years Ended December 31, 2020, 2019, and 2018

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Audit Committee of

Allstate Life Insurance Company

Northbrook, Illinois

We have audited the accompanying statutory-basis financial statements of Allstate Life Insurance Company of New York (the “Company”), which is a wholly-owned subsidiary of Allstate Life Insurance Company, which is a wholly-owned subsidiary of Allstate Insurance Company, which is, a wholly-owned subsidiary of Allstate Insurance Holdings, LLC, which is a wholly-owned subsidiary of The Allstate Corporation, which comprise the statutory-basis statements of financial position as of December 31, 2020, 2019 and 2018 and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for the years then ended, and the related notes to the statutory-basis financial statements.

Management’s Responsibility for the Statutory-Basis Financial Statements

Management is responsible for the preparation and fair presentation of these statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these statutory-basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory-basis financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the statutory-basis financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory-basis financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the New York State Department of Financial Services. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 2 to the statutory-basis financial statements and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America paragraph, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of Allstate Life Insurance Company of New York as of December 31, 2020, 2019 and 2018 or the results of its operations or its cash flows for the years then ended.

Opinion on Statutory Basis of Accounting

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of Allstate Life Insurance Company of New York as of December 31, 2020, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services as described in Note 2 to the statutory-basis financial statements.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 19, 2021

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

DECEMBER 31, 2020 AND 2019

(in thousands except par value and number of shares)	2020	2019
ADMITTED ASSETS
Bonds (fair value: $4,788,589 and $4,400,759)	$4,175,040	$3,996,839
Preferred stocks (fair value: $2,236 and $11,051)	1,796	10,562
Common stocks (cost: $170,915 and $123,957)	249,205	165,135
Mortgage loans on real estate	616,560	718,901
Cash, cash equivalents and short-term investments	130,453	220,888
Contract loans	37,280	38,563
Derivatives	8,469	6,047
Other invested assets	342,484	385,644
Receivables for securities	206	150,125
Securities lending reinvested collateral assets	1,414	391

Subtotals, cash and invested assets	5,562,907	5,693,095

Investment income due and accrued	44,801	45,804
Premiums and considerations	29,609	30,605
Reinsurance recoverables and other reinsurance receivables	5,060	1,547
Net deferred tax asset	32,760	29,598
Guaranty funds receivable or on deposit	908	919
Advanced benefits	6,421	5,900
Other assets	3,454	3,707
From Separate Accounts, Segregated Accounts and Protected Cell Accounts	423,762	404,635

Total	$6,109,682	$6,215,810

LIABILITIES
Aggregate reserve for life and accident and health contracts	$4,536,404	$4,446,313
Liability for deposit-type contracts	314,658	343,000
Contract claims	18,556	28,197
Interest maintenance reserve	13,515	12,481
Transfers to Separate Accounts due or accrued (net)	8,570	12,822
Current federal and foreign income taxes	34	28,056
Asset valuation reserve	137,711	145,134
Payable to parent, subsidiaries and affiliates	4,674	4,480
Payable for securities lending	76,033	157,280
Reserve for uncashed checks	6,710	5,832
Other liabilities	13,204	13,413
From Separate Accounts Statement	423,762	404,635

Total liabilities	5,553,831	5,601,643

CAPITAL AND SURPLUS
Common capital stock ($25 par value; 100,000 shares authorized, issued and outstanding)	2,500	2,500
Gross paid in and contributed surplus	131,253	131,253
Unassigned funds (surplus)	422,098	480,414

Total capital and surplus	555,851	614,167

Total	$6,109,682	$6,215,810

See notes to statutory-basis financial statements.

3

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(in thousands)	2020	2019
Premiums and annuity considerations for life and accident and health contracts	$170,685	$199,028
Net investment income	265,739	258,104
Amortization of interest maintenance reserve	6,257	3,211
Commissions and expense allowances on reinsurance ceded	2,212	2,559
Reserve adjustments on reinsurance ceded	(22,064)	(28,355)
Miscellaneous income	957	1,153

Total	423,786	435,700

Death benefits	90,551	72,782
Annuity benefits	151,598	171,567
Disability benefits and benefits under accident and health contracts	12,821	39,191
Surrender benefits and withdrawals for life contracts	86,405	140,144
Interest and adjustments on contracts or deposit-type contract funds	18,705	19,051
Increase (decrease) in aggregate reserves for life and accident and health contracts	90,091	(7,937)
Commissions on premiums, annuity considerations, and deposit-type contract funds	10,969	19,903
General insurance expenses	30,361	38,408
Insurance taxes, licenses and fees, excluding federal income taxes	7,248	7,845
(Increase) decrease in loading on deferred and uncollected premiums	122	(1,420)
Net transfers to or (from) Separate Accounts net of reinsurance	(35,702)	(44,302)
Other expenses	209	912

Total	463,378	456,144

Net loss from operations after dividends to policyholders and before federal income taxes and realized capital gains or (losses)	(39,592)	(20,444)

Federal and foreign income taxes incurred (excluding tax on capital gains)	9,383	26,390

Net loss from operations after dividends to policyholders and federal income taxes and before realized capital gains or (losses)	(48,975)	(46,834)

Net realized capital gains (losses) less capital gains tax of $(4,543) and $3,416	(17,092)	12,852

Net loss	$(66,067)	$(33,982)

See notes to statutory-basis financial statements.

4

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(in thousands)	2020	2019
Capital and surplus, December 31, prior year	$614,167	$644,474
Net loss	(66,067)	(33,982)
Change in net unrealized capital gains (losses)	(6,275)	16,484
Change in net unrealized foreign exchange capital gains (losses)	4,055	(3,698)
Change in net deferred income tax	19,961	29,258
Change in nonadmitted assets	(17,413)	(15,554)
Change in asset valuation reserve	7,423	(22,815)

Capital and surplus, December 31, current year	$555,851	$614,167

See notes to statutory-basis financial statements.

5

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(in thousands)
Cash from operations	2020	2019
Premiums collected net of reinsurance	$171,358	$198,038
Net investment income	239,707	235,155
Miscellaneous income	(417)	2,510

Total	410,648	435,703

Benefits and loss related payments	372,932	446,455
Net transfers to Separate, Segregated Accounts and Protected Cell Accounts	(31,449)	(58,728)
Commissions, expenses paid and aggregate write-ins for deductions	49,947	66,399
Dividends paid to policyholders	31	42
Federal and foreign income taxes paid (recovered)	34,799	(2,112)

Total	426,260	452,056

Net cash from operations	(15,612)	(16,353)

Cash from investments
Proceeds from investments sold, matured or repaid	1,304,707	858,339
Cost of investments acquired (long-term only)	1,255,154	747,739
Net increase or (decrease) in contract loans and premium notes	(1,289)	(791)

Net cash from investments	50,842	111,391

Cash from financing and miscellaneous sources
Net deposits on deposit-type contracts and other insurance liabilities	(47,015)	(46,793)
Other cash provided (applied)	(78,650)	91,941

Net cash from financing and miscellaneous sources	(125,665)	45,148

Reconciliation of cash, cash equivalents and short-term investments
Net change in cash, cash equivalents and short-term investments	(90,435)	140,186
Cash, cash equivalents and short-term investments, beginning of year	220,888	80,702

Cash, cash equivalents and short-term investments, end of period	$130,453	$220,888

Supplemental disclosures for non-cash transactions
Change in receivable for securities sold	$149,917	$149,288
Portfolio investments exchanged	108,564	86,650
Income from other invested assets	12,585	929
Reinvestment of non-cash distributions from other invested assets	3,289	3,395
Change in payable for securities acquired	712	712
Stock dividends received	15	37
Stock distributions a return of capital	3	4
Mortgage loans refinanced	-	8,388

See notes to statutory-basis financial statements.

6

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

1.	General

Allstate Life Insurance Company of New York (the “Company”), an insurance company domiciled in New York, is a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), an insurance company domiciled in the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company (“AIC”), which is a wholly owned subsidiary of Allstate Insurance Holdings, LLC (“AIH”), a Delaware limited liability company. AIH is a wholly owned subsidiary of The Allstate Corporation (“the Corporation”).

The Company offers traditional, interest-sensitive and variable life insurance and voluntary accident and health insurance products to customers in the State of New York. The Company serves customers through Allstate exclusive agents and exclusive financial specialists, as well as workplace enrolling independent agents and benefits brokers. The Company previously offered and continues to have in force deferred fixed annuities and immediate fixed annuities. The Company also previously offered variable annuities which are reinsured.

2.	Summary of Significant Accounting Policies

Basis of presentation

The Company prepares its financial statements in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (“NYDFS”). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of New York requires its domestic insurance companies to prepare financial statements in conformity with the NAIC Accounting Practices and Procedures Manual (“APPM”), which includes all Statements of Statutory Accounting Principles (“SSAPs”), subject to any deviations prescribed or permitted by the NYDFS.

The NYDFS has adopted certain prescribed accounting practices that differ from those found in the APPM that are applicable to the Company. Specifically, the calculation of deferred premium assets includes the establishment of a prepaid reinsurance premium asset in accordance with New York Regulation 172. SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance (“SSAP No. 61R”), requires the deferred premium asset to be reduced by the proportionate amount attributable to reinsurance.

The NYDFS has prescribed in accordance with 11 CRR-NY 95.10 of New York Codes, Rules and Regulations that the Company presents in Exhibit 5 of the Annual Statement asset adequacy reserves before consideration of the reinsurance treaty described in Note 17, which are not required per SSAP No. 51, Life Contracts, and SSAP No. 61R.

A reconciliation of the Company’s net income and capital and surplus between statutory accounting principles (“SAP”) per the APPM and practices prescribed or permitted by the NYDFS as of December 31 is shown below:

(in thousands)
	2020	2019
Net Income
The Company’s state basis	$(66,067)	$(33,982)

State prescribed practices that increase/(decrease) NAIC SAP: Premiums	(34)	(11)
Commissions and expense allowances on reinsurance ceded	70	2
Increase in loading on deferred and uncollected premium	105	(333)
Increase in aggregate reserves for asset/liability analysis (net)	-	-

State permitted practices that increase/(decrease) NAIC SAP:	-	-

NAIC SAP	$(66,208)	$(33,640)

Surplus
The Company’s state basis	$555,851	$614,167

State prescribed practices that increase/(decrease) NAIC SAP:
Deferred premium assets	(9,985)	(10,418)
Aggregate write-ins (Reinsurance balances recoverable)	2,611	2,904
Increase in aggregate reserves for asset/liability analysis (net)	-	-

State permitted practices that increase/(decrease) NAIC SAP:	-	-

NAIC SAP	$563,225	$621,681

If the Company had not used the New York prescribed practice, a risk-based capital regulatory event would not have been triggered.

7

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Accounting practices and procedures of the NAIC as prescribed or permitted by the NYDFS comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (“GAAP”). The more significant differences relevant to the Company are as follows:

●

Bonds, including loan-backed and structured securities (“LBASS”) but excluding Securities Valuation Office (“SVO”)-identified investments, and short-term investments, are stated at amortized cost, or lower of amortized cost or fair value, or recovery value, while under GAAP, they are carried at fair value

●	Preferred stocks are valued as prescribed by the SVO, while under GAAP, they are reported at fair value.

●

Under the APPM, unaffiliated common stocks are reported at fair value and changes in fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus. Under GAAP, equity investments, including common stocks and limited partnership interests not accounted for under the equity method of accounting (“EMA”) or that do not result in consolidation, are measured at fair value with changes in fair value recognized in net income.

●

Under the APPM, mortgage loans are carried at unpaid principal amount net of unamortized premium or discount. Effective January 1, 2020, under GAAP they are carried at amortized cost, net of credit loss allowances. Under the APPM, impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. Other-than-temporary impairment (“OTTI”) adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell. Effective January 1, 2020, under GAAP, credit loss allowances are estimates of expected credit losses, established for loans upon origination or purchase, and are established considering all relevant information available, including past events, current conditions, and reasonable and supportable forecasts over the life of the loans. Beginning in 2020 under GAAP, loans are evaluated on a pooled basis when they share similar risk characteristics; while under the APPM, loans are evaluated individually.

●

Certain investments in partnerships and limited liability companies under GAAP are recorded at fair value. Per the APPM, these investments require EMA to be used. EMA on a statutory basis, in conjunction with asset valuation reserve (“AVR”) recognition requirements as discussed below, recognizes the earnings of the investment in surplus with only the portion distributed recorded in investment income, while GAAP recognizes all earnings, both distributed and undistributed in investment income. Investments in partnerships and limited liability companies are required to have audited U.S. GAAP financial statements or audited U.S. tax-basis financial statements to be admitted. For investments in non-U.S. partnerships and limited liability companies for which audited GAAP or International Financial Reporting Standards financial statements are not available, admission requires using certain audited financial statements prepared using foreign generally accepted accounting principles with an audited reconciliation to U.S. GAAP.

●	Realized investment capital gains or losses are reported net of related income taxes, while under GAAP, such gains or losses are reported gross of tax.

●

Under both GAAP and the APPM, the Company is required to identify impairments and recognize credit or intent related losses on bonds including LBASS (i.e., the term used in the APPM is “other-than-temporary impairment”, effective January 1, 2020, this term is no longer used in GAAP). However, the measurement of credit impairments differs for bonds and the trigger for intent impairments differs for LBASS.

Intent related credit losses are recorded when there is a decision to sell a security or when it is more likely than not that the Company will be required to sell the security before the recovery of the amortized cost basis. Under GAAP and the APPM, for intent related credit losses, bonds, including LBASS are written down to fair value. In addition, for LBASS under the APPM, intent related OTTI is also recognized when there is no intent and ability to hold the security until it recovers in value, which is not required under GAAP.

Credit related impairments result from an assessment that the entire amortized cost basis is not expected to be recovered. Under GAAP, for bonds, including LBASS, in an unrealized loss position, credit losses are recorded to expected recovery value, which, effective January 1, 2020, is recognized as a contra asset allowance and may not exceed fair value. Recovery value is determined by calculating the best estimate of future cash flows considering past events, current conditions and reasonable and supportable forecasts discounted at the security’s current effective rate. Under the APPM, for credit related OTTI, bonds other than LBASS, are written down to fair value and LBASS are written down to the expected recovery value.

●

Under the APPM, derivatives which follow hedge accounting are reported in a manner consistent with the hedged item with no ineffectiveness separately recorded. Derivatives that are not designated as accounting hedges are recorded at fair value, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus until the transaction is closed (e.g., terminated, sold, expired, exercised). Derivatives which are used in replication are reported in a manner consistent with the asset that has been replicated. Embedded derivative instruments are not accounted for separately as derivative instruments. Derivative assets and liabilities are reported gross in the financial statements.

Under GAAP, derivatives that qualify as a fair value hedge are recorded at fair value in the same income statement line item as the hedged item; cash flow hedges are also recorded at fair value. Hedge ineffectiveness, if any, is recorded along with the hedged item. The change in fair value of a non-hedge derivative, including derivatives used in replication, is recorded as a realized capital gain or loss. Embedded derivative instruments are accounted for separately and marked to market through realized capital gains or losses. Derivative assets and liabilities that qualify for offsetting with a counterparty are reported as a net asset or liability in the financial statements.

●

The APPM requires that, if in the aggregate, the Company has a net negative cash balance it shall be reported as a negative asset. GAAP requires that such negative cash balances be reported as other liabilities.

8

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

●

For holders of surplus notes, interest is not accrued until approved by the insurance departments of the applicable states of domicile per the APPM. GAAP requires interest on surplus notes to be accrued whether or not states approval has been obtained

●

Under the APPM, costs that are related directly to the successful acquisition of new or renewal life insurance and investment contracts, principally agents’ and brokers’ remuneration and certain underwriting costs, are expensed as incurred. Under GAAP, these costs are deferred and amortized to income either over the premium paying period of the related policies in proportion to the estimated revenue on such business or in relation to the present value of estimated gross profits on such business over the estimated lives of the contracts.

●

Both GAAP and the APPM require a provision for deferred taxes on temporary differences between the reporting and tax bases of assets and liabilities. The change in deferred taxes is reported in surplus per the APPM, while under GAAP, the change is reported in the Statement of Operations. The APPM also includes limitations as to the amount of deferred tax assets (“DTAs”) that may be reported as an admitted asset. Both GAAP and the APPM require a valuation allowance for DTAs and the allowance is similarly measured.

●

Under the APPM, the effects of reinsurance are netted against the corresponding assets or liabilities versus reported on a gross basis for GAAP. For paid and unpaid reinsurance recoverables and receivables reported gross on the GAAP balance sheet, effective January 1, 2020 credit loss allowances, which are estimates of expected credit losses, are established through a charge to GAAP income and reported as a contra asset. GAAP credit loss allowances are established considering all relevant information available, including past events, current conditions, and reasonable and supportable forecasts over the life of the asset. Under GAAP, reinsurance recoverables and receivables may be evaluated on a pooled basis when they share similar risk characteristics; while under the APPM, reinsurance recoverables and receivables are generally evaluated individually for collectibility and amounts determined to be uncollectible are charged to income in the period the determination is made.

●

Certain reported assets, including the portion of net DTAs that exceeded the APPM limitations, prepaid commissions, certain agent and bills receivables and certain other receivables over 90 days past due, are designated as nonadmitted assets and are charged directly to unassigned surplus. Under GAAP, these assets are reported in the Statements of Financial Position, net of any valuation allowance.

●

Life statutory policy reserves are based on mortality, interest and other assumptions applied in compliance with statutory regulations and subject to reserve testing with assumption subject to statutory requirements. Health statutory policy reserves are based on morbidity, interest, and withdrawal assumptions applied in compliance with statutory regulations. Statutory formula policy reserves in certain cases are subject to stand alone reserve testing with assumptions subject to statutory requirements. Statutory policy reserves generally differ from policy reserves under GAAP, which are based on the Company’s estimates of mortality, morbidity, interest and withdrawals and include sufficiency testing with assumptions representative of the Company’s current expectations. The effect, if any, on reserves due to a change in valuation basis is recorded directly to unassigned surplus per the APPM rather than included in the determination of net gain from operations for GAAP.

●

The Company has an agreement where via a reinsurance treaty it cedes reinvestment related risk on certain structured settlement annuities to its parent, ALIC effective December 31, 2001. Under the APPM, the agreement is accounted for as reinsurance. Under GAAP, the agreement is accounted for as a derivative financial instrument.

●	The AVR and interest maintenance reserve (“IMR”) are required by the APPM, but not GAAP.

●

Under the APPM, liabilities from guaranty funds or other assessments from insolvencies of entities that wrote long term care contracts are recorded at discounted rates, while all other assessments are reported at undiscounted rates. Under GAAP, all guaranty funds or other assessments are reported at undiscounted rates.

●

The assets and reserves relating to modified guaranteed annuity (“MGA”) contracts are reflected as assets and liabilities related to Separate Accounts and are carried at fair value. Premium receipts and benefits on these contracts are recorded as revenue and expense and are transferred to or (from) the Separate Accounts. Under GAAP, these assets are reported as bonds and mortgage loans. Bonds designated as available for sale are carried at fair value and mortgage loans are carried at outstanding principal balance, net of unamortized premium or discount and valuation allowances. Liabilities are reported as contractholder funds. Revenues are comprised of contract charges and fees for contract administration and surrenders.

●

Under the APPM, premium receipts and benefits on certain annuity contracts and universal life-type contracts are recorded as revenue and expense. Under GAAP, revenue on certain annuity contracts and universal life-type contracts is comprised of contract charges and fees, which are recognized when assessed against the policyholder account balance. Additionally, premium receipts on certain annuity contracts and universal life-type contracts are considered deposits and are recorded as interest-bearing liabilities, while benefits are recognized as expenses in excess of the policyholder account balance.

●	GAAP requires the presentation of comprehensive income and its components in the financial statements, which is not required by the APPM.

Use of estimates

The preparation of financial statements in conformity with the NAIC Annual Statement Instructions and accounting practices prescribed or permitted by the NYDFS requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

9

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Investments

Bonds with an NAIC designation of 1 through 5, including LBASS and excluding SVO-identified investments, are reported at amortized cost using the effective yield method. Bonds with an NAIC designation of 6 are reported at the lower of amortized cost or fair value, with the difference reflected in unassigned surplus as an unrealized capital loss. In general, LBASS utilize a multi-step process for determining carrying value and NAIC designation in accordance with SSAP No. 43R, Loan-backed and Structured Securities. The Company’s bond portfolio also includes SVO-identified investments, which are reported at fair value. Changes in the fair value of SVO-identified investments are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus.

Redeemable preferred stocks are reported at cost, amortized cost or the lower of cost, amortized cost or fair value, depending on the assigned NAIC designation. Perpetual preferred stocks are reported at fair value or the lower of cost or fair value depending on the assigned NAIC designation. Unaffiliated common stocks are reported at fair value. For preferred stocks reported at fair value and unaffiliated common stocks, the differences between amortized cost or cost and fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus.

Mortgage loans are reported at unpaid principal balances, net of unamortized premium or discount.

Cash equivalents are reported at fair value or amortized cost. Cash equivalents reported at amortized cost are readily convertible into known amounts of cash and so near to their maturity that they present an insignificant risk of change in value because of changes in interest rates.

Short-term investments are reported at amortized cost.

Contract loans are reported at the unpaid principal and capitalized interest balance. Interest is capitalized into the loan balance each contract anniversary. Loans deemed uncollectible are written off. Loan balances in excess of cash value are nonadmitted.

Other invested assets consist of investments in partnerships, limited liability companies and surplus notes. Investments in partnerships and limited liability companies are generally reported based on the underlying audited GAAP equity of the investee, with undistributed earnings or losses reflected in unassigned surplus as a change in net unrealized capital gains and losses and, are generally recognized on a delay due to the availability of financial statements. The change in net unrealized capital gains and losses is reported in unassigned surplus, as well as used in the calculation of the AVR provision. Surplus notes are reported at amortized cost or the lower of amortized cost or fair value depending on the NAIC designation.

Realized capital losses recognized on all bonds due to OTTI resulting from changes in the general level of interest rates are reported in the IMR, net of tax and amortized into the Statements of Operations. For LBASS designated as no intent and ability to hold, the non-interest related portion of OTTI losses is used in the calculation of the AVR provision, while the interest-related OTTI is reported in IMR. All other net realized capital gains and losses for other invested assets resulting from changes in the general level of interest rates and OTTI realized capital losses for other invested assets and bonds that are not a result of changes in the general level of interest rates are reported in the Statements of Operations and used in the calculation of the AVR provision, the change of which is reported within unassigned surplus.

Investment income primarily consists of interest, dividends, income from limited partnership interests, and amortization of any premium or discount. Interest is recognized on an accrual basis using the effective yield method and dividends are recorded at the ex-dividend date. Interest income for LBASS is determined considering estimated pay-downs, including prepayments, obtained from third-party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For LBASS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. In periods subsequent to the recognition of an OTTI on a bond, including LBASS, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income. Accrual of income is suspended for other-than-temporarily impaired bonds when the timing and amount of cash flows expected to be received is not reasonably estimable. Accrual of income is suspended for mortgage loans that are in default or when the full and timely collection of principal and interest payments is not probable. Cash receipts on investments on nonaccrual status are generally recorded as a reduction of carrying value. Cash distributions received from investments in partnerships and limited liability companies are recognized in investment income to the extent that they are not in excess of the undistributed accumulated earnings attributable to the investee and the unrealized gain would be reversed. Any distributions that are in excess of the undistributed accumulated earnings attributable to the investee reduce the carrying amount of the investment.

Realized capital gains and losses include gains and losses on investment sales, write-downs in value due to other than temporary declines in fair value, expirations and settlements of certain derivatives. Realized capital gains and losses on investment sales are determined on a specific identification basis.

The Company has a comprehensive portfolio monitoring process to identify and evaluate each bond, including LBASS, and common and preferred stock, whose carrying value may be other-than-temporarily impaired. For each bond, excluding LBASS, in an unrealized loss position (fair value is less than amortized cost), the Company assesses whether management with the appropriate authority has made a decision to sell the bond prior to its maturity at an amount below its carrying value. If the decision has been made to sell the bond, the bond’s decline in fair value is considered other than temporary and the Company recognizes a realized capital loss equal to the difference between the amortized cost and the fair value of the bond at the balance sheet date the assessment is made. If the Company has not made the decision to sell the bond, but it is probable the Company will not be able to collect all amounts due according to contractual terms, the bond’s decline in value is considered other-than-temporarily impaired, and a write-down of the amortized cost to fair value is required. For securities with an NAIC designation of 6, unrealized losses that are not deemed other-than-temporarily impaired are reflected in the Company’s unassigned surplus.

For LBASS, the Company assesses whether management with the appropriate authority has made a decision to sell each LBASS in an unrealized loss position or does not have the intent and ability to retain the LBASS for a period of time sufficient to recover the amortized cost

10

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

basis. If either situation exists, the security’s decline in value is considered other-than-temporarily impaired and the security is written down as a realized capital loss to fair value. If management has not made the decision to sell the LBASS and management intends to hold the security for a period of time sufficient to recover the amortized cost basis, the Company analyzes the present value of the discounted cash flows expected to be collected. If the present value of the discounted cash flows expected to be collected is less than the amortized cost, the security is considered other-than-temporarily impaired and the Company recognizes a realized capital loss for the difference between the present value of the discounted cash flows and the amortized cost. For securities with an NAIC designation of 6, unrealized losses that are not deemed other-than-temporarily impaired are reflected in the Company’s unassigned surplus.

For common and preferred stocks, the Company considers various factors, including whether the Company has the intent and ability to hold the stock for a period of time sufficient to recover its cost basis. Where the Company lacks the intent and ability to hold to recovery, or believes the recovery period is extended, the stock’s decline in fair value is other than temporary and the difference between the stock’s cost and fair value is recognized as a realized capital loss. A decision to sell stock for an amount below its cost would be an other than temporary decline and a realized capital loss is recorded. For stocks managed by a third-party, either the Company has contractually retained its decision making authority as it pertains to selling stocks that are in an unrealized loss position or it recognizes an unrealized loss at the end of the period through a charge to realized capital loss.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for bonds, including LBASS) or cost (for stocks) is below internally established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential OTTI using all reasonably available information relevant to the collectibility or recovery of the security. Inherent in the Company’s evaluation of OTTI for these securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: (1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; (2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and (3) the length of time and extent to which the fair value has been less than amortized cost or cost.

Impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. OTTI adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell.

Due and accrued investment income is recorded as an asset, with three exceptions. Due and accrued investment income on mortgage loans in default, where interest is more than 180 days past due, is nonadmitted. Due and accrued investment income for investments other than mortgage loans, that is more than 90 days past due, is nonadmitted. In addition, due and accrued investment income that is determined to be uncollectible, regardless of its age, is written off in the period that determination is made. All due and accrued investment income was admitted as of December 31, 2020 and 2019.

Derivative financial instruments

Derivative financial instruments include foreign currency forward contracts, futures contracts, interest rate cap agreements and index option contracts. When derivatives meet specific criteria, they may be designated as accounting hedges, which means they may be accounted for and reported on in a manner that is consistent with the hedged asset or liability. Derivatives that are not designated as accounting hedges are accounted for on a fair value basis, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus. The determination of the AVR and IMR impact of realized capital gains and losses on derivatives is based on how the realized capital gains and losses of the underlying asset is reported. The Company’s accounting policy for the various types of derivative instruments is discussed further in Note 4.

Securities loaned

The Company’s business activities include securities lending transactions, which are used primarily to generate net investment income. The proceeds received in conjunction with securities lending transactions are reinvested in cash equivalents or short-term investments.

AVR and IMR

The Company establishes the AVR and IMR as promulgated by the NAIC. The AVR offsets potential credit-related investment losses and volatility in recorded changes in fair value measurements on all invested asset categories excluding cash, contract loans, premium notes, collateral notes and income receivables. The AVR calculation is formula-based and considers the prior year reserve balance, the current year’s realized credit-related (default) and equity capital gains and losses, net of capital gains tax, and the current year’s unrealized capital gains and losses, net of deferred taxes thereon, applicable to the invested asset categories that are grouped within the default and equity components. The default component includes long-term bonds, preferred stocks, short-term bonds, derivatives and mortgage loans. The equity component includes common stocks, real estate and other invested assets. Other invested assets consist of investments in joint ventures, partnerships, limited liability companies, low income housing tax credit property investments, collateral loans and surplus notes. The undistributed earnings or losses from investments in joint ventures, partnerships and limited liability companies are reported as changes in unrealized capital gains and losses and included in the AVR. Cash distributions received from investments in joint ventures, partnerships and limited liability companies are recognized in investment income to the extent that they are not in excess of the undistributed accumulated earnings attributable to the investee and the unrealized gain would be reversed, whereas, any distributions that are in excess of the undistributed accumulated earnings attributable to the investee reduce the carrying amount of the investment. Realized and unrealized capital gains increase the AVR and realized and unrealized capital losses decrease the AVR. The Company’s total AVR is generally limited to a maximum amount of credit-related reserve that is calculated using a set of factors applied to the admitted asset values of the various invested asset categories. Total AVR in one sub-component of either the default or equity component that is in excess of the maximum reserve must be transferred to the “sister” sub-component if that sub-component’s total AVR is below its maximum reserve. If the total AVR in either of the combined default or equity component is in excess of the

11

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

combined maximum reserve, the Company may transfer the excess to the other component if that component’s total AVR is below its maximum reserve, or the excess reserve may be released to unassigned surplus. In general, decreases in the Company’s total invested assets portfolio will decrease the total AVR and increases will increase the total AVR.

The IMR captures the realized capital gains and losses that result from changes in the overall level of interest rates and amortizes them into investment income over the approximate remaining life of the investments sold. The IMR includes all realized capital gains and losses, net of capital gains tax thereon, due to interest rate changes on fixed income investments, mortgage loans and derivatives, and excludes credit-related realized capital gains and losses on default component invested assets, realized capital gains and losses on equity investments and unrealized capital gains and losses.    After a realized capital gain or loss has been identified as interest-related and an expected maturity date has been determined, a company may select either a grouped method or seriatim method for calculating the IMR amortization. The Company has elected to use the grouped method in calculating its IMR amortization. The total IMR is calculated by adding the current year’s interest-related capital gains and losses, net of capital gains tax, to the prior year reserve and subtracting the current year’s amortization released to the Statements of Operations. A negative IMR is reported as a nonadmitted asset. Make whole fees and prepayment penalties are recorded as investment income and not included in the IMR.

Off-balance-sheet financial instruments

Commitments to invest, commitments to purchase private placement securities and commitments to extend loans have off-balance-sheet risk because their contractual amounts are not recorded in the Company’s Statements of Financial Position. The details of the off-balance-sheet commitments are discussed further in Note 4.

Premiums and annuity considerations

Annual premiums for most traditional life insurance policies are recognized as revenue on the policy anniversary date. Premiums, based on modal payment, for accident and health insurance and certain immaterial traditional life insurance policies are recognized as revenue when due. Considerations received for supplementary contracts with life contingencies are recognized as revenue when due. Premiums for all single and flexible premium life insurance and annuity products are recognized as revenue when collected. Considerations received on deposit-type funds, which do not contain any life contingencies, are recorded directly to the related reserve liability. Premiums written and not yet collected from policyholders are shown as a receivable, with balances older than 90 days nonadmitted.

Reserves for policy benefits

The Company adopted Principles Based Reserving which are computed actuarially according to New York Regulation 213 with interest, mortality and other assumptions applied in compliance with statutory regulations, for the following policies:

Certain guaranteed term policies issued on or after May 13, 2019, and all guaranteed term policies issued on or after October 1, 2019

Certain universal life and whole life policies issued on or after October 1, 2019

All remaining life policies issued on or after January 1, 2020

Policy benefit reserves for traditional and flexible premium life insurance policies, excluding the above policies, are computed actuarially according to the Commissioners’ Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for annuity products are calculated according to the Commissioners’ Annuity Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for MGA products are calculated according to New York Regulation 127 with interest and mortality assumptions in compliance with statutory regulations.

Reserves for deposit-type funds are equal to deposits received and interest credited to the benefit of contractholders, less surrenders and withdrawals that represent a return to the contractholder. For deposit-type funds with no cash values prior to maturity, reserves are present values of contractual payments with interest assumptions in compliance with statutory regulations. Tabular interest on deposit-type funds is calculated as the prescribed valuation interest rate times the mean amount of funds subject to such rate held at the beginning and end of the year of valuation.

Policy benefit reserves for accident and health insurance products include claim reserves, contract reserves and unearned premiums, if applicable. Claim reserves, including incurred but not reported claims, represent management’s estimate of the ultimate liability associated with unpaid policy claims, based primarily upon analysis of past experience. To the extent the ultimate liability differs from the amounts recorded, such differences are reflected in the Statements of Operations when additional information becomes known.

On traditional life insurance contracts, the Company waives deduction of deferred fractional premiums upon the death of the insured and returns any portion of the final premium beyond the date of death. Surrender values are not contracted in excess of the reserve as legally computed. For life contracts, the cost of additional mortality for each policy is assumed to equal the additional premium charged for that policy period and is reserved accordingly. Additional premiums are collected for policies issued on substandard lives. Reserves are held in a manner consistent with traditional policies. For annuity contracts issued as substandard, reserves are calculated according to Title 11 of the New York Codes, Rules and Regulations Section 99.6(i).

Tabular interest, tabular less actual reserves released and tabular cost are determined by formula as described in the APPM. Tabular interest for contracts not involving life contingencies represents the net amount credited taking into account increments of premiums and annuity considerations and decrements of benefits, withdrawals, loads and policy charges.

12

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Reinsurance

The Company reinsures certain of its risks to unaffiliated reinsurers and ALIC under yearly renewable term, coinsurance and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies.

The amounts reported in the Statements of Financial Position as amounts recoverable from reinsurers include amounts billed to reinsurers for losses paid. Contract claims are reported net of reinsurance recoverables on unpaid losses, which represent estimates of amounts expected to be recovered from reinsurers on incurred losses that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contract and in accordance with the coverage, terms and conditions of the reinsurance agreement. Reinsurance does not extinguish the Company’s primary liability under the policies written. Reinsurance recoverable balances that are current and from authorized reinsurers are reported as admitted assets. Reinsurance recoverable balances from unauthorized reinsurers require collateral at least equal to the amount recoverable, or the recoverable balance is nonadmitted. All reinsurance recoverable balances that are 90 days past due are nonadmitted. If it is probable that reinsurance recoverables on paid or unpaid claim or benefit payments are uncollectible, these amounts are written off through a charge to the Statements of Operations.

Income taxes

The income tax provision is calculated under the liability method. DTAs and deferred tax liabilities (“DTLs”) are recorded based on the difference between the statutory financial statement and tax bases of assets and liabilities at the enacted tax rates. Deferred income taxes also arise from net unrealized capital losses on certain investments carried at fair value. The net change in DTAs and DTLs is applied directly to unassigned surplus. The nonadmitted portion of gross DTAs is determined by applying the rules prescribed by SSAP No. 101, Income Taxes (“SSAP No. 101”).

The application of SSAP No. 101 requires the Company to evaluate the recoverability of DTAs and to establish a statutory valuation allowance adjustment (“valuation allowance”) if necessary to reduce the DTA to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs; and (7) any tax planning strategies that the Company would employ to avoid an operating loss or tax credit carryforward from expiring unused. Although the realization is not assured, management believes it is more likely than not that the DTAs, net of valuation allowance, will be realized.

Separate Accounts

The assets of the Separate Accounts are carried at fair value. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings. Reserves for guarantees provided by the Company are included in the Company’s General Account.

The Company holds reserves for variable annuity contracts and variable life policies at less than the fund balances carried in the Separate Accounts. The difference between the reserves and the fund balances of the Separate Accounts is transferred from the Separate Accounts to the General Account, and the variable annuity portion is subsequently reinsured via a modified coinsurance agreement. Premiums, contract benefits, reserve transfers, policy loans and policyholder charges are also transferred from the Separate Accounts to the General Account.

Separate Accounts premium deposits, benefit expenses and contract charges for mortality risk, contract and policy administration are recorded by the Company and reflected in the Statements of Operations. Investment income, realized capital gains and losses and changes in unrealized capital gains and losses related to assets which support variable annuity contracts and variable life policies accrue directly to the contractholders and, therefore, are not included in the Statements of Operations. Investment income, realized capital gains and losses and changes in unrealized capital gains and losses related to assets which support MGA contracts accrue to the Company. Gains or losses from the MGA business, net of reinsurance, are included in net transfers to or (from) Separate Accounts in the Statements of Operations.

13

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

3.	Investments

Fair values

The following table summarizes the statement value, gross unrealized gains, gross unrealized losses and fair value of the Company’s bonds and SVO-identified investments, excluding bonds that have been written down to fair value as of December 31:

(in thousands)
2020	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Industrial and miscellaneous	$3,562,629	$460,008	$(3,731)	$4,018,906
U.S. special revenue	299,084	102,112	-	401,196
U.S. governments	176,118	5,122	-	181,240
U.S. political subdivisions	98,764	27,351	-	126,115
States, territories and possessions	37,697	22,592	-	60,289
Hybrid securities	748	95	-	843
SVO-identified investments	-	-	-	-
All other governments	-	-	-	-

Total bonds	$4,175,040	$617,280	$(3,731)	$4,788,589

2019	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Industrial and miscellaneous	$3,268,294	$270,761	$(2,487)	$3,536,568
U.S. special revenue	338,850	87,778	-	426,628
U.S. governments	137,972	7,113	-	145,085
U.S. political subdivisions	100,125	22,886	-	123,011
States, territories and possessions	37,715	17,756	-	55,471
Hybrid securities	248	45	-	293
SVO-identified investments	106,624	-	-	106,624
All other governments	7,011	68	-	7,079

Total bonds	$3,996,839	$406,407	$(2,487)	$4,400,759

Unrealized losses

Unrealized losses are calculated as the difference between amortized cost and fair value for the Company’s investment securities, including securities written down to fair value. They result from declines in fair value below amortized cost for bonds, including LBASS, or cost for common and preferred stocks, and are evaluated for OTTI. Every security with unrealized losses was included in the portfolio monitoring process.

The following tables summarize the fair value and gross unrealized losses of bonds, LBASS, common and preferred stocks by the length of time individual securities have been in a continuous unrealized loss position as of December 31.

(in thousands)
	2020
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$136,122	$(2,602)	$20,134	$(982)	$(3,584)
LBASS	7,064	(162)	-	-	(162)
Common stocks	489	(771)	-	-	(771)
Preferred stocks	-	-	422	(78)	(78)

Total	$143,675	$(3,535)	$20,556	$(1,060)	$(4,595)

	2019
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$84,150	$(544)	$52,233	$(1,986)	$(2,530)
LBASS	34	-	6	-	-
Common stocks	1,258	(219)	-	-	(219)
Preferred stocks	-	-	473	(27)	(27)

Total	$85,442	$(763)	$52,712	$(2,013)	$(2,776)

14

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

The following table summarizes the gross unrealized losses by unrealized loss position and credit quality as of December 31, 2020.

(in thousands)	Investment Grade	Below Investment Grade	Total
Bonds, including LBASS with unrealized loss position less than 20% of amortized cost (1)(2)	$(1,883)	$(1,607)	$(3,490)
Bonds with unrealized loss position greater than or equal to 20% of amortized cost (3)(4)	-	(256)	(256)

Total unrealized losses	$(1,883)	$(1,863)	$(3,746)

(1)	Below investment grade bonds included $881 thousand that had been in an unrealized loss position for less than twelve months.
(2)

Related to bonds, including LBASS with an unrealized loss position less than 20% of amortized cost, the degree of which suggested that these securities did not pose a high risk of being other-than-temporarily impaired.

(3)	All the below investment grade bonds had been in an unrealized loss position for a period of twelve or more consecutive months.
(4)

Evaluated based on factors such as discounted cash flows and the financial condition and near-term and long-term prospects of the issue or issuer and were determined to have adequate resources to fulfill contract obligations.

Investment grade is defined as a security having an NAIC designation of 1 or 2, a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P Global Ratings, a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. Market prices for certain securities may have credit spreads which imply higher or lower credit quality than the current third-party rating. Unrealized losses on investment grade securities were principally related to an increase in market yields which may include increased risk-free interest rates or wider credit spreads since the time of initial purchase. The unrealized losses are expected to reverse as the securities approach maturity.

LBASS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities’ positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of: (1) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, and (2) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread.

Unrealized losses on common and preferred stocks were primarily related to temporary equity market fluctuations of securities that are expected to recover.

As of December 31, 2020, the Company had not made a decision to sell and it was not more likely than not the Company would be required to sell bonds, including LBASS, with unrealized losses before recovery of the amortized cost basis. As of December 31, 2020, the Company had the intent and ability to hold LBASS, common and preferred stocks with unrealized losses for a period of time sufficient for them to recover.

Scheduled maturities

The scheduled maturities for bonds, cash equivalents and short-term investments were as follows as of December 31, 2020:

(in thousands)	Statement Value	Fair Value
Due in one year or less	$314,494	$322,030
Due after one year through five years	1,241,651	1,335,742
Due after five years through ten years	1,648,353	1,859,527
Due after ten years	1,032,213	1,333,037

Total	$4,236,711	$4,850,336

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers.

15

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Net realized capital gains and losses

Net realized capital gains and losses from investment securities including calls consisted of the following:

(in thousands)
Year-ended December 31, 2020	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Bonds	$17,406	$5,075	$12,331
Preferred stocks	1	122	(121)
Common stocks	6,277	20,717	(14,440)
Cash and cash equivalents	9	204	(195)
Short-term investments	3	-	3
Derivatives	903	623	280
Mortgage loans	-	4,266	(4,266)
Other invested assets	-	5,999	(5,999)

	$24,599	$37,006	(12,407)

Capital loss tax benefit			2,605
Transferred to IMR			(7,290)

Total			$(17,092)

Year-ended December 31, 2019	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Bonds	$5,459	$3,316	$2,143
Preferred stocks	13	16	(3)
Common stocks	16,329	2,611	13,718
Cash and cash equivalents	22	52	(30)
Short-term investments	-	-	-
Derivatives	493	227	266
Mortgage loans	-	-	-
Other invested assets	2,939	191	2,748

	$25,255	$6,413	18,842

Capital gain tax expense			(3,957)
Transferred to IMR			(2,033)

Total			$12,852

Proceeds from sales of bonds, exclusive of calls, maturities and pay downs were $494 million and $202 million in 2020 and 2019, respectively. Gross gains of $16 million and $5 million and gross losses of $4 million and $2 million, were realized on sales of bonds, exclusive of calls, maturities and pay downs during 2020 and 2019, respectively. In addition, the Company recorded $17 million and $2 million of realized losses due to impaired bonds, preferred stocks, common stocks and limited partnerships in 2020 and 2019, respectively.

Municipal bonds

The Company maintains a diversified portfolio of municipal bonds. The following table shows the principal geographic distribution of municipal bond issuers represented in the Company’s portfolio as of December 31:

(% of total municipal bond statement value)
	2020	2019
California	34.4%	31.8%
Oregon	12.3	10.8
Texas	11.4	11.4
Illinois	8.3	7.7

Mortgage loans on real estate

The minimum and maximum lending rates for new mortgage loans in 2020 and 2019 were 3.35% and 4.21%, and 3.20% and 4.68%, respectively. All new mortgage loans were commercial.

For loans acquired during 2020 and 2019, the maximum percentage of any one loan to the value of the property at the time of the loan was 71.6% and 73.1%, respectively.

The Company’s mortgage loan portfolio consists entirely of commercial mortgage loans, whose current recorded investment was $617 million and $719 million as of December 31, 2020 and 2019, respectively.

Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable the Company will not collect the contractual principal and interest. Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on mortgage loans on nonaccrual status are generally recorded as a reduction of carrying value.

16

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

The debt service coverage ratio is considered a key credit quality indicator when mortgage loans are evaluated for impairment and represents the amount of estimated cash flow from the property available to the borrower to meet principal and interest payment obligations. The ratio estimates are updated annually or more frequently if conditions are warranted based on the Company’s credit monitoring process.

The following table reflects the carrying value of non-impaired fixed rate and variable rate mortgage loans summarized by the debt service coverage ratio distribution as of December 31:

(in thousands)	2020			2019
Debt Service Coverage Ratio Distribution	Fixed Rate Mortgage Loans	Variable Rate Mortgage Loans	Total	Fixed Rate Mortgage Loans	Variable Rate Mortgage Loans	Total
Below 1.0	$-	$-	$-	$-	$-	$-
1.0 - 1.25	72,280	-	72,280	48,858	-	48,858
1.26 - 1.50	178,222	-	178,222	211,949	-	211,949
Above 1.50	337,618	28,440	366,058	429,675	28,419	458,094

Total non-impaired mortgage loans	$588,120	$28,440	$616,560	$690,482	$28,419	$718,901

The Company’s mortgage loan portfolio is substantially all non-recourse to the borrower and collateralized by a variety of commercial real estate property types located throughout the United States. The following table shows the principal geographic distribution of commercial real estate exceeding 5% of the mortgage loan portfolio as of December 31:

(% of mortgage loan portfolio carrying value)	2020	2019
Texas	23.9%	20.3%
California	16.2	16.3
North Carolina	9.5	8.3
Utah	6.2	5.4
New Jersey	3.5	5.0
Nevada	2.9	6.0
Illinois	2.0	5.6

The types of properties collateralizing the commercial mortgage loan portfolio as of December 31 were as follows:

(% of mortgage loan portfolio carrying value)	2020	2019
Apartment complexes	30.9%	29.8%
Office buildings	27.8	26.3
Retail	16.3	15.2
Warehouse	13.5	16.8
Other	11.5	11.9

Total	100.0%	100.0%

17

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Loan-backed securities

The Company held LBASS as of December 31, 2020 and 2019. Prepayment assumptions for LBASS were obtained from external sources and, if not available, developed internally. The following table presents the aggregate amortized cost of LBASS before recognized OTTI, the amount of OTTI recognized and the fair value of those securities.

(in thousands)	2020			2019
	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value
OTTI recognized 1st Quarter
Intent to sell	$-	$-	$-	$-	$-	$-
Present value of cash flows expected to be collected is less than the amortized cost basis	70	1	86	-	-	-

OTTI recognized 2nd Quarter
Intent to sell	-	-	-	-	-	-
Present value of cash flows expected to be collected is less than the amortized cost basis	2,177	266	2,017	2,832	169	1,950

OTTI recognized 3rd Quarter
Intent to sell	-	-	-	-	-	-
Present value of cash flows expected to be collected is less than the amortized cost basis	1,928	23	1,905	-	-	-

OTTI recognized 4th Quarter
Intent to sell	-	-	-	-	-	-
Present value of cash flows expected to be collected is less than the amortized cost basis	$-	-	-	$-	-	-

Annual Aggregate Total		$290			$169

The following table presents the percent of statement value of the Company’s LBASS portfolio that is comprised of asset-backed securities (“ABS”), residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”) as of December 31:

	2020	2019
ABS	95%	86%
RMBS	5	12
CMBS	-	2

Total	100%	100%

Ninety-eight percent and all of the ABS had an NAIC designation of 1 or 2 as of December 31, 2020 and 2019, respectively. The majority were backed by lease transactions and credit tenant loans as of December 31, 2020 and 2019.

All of the RMBS had an NAIC designation of 1 or 2 as of December 31, 2020 and 2019.

The company did not own CMBS as of December 31, 2020. Four percent of the CMBS had an NAIC designation of 1 as of December 31, 2019.

The following LBASS were other-than-temporarily impaired at the end of each quarter presented, as a result of the discounted present value of the cash flows expected to be collected being less than amortized cost.

(in thousands)	Book/Adjusted Carrying Value Amortized Cost Before Current	Present Value of Projected	Recognized	Amortized Cost After	Fair Value At Time of	Date of Financial Statement Where
CUSIP	Period OTTI	Cash Flows	OTTI	OTTI	OTTI	Reported
22545DAG2	$70	$69	$1	$69	$86	03/31/2020
46628FAN1	2,177	1,911	266	1,911	2,017	06/30/2020
46628FAN1	1,927	1,904	23	1,904	1,905	09/30/2020

Total			$290

46628FAN1	$2,832	$2,663	$169	$2,663	$1,950	06/30/2019

Total			$169

18

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Securities lending transactions

The Company receives cash collateral for securities loaned in an amount generally equal to 102% and 105% of the fair value of domestic and foreign securities, respectively, and records the related obligations to return the collateral as a liability.

All collateral is received in the form of cash, unrestricted and maintained in a separate custody account. Collateral is invested in cash equivalents or short-term investments during the agreement period. The Company monitors the fair value of securities loaned on a daily basis and obtains additional collateral as necessary under the terms of the agreements to mitigate counterparty credit risk. The Company maintains the right and ability to repossess the securities loaned on short notice. Substantially all of the Company’s securities loaned were placed with large banks.

The fair value of the Company’s cash collateral received in connection with its securities lending program was $76 million and $157 million as of December 31, 2020 and 2019, respectively.

The following table summarizes the Company’s reinvested cash collateral in connection with its securities lending program as of December 31:

(in thousands)	2020		2019
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Open	$59,021	$59,021	$58,888	$58,889
30 days or less	-	-	99,349	99,336
91 to 120 days	18,094	18,093	-	-

Total collateral reinvested	$77,115	$77,114	$158,237	$158,225

The maturity dates of the liability (collateral to be returned) did not match the invested assets. The invested assets are short-term investments that can easily be liquidated on demand to match the liability. All the collateral the Company has accepted under its securities lending program is permitted, by contract or custom, to be sold or repledged.

Restricted assets

Restricted assets (including pledged) consisted of the following as of December 31:

($ in thousands)	2020
Restricted Asset Category	Total Admitted From Prior Year	Increase/ (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$157,280	$(81,247)	$76,033	1.2%	1.2%
Letter stock or securities restricted as to sale - excluding Federal Home Loan Bank (“FHLB”) capital stock	3,254	35	3,289	0.1	0.1
On deposit with states	1,977	(11)	1,966	-	-
Collateral pledged for derivatives	259	386	645	-	-

Total restricted assets	$162,770	$(80,837)	$81,933	1.3%	1.3%

	2019
Restricted Asset Category	Total Admitted From Prior Year	Increase/ (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$68,817	$88,463	$157,280	2.5%	2.5%
Letter stock or securities restricted as to sale - excluding FHLB capital stock	5,292	(2,038)	3,254	0.1	0.1
On deposit with states	1,988	(11)	1,977	-	-
Collateral pledged for derivatives	61	198	259	-	-

Total restricted assets	$76,158	$86,612	$162,770	2.6%	2.6%

For letter stock or securities restricted as to sale excluding FHLB capital stock, the nature of restriction is contractual and it is restricted from sale for the duration of the investment.

19

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

The following table summarizes collateral received and reflected as assets within the Company’s General Account financial statements as of December 31:

(in thousands)	2020
Collateral assets	Book/Adjusted Carrying Value (“BACV”)	Fair Value	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$74,619	$74,619	1.3%	1.3%
Securities lending	1,414	1,414	-	-

Total collateral assets	$76,033	$76,033	1.3%	1.3%

	2019
Collateral assets	BACV	Fair Value	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$156,889	$156,889	2.7%	2.7%
Securities lending	391	391	-	-

Total collateral assets	$157,280	$157,280	2.7%	2.7%

The Company’s obligations to return collateral assets (General Account) was $76 million and $157 million as of December 31, 2020 and 2019, respectively and accounted for 1.5% and 3.0% of the Company’s total liabilities as of December 31, 2020 and 2019, respectively.

Joint ventures, partnerships and limited liability companies

The Company recognized impairment write-downs on its investments in partnerships as follows. All impairment write-downs were identified during the Company’s normal ongoing portfolio monitoring process.

($ in thousands)	Number of Assets		Impairment Amount
Asset Description	2020	2019	2020	2019	Facts and Circumstances Leading to Impairment	How Fair Value Determined
Partnership	2	-	$6,066	$-	Decline in the fair value of the underlying investments deemed to be other-than-temporary	Assessment of market value of partnership’s investments

Prepayment penalty and acceleration fees

The following table provides the number of CUSIPs sold, redeemed or otherwise disposed of and the aggregate amount of investment income generated for bonds, including LBASS, sold, redeemed or otherwise disposed of as a result of a callable feature for the years ended December 31:

($ in thousands)	2020		2019
	General Account	Separate Account	General Account	Separate Account
Number of CUSIPs	113	1	129	3
Aggregate amount of investment income	$5,068	$-	$6,222	$120

4.	Fair Value Measurements

Fair value is defined, per SSAP No. 100R, Fair Value (“SSAP No. 100R”), as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SSAP No. 100R identified three valuation techniques which are used, either independently or in combination, to determine fair value: (1) market approach; (2) income approach; and (3) cost approach. SSAP No. 100R also contains guidance about observable and unobservable inputs, which are assumptions that market participants would use in pricing an asset or liability. To increase consistency and comparability in fair value measurements, the fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels: 1, 2 and 3. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Certain assets are measured utilizing net asset value (“NAV”) as a practical expedient to determine fair value.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing

20

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy:

(1)

Specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

(2)

Quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The following tables summarize the Company’s assets and liabilities measured and reported at fair value in the Statements of Financial Position as of December 31:

(in thousands)	2020
Description for each class of asset or liability	(Level 1)	(Level 2)	(Level 3)	NAV	Total
Assets at fair value
Bonds
SVO-identified investments	$-	$-	$-	$-	$-

Common stocks
Industrial and miscellaneous	193,156	4	1	6,124	199,285
Mutual funds	49,920	-	-	-	49,920

Total common stocks	243,076	4	1	6,124	249,205

Cash equivalents
Money market mutual funds	69,884	-	-	-	69,884

Derivative assets
Equity and index contracts	-	8,000	-	-	8,000
Foreign currency contracts	-	447	-	-	447
Interest rate contracts	-	-	22	-	22

Total derivative assets	-	8,447	22	-	8,469

Separate Accounts assets	286,750	120,815	16,197	-	423,762

Total assets at fair value	$599,710	$129,266	$16,220	$6,124	$751,320

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$-	$(5,411)	$-	$-	$(5,411)
Foreign currency contracts	-	(397)	-	-	(397)

Total derivative liabilities	-	(5,808)	-	-	(5,808)

Total liabilities at fair value	$-	$(5,808)	$-	$-	$(5,808)

21

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(in thousands)	2019
Description for each class of asset or liability	(Level 1)	(Level 2)	(Level 3)	NAV	Total
Assets at fair value
Bonds
SVO-identified investments	$106,624	$-	$-	$-	$106,624

Common stocks
Industrial and miscellaneous	117,896	-	5,893	671	124,460
Mutual funds	40,675	-	-	-	40,675

Total common stocks	158,571	-	5,893	671	165,135

Cash equivalents
Money market mutual funds	124,763	-	-	-	124,763

Derivative assets
Equity and index contracts	-	5,232	-	-	5,232
Foreign currency contracts	-	771	-	-	771
Interest rate contracts	-	-	44	-	44

Total derivative assets	-	6,003	44	-	6,047

Separate Accounts assets	265,546	123,964	15,125	-	404,635

Total assets at fair value	$655,504	$129,967	$21,062	$671	$807,204

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$-	$(2,833)	$-	$-	$(2,833)
Foreign currency contracts	-	(88)	-	-	(88)

Total derivative liabilities	-	(2,921)	-	-	(2,921)

Total liabilities at fair value	$-	$(2,921)	$-	$-	$(2,921)

Investments in certain common stock measured and reported at NAV in the Statements of Financial Position and presented in the table in Part A1 are generally not redeemable with the issuing corporation and cannot be sold without approval of the managing members. Distributions of income are usually received from the sale of the common stock or the liquidation of the underlying asset or assets of the issuing corporation over the life of these investments, typically 3-7 years. The Company had $21 thousand of remaining commitments to invest in these investments over their remaining lives.

The Company consistently follows its policy for determining when transfers between levels are recognized. The policy about the timing of recognizing transfers into Level 3 is the same as that for recognizing transfers out of Level 3.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Listed below is a summary of the significant valuation techniques for assets and liabilities measured and reported at fair value.

Level 2 measurements

Common stocks - The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that are not active.

Derivatives - Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical instruments in markets that are not active. Over-the-counter derivatives, including foreign currency forward contracts, are valued using models that rely on inputs such as interest rate yield curves, implied volatilities, currency rates and credit spreads that are observable for substantially the full term of the contract. The valuation techniques underlying the models are widely accepted in the financial services industry and do not involve significant judgment.

Separate Accounts - MGA products may be supported by corporate bonds, including those that are privately placed, RMBS, ABS and cash equivalents. The primary inputs to the valuation for public corporate bonds and cash equivalents include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Privately placed corporate bonds are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The primary inputs to the valuation for RMBS and ABS include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads. Certain ABS are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable.

22

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Level 3 measurements

Common stocks – The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements.

Derivatives - Interest rate cap agreements are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility. Other primary inputs include interest rate yield curves and credit spreads.

Separate Accounts - MGA products are supported by mortgage loans. The fair value of mortgage loans on real estate is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics using similar types of properties as collateral.

The following tables present the rollforward of Level 3 assets and liabilities measured and reported at fair value:

(in thousands)				Total gains	Total gains
Description	Beginning balance as of 01/01/2020	Transfers into Level 3	Transfers out of Level 3	and (losses) included in net income	and (losses) included in surplus
Common stocks
Industrial and miscellaneous	$5,893	$-	$(5,893)	$(61)	$-

Separate Accounts assets	15,125	-	-	8	(737)

Derivatives, net	44	-	-	(11)	3

Total assets and liabilities	$21,062	$-	$(5,893)	$(64)	$(734)

(continued) (in thousands)					Ending
Description	Purchases	Issuances	Sales	Settlements	balance as of 12/31/2020
Common stocks
Industrial and miscellaneous	$1,470	$-	$(1,408)	$-	$1

Separate Accounts assets	6,800	-	(4,805)	(194)	16,197

Derivatives, net	25	-	-	(39)	22

Total assets and liabilities	$8,295	$-	$(6,213)	$(233)	$16,220

(in thousands)				Total gains	Total gains
Description	Beginning balance as of 01/01/2019	Transfers into Level 3	Transfers out of Level 3	and (losses) included in net income	and (losses) included in surplus
Common stocks
Industrial and miscellaneous	$9,594	$-	$(16)	$5,680	$(2,655)

Separate Accounts assets	20,133	-	-	(14)	555

Derivatives, net	327	-	-	52	(216)

Total assets and liabilities	$30,054	$-	$(16)	$5,718	$(2,316)

(continued) (in thousands)					Ending
Description	Purchases	Issuances	Sales	Settlements	balance as of 12/31/2019
Perpetual preferred stocks
Industrial and miscellaneous	$-	$-	$-	$-	$-

Common stocks
Industrial and miscellaneous	582	-	(7,292)	-	5,893

Separate Accounts assets	4,600	-	-	(10,149)	15,125

Derivatives, net	18	-	-	(137)	44

Total assets and liabilities	$5,200	$-	$(7,292)	$(10,286)	$21,062

There were no transfers into Level 3 in 2020 or 2019. Transfers out of Level 3 during 2020 were the result of assets utilizing NAV as a practical expedient to determine fair value. Transfers out of Level 3 during 2019 included situations where the primary inputs to the valuation of a price quote were not market observable in the prior period and a fair value quote became available from the Company’s independent third-party

23

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

Presented below are the aggregate fair value estimates and admitted values of financial instruments as of December 31. The Company was able to estimate the fair value of all its financial instruments in 2020 and 2019.

Financial assets

(in thousands)	2020
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	NAV
Bonds:
Other than LBASS	$4,719,036	$4,110,700	$102,167	$4,600,139	$16,730	$-
LBASS	69,553	64,340	-	59,466	10,087	-
Preferred stocks	2,236	1,796	-	590	-	1,646
Common stocks	249,205	249,205	243,076	4	1	6,124
Mortgage loans on real estate	644,725	616,560	-	-	644,725	-
Cash equivalents	109,063	109,062	92,383	16,680	-	-
Short-term investments	22,569	22,493	18,497	4,072	-
Derivatives	8,469	8,469	-	8,447	22	-
Other invested assets:
Unaffiliated surplus notes	10,300	7,591	-	10,300	-	-
Securities lending reinvested collateral	1,414	1,414	-	1,414	-	-
Separate Accounts	423,762	423,762	286,750	120,815	16,197	-

	2019
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	NAV
Bonds:
Other than LBASS	$4,305,679	$3,908,132	$108,874	$4,157,945	$38,860	$-
LBASS	95,080	88,707	-	87,753	7,327	-
Preferred stocks	11,051	10,562	-	9,529	1,522	-
Common stocks	165,135	165,135	158,571	-	5,893	671
Mortgage loans on real estate	749,129	718,901	-	-	749,129	-
Cash equivalents	223,708	223,721	124,763	98,945	-	-
Short-term investments	-	-	-	-	-	-
Derivatives	6,047	6,047	-	6,003	44	-
Other invested assets:
Unaffiliated surplus notes	8,522	6,192	-	8,522	-	-
Securities lending reinvested collateral	391	391	-	391	-	-
Separate Accounts	404,635	404,635	265,546	123,964	15,125	-

The fair value of bonds in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of publicly traded bonds in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Non-publicly traded bonds in Level 2 are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The fair value of municipal bonds in Level 3 not rated by third-party credit rating agencies, but receiving an NAIC designation is based on quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads. The fair value of corporate bonds Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Other inputs for corporate bonds include an interest rate yield curve, as well published credit spreads for similar assets that incorporate the credit quality and industry sector of the issuer. The fair value of LBASS in Level 2 is primarily based on valuation models utilizing quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads to determine fair value. Certain LBASS in Level 2 are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable. The fair value of LBASS in Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable.

The fair value of perpetual preferred stocks in Level 2 is based on quoted prices or quoted net asset values for identical or similar assets in markets that are not active. The primary inputs to the valuation for redeemable preferred stocks in Level 2 include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, underlying stock prices and credit spreads. The fair value of preferred stocks in Level 3 is based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Certain preferred stocks, which do not have readily determinable fair values, and are investments in investment companies are measured utilizing NAV as a practical expedient.

The fair value of common stocks in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of common stock in Levels 2 and 3 is based on the valuation methods described earlier in this note. Certain unaffiliated private

24

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

common stocks carried at fair value, which do not have readily determinable fair values, and are investments in investment companies that measure their assets at fair value on a recurring basis, are reported utilizing NAV as a practical expedient and are excluded from the fair value hierarchy.

The fair value of mortgage loans on real estate in Level 3 is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral.

The fair value of cash equivalents in Level 1 is based on unadjusted quoted prices or daily quoted net asset values for identical assets in active markets the Company can access. The fair value of short-term investments in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of cash equivalents and short-term investments in Level 2 is based on quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

The fair value of derivatives in Levels 2 and 3 is based on the valuation methods described earlier in this note.

The fair value of unaffiliated surplus notes in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

The fair value of reinvested collateral from securities lending in Level 2 is based on carrying value due to its short-term nature.

The fair value of the assets of the Separate Account in Level 1 is based on actively traded mutual funds that have daily quoted net asset values that are readily determinable for identical assets the Company can access. The fair value of the assets of the Separate Accounts in Levels 2 and 3 is based on the valuation methods described earlier in this note.

Financial liabilities

Presented below are the aggregate fair value estimates and statement values of financial instruments as of December 31:

(in thousands)	2020
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$385,058	$302,732	$-	$-	$385,058	$-
Securities lending collateral	76,033	76,033	-	76,033	-	-
Derivatives	5,808	5,808	-	5,808	-	-

	2019
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$391,518	$329,905	$-	$-	$391,518	$-
Securities lending collateral	157,280	157,280	-	157,280	-	-
Derivatives	2,921	2,921	-	2,921	-	-

The fair value of the liability for deposit-type contracts in Level 3 is generally based on the terms of the underlying contracts incorporating current market-based crediting rates for similar contracts that reflect the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using current market-based implied interest rates and reflect the Company’s own credit risk. Fixed annuities are valued at the account value less surrender charges.

The fair value of the liabilities for collateral related to securities lending in Level 2 is based on carrying value due to its short-term nature.

The fair value of free-standing exchange listed derivatives in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of derivatives in Level 2 is based on the valuation methods described earlier in this note.

Derivative financial instruments

Derivative financial instruments utilized by the Company during 2020 and 2019 included foreign currency forward contracts, futures contracts, interest rate cap agreements and index option contracts. The Company uses derivatives for risk reduction. Risk reduction activity is focused on managing the risks with certain assets and liabilities arising from the potential adverse impacts from changes in risk-free interest rates, changes in equity market valuations and foreign currency fluctuations. All of the Company’s derivatives are evaluated for their ongoing effectiveness as either accounting hedge or non-hedge derivative financial instrument on at least a quarterly basis. The Company does not use derivatives for speculative purposes.

25

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

The following tables summarize the notional amount, fair value and statement value of the Company’s derivative financial instruments, including those with off-balance-sheet risk as of December 31:

(in thousands)	2020
	Notional Amount		Fair Value		Statement Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Swaps	$7,184	$7,400	$447	$(397)	$447	$(397)
Futures	-	-	-	-	-	-
Options	56,697	43,597	8,022	(5,411)	8,022	(5,411)

Total	$63,881	$50,997	$8,469	$(5,808)	$8,469	$(5,808)

	2019
	Notional Amount		Fair Value		Statement Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Swaps	$15,079	$2,905	$771	$(88)	$771	$(88)
Futures	-	162	-	-	-	-
Options	54,718	40,995	5,276	(2,833)	5,276	(2,833)

Total	$69,797	$44,062	$6,047	$(2,921)	$6,047	$(2,921)

The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements.

The following table summarizes the credit exposure on the Company’s outstanding over-the-counter contracts as of December 31:

(in thousands)	2020	2019
Swaps	$349	$696
Options	-	44

Total	$349	$740

Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the Company’s senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.

Counterparty credit exposure represents the Company’s potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the statement value of over-the-counter derivative contracts with a positive statement value at the reporting date.

The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements and obtaining collateral where appropriate. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. Other derivatives, including futures and certain option contracts, are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating any potential credit risk.

Swaps

Foreign currency forward contracts involve the future exchange or delivery of foreign currencies based on terms negotiated at the inception of the contract which are settled at the end of the contract. They are primarily used to reduce foreign currency risk associated with holding foreign currency denominated investments. Cash settlement is required when the contract matures. The amount of cash exchanged is based on the difference between the specified rate on the date the contract was entered into (contract rate) compared to the actual rate on the settlement date. On the settlement date, the Company will either pay or receive cash equal to the difference between the contract rate and the actual rate multiplied by the specified notional amount. The change in the fair value of open foreign currency forward contracts is reported as net unrealized capital gains and losses, within unassigned surplus and used in the calculation of the AVR provision, until closed (e.g. terminated or settled). If the contract was hedging coupon payments of a bond, any gains and losses at closing are reported in net investment income. If the contract was hedging the original principal of a bond or the bond the Company was hedging is sold, any gains and losses at closing are reported in realized capital gains or losses. These contracts receive non-hedge accounting treatment.

Futures

The Company utilizes equity index futures contracts. Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indices. Futures contracts provide returns at specified or optional dates based upon a specified index applied to a notional amount. The Company utilizes equity index futures contracts to hedge the equity exposure contained in equity indexed life product contracts that offer equity returns to contractholders. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of equity index futures contracts is always in cash. Daily cash settlements of margin gains or losses for futures contracts receiving fair value hedge accounting treatment are reported in net investment income. The daily cash settlements of margin gains and losses for futures contracts that receive non-hedge accounting treatment and have terminated are reported in net realized capital gains or losses. The daily cash settlements of margin gains and losses for open futures contracts that receive

26

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

non-hedge accounting treatment are reported as net unrealized capital gains and losses within unassigned surplus and used in the calculation of the AVR provision. Futures contracts receive either fair value hedge accounting or non-hedge accounting treatment, depending on the strategy.

Options

Interest rate cap agreements give the holder the right to receive at a future date, the amount, if any, by which a specified market interest rate exceeds the fixed cap rate, applied to a notional amount. These agreements are utilized to change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates. Typically a premium is paid to the counterparty at the inception of a contract. Cash is received based on the amount, if any, by which a specified market interest rate exceeds the fixed cap rate, applied to the notional amount. Premiums paid are reported as derivative assets. Periodic settlements received are reported as net investment income. The change in the fair value of open agreements is reported as net unrealized capital gains and losses, within unassigned surplus and used in the calculation of the AVR provision. If an agreement is terminated prior to its expiration date, gains or losses are reported in net realized capital gains or losses. For certain interest rate cap agreements whose premiums are payable in installments, the initial interest rate cap agreement asset is equal to the initial premium payment plus the sum of the remaining premium installments payable. Interest rate cap agreements receive non-hedge accounting treatment.

Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. When the Company purchases and writes (sells) option contracts at specific prices, a premium is calculated for the right, but not the obligation, to buy/sell the value of an underlying index at a stated price on or before the expiration date of the option. The amount of premium calculated is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. Premiums are paid or received in cash at either the inception of the purchase/sale of the contract or throughout the life of the contract depending on the agreement with the counterparties and brokers. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract (strike price). Purchased and written put and call index option contracts are cash settled upon exercise. If the options are not exercised, then no additional cash is exchanged when the contract expires. Premiums incurred when purchasing option contracts are reported as a derivative asset and premiums received when writing option contracts are reported as a derivative liability. Purchased and written option contracts used for replication purposes.

The Company purchases and writes option contracts to hedge the equity exposure contained in equity indexed life product contracts that offer equity returns to contractholders. The purchased and written option contracts are accounted for as fair value hedges. The change in the fair value of purchased/written option contracts is reported as net investment income, with an adjustment to derivative assets/liabilities. The gain or loss on the cash settled exercise of a purchased/written index option contract is reported in net investment income. If the purchased/written option contract expires without being exercised, the premiums paid/received are reported in net investment income and the corresponding asset/liability previously recorded is reversed. The Company entered into option contracts which required the payment/receipt of premiums at either the inception of the contract or throughout the life of the contract, depending on the agreement with counterparties and brokers.

In general, the collateral pledged by the Company is in the custody of a counterparty or an exchange. However, the Company has access to this collateral at any time, subject to replacement. For certain exchange traded derivatives, margin deposits are required as well as daily cash settlements of margin accounts. As of December 31, 2020 and 2019, the Company pledged securities with fair values of $400 thousand and $291 thousand, respectively, in the form of margin deposits.

The Company pledges or obtains collateral for over-the-counter derivative transactions when certain predetermined exposure limits are exceeded. As of December 31, 2020, counterparties pledged $360 thousand in cash collateral to the Company, and the Company pledged $270 thousand in cash to counterparties. As of December 31, 2019, counterparties pledged $831 thousand in cash collateral to the Company, and the Company did not pledge collateral to counterparties.

Off-balance-sheet financial instruments

The contractual amounts of off-balance-sheet financial instruments as of December 31 were as follows:

(in thousands)	2020	2019
Commitments to invest in limited partnership interests	$98,858	$127,514
Private placement commitments	21	15,000
Other loan commitments	-	13,000

The contractual amounts represent the amount at risk if the contract was fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless.

Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. The Company enters into these agreements in the normal course of business. Private placement commitments represent commitments to purchase private placement debt and private equity securities at a future date. The Company enters into these agreements in the normal course of business. Other loan commitments are agreements to lend to a borrower provided there is no violation of any condition established in the contract. The Company enters into these agreements to commit to future loan fundings at predetermined interest rates. Commitments have either fixed or varying expiration dates or other termination clauses.

27

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

5.	Income Taxes

The components of the net DTA (DTL) were as follows as of December 31:

(in thousands)	2020			2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross DTAs	$112,866	$4,454	$117,320	$94,210	$2,415	$96,625	$18,656	$2,039	$20,695
Valuation allowance	-	-	-	-	-	-	-	-	-

Adjusted gross DTAs	$112,866	$4,454	$117,320	$94,210	$2,415	$96,625	$18,656	$2,039	$20,695
DTAs nonadmitted	35,190	-	35,190	17,801	-	17,801	17,389	-	17,389

Subtotal – net admitted DTA	$77,676	$4,454	$82,130	$76,409	$2,415	$78,824	$1,267	$2,039	$3,306
DTLs	47,343	2,027	49,370	47,970	1,256	49,226	(627)	771	144

Net admitted DTA/(net DTL)	$30,333	$2,427	$32,760	$28,439	$1,159	$29,598	$1,894	$1,268	$3,162

The amount of adjusted gross DTAs admitted under each component of SSAP No. 101 was as follows as of December 31:

(in thousands)	2020
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$2,427	$2,427
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	30,333	-	30,333
Adjusted gross DTAs expected to be realized following the balance sheet date	30,333	-	30,333
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	78,464
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	47,343	2,027	49,370

DTAs admitted as the result of application of SSAP No. 101, total	$77,676	$4,454	$82,130

	2019
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$1,159	$1,159
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	28,439	-	28,439
Adjusted gross DTAs expected to be realized following the balance sheet date	28,439	-	28,439
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	87,685
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	47,970	1,256	49,226

DTAs admitted as the result of application of SSAP No. 101, total	$76,409	$2,415	$78,824

	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$1,268	$1,268
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	1,894	-	1,894
Adjusted gross DTAs expected to be realized following the balance sheet date	1,894	-	1,894
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	(9,221)
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	(627)	771	144

DTAs admitted as the result of application of SSAP No. 101, total	$1,267	$2,039	$3,306

The Company’s risk based capital level used to determine the amount of DTAs admitted was as follows as of December 31:

($ in thousands)	2020	2019
Ratio percentage used to determine recovery period and threshold limitation amount.	663.4%	685.9%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$610,808	$609,711

The impact of tax-planning strategies on adjusted gross and net admitted DTAs was as follows as of December 31:

($ in thousands)	2020		2019		Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage.
Adjusted gross DTAs amount	$112,866	$4,454	$94,210	$2,415	$18,656	$2,039
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax-planning strategies	29.15%	-%	4.75%	-%	24.40%	-%
Net admitted adjusted gross DTAs amount	$77,676	$4,454	$76,409	$2,415	$1,267	$2,039
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax-planning strategies	12.95%	-%	4.04%	-%	8.91%	-%

The Company’s tax planning strategies does include the use of reinsurance.

Prior to January 1, 1984, the Company was entitled to exclude certain amounts from taxable income and accumulate such amounts in a policyholder surplus account. The balance in this account as of December 31, 2017 of $389 thousand will result in federal income taxes payable of $82 thousand. Pursuant to the Tax Cuts and Jobs Act of 2017 enacted December 22, 2017, this tax will be paid ratably over the next eight taxable years.

28

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

The tax effects of temporary differences that gave rise to significant portions of DTAs and DTLs were as follows as of December 31:

(in thousands)	2020	2019	Change
DTAs
Ordinary
Policyholder reserves	$94,570	$74,121	$20,449
Investments	208	2,890	(2,682)
Deferred acquisition costs	17,245	16,361	884
Receivables – nonadmitted	818	813	5
Other	25	25	-

Subtotal	$112,866	$94,210	$18,656

Nonadmitted	$35,190	$17,801	$17,389

Admitted ordinary DTAs	$77,676	$76,409	$1,267

Capital
Investments	$4,388	$2,131	$2,257
Unrealized losses	66	284	(218)

Subtotal	$4,454	$2,415	$2,039

Admitted capital DTAs	$4,454	$2,415	$2,039

Admitted DTAs	$82,130	$78,824	$3,306

DTLs
Ordinary
Investments	$7,341	$3,856	$3,485
Policyholder reserves	13,128	15,759	(2,631)
Prepaid commissions	580	481	99
Other	2	3	(1)

Subtotal	$21,051	$20,099	$952

Capital
Unrealized gains	$28,319	$29,127	$(808)

DTLs	$49,370	$49,226	$144

Net DTAs/DTLs	$32,760	$29,598	$3,162

The change in net deferred income tax comprises the following as of December 31 (this analysis is exclusive of nonadmitted assets, as the change in nonadmitted assets is reported separately from the change in net deferred income tax in the Statements of Changes in Capital and Surplus):

(in thousands)	2020	2019	Change
Total DTAs	$117,320	$96,625	$20,695
Total DTLs	49,370	49,226	144

Net DTAs (DTLs)	$67,950	$47,399	20,551

Tax effect of unrealized gains (losses)			(590)

Change in net deferred income tax			19,961
Tax effect of nonadmitted assets			(5)
Adjustment of prior year tax liabilities			(81)

Change in net deferred income tax relating to the provision			$19,875

	2019	2018	Change
Total DTAs	$96,625	$90,373	$6,252
Total DTLs	49,226	68,833	(19,607)

Net DTAs (DTLs)	$47,399	$21,540	25,859

Tax effect of unrealized gains (losses)			3,399

Change in net deferred income tax			29,258
Tax effect of nonadmitted assets			455
Adjustment of prior year tax liabilities			1,788

Change in net deferred income tax relating to the provision			$31,501

29

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

The provision for incurred income taxes for the years ended December 31, was:

(in thousands)	2020	2019	Change
Current Income Tax
Federal	$9,383	$26,390	$(17,007)
Federal income tax on net capital gains	(2,605)	3,957	(6,562)

Federal and foreign income taxes incurred	$6,778	$30,347	$(23,569)

The provision for federal income taxes incurred was different from that which would have been obtained by applying the statutory federal income tax rate to income before taxes. The items causing this difference were as follows as of December 31:

($ in thousands)	2020	Effective Tax Rate		2019	Effective Tax Rate
Provision computed at statutory rate	$(10,920)	21.0%	$	(336)	21.0	%
IMR amortization	(1,314)	2.5		(674)	42.1
Dividend received deduction	(234)	0.5		(238)	14.8
Non-deductibles	2	-		146	(9.1)
Tax credits	(28)	-		(32)	2.0
Prior year true-up	(146)	0.3		(30)	1.9
Other	(457)	0.9		10	(0.6)
Change in net deferred income taxes	19,875	(38.2)		31,501	(1,966.4)

Total statutory income taxes	$6,778	(13.0)%	$	30,347	(1,894.3)%

As of December 31, 2020, capital gain income taxes incurred by the Company in 2020, 2019 and 2018 of $2 million, $31 million and $9 million, respectively, will be available for recoupment in the event of future net capital losses.

The Company joins the Corporation and its 75 domestic subsidiaries in the filing of a consolidated federal income tax return. The consolidated group has elected under Internal Revenue Code Section 1552(a)(2) to allocate the consolidated federal income tax liability based on each member’s federal income tax liability computed on a separate return basis, except all tax benefits resulting from operating losses and tax credits are allocated to the Company to the extent they can be utilized in the consolidated return.

6.	Information Concerning Parent, Subsidiaries and Affiliates

Related party transactions

The Company reported the following as receivables from affiliates as of December 31:

(in thousands)	2020	2019
Allstate Financial Services, LLC (“AFS”)	$166	$191
Intramerica Life Insurance Company (“ILIC”)	94	5
Allstate Assurance Company	41	42
Corporation	1	-

Total	$302	$238

The Company also reported the following as payable to affiliates as of December 31:
(in thousands)	2020	2019
ALIC	$2,202	$1,844
AIC	1,373	1,332
Allstate Investments, LLC (“AILLC”)	750	817
American Heritage Life Insurance Company	348	481
Allstate Distributors, LLC	1	-
Corporation	-	6

Total	$4,674	$4,480

Intercompany receivable and payable balances are evaluated on an individual company basis. Net intercompany balances less than $1 million and those equal to or greater than $1 million are generally settled quarterly and monthly, respectively. Net intercompany balances with AFS are settled monthly regardless of dollar amount.

Related party commitments

Surety bonds issued by AIC

The Company issued structured settlement annuities (“SSAs”), a type of immediate annuity, in 2013 and prior at prices determined using interest rates in effect at the time of purchase, to fund structured settlements in matters involving AIC.

In most cases, these annuities were issued under a “qualified assignment”, whereby Allstate Assignment Company and prior to July 1, 2001 Allstate Settlement Corporation (“ASC”), both wholly owned subsidiaries of ALIC, purchased annuities from the Company. Effective March 22,

30

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

2013, the Company no longer offers SSAs. AIC issued surety bonds to indemnify the payment of structured settlement benefits assigned to ASC from both AIC and unaffiliated parties, and funded by certain annuity contracts issued by the Company through June 30, 2001. ASC entered into a General Indemnity Agreement pursuant to which it indemnified AIC for any liabilities associated with the surety bonds and gave AIC certain collateral security rights with respect to the annuities and certain other rights in the event of any defaults covered by the surety bonds. For contracts written on or after July 1, 2001, AIC no longer issues surety bonds to indemnify the payment of structured settlement benefits. Alternatively, ALIC guarantees the payment of structured settlement benefits on all contracts issued on or after July 1, 2001. Reserves recorded by the Company for annuity payments that are indemnified by ALIC or the surety bonds of AIC were $2.03 billion and 2.04 billion as of December 31, 2020 and 2019, respectively.

Significant related party agreements

The Company is a party to the New York Insurer Supplement to Amended and Restated Service and Expense Agreement (the “Agreement”) between the Corporation and certain of its affiliated insurance companies pursuant to which AIC provides access to a variety of services, including the utilization of shared bank accounts for cash collections and disbursements in certain situations. The Agreement provides for cost sharing and allocation of operating expense among the parties.

The Company is a party to the Investment Advisory Agreement and Amendment to Service Agreement with AILLC whereby AILLC provides investment management services.

The Company has a reinsurance agreement with ALIC, reinsuring various life and accidental death benefits on specified individual policy forms issued by the Company. Life policies are reinsured on a yearly renewable term basis.

The Company, ALIC and The Bank of New York (“BONY”) entered into the Credit for Reinsurance Trust Agreement (“Reinsurance Trust”) effective December 23, 2019, with ALIC as grantor, the Company as beneficiary and BONY as trustee. ALIC established the Reinsurance Trust under the provisions of 11 CRR-NY 126 of New York Codes, Rules and Regulations (New York Regulation 114) for the benefit of the Company. The assets held under the Reinsurance Trust amounted to $1.56 billion and $1.45 billion as of December 31, 2020 and 2019, respectively.

The Company is a party to a federal income tax allocation agreement with the Corporation.

Subsidiaries, controlled or affiliated (“SCA”) and SSAP No. 48, Joint Ventures, Partnerships and Limited Liability Companies loss tracking

The Company’s share of losses exceeded its reported investment for the following partnership as of December 31, 2020:

(in thousands)
Entity		Reporting Entity’s Share of Net Income (Loss)		Accumulated Share of Net Income (Losses)		Reporting Entity’s Share of Equity, Including Negative Equity	Guaranteed Obligation / Commitment for Financial Support (Yes/No)
Sunstone Partners II LP	$	(12)	$	(12)	$	(12)	Yes

7.	Company Benefit Plans

The Company utilizes the services of AIC employees. AIC and the Corporation provide various benefits, including defined benefit pension plans, certain health care and life insurance benefits for certain eligible employees, retired employees and employee-agents and participation in The Allstate 401(k) Savings Plan. The Company was allocated its share of the costs associated with these benefits in accordance with the Agreement. The Company’s allocated share of these benefits was $1 million and $2 million in 2020 and 2019, respectively. In addition, certain AIC employees also participate in a share-based payment plan, The Allstate Corporation 2019 Equity Incentive Plan that amended and restated the 2013 Equity Incentive Plan. Currently, awards of nonqualified stock options, restricted stock units, and performance stock awards are granted to certain employees of AIC. The Company is allocated expenses associated with the costs, determined at the individual participant level. The Company’s allocated share of these costs was $1 million in 2020 and 2019. Contractually, the Company’s obligations are limited to its share of the allocated service costs.

8.	Capital and Surplus

Capital stock

The Company had 100,000 common shares authorized, issued and outstanding as of December 31, 2020 and 2019. All common shares had a par value of $25 per share.

31

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Unassigned surplus

The components contributing to the cumulative increase or (reduction) of unassigned surplus as of December 31 were as follows:

(in thousands)		2020		2019
Nonadmitted assets	$	(39,085)	$	(21,672)
AVR		(137,711)		(145,134)
Net unrealized capital gains (losses) less capital gains tax		104,445		106,665

Dividend restrictions

The ability of the Company to pay dividends is generally dependent on business conditions, income, cash requirements, and other relevant factors. This amount is formula driven based on net income and capital and surplus, as well as the timing and amounts of dividends paid in the preceding twelve months as specified by New York insurance law. Any dividend must be paid out of unassigned surplus and cannot result in capital and surplus being less than the minimum amount required by law. Dividends are not cumulative. As of December 31, 2020, the Company cannot declare or pay dividends without the prior approval of the NYDFS because of its net loss from operations in 2020.

9.	Liabilities, Contingencies and Assessments

Contingent commitments

Refer to Note 4, Fair Value Measurements – Off-balance-sheet financial instruments, for information regarding contingent commitments to invest.

Guaranty fund assessments

Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in each state. The Company’s policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile’s statutory definition of insolvency and the amount of the loss is reasonably estimable. In most states, the definition is met with a declaration of financial insolvency by a court of competent jurisdiction. In certain states there must also be a final order of liquidation. As of December 31, 2020 and 2019, the Company had accrued $755 thousand and $762 thousand, respectively, for future guaranty fund assessments, and $757 thousand and $763 thousand, respectively, for the related premium tax offset expected to be received. The period over which assessments are expected to be paid varies. Premium tax offsets are realized on a straight-line basis over the period allowed by each individual state once the guaranty fund assessment has been paid. The Company did not recognize an impairment loss on the premium tax offsets in 2020 or 2019.

Reconciliations of assets recognized from paid and accrued premium tax offsets and policy surcharges were as follows:

(in thousands)			2020		2019
Assets recognized from paid and accrued premium tax offsets and policy surcharges as of prior year end		$	919	$	1,136

Decreases during the year:
Premium tax offset applied			6		224
Policy surcharges charged off			6		-

Increases during the year:
Policy surcharges collected/accrued			1		7

Assets recognized from paid and accrued premium tax offsets and policy surcharges as of current year end	$		908	$	919

32

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Liabilities and assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2020:

($ in thousands)
Discount rate applied		4.3%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency:

		Guaranty fund assessment				Related assets
Name of the insolvency		Undiscounted		Discounted		Undiscounted		Discounted
American Network Insurance Company	$	2	$	1	$	1	$	1
Penn Treaty Network America Insurance Company		5		2		4		2

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

	Payables			Recoverables
Name of the insolvency	Number of Jurisdictions	Range of years	Weighted average number of years	Number of Jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	36	23-58	51	32	23-58	51
Penn Treaty Network America Insurance Company	40	40-59	52	36	40-59	52

Liabilities and assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2019:

($ in thousands)
Discount rate applied		4.3%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency:

		Guaranty fund assessment			Related assets
Name of the insolvency		Undiscounted		Discounted		Undiscounted		Discounted
American Network Insurance Company	$	2	$	1	$	1	$	1
Penn Treaty Network America Insurance Company		5		3		5		3

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

	Payables			Recoverables
Name of the insolvency	Number of Jurisdictions	Range of years	Weighted average number of years	Number of Jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	36	23-59	52	32	23-59	52
Penn Treaty Network America Insurance Company	41	41-68	54	37	41-68	54

10.	Sale, Transfer and Servicing of Financial Assets and Extinguishments of Liabilities

Transfer and servicing of financial assets

The Company’s business activities included securities lending programs with third parties, mostly large banks. As of December 31, 2020 and 2019, bonds and common stocks within the General Account with fair values of $74 million and $152 million, respectively, were on loan under these agreements. The Company did not have securities lending transactions within the Separate Accounts as of December 31, 2020 or 2019. Securities lent were either specifically identified by the lending bank or segregated into a separate custody account.

11.	Reinsurance

The estimated amount of the aggregate reduction in surplus, for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than for nonpayment of premium or other similar credits, of termination of all reinsurance agreements, by either party, was $1 million as of December 31, 2020 and 2019.

33

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

The effects of reinsurance on premiums and annuity considerations, and benefits for the years ended December 31 were as follows:

(in thousands)	2020	2019
Premiums and annuity considerations
Direct	$188,227	$220,163
Assumed	501	612
Ceded:
ALIC	(5,640)	(6,412)
Non-affiliates	(12,403)	(15,335)

Total ceded	(18,043)	(21,747)

Premiums and annuity considerations, net of reinsurance	$170,685	$199,028

(in thousands)	2020	2019
Benefits
Direct	$426,021	$498,431
Assumed	500	562
Ceded:
ALIC	(21,882)	(4,161)
Non-affiliates	(44,444)	(51,979)

Total ceded	(66,326)	(56,140)

Benefits, net of reinsurance	$360,195	$442,853

Reserve credits taken for all reinsurance agreements were $1.65 billion and $1.54 billion as of December 31, 2020 and 2019, respectively.

Reinsurance Agreement with ALIC

The Company has an agreement where via a reinsurance treaty it cedes reinvestment related risk on certain SSAs to its parent, ALIC. Under the terms of the agreement, if the fixed income book yield on the portion of the Company’s investment portfolio that supports SSAs’ liabilities falls below the average statutory rate, ALIC will pay a benefit. In return, the Company pays a premium to ALIC that is based on and varies with the aggregate statutory reserve balance of the SSAs. The Company paid premium related to the reinsurance treaty to ALIC of $3 million and $4 million in 2020 and 2019, respectively. The Company received benefits of $21 million and $2 million from ALIC in 2020 and 2019, respectively.

12.	Direct Premium Written/Produced by Managing General Agents/Third-Party Administrators (“TPAs”)

The aggregate amount of direct premiums written/produced by managing general agents/TPAs was $3 million and $5 million for the years ended December 31, 2020 and 2019, respectively, which was less than 5% of the Company’s surplus.

34

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

13.	Analysis of Annuity Actuarial Reserves and Deposit-Type Liabilities by Withdrawal Characteristics

Withdrawal characteristics of annuity reserves and deposit-type contracts and other liabilities without life or disability contingencies were as follows as of December 31:

($ in thousands)		2020
		General Account		Separate Account with Guarantees		Separate Account Non- guaranteed		Total	% of Total
INDIVIDUAL ANNUITIES:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$	2,935	$	142,758	$	-	$	145,693	3.1%
b. At book value less current surrender charge of 5% or more		1,862		-		-		1,862	-
c. At fair value		1,577		-		168,332		169,909	3.7

d. Total with market value adjustment or at fair value (total of a through c)		6,374		142,758		168,332		317,464	6.8
e. At book value without adjustment (minimal or no charge or adjustment)		922,403		3,107		-		925,510	19.8
(2) Not subject to discretionary withdrawal		3,429,666		-		5,519		3,435,185	73.4

(3) Total (gross: direct + assumed)		4,358,443		145,865		173,851		4,678,159	100.0%

(4) Reinsurance ceded		1,372,411		-		-		1,372,411

(5) Total (net)	$	2,986,032	$	145,865	$	173,851	$	3,305,748

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$	1,274	$	-	$	-	$	1,274

GROUP ANNUITIES:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$	29,507	$	-	$	-	$	29,507	8.3%
b. At book value less current surrender charge of 5% or more		1,115		-		-		1,115	0.3
c. At fair value		-		-		91,541		91,541	25.9

d. Total with market value adjustment or at fair value (total of a through c)		30,622		-		91,541		122,163	34.5
e. At book value without adjustment (minimal or no charge or adjustment)		214,187		-		-		214,187	60.6
(2) Not subject to discretionary withdrawal		15,278		-		1,872		17,150	4.9

(3) Total (gross: direct + assumed)		260,087		-		93,413		353,500	100.0%

(4) Reinsurance ceded		97,463		-		-		97,463

(5) Total (net) (3) – (4)	$	162,624	$	-	$	93,413	$	256,037

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$	341	$	-	$	-	$	341

DEPOSIT-TYPE CONTRACTS (no life contingencies):
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$	-	$	-	$	-	$	-	-%
b. At book value less current surrender charge of 5% or more		-		-		-		-	-
c. At fair value		31		-		-		31	-

d. Total with market value adjustment or at fair value (total of a through c)		31		-		-		31	-
e. At book value without adjustment (minimal or no charge or adjustment)		11,944		-		-		11,944	3.8
(2) Not subject to discretionary withdrawal		302,683		-		-		302,683	96.2

(3) Total (gross: direct + assumed)		314,658		-		-		314,658	100.0%

(4) Reinsurance ceded		-		-		-		-

(5) Total (net) (3) – (4)	$	314,658	$	-	$	-	$	314,658

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$	-	$	-	$	-	$	-

35

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

($ in thousands)		2019
		General Account		Separate Account with Guarantees		Separate Account Non- guaranteed		Total	% of Total
INDIVIDUAL ANNUITIES:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$	2,785	$	149,321	$	-	$	152,106	3.4%
b. At book value less current surrender charge of 5% or more		1,430		-		-		1,430	-
c. At fair value		2,153		-		157,383		159,536	3.6

d. Total with market value adjustment or at fair value (total of a through c)		6,368		149,321		157,383		313,072	7.0
e. At book value without adjustment (minimal or no charge or adjustment)		977,893		2,883		-		980,776	21.9
(2) Not subject to discretionary withdrawal		3,182,323		-		4,546		3,186,869	71.1

(3) Total (gross: direct + assumed)		4,166,584		152,204		161,929		4,480,717	100.0%

(4) Reinsurance ceded		1,262,164		-		-		1,262,164

(5) Total (net) (3) – (4)	$	2,904,420	$	152,204	$	161,929	$	3,218,553

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$	1,134	$	-	$	-	$	1,134

GROUP ANNUITIES:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$	29,486	$	-	$	-	$	29,486	8.2%
b. At book value less current surrender charge of 5% or more		662		-		-		662	0.2
c. At fair value		-		-		86,114		86,114	24.0

d. Total with market value adjustment or at fair value (total of a through c)		30,148		-		86,114		116,262	32.4
e. At book value without adjustment (minimal or no charge or adjustment)		223,559		-		-		223,559	62.3
(2) Not subject to discretionary withdrawal		17,545		-		1,397		18,942	5.3

(3) Total (gross: direct + assumed)		271,252		-		87,511		358,763	100.0%

(4) Reinsurance ceded		98,186		-		-		98,186

(5) Total (net) (3) – (4)	$	173,066	$	-	$	87,511	$	260,577

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$	258	$	-	$	-	$	258

DEPOSIT-TYPE CONTRACTS (no life contingencies):
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$	-	$	-	$	-	$	-	-%
b. At book value less current surrender charge of 5% or more		-		-		-		-	-
c. At fair value		42		-		-		42	-

d. Total with market value adjustment or at fair value (total of a through c)		42		-		-		42	-
e. At book value without adjustment (minimal or no charge or adjustment)		13,109		-		-		13,109	3.8
(2) Not subject to discretionary withdrawal		329,849		-		-		329,849	96.2

(3) Total (gross: direct + assumed)		343,000		-		-		343,000	100.0%

(4) Reinsurance ceded		-		-		-		-

(5) Total (net) (3) – (4)	$	343,000	$	-	$	-	$	343,000

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$	-	$	-	$	-	$	-

36

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Reconciliation of total annuity actuarial reserves and deposit fund liabilities was as follows as of December 31:

(in thousands)	2020	2019
Life & Accident & Health Annual Statement:
Exhibit 5, Annuities Section, Total (net)	$3,148,656	$3,077,486
Exhibit 7, Deposit-Type Contracts, Line 14, Column 1	314,658	343,000

Subtotal	3,463,314	3,420,486
Separate Accounts Annual Statement:
Exhibit 3, Line 0299999, Column 2	413,129	401,644

Combined Total	$3,876,443	$3,822,130

14.	Analysis of Life Actuarial Reserves by Withdrawal Characteristics

Withdrawal characteristics of life actuarial reserves were as follows as of December 31:

(in thousands)
	2020
	Account Value	Cash Value	Reserve
General Account
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$140	$140
Universal life	407,335	404,903	416,992
Universal life with secondary guarantees	280,517	204,711	497,724
Indexed universal life with secondary guarantees	52,340	27,932	48,680
Variable universal life	1,803	1,113	2,183
Miscellaneous reserves	-	60,305	89,330
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	421,196
Accidental death benefits	XXX	XXX	84
Disability – Active lives	XXX	XXX	882
Disability – Disabled lives	XXX	XXX	17,136
Miscellaneous reserves	XXX	XXX	52,996

Total (gross: direct + assumed)	741,995	699,104	1,547,343
Reinsurance ceded	-	-	173,911

Total (net)	$741,995	$699,104	$1,373,432

Separate Account Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$19,201	$18,847	$18,918
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	-
Accidental death benefits	XXX	XXX	-
Disability – Active lives	XXX	XXX	-
Disability – Disabled lives	XXX	XXX	-
Miscellaneous reserves	XXX	XXX	-

Total (gross: direct + assumed)	19,201	18,847	18,918
Reinsurance ceded	-	-	-

Total (net)	$19,201	$18,847	$18,918

37

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(in thousands)
	2019
	Account Value	Cash Value	Reserve
General Account
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$145	$145
Universal life	424,180	420,895	432,729
Universal life with secondary guarantees	263,915	184,035	483,104
Indexed universal life with secondary guarantees	43,845	21,389	43,431
Variable universal life	1,850	1,604	2,404
Miscellaneous reserves	-	56,715	83,223
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	414,986
Accidental death benefits	XXX	XXX	85
Disability – Active lives	XXX	XXX	765
Disability – Disabled lives	XXX	XXX	14,651
Miscellaneous reserves	XXX	XXX	54,819

Total (gross: direct + assumed)	733,790	684,783	1,530,342
Reinsurance ceded	-	-	180,001

Total (net) (3) – (4)	$733,790	$684,783	$1,350,341

Separate Account with Guarantees & Separate Account Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$15,769	$14,918	$15,477
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	-
Accidental death benefits	XXX	XXX	-
Disability – Active lives	XXX	XXX	-
Disability – Disabled lives	XXX	XXX	-
Miscellaneous reserves	XXX	XXX	-

Total (gross: direct + assumed)	15,769	14,918	15,477
Reinsurance ceded	-	-	-

Total (net) (3) – (4)	$15,769	$14,918	$15,477

(in thousands)
Reconciliation of total life actuarial reserves was as follows as of December 31:
		2020	2019
Life & Accident & Health Annual Statement:
Exhibit 5, Life Insurance Section, Total (net)		$1,303,405	$1,281,272
Exhibit 5, Accidental Death Benefits Section, Total (net)		84	85
Exhibit 5, Disability – Active Lives Section, Total (net)		882	764
Exhibit 5, Disability – Disabled Lives Section, Total (net)		17,043	14,560
Exhibit 5, Miscellaneous Reserves Section, Total (net)		52,018	53,660

Subtotal		1,373,432	1,350,341

Separate Accounts Annual Statement:
Exhibit 3, Line 0199999, Column 2		18,918	15,477

Combined total		$1,392,350	$1,365,818

15.	Premiums and Annuity Considerations Deferred and Uncollected

Deferred and uncollected life insurance premiums and annuity considerations, net of reinsurance, as of December 31 were as follows:

(in thousands)		2020				2019
Type		Gross		Net of Loading		Gross		Net of Loading
Ordinary new business	$	18	$	(4)	$	1,430	$	433
Ordinary renewal		23,447		28,960		22,720		29,329

Total	$	23,465	$	28,956	$	24,150	$	29,762

38

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

16.	Separate Accounts

The Company’s Separate Accounts were attributed to the following products/transactions as of December 31:

(in thousands)
	2020		2019
Product/transaction	Legally insulated assets	Separate Account Assets (Not legally insulated)	Legally insulated assets	Separate Account Assets (Not legally insulated)
Variable annuity contracts	$267,549	$-	$249,776	$-
Variable life policies	19,201	-	15,770	-
MGA	-	137,012	-	139,089

Total	$286,750	$137,012	$265,546	$139,089

Separate Accounts held by the Company are for variable annuity contracts, variable life policies and MGA contracts. The assets and liabilities of variable annuity contracts and variable life policies are recorded as assets and liabilities of the Separate Accounts and are legally insulated from the General Account, excluding any purchase payments or transfers directed by the contractholder to earn a fixed rate of return which are included in the Company’s General Account assets. The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account. Separate Accounts which contain variable annuity and variable life business are unit investment trusts and registered with the Securities and Exchange Commission (“SEC”). As of December 31, 2020 and 2019, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated.

Variable annuity and variable life business allow the contractholder to accumulate funds within a variety of portfolios, at rates which depend upon the return achieved from the types of investments chosen. The net investment experience of the Separate Accounts is credited directly to the contractholder and can be favorable or unfavorable. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies. Absent any contract provision wherein the Company provides a guarantee, the contractholders of the variable annuity and variable life products bear the investment risk that the Separate Account’s funds may not meet their stated investment objectives. Variable annuity and variable life business is included in the Nonguaranteed Separate Accounts column of the following tables.

The assets and liabilities of MGA contracts are also recorded as assets and liabilities of the Separate Accounts, however, they are not legally insulated from the General Account. MGA products are non-unitized products, most of which are not registered with the SEC. The Separate Account for MGA products provides the opportunity for the contractholder to invest in one or any combination of up to ten interest rate guarantee periods. Amounts withdrawn from the contract in excess of the free withdrawal amount are subject to market value adjustments. MGA business is included in the Nonindexed Guarantee Less than/equal to 4% or the Nonindexed Guarantees More than 4% column of the following tables.

Some of the Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken on variable annuity products, the Separate Accounts paid risk charges of $419 thousand and $559 thousand in 2020 and 2019, respectively. The amount paid by the General Account for Separate Account guarantees for variable annuity products was $121 thousand and $197 thousand in 2020 and 2019, respectively.

In connection with the disposal of the Company’s variable annuity business to Prudential Insurance Company of America (“Prudential”), there is a modified coinsurance reinsurance agreement under which the Separate Account assets and liabilities remain in the Company’s Statements of Financial Position, but the related results of operations are fully reinsured to Prudential and presented net of reinsurance in the Statements of Operations. In contrast, assets supporting General Account liabilities, including the future rights and obligations related to benefit guarantees and fixed rate of return fund investments, have been transferred to Prudential under the coinsurance reinsurance provisions. The reinsurance agreements do not contain limits or indemnifications with regard to the insurance risk transfer, and transferred all of the future risks and responsibilities for performance in the underlying variable annuity contracts to Prudential, including those related to benefit guarantees and fixed rate of return fund investments, in accordance with SSAP No. 61R. The Separate Accounts balances related to the modified coinsurance reinsurance were $267 million and $249 million as of December 31, 2020 and 2019, respectively. The General Account liability balances reinsured to Prudential under the coinsurance reinsurance were $161 million and $164 million as of December 31, 2020 and 2019, respectively, and consisted of the liabilities for fixed rate of return fund investments and benefit guarantees.

39

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Information regarding the Company’s Separate Accounts as of December 31 was as follows:

(in thousands)
	2020
	Nonindexed Guarantee Less Than/ Equal To 4%	Nonindexed Guarantee More than 4%	Non- Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/20	$-	$-	$2,089	$2,089

Reserves as of December 31, 2020
For accounts with assets at:
Fair value	$145,865	$-	$286,182	$432,047
Amortized cost	-	-	-	-

Total reserves	$145,865	$-	$286,182	$432,047

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$142,758	$-	$-	$142,758
At book value without market value adjustment and with current surrender charge of 5% or more	-	-	-	-
At fair value	-	-	278,792	278,792
At book value without market value adjustment and with current surrender charge less than 5%	3,107	-	-	3,107

Subtotal	145,865	-	278,792	424,657
Not subject to discretionary withdrawal	-	-	7,390	7,390

Total	$145,865	$-	$286,182	$432,047

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A
	2019
	Nonindexed Guarantee Less Than/ Equal To 4%	Nonindexed Guarantee More than 4%	Non- Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/19	$-	$-	$1,979	$1,979

Reserves as of December 31, 2019
For accounts with assets at:
Fair value	$152,204	$-	$264,917	$417,121
Amortized cost	-	-	-	-

Total reserves	$152,204	$-	$264,917	$417,121

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$149,321	$-	$-	$149,321
At book value without market value adjustment and with current surrender charge of 5% or more	-	-	-	-
At fair value	-	-	258,973	258,973
At book value without market value adjustment and with current surrender charge less than 5%	2,883	-	-	2,883

Subtotal	152,204	-	258,973	411,177
Not subject to discretionary withdrawal	-	-	5,944	5,944

Total	$152,204	$-	$264,917	$417,121

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A
Reconciliation of net transfers to or (from) the Separate Accounts for the years ended December 31 was as follows:
(in thousands)			2020	2019
Transfers as reported in the Summary of Operations of the Separate Accounts Statement
Transfers to Separate Accounts			$2,089	$1,979
Transfers from Separate Accounts			37,791	46,281

Net transfers to (from) Separate Accounts			(35,702)	(44,302)
Reconciling adjustments			-	-

Transfers as reported in the Statements of Operations			$(35,702)	$(44,302)

40

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

17.	Other Items

Balances reasonably possible to be uncollectible

Agents’ balances receivable are 100% nonadmitted after the establishment of a valuation allowance. The allowance balance for admitted agents’ balances receivable was $4 million as of December 31, 2020 and 2019.

Scottish Re (U.S.), Inc. (“SRUS”)

On December 14, 2018, the Delaware Insurance Commissioner placed SRUS under regulatory supervision. On March 6, 2019, the Chancery Court of the State of Delaware entered a Rehabilitation and Injunction Order in response to a petition filed by the Insurance Commissioner (the “Petition”).

ALIC, on behalf of itself and its affiliates including the Company, joined in a joint motion filed on behalf of several affected parties asking the court to allow a specified amount of offsetting claim payments and losses against premiums remitted to SRUS. The Company and ALIC also filed a separate motion related to the reimbursement of claim payments where SRUS is also acting as administrator. The Court has not yet ruled on either of these motions. In the interim, the Company and several other affected parties have been permitted to exercise certain setoff rights while the parties address any potential disputes. On June 30, 2020, pursuant to the Petition, SRUS submitted a proposed Plan of Rehabilitation (“Plan”) for consideration by the Court. On November 2, 2020, the Court issued a Third Amended Order to Show Cause scheduling a hearing on the Petition and Plan for May 25, 2021.

The Company’s reinsurance reserve credit and paid claims recoverable with SRUS, net of the allowance for uncollectible reinsurance of $49 thousand and net of nonadmitted recoverables for paid claims of $118 thousand, were $584 thousand as of December 31, 2020. The Company’s reinsurance reserve credit and paid claims recoverable with SRUS, net of the allowance for uncollectible reinsurance of $34 thousand and net of nonadmitted recoverables for paid claims of $15 thousand, were $443 thousand as of December 31, 2019. The Company continues to monitor SRUS for future developments and will reevaluate its allowance for uncollectible amounts as new information becomes available.

Novel Coronavirus Pandemic or COVID-19 (“Coronavirus”)

The Coronavirus resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which have included the implementation of travel restrictions, government-imposed shelter-in-place orders, quarantine periods, social distancing and restrictions on large group gatherings, have caused material disruption to businesses globally, resulting in increased unemployment, a recession and increased economic uncertainty. Additionally, there is no way of predicting with certainty how long the pandemic might last, including the potential for restrictions being restored or new restrictions being implemented that could result in further economic volatility.

The Coronavirus has affected the Company’s operations and depending on its length and severity may continue to significantly affect the Company’s results of operations, financial condition and liquidity, including sales of new and retention of existing policies, life insurance mortality and hospital and outpatient claim costs, annuity reserves, investment valuations and returns and increases in bad debt and credit risk.

The magnitude and duration of the global pandemic and the impact of actions taken by governmental authorities, businesses and consumers, including timing of vaccine distribution, to mitigate health risks create significant uncertainty. The Company will continue to closely monitor and proactively adapt to developments and changing conditions. Currently, it is not possible to reliably estimate the length and severity of the pandemic or its impact to the Company’s operations, but the effects could be material and may continue, emerge, evolve or accelerate into 2021.

Participating policies

For 2020 and 2019, the Company recognized premiums related to life participating policies of $6 thousand and $48 thousand, respectively. In both 2020 and 2019, these amounts represented less than one-half of one percent of total life premiums and annuity considerations earned. The Company uses accrual accounting to record policyholder dividends on participating policies. The Company paid dividends of $31 thousand and $43 thousand in 2020 and 2019, respectively, to participating policyholders and did not allocate additional income. All of the Company’s accident and health contracts were nonparticipating as of December 31, 2020 and 2019.

Amount of insurance for gross premium less than net premiums

As of December 31, 2020 and 2019, the Company had $1.73 billion and $1.85 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standards of valuation set by the State of New York. Reserves to cover the above insurance totaled $50 million and $52 million as of December 31, 2020 and 2019, respectively.

41

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

Other reserve changes for life and annuity contracts

In 2020, the Company’s aggregate reserves for life and annuity contracts were increased by other reserve changes of $96 million. Other reserve changes in 2020 were as follows:

(in thousands)
		Ordinary
Item	Total	Life Insurance	Individual Annuities
Application of 11 NYCRR 98.9(c)(2)(viii) (Reg 147)	$(19,482)	$(19,482)	$-
Asset adequacy reserve	115,000	-	115,000

Total	$95,518	$(19,482)	$115,000

In 2019, the Company’s aggregate reserves for life and annuity contracts were increased by other reserve changes of $52 million. Other reserve changes in 2019 were as follows:
(in thousands)
		Ordinary
Item	Total	Life Insurance	Individual Annuities
Application of 11 NYCRR 98.9(c)(2)(viii) (Reg 147)	$51,523	$51,523	$-

Total	$51,523	$51,523	$-

18.	Events Subsequent

On January 26, 2021, AIC and Allstate Financial Insurance Holdings Corporation (“AFIHC”) entered into a Stock Purchase Agreement with Everlake US Holdings Company (formerly Antelope US Holdings Company), an affiliate of an investment fund associated with The Blackstone Group Inc. to sell ALIC and certain affiliates, excluding the Company, for approximately $2.8 billion in cash. The transaction is expected to close in the second half of 2021 subject to regulatory approvals and other customary closing conditions.

On March 29, 2021, ALIC, AIC, AFIHC and AIH entered into a definitive Stock Purchase agreement (the “Purchase Agreement”) with Wilton Reassurance Company, an insurance company organized under the laws of the State of Minnesota, to sell the Company and ILIC, a wholly owned subsidiary of AFIHC for approximately $220 million in cash. Under the terms of the Purchase Agreement, prior to the consummation of the sale of the Company, AIH or another affiliate will contribute to the Company approximately $660 million in cash. The transaction is expected to close in the second half of 2021 subject to regulatory approvals and other customary closing conditions.

Prior to the closing of the above sales transactions, ALIC and certain affiliates will consummate certain pre-sale restructuring and reinsurance transactions (the “Pre-Sale Transactions”) to, among other things, transfer certain out-of-scope assets and businesses, through reinsurance or otherwise, from ALNY to AIC or other affiliates, and terminate or amend certain existing reinsurance arrangements between ALIC and the Company. The consummation of the above transactions (including the Pre-Sale Transactions) will result in the satisfaction of the conditions to ALIC’s sale that relate to the Company.

An evaluation of subsequent events was made through May 19, 2021, the date the audited statutory-basis financial statements were available to be issued. There were no other significant subsequent events requiring adjustment to or disclosure in the statutory-basis financial statements.

* * * * * *

42

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

DECEMBER 31, 2019 AND 2018

(in thousands except par value and number of shares)	2019	2018
ADMITTED ASSETS
Bonds (fair value: $4,400,759 and $4,396,476)	$3,996,839	$4,242,823
Preferred stocks (fair value: $11,051 and $10,964)	10,562	10,542
Common stocks (cost: $123,957 and $144,495)	165,135	163,393
Mortgage loans on real estate	718,901	676,175
Cash, cash equivalents and short-term investments	220,888	80,702
Contract loans	38,563	39,293
Derivatives	6,047	1,628
Other invested assets	385,644	384,070
Receivables for securities	150,125	836
Securities lending reinvested collateral assets	391	1,721

Subtotals, cash and invested assets	5,693,095	5,601,183

Investment income due and accrued	45,804	49,100
Premiums and considerations	30,605	30,027
Reinsurance recoverables and other reinsurance receivables	1,547	1,289
Current federal and foreign income tax recoverable and interest thereon	-	4,403
Net deferred tax asset	29,598	21,540
Guaranty funds receivable or on deposit	919	1,136
Advanced benefits	5,900	5,394
Other assets	3,707	3,088
From Separate Accounts, Segregated Accounts and Protected Cell Accounts	404,635	399,536

Total	$6,215,810	$6,116,696

LIABILITIES
Aggregate reserve for life and accident and health contracts	$4,446,313	$4,454,250
Liability for deposit-type contracts	343,000	370,770
Contract claims	28,197	23,169
Interest maintenance reserve	12,481	13,659
Commissions to agents due or accrued	1,784	2,135
Transfers to Separate Accounts due or accrued (net)	12,822	(1,604)
Taxes, licenses and fees due or accrued, excluding federal income taxes	930	915
Current federal and foreign income taxes	28,056	-
Asset valuation reserve	145,134	122,319
Payable to parent, subsidiaries and affiliates	4,480	5,504
Payable for securities lending	157,280	68,817
Reserve for uncashed checks	5,832	4,903
Other liabilities	10,699	7,849
From Separate Accounts Statement	404,635	399,536

Total liabilities	5,601,643	5,472,222

CAPITAL AND SURPLUS
Common capital stock ($25 par value; 100,000 shares authorized, issued and outstanding)	2,500	2,500
Gross paid in and contributed surplus	131,253	131,253
Unassigned funds (surplus)	480,414	510,721

Total capital and surplus	614,167	644,474

Total	$6,215,810	$6,116,696

See notes to statutory-basis financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2019 AND 2018

(in thousands)	2019	2018
Premiums and annuity considerations for life and accident and health contracts	$199,028	$196,364
Net investment income	258,104	284,063
Amortization of interest maintenance reserve	3,211	5,818
Commissions and expense allowances on reinsurance ceded	2,559	2,686
Reserve adjustments on reinsurance ceded	(28,355)	(33,699)
Miscellaneous income	1,153	3,528

Total	435,700	458,760

Death benefits	72,782	73,745
Annuity benefits	171,567	186,516
Disability benefits and benefits under accident and health contracts	39,191	27,776
Surrender benefits and withdrawals for life contracts	140,144	165,163
Interest and adjustments on contracts or deposit-type contract funds	19,051	20,770
Increase (decrease) in aggregate reserves for life and accident and health contracts	(7,937)	(89,973)
Commissions on premiums, annuity considerations, and deposit-type contract funds	19,903	22,764
General insurance expenses	38,408	39,528
Insurance taxes, licenses and fees, excluding federal income taxes	7,845	9,239
(Increase) decrease in loading on deferred and uncollected premiums	(1,420)	(76)
Net transfers to or (from) Separate Accounts net of reinsurance	(44,302)	(66,472)
Other expenses	912	872

Total	456,144	389,852

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and realized capital gains or (losses)	(20,444)	68,908

Federal and foreign income taxes incurred (excluding tax on capital gains)	26,390	5,320

Net gain (loss) from operations after dividends to policyholders and federal income taxes and before realized capital gains or (losses)	(46,834)	63,588

Net realized capital gains (losses) less capital gains tax of $3,416 and $1,164	12,852	4,380

Net income (loss)	$(33,982)	$67,968

See notes to statutory-basis financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

YEARS ENDED DECEMBER 31, 2019 AND 2018

(in thousands)	2019	2018
Capital and surplus, December 31, prior year	$644,474	$603,058
Net income (loss)	(33,982)	67,968
Change in net unrealized capital gains (losses)	16,484	(22,448)
Change in net unrealized foreign exchange capital gains (losses)	(3,698)	44
Change in net deferred income tax	29,258	(5,197)
Change in nonadmitted assets	(15,554)	(85)
Change in asset valuation reserve	(22,815)	1,134

Capital and surplus, December 31, current year	$614,167	$644,474

See notes to statutory-basis financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2019 AND 2018

(in thousands)
Cash from operations	2019	2018
Premiums collected net of reinsurance	$198,038	$195,896
Net investment income	235,155	247,056
Miscellaneous income	2,510	6,171

Total	435,703	449,123

Benefits and loss related payments	446,455	490,187
Net transfers to Separate, Segregated Accounts and Protected Cell Accounts	(58,728)	(27,413)
Commissions, expenses paid and aggregate write-ins for deductions	66,399	73,897
Dividends paid to policyholders	42	123
Federal and foreign income taxes paid (recovered)	(2,112)	11,042

Total	452,056	547,836

Net cash from operations	(16,353)	(98,713)

Cash from investments
Proceeds from investments sold, matured or repaid	858,339	870,712
Cost of investments acquired (long-term only)	747,739	732,634
Net increase or (decrease) in contract loans and premium notes	(791)	(213)

Net cash from investments	111,391	138,291

Cash from financing and miscellaneous sources
Net deposits on deposit-type contracts and other insurance liabilities	(46,793)	(49,362)
Other cash provided (applied)	91,941	12,776

Net cash from financing and miscellaneous sources	45,148	(36,586)

Reconciliation of cash, cash equivalents and short-term investments
Net change in cash, cash equivalents and short-term investments	140,186	2,992
Cash, cash equivalents and short-term investments, beginning of year	80,702	77,710

Cash, cash equivalents and short-term investments, end of period	$220,888	$80,702

Supplemental disclosures for non-cash transactions
Change in receivable for securities sold	$149,288	$2,579
Portfolio investments exchanged	86,650	66,023
Mortgage loans refinanced	8,388	10,927
Reinvestment of non-cash distributions from other invested assets	3,395	4,799
Income from other invested assets	929	11,505
Change in payable for securities acquired	712	-
Stock dividends received	37	2,020
Stock distributions a return of capital	4	-

See notes to statutory-basis financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

1.	General

Allstate Life Insurance Company of New York (the “Company”), an insurance company domiciled in New York, is a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), an insurance company domiciled in the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company (“AIC”), which is a wholly owned subsidiary of Allstate Insurance Holdings, LLC (“AIH”), a Delaware limited liability company. AIH is a wholly owned subsidiary of The Allstate Corporation (“the Corporation”).

The Company offers traditional, interest-sensitive and variable life insurance and voluntary accident and health insurance products to customers in the State of New York. The Company distributes its products through Allstate exclusive agencies and exclusive financial specialists, as well as workplace enrolling independent agents and benefits brokers. The Company previously offered and continues to have in force fixed annuities such as deferred and immediate annuities. The Company also previously offered variable annuities, all of which are reinsured.

2.	Summary of Significant Accounting Policies

Basis of presentation

The Company prepares its financial statements in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (“NYDFS”). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of New York requires its domestic insurance companies to prepare financial statements in conformity with the NAIC Accounting Practices and Procedures Manual (“APPM”), which includes all Statements of Statutory Accounting Principles (“SSAPs”), subject to any deviations prescribed or permitted by the NYDFS.

The NYDFS has adopted certain prescribed accounting practices that differ from those found in the APPM that are applicable to the Company. Specifically, the calculation of deferred premium assets includes the establishment of a prepaid reinsurance premium asset in accordance with New York Regulation 172. SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance (“SSAP No. 61R”), requires the deferred premium asset to be reduced by the proportionate amount attributable to reinsurance.

The NYDFS has prescribed in accordance with 11 CRR-NY 95.10 of New York Codes, Rules and Regulations that the Company presents in Exhibit 5 of the Annual Statement asset adequacy reserves before consideration of the reinsurance treaty described in Note 17, which are not required per SSAP No. 51, Life Contracts, and SSAP No. 61R.

A reconciliation of the Company’s net income and capital and surplus between statutory accounting principles (“SAP”) per the APPM and practices prescribed or permitted by the State of New York as of December 31 is shown below:

(in thousands)
	2019	2018
Net Income
The Company’s state basis	$(33,982)	$67,968

State prescribed practices that increase/(decrease) NAIC SAP:
Premiums	(11)	(111)
Commissions and expense allowances on reinsurance ceded	2	(60)
Increase in loading on deferred and uncollected premium	(333)	(423)
Increase in aggregate reserves for asset/liability analysis (net)	-	-

State permitted practices that increase/(decrease) NAIC SAP:	-	-

NAIC SAP	$(33,640)	$68,562

Surplus
The Company’s state basis	$614,167	$644,474

State prescribed practices that increase/(decrease) NAIC SAP:
Deferred premium assets	(10,418)	(9,751)
Aggregate write-ins (Reinsurance balances recoverable)	2,904	2,579
Increase in aggregate reserves for asset/liability analysis (net)	-	-

State permitted practices that increase/(decrease) NAIC SAP:	-	-

NAIC SAP	$621,681	$651,646

If the Company had not used the New York prescribed practice, a risk-based capital regulatory event would not have been triggered.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Accounting practices and procedures of the NAIC as prescribed or permitted by the NYDFS comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (“GAAP”). The more significant differences relevant to the Company are as follows:

•

Bonds, excluding Securities Valuation Office (“SVO”)-identified investments, are stated at amortized cost, or lower of amortized cost or fair value, or recovery value, while under GAAP, they are generally carried at fair value or recovery value depending on the reason for the other-than-temporary impairment (“OTTI”) as discussed below.

•	Preferred stocks are valued as prescribed by the SVO, while under GAAP, they are reported at fair value.

•

Under the APPM, unaffiliated common stocks are reported at fair value and changes in fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus. Under GAAP, equity investments, including common stocks and limited partnership interests not accounted for under the equity method of accounting (“EMA”) or that do not result in consolidation, are measured at fair value with changes in fair value recognized in net income.

•

Certain investments in partnerships and limited liability companies under GAAP are recorded at fair value. Per the APPM, these investments require EMA to be used. EMA on a statutory basis, in conjunction with asset valuation reserve (“AVR”) recognition requirements as discussed below, recognizes the earnings of the investment in surplus with only the portion distributed recorded in investment income, while GAAP recognizes all earnings, both distributed and undistributed in investment income. Investments in partnerships and limited liability companies are required to have audited GAAP financial statements or audited U.S. tax-basis financial statements to be admitted. For investments in non-U.S. partnerships and limited liability companies for which audited GAAP or International Financial Reporting Standards financial statements are not available, admission requires using certain audited financial statements prepared using foreign generally accepted accounting principles with an audited reconciliation to GAAP.

•	Realized investment capital gains or losses are reported net of related income taxes, while under GAAP, such gains or losses are reported gross of tax.

•	Under both GAAP and the APPM, the Company is required to identify securities with OTTI and to recognize an impairment loss.

GAAP and the APPM have different requirements for bonds other than loan-backed and structured securities (“LBASS”), and LBASS with OTTI depending if it is credit related or intent related. Credit related OTTI results from an assessment that the entire cost basis is not expected to be recovered. Intent related OTTI results when there is a decision to sell a security or when it is more likely than not that the Company will be required to sell the security before the recovery of the amortized cost basis.

Under GAAP, for credit related OTTI, bonds other than LBASS are written down to expected recovery value. Recovery value is determined by calculating the present value of the future cash flows at the security’s original or current effective rate. Under the APPM, for credit related OTTI, bonds other than LBASS, are written down to fair value. Under GAAP and the APPM, for intent related OTTI, bonds other than LBASS are written down to fair value.

Under GAAP and the APPM, for credit related OTTI, LBASS are written down to expected recovery value. Under GAAP and the APPM, for intent related OTTI, LBASS are written down to fair value. Intent related OTTI, for LBASS under the APPM, results when there is no intent and ability to hold the security until it recovers in value, which is not required under GAAP.

•

Under the APPM, derivatives which follow hedge accounting are reported in a manner consistent with the hedged item with no ineffectiveness separately recorded. Derivatives that are not designated as accounting hedges are recorded at fair value, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus until the transaction is closed (e.g., terminated, sold, expired, exercised). Derivatives which are used in replication are reported in a manner consistent with the asset that has been replicated. Embedded derivative instruments are not accounted for separately as derivative instruments. Derivative assets and liabilities are reported gross in the financial statements.

Under GAAP, derivatives that qualify as a fair value hedge are recorded at fair value in the same income statement line item as the hedged item; cash flow hedges are also recorded at fair value. Hedge ineffectiveness, if any, is recorded along with the hedged item. The change in fair value of a non-hedge derivative, including derivatives used in replication, is recorded as a realized capital gain or loss. Embedded derivative instruments are accounted for separately and marked to market through realized capital gains or losses. Derivative assets and liabilities that qualify for offsetting with a counterparty are reported as a net asset or liability in the financial statements.

The APPM requires that, if in the aggregate, the Company has a net negative cash balance it shall be reported as a negative asset. GAAP requires that such negative cash balances be reported as other liabilities.

•

For holders of surplus notes, interest is not accrued until approved by the applicable state of domicile per the APPM. GAAP requires interest on surplus notes to be accrued whether or not states approval has been obtained.

•

Under the APPM, costs that are related directly to the successful acquisition of new or renewal life insurance and investment contracts, principally agents’ and brokers’ remuneration and certain underwriting costs, are expensed as incurred. Under GAAP, these costs are deferred and amortized to income either over the premium paying period of the related policies in proportion to the estimated revenue on such business or in relation to the present value of estimated gross profits on such business over the estimated lives of the contracts.

•

Both GAAP and the APPM require a provision for deferred taxes on temporary differences between the reporting and tax bases of assets and liabilities. The change in deferred taxes is reported in surplus per the APPM, while under GAAP, the change is reported in the

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Statement of Operations. The APPM also includes limitations as to the amount of deferred tax assets (“DTAs”) that may be reported as an admitted asset. Both GAAP and the APPM require a valuation allowance for DTAs and the allowance is similarly measured.

•	Under the APPM, the effects of reinsurance are netted against the corresponding assets or liabilities versus reported on a gross basis for GAAP.

•

Certain reported assets, including the portion of net DTAs that exceeded the APPM limitations, prepaid commissions, certain agent and bills receivables, receivable from sale of securities over 15 days past due, and certain other receivables over 90 days past due, are designated as nonadmitted assets and are charged directly to unassigned surplus. Under GAAP, these assets are reported in the Statements of Financial Position, net of any valuation allowance.

•

Life statutory policy reserves are based on mortality, interest and other assumptions applied in compliance with statutory regulations and subject to reserve testing with assumption subject to statutory requirements. Health statutory policy reserves are based on morbidity, interest, and withdrawal assumptions applied in compliance with statutory regulations. Statutory formula policy reserves in certain cases are subject to stand alone reserve testing with assumptions subject to statutory requirements. Statutory policy reserves generally differ from policy reserves under GAAP, which are based on the Company’s estimates of mortality, morbidity, interest and withdrawals and include sufficiency testing with assumptions representative of the Company’s current expectations. The effect, if any, on reserves due to a change in valuation basis is recorded directly to unassigned surplus per the APPM rather than included in the determination of net gain from operations for GAAP.

•	The AVR and interest maintenance reserve (“IMR”) are required by the APPM, but not GAAP.

•

Under the APPM, liabilities from guaranty funds or other assessments from insolvencies of entities that wrote long term care contracts are recorded at discounted rates, while all other assessments are reported at undiscounted rates. Under GAAP, all guaranty funds or other assessments are reported at undiscounted rates.

•

The assets and reserves relating to modified guaranteed annuity (“MGA”) contracts are reflected as assets and liabilities related to Separate Accounts and are carried at fair value. Premium receipts and benefits on these contracts are recorded as revenue and expense and are transferred to or (from) the Separate Accounts. Under GAAP, these assets are reported as bonds and mortgage loans. Bonds designated as available for sale are carried at fair value and mortgage loans are carried at outstanding principal balance, net of unamortized premium or discount and valuation allowances. Liabilities are reported as contractholder funds. Revenues are comprised of contract charges and fees for contract administration and surrenders.

•

Under the APPM, premium receipts and benefits on certain annuity contracts and universal life-type contracts are recorded as revenue and expense. Under GAAP, revenue on certain annuity contracts and universal life-type contracts is comprised of contract charges and fees, which are recognized when assessed against the policyholder account balance. Additionally, premium receipts on certain annuity contracts and universal life-type contracts are considered deposits and are recorded as interest-bearing liabilities, while benefits are recognized as expenses in excess of the policyholder account balance.

•	GAAP requires the presentation of comprehensive income and its components in the financial statements, which is not required by the APPM.

Use of estimates

The preparation of financial statements in conformity with the NAIC Annual Statement Instructions and accounting practices prescribed or permitted by the NYDFS requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments

Bonds with an NAIC designation of 1 through 5, including LBASS and excluding SVO-identified investments, are reported at amortized cost using the effective yield method. Bonds with an NAIC designation of 6 are reported at the lower of amortized cost or fair value, with the difference reflected in unassigned surplus as an unrealized capital loss. In general, LBASS utilize a multi-step process for determining carrying value and NAIC designation in accordance with SSAP No. 43R, Loan-backed and Structured Securities. The Company’s bond portfolio also includes SVO-identified investments, which are reported at fair value. Changes in the fair value of the SVO-identified investments are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus.

Redeemable preferred stocks are reported at cost, amortized cost or the lower of cost, amortized cost or fair value, depending on the assigned NAIC designation. Perpetual preferred stocks are reported at fair value or the lower of cost or fair value depending on the assigned NAIC designation. Unaffiliated common stocks are reported at fair value. For preferred stocks reported at fair value and unaffiliated common stocks, the differences between amortized cost or cost and fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus.

Mortgage loans are reported at unpaid principal balances, net of unamortized premium or discount.

Cash equivalents are reported at fair value or amortized cost. Cash equivalents reported at amortized cost are readily convertible into known amounts of cash and so near to their maturity that they present an insignificant risk of change in value because of changes in interest rates. Contract loans are reported at the unpaid principal and capitalized interest balance. Interest is capitalized into the loan balance each contract anniversary. Loans deemed uncollectible are written off. Loan balances in excess of cash value are nonadmitted.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Other invested assets consist of investments in partnerships, limited liability companies and surplus notes. Investments in partnerships and limited liability companies are generally reported based on the underlying audited GAAP equity of the investee, with undistributed earnings or losses reflected in unassigned surplus as a change in net unrealized capital gains and losses and, are generally recognized on a delay due to the availability of financial statements. The change in net unrealized capital gains and losses is reported in unassigned surplus, as well as used in the calculation of the AVR provision. Surplus notes are reported at amortized cost or the lower of amortized cost or fair value depending on the NAIC designation.

Realized capital losses recognized on all bonds due to OTTI and net realized capital gains and losses on certain qualifying surplus notes included in other invested assets resulting from changes in the general level of interest rates are reported in the IMR, net of tax and amortized into the Statements of Operations. For LBASS designated as no intent and ability to hold, the non-interest related portion of OTTI losses is used in the calculation of the AVR provision, while the interest-related OTTI is reported in IMR. All other net realized capital gains and losses for other invested assets resulting from changes in the general level of interest rates and OTTI realized capital losses for other invested assets and bonds that are not a result of changes in the general level of interest rates are reported in the Statements of Operations and used in the calculation of the AVR provision, the change of which is reported within unassigned surplus.

Investment income primarily consists of interest, dividends, income from limited partnership interests, and amortization of any premium or discount. Interest is recognized on an accrual basis using the effective yield method and dividends are recorded at the ex-dividend date. Interest income for LBASS is determined considering estimated pay-downs, including prepayments, obtained from third-party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For LBASS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all other, the effective yield is recalculated on a prospective basis. In periods subsequent to the recognition of an OTTI on a bond, including LBASS, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income. Accrual of income is suspended for other-than-temporarily impaired bonds when the timing and amount of cash flows expected to be received is not reasonably estimable. Accrual of income is suspended for mortgage loans that are in default or when the full and timely collection of principal and interest payments is not probable. Cash receipts on investments on nonaccrual status are generally recorded as a reduction of carrying value. Cash distributions received from investments in partnerships and limited liability companies are recognized in investment income to the extent that they are not in excess of the undistributed accumulated earnings attributable to the investee and the unrealized gain would be reversed. Any distributions that are in excess of the undistributed accumulated earnings attributable to the investee reduce the carrying amount of the investment.

Realized capital gains and losses include gains and losses on investment sales, write-downs in value due to other than temporary declines in fair value and periodic changes in fair value and settlements of certain derivatives. Realized capital gains and losses on investment sales are determined on a specific identification basis.

The Company has a comprehensive portfolio monitoring process to identify and evaluate each bond, including LBASS, and common and preferred stock, whose carrying value may be other-than-temporarily impaired. For each bond, excluding LBASS, in an unrealized loss position (fair value is less than amortized cost), the Company assesses whether management with the appropriate authority has made a decision to sell the bond prior to its maturity at an amount below its carrying value. If the decision has been made to sell the bond, the bond’s decline in fair value is considered other than temporary and the Company recognizes a realized capital loss equal to the difference between the amortized cost and the fair value of the bond at the balance sheet date the assessment is made. If the Company has not made the decision to sell the bond, but it is probable the Company will not be able to collect all amounts due according to contractual terms, the bond’s decline in value is considered other-than-temporarily impaired, and a write-down of the amortized cost to fair value is required. For securities with an NAIC designation of 6, unrealized losses that are not deemed other-than-temporarily impaired are reflected in the Company’s unassigned surplus.

For LBASS, the Company assesses whether management with the appropriate authority has made a decision to sell each LBASS in an unrealized loss position or does not have the intent and ability to retain the LBASS for a period of time sufficient to recover the amortized cost basis. If either situation exists, the security’s decline in value is considered other-than-temporarily impaired and the security is written down as a realized capital loss to fair value. If management has not made the decision to sell the LBASS and management intends to hold the security for a period of time sufficient to recover the amortized cost basis, the Company analyzes the present value of the discounted cash flows expected to be collected. If the present value of the discounted cash flows expected to be collected is less than the amortized cost, the security is considered other-than-temporarily impaired and the Company recognizes a realized capital loss for the difference between the present value of the discounted cash flows and the amortized cost. For securities with an NAIC designation of 6, unrealized losses that are not deemed other-than-temporarily impaired are reflected in the Company’s unassigned surplus.

For common and preferred stocks, the Company considers various factors, including whether the Company has the intent and ability to hold the stock for a period of time sufficient to recover its cost basis. Where the Company lacks the intent and ability to hold to recovery, or believes the recovery period is extended, the stock’s decline in fair value is other than temporary and the difference between the stock’s cost and fair value is recognized as a realized capital loss. A decision to sell stock for an amount below its cost would be an other than temporary decline and a realized capital loss is recorded. For stocks managed by a third-party, either the Company has contractually retained its decision making authority as it pertains to selling stocks that are in an unrealized loss position or it recognizes an unrealized loss at the end of the period through a charge to realized capital loss.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for bonds, including LBASS) or cost (for stocks) is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential OTTI using all reasonably available information relevant to the collectibility or recovery of the security. Inherent in the Company’s evaluation of OTTI for these securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: (1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

prices; (2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and (3) the length of time and extent to which the fair value has been less than amortized cost or cost.

Impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. OTTI adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell.

Due and accrued investment income is recorded as an asset, with three exceptions. Due and accrued investment income on mortgage loans in default, where interest is more than 180 days past due, is nonadmitted. Due and accrued investment income for investments other than mortgage loans, that is more than 90 days past due, is nonadmitted. In addition, due and accrued investment income that is determined to be uncollectible, regardless of its age, is written off in the period that determination is made. All due and accrued investment income was admitted as of December 31, 2019 and 2018.

Derivative financial instruments

Derivative financial instruments include foreign currency forward contracts, futures contracts, interest rate cap agreements and index option contracts. When derivatives meet specific criteria, they may be designated as accounting hedges, which means they may be accounted for and reported on in a manner that is consistent with the hedged asset or liability. Derivatives that are not designated as accounting hedges are accounted for on a fair value basis, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus. The determination of the AVR and IMR impact of realized capital gains and losses on derivatives is based on how the realized capital gains and losses of the underlying asset is reported. The Company’s accounting policy for the various types of derivative instruments is discussed further in Note 4.

Securities loaned

The Company’s business activities include securities lending transactions, which are used primarily to generate net investment income. The proceeds received in conjunction with securities lending transactions are reinvested in cash equivalents or short-term investments.

AVR and IMR

The Company establishes the AVR and IMR as promulgated by the NAIC. The AVR offsets potential credit-related investment losses and volatility in recorded changes in fair value measurements on all invested asset categories excluding cash, contract loans, premium notes, collateral notes and income receivables. The AVR calculation is formula-based and considers the prior year reserve balance, the current year’s realized credit-related (default) and equity capital gains and losses, net of capital gains tax, and the current year’s unrealized capital gains and losses, net of deferred taxes thereon, applicable to the invested asset categories that are grouped within the default and equity components. The default component includes long-term bonds, preferred stocks, short-term bonds, derivatives and mortgage loans. The equity component includes common stocks, real estate and other invested assets. Other invested assets consist of investments in joint ventures, partnerships, limited liability companies, low income housing tax credit property investments, collateral loans and surplus notes. The undistributed earnings or losses from investments in joint ventures, partnerships and limited liability companies are reported as changes in unrealized capital gains and losses and included in the AVR. Cash distributions received from investments in joint ventures, partnerships and limited liability companies are recognized in investment income to the extent that they are not in excess of the undistributed accumulated earnings attributable to the investee and the unrealized gain would be reversed, whereas, any distributions that are in excess of the undistributed accumulated earnings attributable to the investee reduce the carrying amount of the investment. Realized and unrealized capital gains increase the AVR and realized and unrealized capital losses decrease the AVR. The Company’s total AVR is generally limited to a maximum amount of credit-related reserve that is calculated using a set of factors applied to the admitted asset values of the various invested asset categories. Total AVR in one sub-component of either the default or equity component that is in excess of the maximum reserve must be transferred to the “sister” sub-component if that sub-component’s total AVR is below its maximum reserve. If the total AVR in either of the combined default or equity component is in excess of the combined maximum reserve, the Company may transfer the excess to the other component if that component’s total AVR is below its maximum reserve, or the excess reserve may be released to unassigned surplus. In general, decreases in the Company’s total invested assets portfolio will decrease the total AVR and increases will increase the total AVR.

The IMR captures the realized capital gains and losses that result from changes in the overall level of interest rates and amortizes them into investment income over the approximate remaining life of the investments sold. The IMR includes all realized capital gains and losses, net of capital gains tax thereon, due to interest rate changes on fixed income investments, mortgage loans and derivatives, and excludes credit-related realized capital gains and losses on default component invested assets, realized capital gains and losses on equity investments and unrealized capital gains and losses.    After a realized capital gain or loss has been identified as interest-related and an expected maturity date has been determined, a company may select either a grouped method or seriatim method for calculating the IMR amortization. The Company has elected to use the grouped method in calculating its IMR amortization. The total IMR is calculated by adding the current year’s interest-related capital gains and losses, net of capital gains tax, to the prior year reserve and subtracting the current year’s amortization released to the Statements of Operations. A negative IMR is reported as a nonadmitted asset. Make whole fees and prepayment penalties are recorded as investment income and not included in the IMR.

Off-balance-sheet financial instruments

Commitments to invest, commitments to purchase private placement securities and commitments to extend mortgage loans have off-balance-sheet risk because their contractual amounts are not recorded in the Company’s Statements of Financial Position. The details of the off-balance-sheet commitments are discussed further in Note 4.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Premiums and annuity considerations

Annual premiums for most traditional life insurance policies are recognized as revenue on the policy anniversary date. Premiums, based on modal payment, for accident and health insurance and certain immaterial traditional life insurance policies are recognized as revenue when due. Considerations received for supplementary contracts with life contingencies are recognized as revenue when due. Premiums for all single and flexible premium life insurance and annuity products are recognized as revenue when collected. Considerations received on deposit-type funds, which do not contain any life contingencies, are recorded directly to the related reserve liability. Premiums written and not yet collected from policyholders are shown as a receivable, with balances older than 90 days nonadmitted.

Reserves for policy benefits

The Company adopted Principles Based Reserving (“PBR”), which are computed actuarially according to New York Regulation 213 with interest, mortality and other assumptions applied in compliance with statutory regulations, for the following policies:

Certain guaranteed term policies issued on or after May 13, 2019, and all guaranteed term policies issued on or after October 1, 2019

Certain universal life policies issued on or after October 1, 2019

Certain whole life policies issued on or after October 1, 2019

Policy benefit reserves for traditional and flexible premium life insurance policies, excluding the above policies, are computed actuarially according to the Commissioners’ Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for annuity products are calculated according to the Commissioners’ Annuity Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for MGA products are calculated according to New York Regulation 127 with interest and mortality assumptions in compliance with statutory regulations.

Reserves for deposit-type funds are equal to deposits received and interest credited to the benefit of contractholders, less surrenders and withdrawals that represent a return to the contractholder. For deposit-type funds with no cash values prior to maturity, reserves are present values of contractual payments with interest assumptions in compliance with statutory regulations. Tabular interest on deposit-type funds is calculated as the prescribed valuation interest rate times the mean amount of funds subject to such rate held at the beginning and end of the year of valuation.

Policy benefit reserves for accident and health insurance products include claim reserves, contract reserves and unearned premiums, if applicable. Claim reserves, including incurred but not reported claims, represent management’s estimate of the ultimate liability associated with unpaid policy claims, based primarily upon analysis of past experience. To the extent the ultimate liability differs from the amounts recorded, such differences are reflected in the Statements of Operations when additional information becomes known.

On traditional life insurance contracts, the Company waives deduction of deferred fractional premiums upon the death of the insured and returns any portion of the final premium beyond the date of death. Surrender values are not contracted in excess of the reserve as legally computed. For life contracts, the cost of additional mortality for each policy is assumed to equal the additional premium charged for that policy period and is reserved accordingly. Additional premiums are collected for policies issued on substandard lives. Reserves are held in a manner consistent with traditional policies. For annuity contracts issued as substandard, reserves are calculated according to Title 11 of the New York Codes, Rules and Regulations Section 99.6(i).

Tabular interest, tabular less actual reserves released and tabular cost are determined by formula as described in the APPM. Tabular interest for contracts not involving life contingencies represents the net amount credited taking into account increments of premiums and annuity considerations and decrements of benefits, withdrawals, loads and policy charges.

Reinsurance

The Company reinsures certain of its risks to unaffiliated reinsurers and ALIC under yearly renewable term, coinsurance and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies.

The amounts reported in the Statements of Financial Position as amounts recoverable from reinsurers include amounts billed to reinsurers for losses paid. Contract claims are reported net of reinsurance recoverables on unpaid losses, which represent estimates of amounts expected to be recovered from reinsurers on incurred losses that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contract and in accordance with the coverage, terms and conditions of the reinsurance agreement. Reinsurance does not extinguish the Company’s primary liability under the policies written. Reinsurance recoverable balances that are current and from authorized reinsurers are reported as admitted assets. Reinsurance recoverable balances from unauthorized reinsurers require collateral at least equal to the amount recoverable, or the recoverable balance is nonadmitted. All reinsurance recoverable balances that are 90 days past due are nonadmitted. If it is probable that reinsurance recoverables on paid or unpaid claim or benefit payments are uncollectible, these amounts are written off through a charge to the Statements of Operations.

Income taxes

The income tax provision is calculated under the liability method. DTAs and deferred tax liabilities (“DTLs”) are recorded based on the difference between the statutory financial statement and tax bases of assets and liabilities at the enacted tax rates. Deferred income taxes also arise from net unrealized losses on certain investments carried at fair value. The net change in DTAs and DTLs is applied directly to unassigned surplus. The nonadmitted portion of gross DTAs is determined by applying the rules prescribed by SSAP No. 101, Income Taxes (“SSAP No. 101”).

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

The application of SSAP No. 101 requires the Company to evaluate the recoverability of DTAs and to establish a statutory valuation allowance adjustment (“valuation allowance”) if necessary to reduce the DTA to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs; and (7) any tax planning strategies that the Company would employ to avoid an operating loss or tax credit carryforward from expiring unused. Although the realization is not assured, management believes it is more likely than not that the DTAs, net of valuation allowance, will be realized.

Separate Accounts

The assets of the Separate Accounts are carried at fair value. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings. Reserves for guarantees provided by the Company are included in the Company’s General Account.

The Company holds reserves for variable annuity contracts and variable life policies at less than the fund balances carried in the Separate Accounts. The difference between the reserves and the fund balances of the Separate Accounts is transferred from the Separate Accounts to the General Account, and the variable annuity portion is subsequently reinsured via a modified coinsurance agreement. Premiums, contract benefits, reserve transfers, policy loans and policyholder charges are also transferred from the Separate Accounts to the General Account.

Separate Accounts premium deposits, benefit expenses and contract charges for mortality risk, contract and policy administration are recorded by the Company and reflected in the Statements of Operations. Investment income, realized capital gains and losses and changes in unrealized capital gains and losses related to assets which support variable annuity contracts and variable life policies accrue directly to the contractholders and, therefore, are not included in the Statements of Operations. Investment income, realized capital gains and losses and changes in unrealized capital gains and losses related to assets which support MGA contracts accrue to the Company. Gains or losses from the MGA business, net of reinsurance, are included in net transfers to or (from) Separate Accounts in the Statements of Operations.

3.	Investments

Fair values

The following table summarizes the statement value, gross unrealized gains, gross unrealized losses and fair value of the Company’s bonds and SVO-identified investments, excluding bonds that have been written down to fair value as of December 31:

(in thousands)
2019	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Industrial and miscellaneous	$3,268,294	$270,761	$(2,487)	$3,536,568
U.S. special revenue	338,850	87,778	-	426,628
U.S. governments	137,972	7,113	-	145,085
U.S. political subdivisions	100,125	22,886	-	123,011
SVO-identified investments	106,624	-	-	106,624
States, territories and possessions	37,715	17,756	-	55,471
All other governments	7,011	68	-	7,079
Hybrid securities	248	45	-	293

Total bonds	$3,996,839	$406,407	$(2,487)	$4,400,759

2018	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Industrial and miscellaneous	$3,370,212	$116,373	$(68,630)	$3,417,955
U.S. special revenue	454,767	67,073	(142)	521,698
U.S. governments	186,319	8,419	(5)	194,733
U.S. political subdivisions	150,348	17,517	-	167,865
SVO-identified investments	19,576	-	-	19,576
States, territories and possessions	54,277	12,622	-	66,899
All other governments	7,076	419	-	7,495
Hybrid securities	248	7	-	255

Total bonds	$4,242,823	$222,430	$(68,777)	$4,396,476

Unrealized losses

Unrealized losses are calculated as the difference between amortized cost and fair value for the Company’s investment securities, including securities written down to fair value. They result from declines in fair value below amortized cost for bonds, including LBASS, or cost for common and preferred stocks, and are evaluated for OTTI. Every security with unrealized losses was included in the portfolio monitoring process.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

The following tables summarize the fair value and gross unrealized losses of bonds, LBASS, common and preferred stocks by the length of time individual securities have been in a continuous unrealized loss position as of December 31.

(in thousands)	2019
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$84,150	$(544)	$52,233	$(1,986)	$(2,530)
LBASS	34	-	6	-	-
Common stocks	1,258	(219)	-	-	(219)
Preferred stocks	-	-	473	(27)	(27)

Total	$85,442	$(763)	$52,712	$(2,013)	$(2,776)

	2018
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$1,201,539	$(36,361)	$508,842	$(31,911)	$(68,272)
LBASS	31,096	(736)	19,628	(266)	(1,002)
Common stocks	4,578	(54)	-	(11)	(65)
Preferred stocks	153	(6)	412	(88)	(94)

Total	$1,237,366	$(37,157)	$528,882	$(32,276)	$(69,433)

The following table summarizes the gross unrealized losses by unrealized loss position and credit quality as of December 31, 2019.

(in thousands)	Investment Grade	Below Investment Grade	Total
Bonds, including LBASS with unrealized loss position less than 20% of amortized cost (1)(2)	$(478)	$(1,697)	$(2,175)
Bonds with unrealized loss position greater than or equal to 20% of amortized cost (3)(4)	-	(355)	(355)

Total unrealized losses	$(478)	$(2,052)	$(2,530)

(1)	Below investment grade bonds includes $260 thousand that had been in an unrealized loss position for less than twelve months.
(2)

Related to bonds, including LBASS with an unrealized loss position less than 20% of amortized cost, the degree of which suggested that these securities did not pose a high risk of being other-than-temporarily impaired.

(3)	All the below investment grade bonds had been in an unrealized loss position for a period of twelve or more consecutive months.
(4)

Evaluated based on factors such as discounted cash flows and the financial condition and near-term and long-term prospects of the issue or issuer and were determined to have adequate resources to fulfill contract obligations.

Investment grade is defined as a security having an NAIC designation of 1 or 2, a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P Global Ratings, a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. Market prices for certain securities may have credit spreads which imply higher or lower credit quality than the current third-party rating. Unrealized losses on investment grade securities were principally related to an increase in market yields which may include increased risk-free interest rates and/or wider credit spreads since the time of initial purchase. The unrealized losses are expected to reverse as the securities approach maturity.

Unrealized losses on common and preferred stocks were primarily related to temporary equity market fluctuations of securities that are expected to recover.

LBASS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities’ positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of: (1) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, and (2) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread.

As of December 31, 2019, the Company had not made a decision to sell and it was not more likely than not the Company would be required to sell bonds, including LBASS, with unrealized losses before recovery of the amortized cost basis. As of December 31, 2019, the Company had the intent and ability to hold LBASS, common and preferred stocks with unrealized losses for a period of time sufficient for them to recover.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Scheduled maturities

The scheduled maturities for bonds, cash equivalents and short-term investments were as follows as of December 31, 2019:

(in thousands)	Statement Value	Fair Value
Due in one year or less	$552,004	$556,824
Due after one year through five years	1,266,177	1,334,341
Due after five years through ten years	1,541,114	1,658,498
Due after ten years	736,502	950,041

Total	$4,095,797	$4,499,704

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers.

Net realized capital gains and losses

Net realized capital gains and losses from investment securities including calls consisted of the following:

(in thousands)
Year-ended December 31, 2019	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Bonds	$5,459	$3,316	$2,143
Preferred stocks	13	16	(3)
Common stocks	16,329	2,611	13,718
Cash and cash equivalents	22	52	(30)
Derivatives	493	227	266
Other invested assets	2,939	191	2,748

	$25,255	$6,413	18,842

Capital gain tax expense			(3,957)
Transferred to IMR			(2,033)

Total			$12,852

Year-ended December 31, 2018	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Bonds	$3,253	$5,405	$(2,152)
Preferred stocks	32	27	5
Common stocks	24,655	17,516	7,139
Cash and cash equivalents	18	119	(101)
Derivatives	552	986	(434)
Other invested assets	9	984	(975)

	$28,519	$25,037	3,482

Capital gain tax expense			(731)
Transferred to IMR			1,629

Total			$4,380

Proceeds from sales of bonds, exclusive of calls, maturities and pay downs were $202 million and $226 million in 2019 and 2018, respectively. Gross gains of $5 million and $1 million and gross losses of $2 million and $4 million, were realized on sales of bonds, exclusive of calls, maturities and pay downs during 2019 and 2018, respectively. In addition, the Company recorded $2 million and $14 million of realized losses due to impaired bonds, preferred stocks, common stocks and limited partnerships in 2019 and 2018, respectively.

Municipal bonds

The Company maintains a diversified portfolio of municipal bonds. The following table shows the principal geographic distribution of municipal bond issuers represented in the Company’s portfolio as of December 31:

(% of total municipal bond statement value)
	2019	2018
California	31.8%	26.8%
Texas	11.4	12.9
Oregon	10.8	7.1
Illinois	7.7	5.4

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Mortgage loans on real estate

The minimum and maximum lending rates for new mortgage loans in 2019 and 2018 were 3.20% and 4.68%, and 3.63% and 4.83%, respectively. All new mortgage loans were commercial.

For loans acquired during 2019 and 2018, the maximum percentage of any one loan to the value of the property at the time of the loan was 73.1% and 74.7%, respectively.

The Company’s mortgage loan portfolio consists entirely of commercial mortgage loans, whose current recorded investment was $719 million and $676 million as of December 31, 2019 and 2018, respectively. The Company did not have recorded investment in mortgage loans in which it is a participant or co-lender in a mortgage loan agreement as of December 31, 2019. The Company’s recorded investment in mortgage loans in which it is a participant or co-lender in a mortgage loan agreement was $5 million as of December 31, 2018.

Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable the Company will not collect the contractual principal and interest. Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on mortgage loans on nonaccrual status are generally recorded as a reduction of carrying value.

The debt service coverage ratio is considered a key credit quality indicator when mortgage loans are evaluated for impairment and represents the amount of estimated cash flows from the property available to the borrower to meet principal and interest payment obligations. The ratio estimates are updated annually or more frequently if conditions are warranted based on the Company’s credit monitoring process.

The following table reflects the carrying value of non-impaired fixed rate and variable rate mortgage loans summarized by the debt service coverage ratio distribution as of December 31:

(in thousands)	2019			2018
Debt Service Coverage Ratio Distribution	Fixed Rate Mortgage Loans	Variable Rate Mortgage Loans	Total	Fixed Rate Mortgage Loans	Variable Rate Mortgage Loans	Total
Below 1.0	$-	$-	$-	$-	$-	$-
1.0 - 1.25	48,858	-	48,858	25,539	-	25,539
1.26 - 1.50	211,949	-	211,949	184,083	-	184,083
Above 1.50	429,675	28,419	458,094	438,154	28,399	466,553

Total non-impaired mortgage loans	$690,482	$28,419	$718,901	$647,776	$28,399	$676,175

The Company’s mortgage loan portfolio is substantially all non-recourse to the borrower and collateralized by a variety of commercial real estate property types located throughout the United States. The following table shows the principal geographic distribution of commercial real estate exceeding 5% of the mortgage loan portfolio as of December 31:

(% of mortgage loan portfolio carrying value)	2019	2018
Texas	20.3%	16.6%
California	16.3	18.2
North Carolina	8.3	9.0
Nevada	6.0	6.4
Illinois	5.6	6.3
Utah	5.4	2.2
New Jersey	5.0	6.0
Arizona	3.9	5.2

The types of properties collateralizing the commercial mortgage loan portfolio as of December 31 were as follows:

(% of mortgage loan portfolio carrying value)	2019	2018
Apartment complexes	29.8%	31.5%
Office buildings	26.3	26.5
Warehouse and industrial	16.8	16.2
Retail	15.2	17.0
Other	11.9	8.8

Total	100.0%	100.0%

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Loan-backed securities

The Company held LBASS as of December 31, 2019 and 2018. Prepayment assumptions for LBASS were obtained from external sources and, if not available, developed internally. The following table presents the aggregate amortized cost of LBASS before recognized OTTI, the amount of OTTI recognized and the fair value of those securities.

(in thousands)	2019			2018

	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value
OTTI recognized 1st Quarter
Intent to sell	$-	$-	$-	$-	$-	$-
Present value of cash flows expected to be collected is less than the amortized cost basis	-	-	-	516	32	345

OTTI recognized 2nd Quarter
Intent to sell	-	-	-	-	-	-
Present value of cash flows expected to be collected is less than the amortized cost basis	2,832	169	1,950	402	49	295

OTTI recognized 3rd Quarter
Intent to sell	-	-	-	-	-	-
Present value of cash flows expected to be collected is less than the amortized cost basis	-	-	-	182	29	109

OTTI recognized 4th Quarter
Intent to sell	-	-	-	-	-	-
Present value of cash flows expected to be collected is less than the amortized cost basis	$-	-	-	$4,083	175	$4,087

Annual Aggregate Total		$169			$285

The following table presents the percent of statement value of the Company’s LBASS portfolio that is comprised of asset-backed securities (“ABS”), residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”) as of December 31:

	2019	2018
ABS	86%	86%
RMBS	12	10
CMBS	2	4

Total	100%	100%

All and ninety-nine percent of the ABS had an NAIC designation of 1 or 2 as of December 31, 2019 and 2018, respectively. The majority were backed by lease transactions and credit tenant loans as of December 31, 2019 and 2018.

All of the RMBS had an NAIC designation of 1 or 2 as of December 31, 2019 and 2018.

Four percent and ninety-eight percent of the CMBS had an NAIC designation of 1 as of December 31, 2019 and 2018, respectively.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

The following LBASS were other-than-temporarily impaired at the end of each quarter presented, as a result of the discounted present value of the cash flows expected to be collected being less than amortized cost.

(in thousands)	Book/Adjusted Carrying Value Amortized Cost Before Current	Present Value of Projected	Recognized	Amortized Cost After	Fair Value At Time of	Date of Financial Statement Where
CUSIP	Period OTTI	Cash Flows	OTTI	OTTI	OTTI	Reported
46628FAN1	$2,832	$2,663	$169	$2,663	$1,950	6/30/2019

Total			$169

	Book/Adjusted Carrying Value Amortized Cost Before Current	Present Value of Projected	Recognized	Amortized Cost After	Fair Value At Time of	Date of Financial Statement Where
CUSIP	Period OTTI	Cash Flows	OTTI	OTTI	OTTI	Reported
22545DAG2	$516	$484	$32	$484	$345	03/31/2018
22545DAG2	402	353	49	353	295	06/30/2018
22545DAG2	182	153	29	153	109	09/30/2018
22545DAG2	155	115	40	115	113	12/31/2018
46628FAN1	3,928	3,793	135	3,793	3,974	12/31/2018

Total			$285

Securities lending transactions

The Company receives cash collateral for securities loaned in an amount generally equal to 102% and 105% of the fair value of domestic and foreign securities, respectively, and records the related obligations to return the collateral as a liability.

All collateral is received in the form of cash, unrestricted and maintained in a separate custody account. Collateral is invested in cash equivalents or short-term investments during the agreement period. The Company monitors the fair value of securities loaned on a daily basis and obtains additional collateral as necessary under the terms of the agreements to mitigate counterparty credit risk. The Company maintains the right and ability to repossess the securities loaned on short notice. Substantially all of the Company’s securities loaned were placed with large banks.

The fair value of the Company’s cash collateral received in connection with its securities lending program was $157 million and $69 million as of December 31, 2019 and 2018, respectively.

The following table summarizes the Company’s reinvested cash collateral in connection with its securities lending program as of December 31:

(in thousands)	2019		2018

	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Open	$58,888	$58,889	$36,224	$36,222
30 days or less	99,349	99,336	33,207	33,206

Total collateral reinvested	$158,237	$158,225	$69,431	$69,428

The maturity dates of the liability (collateral to be returned) did not match the invested assets. The invested assets are short-term investments that can easily be liquidated on demand to match the liability. All the collateral the Company has accepted under its securities lending program is permitted, by contract or custom, to be sold or repledged. None of the securities lending transactions the Company has entered into extend beyond a year.

Restricted assets

Restricted assets (including pledged) consisted of the following as of December 31:

($ in thousands)	2019
Restricted Asset Category	Total Admitted From Prior Year	Increase/ (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$68,817	$88,463	$157,280	2.5%	2.5%
Letter stock or securities restricted as to sale - excluding Federal Home Loan Bank (“FHLB”) capital stock	5,292	(2,038)	3,254	0.1	0.1
On deposit with states	1,988	(11)	1,977	-	-
Collateral pledged for derivatives	61	198	259	-	-

Total restricted assets	$76,158	$86,612	$162,770	2.6%	2.6%

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

($ in thousands)	2018
Restricted Asset Category	Total Admitted From Prior Year	Increase/ (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$59,067	$9,750	$68,817	1.1%	1.1%
Letter stock or securities restricted as to sale - excluding FHLB capital stock	4,239	1,053	5,292	0.1	0.1
On deposit with states	2,001	(13)	1,988	-	-
Collateral pledged for derivatives	290	(229)	61	-	-

Total restricted assets	$65,597	$10,561	$76,158	1.2%	1.2%

For letter stock or securities restricted as to sale excluding FHLB capital stock, the nature of restriction is contractual and it is restricted from sale for the duration of the investment.

The following table summarizes collateral received and reflected as assets within the Company’s General Account financial statements as of December 31:

(in thousands)	2019
Collateral assets	Book/Adjusted Carrying Value (“BACV”)	Fair Value	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$156,889	$156,889	2.7%	2.7%
Securities lending	391	391	-	-

Total collateral assets	$157,280	$157,280	2.7%	2.7%

	2018
Collateral assets	BACV	Fair Value	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$67,096	$67,096	1.2%	1.2%
Securities lending	1,721	1,721	-	-

Total collateral assets	$68,817	$68,817	1.2%	1.2%

The Company’s recognized obligations to return collateral assets (General Account) was $157 million and $69 million as of December 31, 2019 and 2018, respectively and accounted for 3.0% and 1.4% of the Company’s total liabilities as of December 31, 2019 and 2018, respectively.

Prepayment penalty and acceleration fees

The following table provides the number of CUSIPs sold, redeemed or otherwise disposed of and the aggregate amount of investment income generated for bonds, including LBASS, sold, redeemed or otherwise disposed of as a result of a callable feature for the years ended December 31:

($ in thousands)	2019		2018
	General Account	Separate Account	General Account	Separate Account
Number of CUSIPs	129	3	49	2
Aggregate amount of investment income	$6,222	$120	$2,955	$105

4.	Fair Value Measurements

The Company will adopt revised disclosure requirements for SSAP No. 100R, Fair Value (“SSAP No. 100R”) as detailed in Statutory Accounting Principles Working Group maintenance agenda item #2018-36 on January 1, 2020, when Financial Accounting Standards Board Accounting Standards Update 2018-13, Changes to the Disclosure Requirements for Fair Value Measurement is adopted.

Fair value is defined, per SSAP No. 100R, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SSAP No. 100R identified three valuation techniques which are used, either independently or in combination, to determine fair value: (1) market approach; (2) income approach; and (3) cost approach. SSAP No. 100R also contains guidance about observable and unobservable inputs, which are assumptions that market participants would use in pricing an asset or liability. To increase consistency and comparability in fair value measurements, the fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels: 1, 2 and 3. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Certain assets are measured utilizing net asset value (“NAV”) as a practical expedient to determine fair value.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy:

(1)

Specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

(2)

Quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The following tables summarize the Company’s assets and liabilities measured and reported at fair value in the Statements of Financial Position as of December 31:

(in thousands)
		2019
Description for each class of asset or liability		(Level 1)		(Level 2)		(Level 3)		NAV		Total
Assets at fair value
Bonds
SVO-identified investments	$	106,624	$	-	$	-	$	-	$	106,624

Common stocks
Industrial and miscellaneous		117,896		-		5,893		671		124,460
Mutual funds		40,675		-		-		-		40,675

Total common stocks		158,571		-		5,893		671		165,135

Cash equivalents
Money market mutual funds		124,763		-		-		-		124,763

Derivative assets
Equity and index contracts		-		5,232		-		-		5,232
Foreign currency contracts		-		771		-		-		771
Interest rate contracts		-		-		44		-		44

Total derivative assets		-		6,003		44		-		6,047

Separate Accounts assets		265,546		123,964		15,125		-		404,635

Total assets at fair value	$	655,504	$	129,967	$	21,062	$	671	$	807,204

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$	-	$	(2,833)	$	-	$	-	$	(2,833)
Foreign currency contracts		-		(88)		-		-		(88)

Total derivative liabilities		-		(2,921)		-		-		(2,921)

Total liabilities at fair value	$	-	$	(2,921)	$	-	$	-	$	(2,921)

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

(in thousands)
		2018
Description for each class of asset or liability		(Level 1)		(Level 2)		(Level 3)		NAV		Total
Assets at fair value
Bonds
SVO-identified investments	$	19,576	$	-	$	-	$	-	$	19,576

Common stocks
Industrial and miscellaneous		72,600		63		9,594		1,235		83,492
Mutual funds		79,901		-		-		-		79,901

Total common stocks		152,501		63		9,594		1,235		163,393

Cash equivalents
Money market mutual funds		50,353		-		-		-		50,353

Derivative assets
Equity and index contracts		-		556		-		-		556
Foreign currency contracts		-		684		-		-		684
Interest rate contracts		-		-		327		-		327

Total derivative assets		-		1,240		327		-		1,567

Separate Accounts assets		241,710		137,693		20,133		-		399,536

Total assets at fair value	$	464,140	$	138,996	$	30,054	$	1,235	$	634,425

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$	-	$	(178)	$	-	$	-	$	(178)
Foreign currency contracts		-		(14)		-		-		(14)

Total derivative liabilities		-		(192)		-		-		(192)

Total liabilities at fair value	$	-	$	(192)	$	-	$	-	$	(192)

Investments in certain common stock measured and reported at NAV in the Statements of Financial Position and presented in the table are generally not redeemable with the issuing corporation and cannot be sold without approval of the managing members. Distributions of income are usually received from the sale of the common stock or the liquidation of the underlying asset or assets of the issuing corporation over the life of these investments, typically 3-7 years. The Company had no commitments to invest in these investments over their remaining lives.

There were no transfers between Level 1 and Level 2 during 2019 or 2018.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source, including situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider resulting in the price becoming stale or replaced with a broker quote whose inputs have not been corroborated to be market observable. This situation will result in the transfer of a security into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Listed below is a summary of the significant valuation techniques for assets and liabilities measured and reported at fair value.

Level 2 measurements

Common stocks – The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that are not active.

Derivatives - Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical instruments in markets that are not active. Over-the-counter derivatives, including foreign currency forward contracts, are valued using models that rely on inputs such as interest rate yield curves, implied volatilities, currency rates and credit spreads that are observable for substantially the full term of the contract. The valuation techniques underlying the models are widely accepted in the financial services industry and do not involve significant judgment.

Separate Accounts - MGA products may be supported by corporate bonds, including those that are privately placed, RMBS, ABS and cash equivalents. The primary inputs to the valuation for public corporate bonds and cash equivalents include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Privately placed corporate bonds are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The primary inputs to the valuation for RMBS and ABS include quoted prices

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads. Certain ABS are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable.

Level 3 measurements

Common stocks – The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements.

Derivatives - Interest rate cap agreements are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility. Other primary inputs include interest rate yield curves and credit spreads.

Separate Accounts - MGA products are supported by mortgage loans. The fair value of mortgage loans on real estate is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics using similar types of properties as collateral.

The following tables present the rollforward of Level 3 assets and liabilities measured and reported at fair value:

(in thousands)
Description		Beginning balance as of 01/01/2019		Transfers into Level 3		Transfers out of Level 3		Total gains and (losses) included in net income		Total gains and (losses) included in surplus
Perpetual preferred stocks
Industrial and miscellaneous	$	-	$	-	$	-	$	-	$	-

Common stocks
Industrial and miscellaneous		9,594		-		(16)		5,680		(2,655)

Separate Accounts assets		20,133		-		-		(14)		555

Derivatives, net		327		-		-		52		(216)

Total assets and liabilities	$	30,054	$	-	$	(16)	$	5,718	$	(2,316)

(continued)
Description		Purchases		Issuances		Sales		Settlements		Ending balance as of 12/31/2019
Perpetual preferred stocks
Industrial and miscellaneous	$	-	$	-	$	-	$	-	$	-

Common stocks
Industrial and miscellaneous		582		-		(7,292)		-		5,893

Separate Accounts assets		4,600		-		-		(10,149)		15,125

Derivatives, net		18		-		-		(137)		44

Total assets and liabilities	$	5,200	$	-	$	(7,292)	$	(10,286)	$	21,062

(in thousands)
Description		Beginning balance as of 01/01/2018		Transfers into Level 3		Transfers out of Level 3		Total gains and (losses) included in net income		Total gains and (losses) included in surplus
Perpetual preferred stocks
Industrial and miscellaneous	$	1,163	$	-	$	(1,163)	$	-	$	-

Common stocks
Industrial and miscellaneous		5,996		-		(1,542)		(5)		2,698

Separate Accounts assets		15,789		-		-		14		(649)

Derivatives, net		286		-		-		(212)		260

Total assets and liabilities	$	23,234	$	-	$	(2,705)	$	(203)	$	2,309

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

(continued) (in thousands) Description		Purchases		Issuances		Sales		Settlements		Ending balance as of 12/31/2018
Perpetual preferred stocks
Industrial and miscellaneous	$	-	$	-	$	-	$	-	$	-

Common stocks
Industrial and miscellaneous		4,110		-		(1,663)		-		9,594

Separate Accounts assets		5,000		-		-		(21)		20,133

Derivatives, net		66		-		-		(73)		327

Total assets and liabilities	$	9,176	$	-	$	(1,663)	$	(94)	$	30,054

There were no transfers into Level 3 in 2019 or 2018. Transfers out of Level 3 during 2019 included situations where the primary inputs to the valuation of a price quote were not market observable in the prior period and a fair value quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant. Transfers out of Level 3 during 2018 included securities measured at lower of cost or market and reported at cost in 2018, and fair value in 2017. Transfers out of Level 3 during 2018 were also the result of assets utilizing NAV as a practical expedient to determine fair value.

Presented below are the aggregate fair value estimates and admitted values of financial instruments as of December 31. The Company was able to estimate the fair value of all its financial instruments in 2019 and 2018.

Financial assets

(in thousands)		2019
Type of Financial Instrument		Aggregate Fair Value		Admitted Assets		(Level 1)		(Level 2)		(Level 3)		NAV
Bonds:
Other than LBASS	$	4,305,679	$	3,908,132	$	108,874	$	4,157,945	$	38,860	$	-
LBASS		95,080		88,707		-		87,753		7,327		-
Preferred stocks		11,051		10,562		-		9,529		1,522		-
Common stocks		165,135		165,135		158,571		-		5,893		671
Mortgage loans on real estate		749,129		718,901		-		-		749,129		-
Cash equivalents		223,708		223,721		124,763		98,945		-		-
Derivatives		6,047		6,047		-		6,003		44		-
Other invested assets:
Unaffiliated surplus notes		8,522		6,192		-		8,522		-		-
Securities lending reinvested collateral		391		391		-		391		-		-
Separate Accounts		404,635		404,635		265,546		123,964		15,125		-

		2018
Type of Financial Instrument		Aggregate Fair Value		Admitted Assets		(Level 1)		(Level 2)		(Level 3)		NAV
Bonds:
Other than LBASS	$	4,248,527	$	4,099,290	$	55,875	$	4,164,953	$	27,699	$	-
LBASS		147,949		143,533		-		136,876		11,073		-
Preferred stocks		10,964		10,542		-		9,631		1,333		-
Common stocks		163,393		163,393		152,501		63		9,594		1,235
Mortgage loans on real estate		679,874		676,175		-		-		679,874		-
Cash equivalents		86,827		86,828		50,353		36,474		-		-
Derivatives		1,568		1,567		1		1,240		327		-
Other invested assets:
Unaffiliated surplus notes		7,806		6,192		-		7,806		-		-
Securities lending reinvested collateral		1,721		1,721		-		1,721		-		-
Separate Accounts		399,536		399,536		241,710		137,693		20,133		-

The fair value of bonds in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of publicly traded bonds in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Non-publicly traded bonds in Level 2 are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The fair value of municipal bonds in Level 3 not rated by third-party credit rating agencies, but receiving an NAIC designation is based on quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads. The fair value of corporate bonds Level 3 is primarily based on non-binding broker quotes

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

where the inputs have not been corroborated to be market observable. Other inputs for corporate bonds include an interest rate yield curve, as well published credit spreads for similar assets that incorporate the credit quality and industry sector of the issuer. The fair value of LBASS in Level 2 is primarily based on valuation models utilizing quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads to determine fair value. Certain LBASS in Level 2 are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable. The fair value of LBASS in Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable.

The fair value of perpetual preferred stocks in Level 2 is based on quoted prices or quoted net asset values for identical or similar assets in markets that are not active. The primary inputs to the valuation for redeemable preferred stocks in Level 2 include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, underlying stock prices and credit spreads. The fair value of preferred stocks in Level 3 is based on non-binding broker quotes where the inputs have not been corroborated to be market observable.

The fair value of common stocks in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of common stocks in Levels 2 and 3 is based the valuation methods described earlier in this note. Certain unaffiliated private common stocks carried at fair value, which do not have readily determinable fair values, and are investments in investment companies that measure their assets at fair value on a recurring basis, are reported utilizing NAV as a practical expedient and are excluded from the fair value hierarchy.

The fair value of mortgage loans on real estate in Level 3 is based on discounted contractual cash flows, or if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral.

The fair value of cash equivalents in Level 1 is based on unadjusted quoted prices or daily quoted net asset values for identical assets in active markets the Company can access. The fair value of cash equivalents in Level 2 is based on quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

The fair value of free-standing exchange listed derivatives in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of derivatives in Levels 2 and 3 is based on the valuation methods described earlier in this note.

The fair value of unaffiliated surplus notes in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

The fair value of reinvested collateral from securities lending in Level 2 is based on carrying value due to its short-term nature.

The fair value of the assets of the Separate Account in Level 1 is based on actively traded mutual funds that have daily quoted net asset values that are readily determinable for identical assets the Company can access. The fair value of the assets of the Separate Accounts in Levels 2 and 3 is based on the valuation methods described earlier in this note.

Financial liabilities

Presented below are the aggregate fair value estimates and statement values of financial instruments as of December 31:

(in thousands)	2019
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$391,518	$329,905	$-	$-	$391,518	$-
Securities lending collateral	157,280	157,280	-	157,280	-	-
Derivatives	2,921	2,921	-	2,921	-	-

	2018
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$435,259	$359,937	$-	$-	$435,259	$-
Securities lending collateral	68,817	68,817	-	68,817	-	-
Derivatives	192	192	-	192	-	-

The fair value of the liability for deposit-type contracts is generally based on the terms of the underlying contracts incorporating current market-based crediting rates for similar contracts that reflect the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using current market-based implied interest rates and reflect the Company’s own credit risk. Fixed annuities are valued at the account value less surrender charges.

The fair value of the liabilities for collateral related to securities lending in Level 2 is based on carrying value due to its short-term nature.

The fair value of free-standing exchange listed derivatives in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of derivatives in Level 2 is based on the valuation methods described earlier in this note.

Derivative financial instruments

Derivative financial instruments utilized by the Company during 2019 and 2018 included foreign currency forward contracts, futures contracts, interest rate cap agreements and index option contracts. The Company uses derivatives for risk reduction. Risk reduction activity is focused

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

on managing the risks with certain assets and liabilities arising from the potential adverse impacts from changes in risk-free interest rates, changes in equity market valuations and foreign currency fluctuations. All of the Company’s derivatives are evaluated for their ongoing effectiveness as either accounting hedge or non-hedge derivative financial instruments on at least a quarterly basis. The Company does not use derivatives for speculative purposes.

The following tables summarize the notional amount, fair value and statement value of the Company’s derivative financial instruments, including those with off-balance-sheet risk as of December 31:

(in thousands)	2019
	Notional Amount		Fair Value			Statement Value
	Assets	Liabilities	Assets		Liabilities	Assets	Liabilities
Swaps	$15,079	$2,905	$771	$	(88)	$771	$(88)
Futures	-	162	-		-	-	-
Options	54,718	40,995	5,276		(2,833)	5,276	(2,833)

Total	$69,797	$44,062	$6,047	$	(2,921)	$6,047	$(2,921)

	2018
	Notional Amount		Fair Value			Statement Value
	Assets	Liabilities	Assets		Liabilities	Assets	Liabilities
Swaps	$14,926	$1,165	$684	$	(14)	$684	$(14)
Futures	124	-	1		-	-	-
Options	47,348	33,001	883		(178)	883	(178)

Total	$62,398	$34,166	$1,568	$	(192)	$1,567	$(192)

The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements.

The following table summarizes the credit exposure on the Company’s outstanding over-the-counter contracts as of December 31:

(in thousands)	2019	2018
Swaps	$696	$670
Options	44	327

Total	$740	$997

Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the Company’s senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.

Counterparty credit exposure represents the Company’s potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the statement value of over-the-counter derivative contracts with a positive statement value at the reporting date.

The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements and obtaining collateral where appropriate. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. Other derivatives, including futures and certain option contracts, are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating any potential credit risk.

Swaps

Foreign currency forward contracts involve the future exchange or delivery of foreign currencies based on terms negotiated at the inception of the contract which are settled at the end of the contract. They are primarily used to reduce foreign currency risk associated with holding foreign currency denominated investments. Cash settlement is required when the contract matures. The amount of cash exchanged is based on the difference between the specified rate on the date the contract was entered into (contract rate) compared to the actual rate on the settlement date. On the settlement date, the Company will either pay or receive cash equal to the difference between the contract rate and the actual rate multiplied by the specified notional amount. The change in the fair value of open foreign currency forward contracts is reported as net unrealized capital gains and losses, within unassigned surplus and used in the calculation of the AVR provision, until closed (e.g. terminated or settled). If the contract was hedging coupon payments of a bond, any gains and losses at closing are reported in net investment income. If the contract was hedging the original principal of a bond or the bond the Company was hedging is sold, any gains and losses at closing are reported in realized capital gains or losses. These contracts receive non-hedge accounting treatment.

Futures

The Company utilizes equity index futures contracts. Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indices. Futures contracts provide returns at specified or optional dates based upon a specified index applied to a notional amount. The Company utilizes equity index futures contracts to hedge the equity exposure contained in equity

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

indexed life product contracts that offer equity returns to contractholders. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of equity index futures contracts is always in cash. Daily cash settlements of margin gains or losses for futures contracts receiving fair value hedge accounting treatment are reported in net investment income. The daily cash settlements of margin gains and losses for futures contracts that receive non-hedge accounting treatment and have terminated are reported in net realized capital gains or losses. The daily cash settlements of margin gains and losses for open futures contracts that receive non-hedge accounting treatment are reported as net unrealized capital gains and losses within unassigned surplus and used in the calculation of the AVR provision. Futures contracts receive either fair value hedge accounting treatment or non-hedge accounting treatment, depending on the strategy.

Options

Interest rate cap agreements give the holder the right to receive at a future date, the amount, if any, by which a specified market interest rate exceeds the fixed cap rate, applied to a notional amount. These agreements are utilized to change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates. Typically a premium is paid to the counterparty at the inception of a contract. Cash is received based on the amount, if any, by which a specified market interest rate exceeds the fixed cap rate, applied to the notional amount. Premiums paid are reported as derivative assets. Periodic settlements received are reported as net investment income. The change in the fair value of open agreements is reported as net unrealized capital gains and losses, within unassigned surplus and used in the calculation of the AVR provision. If an agreement is terminated prior to its expiration date, gains or losses are reported in net realized capital gains or losses. For certain interest rate cap agreements whose premiums are payable in installments, the initial interest rate cap agreement asset is equal to the initial premium payment plus the sum of the remaining premium installments payable. Interest rate cap agreements receive non-hedge accounting treatment.

Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. When the Company purchases and writes (sells) option contracts at specific prices, a premium is calculated for the right, but not the obligation, to buy/sell the value of an underlying index at a stated price on or before the expiration date of the option. The amount of premium calculated is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. Premiums are paid or received in cash at either the inception of the purchase/sale of the contract or throughout the life of the contract depending on the agreement with the counterparties and brokers. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract (strike price). Purchased and written put and call index option contracts are cash settled upon exercise. If the options are not exercised, then no additional cash is exchanged when the contract expires. Premiums incurred when purchasing option contracts are reported as a derivative asset and premiums received when writing option contracts are reported as a derivative liability. Purchased and written option contracts used for replication purposes.

The Company purchases and writes option contracts to hedge the equity exposure contained in equity indexed life product contracts that offer equity returns to contractholders. The purchased and written option contracts are accounted for as fair value hedges. The change in the fair value of purchased/written option contracts is reported as net investment income, with an adjustment to derivative assets/liabilities. The gain or loss on the cash settled exercise of a purchased/written index option contract is reported in net investment income. If the purchased/written option contract expires without being exercised, the premiums paid/received are reported in net investment income and the corresponding asset/liability previously recorded is reversed. The Company entered into option contracts which required the payment/receipt of premiums at either the inception of the contract or throughout the life of the contract, depending on the agreement with the counterparties and brokers.

In general, the collateral pledged by the Company is in the custody of a counterparty or an exchange. However, the Company has access to this collateral at any time, subject to replacement. For certain exchange traded derivatives, margin deposits are required as well as daily cash settlements of margin accounts. As of December 31, 2019, the Company pledged securities with fair values of $291 thousand in the form of margin deposits. As of December 31, 2018, the Company pledged cash of $61 thousand in the form of margin deposits.

The Company pledges or obtains collateral for over-the-counter derivative transactions when certain predetermined exposure limits are exceeded. As of December 31, 2019 and 2018, counterparties pledged $831 thousand and $970 thousand, respectively, of cash collateral to the Company. As of December 31, 2019 and 2018, the Company did not pledge collateral to counterparties.

Off-balance-sheet financial instruments

The contractual amounts of off-balance-sheet financial instruments as of December 31 were as follows:

(in thousands)	2019	2018
Commitments to invest in limited partnership interests	$127,514	$153,719
Private placement commitments	15,000	-
Other loan commitments	13,000	10,000

The contractual amounts represent the amount at risk if the contract was fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless.

Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. The Company enters into these agreements in the normal course of business.

Private placement commitments represent commitments to purchase private placement debt and private equity securities at a future date. The Company enters into these agreements in the normal course of business.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Other loan commitments are agreements to lend to a borrower provided there is no violation of any condition established in the contract. The Company enters into these agreements to commit to future loan fundings at predetermined interest rates. Commitments have either fixed or varying expiration dates or other termination clauses.

5.	Income Taxes

The components of the net DTA (DTL) were as follows as of December 31:

(in thousands)	2019			2018			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross DTAs	$94,210	$2,415	$96,625	$86,089	$4,284	$90,373	$8,121	$(1,869)	$6,252
Valuation allowance	-	-	-	-	-	-	-	-	-

Adjusted gross DTAs	$94,210	$2,415	$96,625	$86,089	$4,284	$90,373	$8,121	$(1,869)	$6,252
DTAs nonadmitted	17,801	-	17,801	-	-	-	17,801	-	17,801

Subtotal – net admitted DTA	$76,409	$2,415	$78,824	$86,089	$4,284	$90,373	$(9,680)	$(1,869)	$(11,549)
DTLs	47,970	1,256	49,226	67,769	1,064	68,833	(19,799)	192	(19,607)

Net admitted DTA/(net DTL)	$28,439	$1,159	$29,598	$18,320	$3,220	$21,540	$10,119	$(2,061)	$8,058

The amount of adjusted gross DTAs admitted under each component of SSAP No. 101 was as follows as of December 31:

(in thousands)	2019
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$1,159	$1,159
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	28,439	-	28,439
Adjusted gross DTAs expected to be realized following the balance sheet date	28,439	-	28,439
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	87,685
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	47,970	1,256	49,226

DTAs admitted as the result of application of SSAP No. 101, total	$76,409	$2,415	$78,824

	2018
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$3,220	$3,220
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	19,835	-	19,835
Adjusted gross DTAs expected to be realized following the balance sheet date	19,835	-	19,835
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	95,390
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	66,254	1,064	67,318

DTAs admitted as the result of application of SSAP No. 101, total	$86,089	$4,284	$90,373

	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$(2,061)	$(2,061)
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	8,604	-	8,604
Adjusted gross DTAs expected to be realized following the balance sheet date	8,604	-	8,604
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	(7,705)
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	(18,284)	192	(18,092)

DTAs admitted as the result of application of SSAP No. 101, total	$(9,680)	$(1,869)	$(11,549)

The Company’s risk based capital level used to determine the amount of DTAs admitted was as follows as of December 31:

($ in thousands)	2019	2018
Ratio percentage used to determine recovery period and threshold limitation amount.	685.9%	760.9%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$609,711	$640,261

The impact of tax-planning strategies on adjusted gross and net admitted DTAs was as follows as of December 31:

($ in thousands)	2019		2018		Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage.
Adjusted gross DTAs amount	$94,210	$2,415	$86,089	$4,284	$8,121	$(1,869)
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax-planning strategies	4.75%	-%	-%	-%	4.75%	-%
Net admitted adjusted gross DTAs amount	$76,409	$2,415	$86,089	$4,284	$(9,680)	$(1,869)
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax-planning strategies	4.04%	-%	-%	-%	4.04%	-%

The Company’s tax planning strategies does include the use of reinsurance.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Prior to January 1, 1984, the Company was entitled to exclude certain amounts from taxable income and accumulate such amounts in a policyholder surplus account. The balance in this account as of December 31, 2017 of $389 thousand will result in federal income taxes payable of $82 thousand. Pursuant to the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”) enacted December 22, 2017, this tax will be paid ratably over the next eight taxable years.

The tax effects of temporary differences that gave rise to significant portions of DTAs and DTLs were as follows as of December 31:

(in thousands)	2019	2018	Change
DTAs
Ordinary
Policyholder reserves	$74,121	$64,479	$9,642
Investments	2,890	5,335	(2,445)
Deferred acquisition costs	16,361	14,982	1,379
Receivables – nonadmitted	813	1,268	(455)
Other	25	25	-

Subtotal	$94,210	$86,089	$8,121

Nonadmitted	$17,801	$-	$17,801

Admitted ordinary DTAs	$76,409	$86,089	$(9,680)

Capital
Investments	$2,131	$4,172	$(2,041)
Unrealized losses	284	112	172

Subtotal	$2,415	$4,284	$(1,869)

Admitted capital DTAs	$2,415	$4,284	$(1,869)

Admitted DTAs	$78,824	$90,373	$(11,549)

DTLs
Ordinary
Investments	$3,856	$1,141	$2,715
Policyholder reserves	15,759	18,344	(2,585)
Prepaid commissions	481	584	(103)
Deferred premium asset	-	209	(209)
Other	3	3	-

Subtotal	$20,099	$20,281	$(182)

Capital
Investments	$-	$22,996	$(22,996)
Unrealized gains	29,127	25,556	3,571

Subtotal	$29,127	$48,552	$(19,425)

DTLs	$49,226	$68,833	$(19,607)

Net DTAs/DTLs	$29,598	$21,540	$8,058

The change in net deferred income tax comprises the following as of December 31 (this analysis is exclusive of nonadmitted assets, as the change in nonadmitted assets is reported separately from the change in net deferred income tax in the Statements of Changes in Capital and Surplus):

(in thousands)	2019	2018	Change
Total DTAs	$96,625	$90,373	$6,252
Total DTLs	49,226	68,833	(19,607)

Net DTAs (DTLs)	$47,399	$21,540	25,859

Tax effect of unrealized gains (losses)			3,399

Change in net deferred income tax			29,258
Tax effect of nonadmitted assets			455
Adjustment of prior year tax liabilities			1,788

Change in net deferred income tax relating to the provision			$31,501

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

(in thousands)	2018	2017	Change
Total DTAs	$90,373	$80,535	$9,838
Total DTLs	68,833	59,754	9,079

Net DTAs (DTLs)	$21,540	$20,781	759

Tax effect of unrealized gains (losses)			(5,956)

Change in net deferred income tax			(5,197)
Tax effect of nonadmitted assets			(1)
Adjustment of prior year tax liabilities			-

Change in net deferred income tax relating to the provision			$(5,198)

The provision for incurred income taxes for the years ended December 31, was:

(in thousands)	2019	2018	Change
Current Income Tax
Federal	$26,390	$5,320	$21,070
Federal income tax on net capital gains	3,957	731	3,226

Federal and foreign income taxes incurred	$30,347	$6,051	$24,296

The provision for federal income taxes incurred was different from that which would have been obtained by applying the statutory federal income tax rate to income before taxes. The items causing this difference were as follows as of December 31:

($ in thousands)	2019	Effective Tax Rate	2018	Effective Tax Rate
Provision computed at statutory rate	$(336)	21.0%	$15,202	21.0%
IMR amortization	(674)	42.1	(1,222)	(1.7)
Dividend received deduction	(238)	14.8	(305)	(0.4)
Non-deductibles	146	(9.1)	110	0.2
Tax credits	(32)	2.0	(39)	(0.1)
Prior year true-up	(30)	1.9	(2,507)	(3.4)
Other	10	(0.6)	10	-
Change in net deferred income taxes	31,501	(1,966.4)	(5,198)	(7.2)

Total statutory income taxes	$30,347	(1,894.3)%	$6,051	8.4%

As of December 31, 2019, capital gain income taxes incurred by the Company in 2019, 2018 and 2017 of $31 million, $9 million and $15 million, respectively, will be available for recoupment in the event of future net capital losses.

The Company joins the Corporation and its 74 domestic subsidiaries in the filing of a consolidated federal income tax return. The consolidated group has elected under Internal Revenue Code Section 1552(a)(2) to allocate the consolidated federal income tax liability based on each member’s federal income tax liability computed on a separate return basis, except all tax benefits resulting from operating losses and tax credits are allocated to the Company to the extent they can be utilized in the consolidated return.

6.	Information Concerning Parent, Subsidiaries and Affiliates

Related party transactions

The Company reported the following as receivables from affiliates as of December 31:

(in thousands)	2019	2018
Allstate Financial Services, LLC (“AFS”)	$191	$251
Allstate Assurance Company	42	-
Intramerica Life Insurance Company	5	6
Allstate Distributors, LLC	-	1

Total	$238	$258

The Company also reported the following as payable to affiliates as of December 31:

(in thousands)	2019	2018
ALIC	$1,844	$2,484
AIC	1,332	1,379
Allstate Investments, LLC (“AILLC”)	817	1,018
American Heritage Life Insurance Company	481	622
Corporation	6	1

Total	$4,480	$5,504

Intercompany receivable and payable balances are evaluated on an individual company basis. Net intercompany balances less than $1 million and those equal to or greater than $1 million are generally settled quarterly and monthly, respectively, with one exception. Net intercompany balances with AFS are settled monthly regardless of dollar amount.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Related party commitments

Surety bonds issued by AIC

The Company issued structured settlement annuities (“SSAs”), a type of immediate annuity, in 2013 and prior at prices determined using interest rates in effect at the time of purchase, to fund structured settlements in matters involving AIC.

In most cases, these annuities were issued under a “qualified assignment”, whereby Allstate Assignment Company and prior to July 1, 2001 Allstate Settlement Corporation (“ASC”), both wholly-owned subsidiaries of ALIC, purchased annuities from the Company. Effective March 22, 2013, the Company no longer offers SSAs. AIC issued surety bonds to indemnify the payment of structured settlement benefits assigned to ASC from both AIC and unaffiliated parties, and funded by certain annuity contracts issued by the Company through June 30, 2001. ASC entered into a General Indemnity Agreement pursuant to which it indemnified AIC for any liabilities associated with the surety bonds and gave AIC certain collateral security rights with respect to the annuities and certain other rights in the event of any defaults covered by the surety bonds. For contracts written on or after July 1, 2001, AIC no longer issues surety bonds to indemnify the payment of structured settlement benefits. Alternatively, ALIC guarantees the payment of structured settlement benefits on all contracts issued on or after July 1, 2001. Reserves recorded by the Company for annuity payments that are indemnified by ALIC or the surety bonds of AIC were $2.04 billion and $2.05 billion as of December 31, 2019 and 2018, respectively.

Significant related party agreements

The Company is a party to the New York Insurer Supplement to Amended and Restated Service and Expense Agreement (the “Agreement”) between the Corporation and certain of its affiliated insurance companies pursuant to which AIC provides access to a variety of services, including the utilization of shared bank accounts for cash collections and disbursements in certain situations. The Agreement provides for cost sharing and allocation of operating expense among the parties.

The Company is a party to the Investment Advisory Agreement and Amendment to Service Agreement with AILLC whereby AILLC provides investment management services.

The Company has a reinsurance agreement with ALIC, reinsuring various life and accidental death benefits on specified individual policy forms issued by the Company. Life policies are reinsured on a yearly renewable term basis.

The Company, ALIC and The Bank of New York (“BONY”) entered into a credit for reinsurance trust agreement (“Reinsurance Trust”) effective December 23, 2019, with ALIC as grantor, the Company as beneficiary and BONY as trustee. ALIC established the Reinsurance Trust under the provisions of 11 CRR-NY 126 of New York Codes, Rules and Regulations (New York Regulation 114) for the benefit of the Company. The assets held under the Reinsurance Trust amounted to $1.45 billion as of December 31, 2019.

The Company is a party to a federal income tax allocation agreement with the Corporation.

7.	Company Benefit Plans

The Company utilizes the services of AIC employees. AIC and the Corporation provide various benefits, including defined benefit pension plans, certain health care and life insurance benefits for certain eligible employees, retired employees and employee-agents and participation in The Allstate 401(k) Savings Plan. The Company was allocated its share of the costs associated with these benefits in accordance with the Agreement. The Company’s allocated share of these benefits was $2 million and $1 million in 2019 and 2018, respectively. In addition, certain AIC employees also participate in a share-based payment plan, The Allstate Corporation 2019 Equity Incentive Plan that amended and restated the 2013 Equity Incentive Plan. Currently, awards of nonqualified stock options, restricted stock units, and performance stock awards are granted to certain employees of AIC. The Company is allocated expenses associated with the costs, determined at the individual participant level. The Company’s allocated share of these costs was $1 million and $2 million in 2019 and 2018, respectively. Contractually, the Company’s obligations are limited to its share of the allocated service costs.

8.	Capital and Surplus

Capital stock

The Company had 100,000 common shares authorized, issued and outstanding as of December 31, 2019 and 2018. All common shares had a par value of $25 per share.

Unassigned surplus

The components contributing to the cumulative increase or (reduction) of unassigned surplus as of December 31 were as follows:

(in thousands)	2019	2018
Nonadmitted assets	$(21,672)	$(6,118)
AVR	(145,134)	(122,319)
Net unrealized capital gains (losses) less capital gains tax	106,665	93,879

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Dividend restrictions

The ability of the Company to pay dividends is generally dependent on business conditions, income, cash requirements, and other relevant factors. This amount is formula driven based on net income and capital and surplus, as well as the timing and amounts of dividends paid in the preceding twelve months as specified by New York insurance law. Any dividend must be paid out of unassigned surplus and cannot result in capital and surplus being less than the minimum amount required by law. Dividends are not cumulative. As of December 31, 2019, the Company cannot declare or pay dividends without the prior approval of the NYDFS because of its negative net gain from operations in 2019.

9.	Liabilities, Contingencies and Assessments

Contingent commitments

Refer to Note 4, Fair Value Measurements – Off-balance-sheet financial instruments, for information regarding contingent commitments to invest.

Guaranty fund assessments

Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in each state. The Company’s policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile’s statutory definition of insolvency and the amount of the loss is reasonably estimable. In most states, the definition is met with a declaration of financial insolvency by a court of competent jurisdiction. In certain states there must also be a final order of liquidation. As of December 31, 2019 and 2018, the Company had accrued $762 thousand and $756 thousand, respectively, for future guaranty fund assessments, and $763 thousand and $757 thousand, respectively, for the related premium tax offset expected to be received. The period over which assessments are expected to be paid varies. Premium tax offsets are realized on a straight-line basis over the period allowed by each individual state once the guaranty fund assessment has been paid. The Company did not recognize an impairment loss on the premium tax offsets in 2019 or 2018.

Reconciliations of assets recognized from paid and accrued premium tax offsets and policy surcharges were as follows:

(in thousands)	2019	2018
Assets recognized from paid and accrued premium tax offsets and policy surcharges as of prior year end	$1,136	$3,619

Decreases during the year:
Premium tax offset applied	224	2,484

Increases during the year:
Policy surcharges collected/accrued	7	1

Assets recognized from paid and accrued premium tax offsets and policy surcharges as of current year end	$919	$1,136

Liabilities and assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2019:

($ in thousands)
Discount rate applied	4.3%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency:

	Guaranty fund assessment		Related assets
Name of the insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$2	$1	$1	$1
Penn Treaty Network America Insurance Company	5	3	5	3

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

	Payables			Recoverables
Name of the insolvency	Number of Jurisdictions	Range of years	Weighted average number of years	Number of Jurisdictions	Range of years	Weighted average number of years

American Network Insurance Company	36	23-59	52	32	23-59	52
Penn Treaty Network America Insurance Company	41	41-68	54	37	41-68	54

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Liabilities and assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2018:

($ in thousands)
Discount rate applied	4.3%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency:

	Guaranty fund assessment		Related assets
Name of the insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$2	$1	$1	$1
Penn Treaty Network America Insurance Company	6	3	5	3

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

	Payables			Recoverables
Name of the insolvency	Number of Jurisdictions	Range of years	Weighted average number of years	Number of Jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	43	15-60	51	38	15-60	52
Penn Treaty Network America Insurance Company	44	42-69	57	39	42-69	57

10.	Sale, Transfer and Servicing of Financial Assets and Extinguishments of Liabilities

Transfer and servicing of financial assets

The Company’s business activities included securities lending programs with third parties, mostly large banks. As of December 31, 2019 and 2018, bonds and common stocks within the General Account with fair values of $152 million and $67 million, respectively, were on loan under these agreements. The Company did not have securities lending transactions within the Separate Accounts as of December 31, 2019 or 2018. Securities lent were either specifically identified by the lending bank or segregated into a separate custody account.

Wash sales

In the course of managing the investment portfolio, securities may be sold and reacquired within 30 days of the sale date in order to enhance the portfolio’s yield.

In December 2019, the NAIC adopted guidance which clarified that only investments that meet the definition of a wash sale in accordance with SSAP No. 103R, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, that crosses reporting periods are subject to disclosure. Prior to December 2019 reporting, wash sales that were within the same reporting period were also disclosed.

The details of securities with an NAIC designation of 3 or below, and those without an NAIC designation, which were sold during the years ended December 31, 2018 and reacquired within 30 days of the sale date were as follows:

($ in thousands)	2018
Description	NAIC Designation	Number of Transactions	Book Value of Securities Sold	Cost of Securities Repurchased	Gain (Loss)
Bonds	3	-	$-	$-	$-
Bonds	4	-	-	-	-
Bonds	5	-	-	-	-
Common stocks		11	6,847	7,970	1,024

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

11.	Reinsurance

The estimated amount of the aggregate reduction in surplus, for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than for nonpayment of premium or other similar credits, of termination of all reinsurance agreements, by either party, was $1 million as of December 31, 2019 and 2018.

The effects of reinsurance on premiums and annuity considerations, and benefits for the years ended December 31 were as follows:

(in thousands)	2019	2018
Premiums and annuity considerations
Direct	$220,163	$217,125
Assumed	612	591
Ceded:
ALIC	(6,412)	(5,405)
Non-affiliates	(15,335)	(15,947)

Total ceded	(21,747)	(21,352)

Premiums and annuity considerations, net of reinsurance	$199,028	$196,364

(in thousands)	2019	2018
Benefits
Direct	$498,431	$530,267
Assumed	562	599
Ceded:
ALIC	(4,161)	(83)
Non-affiliates	(51,979)	(56,645)

Total ceded	(56,140)	(56,728)

Benefits, net of reinsurance	$442,853	$474,138

Reserve credits taken for all reinsurance agreements were $1.54 billion and $353 million as of December 31, 2019 and 2018, respectively.

Reinsurance Agreement with ALIC

The Company has an agreement where via a reinsurance treaty it cedes reinvestment related risk on certain SSAs to its parent, ALIC. Under the terms of the agreement, if the fixed income book yield on the portion of the Company’s investment portfolio that supports SSAs’ liabilities falls below the average statutory rate, ALIC will pay a benefit. In return, the Company pays a premium to ALIC that is based on and varies with the aggregate statutory reserve balance of the SSAs. The Company paid premium related to the reinsurance treaty to ALIC of $4 million and $3 million in 2019 and 2018, respectively. The Company received benefits of $2 million from ALIC in 2019; no benefits were received in 2018.

12.	Direct Premium Written/Produced by Managing General Agents/Third-Party Administrators (“TPAs”)

The aggregate amount of direct premiums written/produced by managing general agents/TPAs was $5 million for the years ended December 31, 2019 and 2018, which was less than 5% of the Company’s surplus.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

13.	Analysis of Annuity Actuarial Reserves and Deposit-Type Liabilities by Withdrawal Characteristics

Withdrawal characteristics of annuity reserves and deposit-type contracts and other liabilities without life or disability contingencies were as follows as of December 31:

($ in thousands)	2019
	General Account	Separate Account with Guarantees	Separate Account Non- guaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$2,785	$149,321	$-	$152,106	3.4%
b. At book value less current surrender charge of 5% or more	1,430	-	-	1,430	-
c. At fair value	2,153	-	157,383	159,536	3.6

d. Total with market value adjustment or at fair value (total of a through c)	6,368	149,321	157,383	313,072	7.0
e. At book value without adjustment (minimal or no charge or adjustment)	977,893	2,883	-	980,776	21.9
(2) Not subject to discretionary withdrawal	3,182,323	-	4,546	3,186,869	71.1

(3) Total (gross: direct + assumed)	4,166,584	152,204	161,929	4,480,717	100.0%

(4) Reinsurance ceded	1,262,164	-	-	1,262,164

(5) Total (net) (3) – (4)	$2,904,420	$152,204	$161,929	$3,218,553

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$1,134	$-	$-	$1,134

GROUP ANNUITIES:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$29,486	$-	$-	$29,486	8.2%
b. At book value less current surrender charge of 5% or more	662	-	-	662	0.2
c. At fair value	-	-	86,114	86,114	24.0

d. Total with market value adjustment or at fair value (total of a through c)	30,148	-	86,114	116,262	32.4
e. At book value without adjustment (minimal or no charge or adjustment)	223,559	-	-	223,559	62.3
(2) Not subject to discretionary withdrawal	17,545	-	1,397	18,942	5.3

(3) Total (gross: direct + assumed)	271,252	-	87,511	358,763	100.0%

(4) Reinsurance ceded	98,186	-	-	98,186

(5) Total (net) (3) – (4)	$173,066	$-	$87,511	$260,577

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$258	$-	$-	$258

DESPOSIT-TYPE CONTRACTS (no life contingencies):
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$-	$-	$-	$-	-%
b. At book value less current surrender charge of 5% or more	-	-	-	-	-
c. At fair value	42	-	-	42	-

d. Total with market value adjustment or at fair value (total of a through c)	42	-	-	42	-
e. At book value without adjustment (minimal or no charge or adjustment)	13,109	-	-	13,109	3.8
(2) Not subject to discretionary withdrawal	329,849	-	-	329,849	96.2

(3) Total (gross: direct + assumed)	343,000	-	-	343,000	100.0%

(4) Reinsurance ceded	-	-	-	-

(5) Total (net) (3) – (4)	$343,000	$-	$-	$343,000

(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$-	$-	$-	$-

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

($ in thousands)	2018
	General Account	Separate Account with Guarantees	Separate Account Non- guaranteed	Total	% of Total
Subject to discretionary withdrawal:
With market fair value adjustment	$33,938	$153,311	$-	$187,249	4.6%
At book value less current surrender charge of 5% or more	3,618	-	-	3,618	0.1
At fair value	2,593	-	223,224	225,817	5.5

Total with market value adjustment or at fair value	40,149	153,311	223,224	416,684	10.2
At book value without adjustment (minimal or no charge or adjustment)	1,323,272	3,213	-	1,326,485	32.3
Not subject to discretionary withdrawal	2,357,206	-	4,891	2,362,097	57.5

Total (gross: direct + assumed)	3,720,627	156,524	228,115	4,105,266	100.0%

Reinsurance ceded	167,893	-	-	167,893

Total (net)	$3,552,734	$156,524	$228,115	$3,937,373

Reconciliation of total annuity actuarial reserves and deposit fund liabilities was as follows as of December 31:

(in thousands)	2019	2018

Life & Accident & Health Annual Statement:
Exhibit 5, Annuities Section, Total (net)	$3,077,486	$3,181,964
Exhibit 7, Deposit-Type Contracts, Line 14, Column 1	343,000	370,770

Subtotal	3,420,486	3,552,734
Separate Accounts Annual Statement:
Exhibit 3, Line 0299999, Column 2	401,644	384,639

Combined Total	$3,822,130	$3,937,373

14.	Analysis of Life Actuarial Reserves by Withdrawal Characteristics

Withdrawal characteristics of life actuarial reserves were as follows as of December 31:

(in thousands)	2019

	General Account			Separate Account – Guaranteed and Nonguaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$145	$145	$-	$-	$-
Universal life	424,180	420,895	432,729	-	-	-
Universal life with secondary guarantees	263,915	184,035	483,104	-	-	-
Indexed universal life with secondary guarantees	43,845	21,389	43,431	-	-	-
Variable universal life	1,850	1,604	2,404	15,769	14,918	15,477
Miscellaneous reserves	-	56,715	83,223	-	-	-
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	414,986	XXX	XXX	-
Accidental death benefits	XXX	XXX	85	XXX	XXX	-
Disability – Active lives	XXX	XXX	765	XXX	XXX	-
Disability – Disabled lives	XXX	XXX	14,651	XXX	XXX	-
Miscellaneous reserves	XXX	XXX	54,819	XXX	XXX	-

Total (gross: direct + assumed)	733,790	684,783	1,530,342	15,769	14,918	15,477
Reinsurance ceded	-	-	180,001	-	-	-

Total (net)	$733,790	$684,783	$1,350,341	$15,769	$14,918	$15,477

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

(in thousands)
Reconciliation of total life actuarial reserves was as follows as of December 31:

2019
Life & Accident & Health Annual Statement:
Exhibit 5, Life Insurance Section, Total (net)	$1,281,272
Exhibit 5, Accidental Death Benefits Section, Total (net)	85
Exhibit 5, Disability – Active Lives Section, Total (net)	764
Exhibit 5, Disability – Disabled Lives Section, Total (net)	14,560
Exhibit 5, Miscellaneous Reserves Section, Total (net)	53,660

Subtotal	1,350,341

Separate Accounts Annual Statement:
Exhibit 3, Line 0199999, Column 2	15,477

Combined total	$1,365,818

15.	Premiums and Annuity Considerations Deferred and Uncollected

Deferred and uncollected life insurance premiums and annuity considerations, net of reinsurance, as of December 31 were as follows:

(in thousands)	2019		2018
Type	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$1,430	$433	$3,188	$914
Ordinary renewal	22,720	29,329	21,501	27,967

Total	$24,150	$29,762	$24,689	$28,881

16.	Separate Accounts

The Company’s Separate Accounts were attributed to the following products/transactions as of December 31:

(in thousands)	2019		2018
Product/transaction	Legally insulated assets	Separate Account Assets (Not legally insulated)	Legally insulated assets	Separate Account Assets (Not legally insulated)
Variable annuity contracts	$249,776	$-	$228,542	$-
Variable life policies	15,770	-	13,168	-
MGA	-	139,089	-	157,826

Total	$265,546	$139,089	$241,710	$157,826

Separate Accounts held by the Company are for variable annuity contracts, variable life policies and MGA contracts. The assets and liabilities of variable annuity contracts and variable life policies are recorded as assets and liabilities of the Separate Accounts and are legally insulated from the General Account, excluding any purchase payments or transfers directed by the contractholder to earn a fixed rate of return which are included in the Company’s General Account assets. The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account. Separate Accounts which contain variable annuity and variable life business are unit investment trusts and registered with the Securities and Exchange Commission (“SEC”). As of December 31, 2019 and 2018, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated. Variable annuity and variable life business allow the contractholder to accumulate funds within a variety of portfolios, at rates which depend upon the return achieved from the types of investments chosen. The net investment experience of the Separate Accounts is credited directly to the contractholder and can be favorable or unfavorable. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies. Absent any contract provision wherein the Company provides a guarantee, the contractholders of the variable annuity and variable life products bear the investment risk that the Separate Account’s funds may not meet their stated investment objectives. Variable annuity and variable life business is included in the Nonguaranteed Separate Accounts column of the following tables.

The assets and liabilities of MGA contracts are also recorded as assets and liabilities of the Separate Accounts, however, they are not legally insulated from the General Account. MGA products are non-unitized products, most of which are not registered with the SEC. The Separate Account for MGA products provides the opportunity for the contractholder to invest in one or any combination of up to ten interest rate guarantee periods. Amounts withdrawn from the contract in excess of the free withdrawal amount are subject to market value adjustments. MGA business is included in the Nonindexed Guarantee Less than/equal to 4% or the Nonindexed Guarantees More than 4% column of the following tables.

Some of the Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken on variable annuity products, the Separate Accounts paid risk charges of $559 thousand and $618 thousand in 2019 and 2018, respectively. The amount paid by the General Account for Separate Account guarantees for variable annuity products was $197 thousand and $110 thousand in 2019 and 2018, respectively.

In connection with the disposal of the Company’s variable annuity business to Prudential Insurance Company of America (“Prudential”), there is a modified coinsurance reinsurance agreement under which the Separate Account assets and liabilities remain in the Company’s Statements of Financial Position, but the related results of operations are fully reinsured to Prudential and presented net of reinsurance in the Statements of

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Operations. In contrast, assets supporting General Account liabilities, including the future rights and obligations related to benefit guarantees and fixed rate of return fund investments, have been transferred to Prudential under the coinsurance reinsurance provisions. The reinsurance agreements do not contain limits or indemnifications with regard to the insurance risk transfer, and transferred all of the future risks and responsibilities for performance in the underlying variable annuity contracts to Prudential, including those related to benefit guarantees and fixed rate of return fund investments, in accordance with SSAP No. 61R. The Separate Accounts balances related to the modified coinsurance reinsurance were $249 million and $228 million as of December 31, 2019 and 2018, respectively. The General Account liability balances reinsured to Prudential under the coinsurance reinsurance were $164 million and $168 million as of December 31, 2019 and 2018, respectively, and consisted of the liabilities for fixed rate of return fund investments and benefit guarantees.

Information regarding the Company’s Separate Accounts as of December 31 was as follows:

(in thousands)	2019
	Nonindexed Guarantee Less Than/ Equal To 4%	Nonindexed Guarantee More than 4%		Non- Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/19	$-	$-		$1,979	$1,979

Reserves as of December 31, 2019
For accounts with assets at:
Fair value	$152,204	$-	$	` 264,917	$417,121
Amortized cost	-	-		-	-

Total reserves	$152,204	$-		$264,917	$417,121

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$149,321	$-		$-	$149,321
At book value without market value adjustment and with current surrender charge of 5% or more	-	-		-	-
At fair value	-	-		258,973	258,973
At book value without market value adjustment and with current surrender charge less than 5%	2,883	-		-	2,883

Subtotal	152,204	-		258,973	411,177
Not subject to discretionary withdrawal	-	-		5,944	5,944

Total	$152,204	$-		$264,917	$417,121

Reserves for asset default risk in lieu of AVR	N/A	N/A		N/A	N/A

	2018
	Nonindexed Guarantee Less Than/ Equal To 4%	Nonindexed Guarantee More than 4%		Non- Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/18	$-	$-		$2,096	$2,096

Reserves as of December 31, 2018
For accounts with assets at:
Fair value	$156,524	$-		$240,982	$397,506
Amortized cost	-	-		-	-

Total reserves	$156,524	$-		$240,982	$397,506

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$153,311	$-		$-	$153,311
At book value without market value adjustment and with current surrender charge of 5% or more	-	-		-	-
At fair value	-	-		236,091	236,091
At book value without market value adjustment and with current surrender charge less than 5%	3,213	-		-	3,213

Subtotal	156,524	-		236,091	392,615
Not subject to discretionary withdrawal	-	-		4,891	4,891

Total	$156,524	$-		$240,982	$397,506

Reserves for asset default risk in lieu of AVR	N/A	N/A		N/A	N/A

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

Reconciliation of net transfers to or (from) the Separate Accounts for the years ended December 31 was as follows:

(in thousands)		2019		2018
Transfers as reported in the Summary of Operations of the Separate Accounts Statement
Transfers to Separate Accounts	$	1,979	$	2,096
Transfers from Separate Accounts		46,281		68,568

Net transfers to (from) Separate Accounts		(44,302)		(66,472)

Reconciling adjustments		-		-

Transfers as reported in the Statements of Operations	$	(44,302)	$	(66,472)

17.	Other Items

Balances reasonably possible to be uncollectible

Agents’ balances receivable are 100% nonadmitted after the establishment of a valuation allowance. The allowance balance for admitted agents’ balances receivable was $4 million and $161 thousand as of December 31, 2019 and 2018, respectively.

Scottish Re (U.S.), Inc. (“SRUS”)

The parent of SRUS, Scottish Holdings, Inc. and their parent, collectively referred to as SHI, filed U.S. Chapter 11 proceedings on January 28, 2018. During 2018, a stock purchase agreement was executed between SHI and Hildene Re Holdings LLC for the purchase of SHI. The sale did not occur in 2018 and SRUS did not file the statutory statements for December 31, 2018 or later.

On December 14, 2018, the Delaware Insurance Commissioner placed SRUS under regulatory supervision. On March 6, 2019, the Chancery Court of the State of Delaware entered a Rehabilitation and Injunction Order in response to a petition filed by the Insurance Commissioner (the “Petition”). Pursuant to the Petition, it is expected that SRUS will submit a Plan of Rehabilitation. ALIC, on behalf of itself and its affiliates including the Company, joined in a joint motion filed on behalf of several affected parties asking the court to allow a specified amount of offsetting claim payments and losses against premiums remitted to SRUS. The Company and ALIC also filed a separate motion related to the reimbursement of claim payments where SRUS is also acting as administrator. The court has not yet ruled on either of these motions. In the interim, the Company and several other affected parties have been permitted to exercise certain setoff rights while the parties address any potential disputes.

The Company’s reinsurance reserve credit and paid claims recoverable with SRUS, net of the allowance for uncollectible reinsurance of $34 thousand and net of nonadmitted recoverables for paid claims of $15 thousand, were $443 thousand as of December 31, 2019. The Company’s reinsurance reserve credit and recoverables with SRUS were $552 thousand as of December 31, 2018. The Company continues to monitor SRUS for future developments and will reevaluate its allowance for uncollectible amounts as new information becomes available.

Participating policies

For 2019 and 2018, the Company recognized direct premiums related to life participating policies of $48 thousand and $101 thousand, respectively. In both 2019 and 2018, these amounts represented less than one-half of one percent of total life premiums and annuity considerations earned. The Company uses accrual accounting to record policyholder dividends on participating policies. The Company paid dividends of $43 thousand and $123 thousand in 2019 and 2018, respectively, to participating policyholders and did not allocate additional income. All of the Company’s accident and health contracts were nonparticipating as of December 31, 2019 and 2018.

Amount of insurance for gross premium less than net premiums

As of December 31, 2019 and 2018, the Company had $1.85 billion and $2.01 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standards of valuation set by the State of New York. Reserves to cover the above insurance totaled $52 million and $54 million as of December 31, 2019 and 2018, respectively.

Other reserve changes for life and annuity contracts

In 2019, the Company’s aggregate reserves for life and annuity contracts were increased by other reserve changes of $52 million. Other reserve changes in 2019 were as follows:

(in thousands)	2019
Item	Ordinary Life Insurance
Application of 11 NYCRR 98.9(c)(2)(viii) (Reg 147)	$51,523

Total	$51,523

36

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

In 2018, the Company’s aggregate reserves for life and annuity contracts were decreased by other reserve changes of $817 thousand. Other reserve changes in 2018 were as follows:

(in thousands)		2018
Item		Ordinary Life Insurance
Application of 11 NYCRR 98.9(c)(2)(viii) (Reg 147)	$	(817)

Total	$	(817)

18.	Events Subsequent

The Novel Coronavirus Pandemic or COVID-19 (“Coronavirus”) has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel restrictions, government-imposed shelter-in-place orders, quarantine periods and social distancing, have caused material disruption to businesses globally resulting in increased unemployment, a potential recession and increased economic uncertainty.

Depending on its length and severity, the Coronavirus and the related containment actions may significantly affect the Company’s results of operations, financial condition and liquidity, including sales of new policies, life insurance mortality and hospital and outpatient claim costs, annuity reserves, lower investment valuations and returns and increases in credit risk. In addition, the actions may impact the Company’s operations.

The magnitude and duration of the global pandemic and the impact of actions taken by governmental authorities, businesses and consumers to mitigate health risks create significant uncertainty. The Company will continue to closely monitor and proactively adapt to developments and changing conditions. Currently, it is not possible to reliably estimate the length and severity of the pandemic or its impact to the Company’s operations, but the effects could be material and may continue, emerge or accelerate into 2021.

An evaluation of subsequent events was made through May 19, 2020, the date the audited statutory-basis financial statements were available to be issued. There were no other significant subsequent events requiring adjustment to or disclosure in the statutory-basis financial statements.

* * * * * *

37

ALLSTATE LIFE INSURANCE COMPANY OF

NEW YORK

Statutory-basis Financial Statements as of June 30,

2021 (unaudited) and December 31, 2020 and for the

Six Months Ended June 30, 2021 and 2020

(unaudited).

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

 JUNE 30, 2021 (UNAUDITED) AND DECEMBER 31, 2020

(in thousands except par value and number of shares)	June 30, 2021	December 31, 2020
ADMITTED ASSETS
Bonds (fair value: $4,914,698 and $4,788,589)	$4,415,100	$4,175,040
Preferred stocks (fair value: $1,848 and $2,236)	1,848	1,796
Common stocks (cost: $117,769 and $170,915)	162,702	249,205
Mortgage loans on real estate	534,362	616,560
Cash, cash equivalents and short-term investments	53,050	130,453
Contract loans	36,724	37,280
Derivatives	7,889	8,469
Other invested assets	359,366	342,484
Receivables for securities	29,606	206
Securities lending reinvested collateral assets	-	1,414

Subtotals, cash and invested assets	5,600,647	5,562,907

Investment income due and accrued	44,413	44,801
Premiums and considerations	26,980	29,609
Reinsurance recoverables and other reinsurance receivables	8,283	5,060
Net deferred tax asset	31,873	32,760
Guaranty funds receivable or on deposit	909	908
Advanced benefits	4,664	6,421
Other assets	2,627	3,454
From Separate Accounts, Segregated Accounts and Protected Cell Accounts	423,113	423,762

Total	$6,143,509	$6,109,682

LIABILITIES
Aggregate reserve for life and accident and health contracts	$4,511,844	$4,536,404
Liability for deposit-type contracts	295,465	314,658
Contract claims	22,232	18,556
Interest maintenance reserve	11,644	13,515
Transfers to Separate Accounts due or accrued (net)	10,568	8,570
Current federal and foreign income taxes	12,973	34
Asset valuation reserve	143,327	137,711
Payable to parent, subsidiaries and affiliates	4,188	4,674
Payable for securities	43,388	-
Payable for securities lending	2,273	76,033
Reserve for uncashed checks	6,907	6,710
Other liabilities	10,855	13,204
From Separate Accounts Statement	423,113	423,762

Total liabilities	5,498,777	5,553,831

CAPITAL AND SURPLUS
Common capital stock ($25 par value; 100,000 shares authorized, issued and outstanding)	2,500	2,500
Gross paid in and contributed surplus	131,253	131,253
Unassigned funds (surplus)	510,979	422,098

Total capital and surplus	644,732	555,851

Total	$6,143,509	$6,109,682

 See notes to statutory-basis financial statements (unaudited).

1

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 STATUTORY-BASIS STATEMENTS OF OPERATIONS (UNAUDITED)

 SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(in thousands)	June 30, 2021	June 30, 2020
Premiums and annuity considerations for life and accident and health contracts	$83,871	$84,222
Net investment income	126,866	137,224
Amortization of interest maintenance reserve	2,734	2,524
Commissions and expense allowances on reinsurance ceded	1,149	1,057
Reserve adjustments on reinsurance ceded	(24,064)	(10,429)
Miscellaneous income	966	133

Total	191,522	214,731

Death benefits	51,403	54,127
Annuity benefits	68,365	77,030
Disability benefits and benefits under accident and health contracts	6,575	6,168
Surrender benefits and withdrawals for life contracts	42,059	44,983
Interest and adjustments on contracts or deposit-type contract funds	7,842	8,825
Increase (decrease) in aggregate reserves for life and accident and health contracts	(24,560)	72,368
Commissions on premiums, annuity considerations, and deposit-type contract funds	5,482	5,292
General insurance expenses	13,618	14,920
Insurance taxes, licenses and fees, excluding federal income taxes	3,234	3,509
(Increase) decrease in loading on deferred and uncollected premiums	73	146
Net transfers to or (from) Separate Accounts net of reinsurance	(28,024)	(17,240)
Other expenses	158	66

Total	146,225	270,194

Net income (loss) from operations after dividends to policyholders and before federal income taxes and realized capital gains or (losses)	45,297	(55,463)
Federal and foreign income taxes incurred (excluding tax on capital gains)	7,742	8,618

Net income (loss) from operations after dividends to policyholders and federal income taxes and before realized capital gains or (losses)	37,555	(64,081)
Net realized capital gains (losses) less capital gains tax of $12,581 and $(4,620)	47,327	(17,379)

Net income (loss)	$84,882	$(81,460)

 See notes to statutory-basis financial statements (unaudited).

2

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021 AND 2020

(in thousands)	2021	2020
Capital and surplus, December 31, prior year	$555,851	$614,167
Net income (loss)	84,882	(81,460)
Change in net unrealized capital gains (losses)	9,581	(42,547)
Change in net unrealized foreign exchange capital gains (losses)	(1,777)	369
Change in net deferred income tax	(1,278)	21,134
Change in nonadmitted assets	3,089	(28,119)
Change in asset valuation reserve	(5,616)	50,357

Capital and surplus, June 30	$644,732	$533,901

 See notes to statutory-basis financial statements (unaudited).

3

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 STATUTORY-BASIS STATEMENTS OF CASH FLOWS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021 AND 2020

(in thousands)
Cash from operations	June 30, 2021	June 30, 2020
Premiums collected net of reinsurance	$86,608	$85,196
Net investment income	120,168	118,502
Miscellaneous income	49	(1,439)

Total	206,825	202,259

Benefits and loss related payments	190,741	195,968
Net transfers to Separate, Segregated Accounts and Protected Cell Accounts	(30,022)	(5,656)
Commissions, expenses paid and aggregate write-ins for deductions	22,550	25,159
Dividends paid to policyholders	17	2
Federal and foreign income taxes paid (recovered)	7,612	65

Total	190,898	215,538

Net cash from (used in) operations	15,927	(13,279)

Cash from investments
Proceeds from investments sold, matured or repaid	539,112	747,084
Cost of investments acquired (long-term only)	533,213	703,709
Net increase or (decrease) in contract loans and premium notes	(523)	(52)

Net cash from investments	6,422	43,427

Cash from financing and miscellaneous sources
Net deposits on deposit-type contracts and other insurance liabilities	(27,008)	(24,747)
Other cash provided (applied)	(72,744)	(40,945)

Net cash used in financing and miscellaneous sources	(99,752)	(65,692)

Reconciliation of cash, cash equivalents and short-term investments
Net change in cash, cash equivalents and short-term investments	(77,403)	(35,544)
Cash, cash equivalents and short-term investments, beginning of year	130,453	220,888

Cash, cash equivalents and short-term investments, end of period	$53,050	$185,344

Supplemental disclosures for non-cash transactions
Change in payable for securities acquired	$43,388	$3,731
Portfolio investments exchanged	37,459	41,592
Change in receivable for securities sold	29,399	150,125
Reinvestment of non-cash distributions from other invested assets	2,159	822
Income from other invested assets	383	11,120
Stock dividends received	5	8
Stock distributions - return of capital	5	1

 See notes to statutory-basis financial statements (unaudited).

4

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

1.	General

Allstate Life Insurance Company of New York (the “Company”), an insurance company domiciled in New York, is a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), an insurance company domiciled in the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company (“AIC”), which is a wholly owned subsidiary of Allstate Insurance Holdings, LLC (“AIH”), a Delaware limited liability company. AIH is a wholly owned subsidiary of The Allstate Corporation (“the Corporation”).

The Company offers traditional, interest-sensitive and variable life insurance and voluntary accident and health insurance products to customers in the State of New York. The Company serves customers through Allstate exclusive agents and exclusive financial specialists, as well as workplace enrolling independent agents and benefits brokers. The Company previously offered and continues to have in force deferred fixed annuities and immediate fixed annuities. The Company also previously offered variable annuities which are reinsured.

2.	Summary of Significant Accounting Policies

Basis of presentation

The Company prepares its financial statements in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (“NYDFS”). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of New York requires its domestic insurance companies to prepare financial statements in conformity with the NAIC Accounting Practices and Procedures Manual (“APPM”), which includes all Statements of Statutory Accounting Principles (“SSAPs”), subject to any deviations prescribed or permitted by the NYDFS.

The NYDFS has adopted certain prescribed accounting practices that differ from those found in the APPM that are applicable to the Company. Specifically, the calculation of deferred premium assets includes the establishment of a prepaid reinsurance premium asset in accordance with New York Regulation 172. SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance (“SSAP No. 61R”), requires the deferred premium asset to be reduced by the proportionate amount attributable to reinsurance.

The NYDFS has prescribed in accordance with 11 CRR-NY 95.10 of New York Codes, Rules and Regulations that the Company presents in Exhibit 5 of the Annual Statement asset adequacy reserves before consideration of the reinsurance treaty described in Note 17, which are not required per SSAP No. 51, Life Contracts, and SSAP No. 61R.

A reconciliation of the Company’s net income and capital and surplus between statutory accounting principles (“SAP”) per the APPM and practices prescribed or permitted by the NYDFS is shown below:

(in thousands)
	June 30, 2021	June 30, 2020
Net Income
The Company’s state basis	$84,882	$(81,460)
State prescribed practices that increase/(decrease) NAIC SAP:
Premiums	135	80
Commissions and expense allowances on reinsurance ceded	71	118
Increase in loading on deferred and uncollected premium	814	715
Increase in aggregate reserves for asset/liability analysis (net)	-	-
State permitted practices that increase/(decrease) NAIC SAP:	-	-

NAIC SAP	$83,862	$(82,373)

Surplus
The Company’s state basis	$644,732	$533,901
State prescribed practices that increase/(decrease) NAIC SAP:
Deferred premium assets	(8,681)	(8,975)
Aggregate write-ins (Reinsurance balances recoverable)	2,327	2,374
Increase in aggregate reserves for asset/liability analysis (net)	-	-
State permitted practices that increase/(decrease) NAIC SAP:	-	-

NAIC SAP	$651,086	$540,502

If the Company had not used the New York prescribed practice, a risk-based capital regulatory event would not have been triggered.

5

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

Investments

Loan-backed and structured securities (“LBASS”) with an NAIC designation of 1 through 5 are reported at amortized cost using the effective yield method. LBASS with an NAIC designation of 6 are reported at the lower of amortized cost or fair value, with the difference reflected in unassigned surplus as an unrealized capital loss. In general, LBASS utilize a multi-step process for determining carrying value and NAIC designation in accordance with SSAP No. 43R, Loan-backed and Structured Securities. For LBASS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis.

As of June 30, 2021, perpetual preferred stocks are reported at fair value as the Company adopted SSAP No. 32R, Preferred Stock. As of December 31, 2020, perpetual preferred stocks are reported at fair value or the lower of cost or fair value depending on the assigned NAIC designation. For preferred stocks reported at fair value, the differences between amortized cost or cost and fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus.

All other significant accounting policies are described in Note 2 in the year end 2020 audited statutory-basis financial statements.

3.	Investments

Fair values

The following table summarizes the statement value, gross unrealized gains, gross unrealized losses and fair value of the Company’s bonds and SVO-identified investments, excluding bonds that have been written down to fair value:

(in thousands)		Gross Unrealized Gains	Gross Unrealized Losses
June 30, 2021	Statement Value			Fair Value
Industrial and miscellaneous	$3,754,867	$372,084	$(17,155)	$4,109,796
U.S. special revenue	297,143	94,972	-	392,115
U.S. governments	223,728	3,203	(283)	226,648
U.S. political subdivisions	99,426	25,745	-	125,171
States, territories and possessions	37,688	20,933	-	58,621
Hybrid securities	2,248	110	(11)	2,347

Total bonds	$4,415,100	$517,047	$(17,449)	$4,914,698

December 31, 2020	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Industrial and miscellaneous	$3,562,629	$460,008	$(3,731)	$4,018,906
U.S. special revenue	299,084	102,112	-	401,196
U.S. governments	176,118	5,122	-	181,240
U.S. political subdivisions	98,764	27,351	-	126,115
States, territories and possessions	37,697	22,592	-	60,289
Hybrid securities	748	95	-	843

Total bonds	$4,175,040	$617,280	$(3,731)	$4,788,589

Unrealized losses

Unrealized losses are calculated as the difference between amortized cost and fair value for the Company’s investment securities, including securities written down to fair value. They result from declines in fair value below amortized cost for bonds, including LBASS, or cost for common and preferred stocks, and are evaluated for OTTI. Every security with unrealized losses was included in the portfolio monitoring process.

The following tables summarize the fair value and gross unrealized losses of bonds, LBASS, common and preferred stocks by the length of time individual securities have been in a continuous unrealized loss position:

(in thousands)	June 30, 2021
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$604,665	$(16,757)	$11,247	$(1,110)	$(17,867)
LBASS	-	-	-	-	-
Common stocks	634	(772)	-	-	(772)
Preferred stocks	-	-	-	-	-

Total	$605,299	$(17,529)	$11,247	$(1,110)	$(18,639)

6

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

	December 31, 2020
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$136,122	$(2,602)	$20,134	$(982)	$(3,584)
LBASS	7,064	(162)	-	-	(162)
Common stocks	489	(771)	-	-	(771)
Preferred stocks	-	-	422	(78)	(78)

Total	$143,675	$(3,535)	$20,556	$(1,060)	$(4,595)

The following table summarizes the gross unrealized losses by unrealized loss position and credit quality as of June 30, 2021.

(in thousands)	Investment Grade	Below Investment Grade	Total
Bonds, including LBASS with unrealized loss position less than 20% of amortized cost (1)(2)	$(15,531)	$(1,203)	$(16,734)
Bonds with unrealized loss position greater than or equal to 20% of amortized cost (3)(4)	-	(1,133)	(1,133)

Total unrealized losses	$(15,531)	$(2,336)	$(17,867)

(1)	Below investment grade bonds included $1.2 million that had been in an unrealized loss position for less than twelve months.
(2)

Related to bonds, including LBASS with an unrealized loss position less than 20% of amortized cost, the degree of which suggested that these securities did not pose a high risk of being other-than-temporarily impaired.

(3)	All the below investment grade bonds had been in an unrealized loss position for a period of twelve or more consecutive months.
(4)

Evaluated based on factors such as discounted cash flows and the financial condition and near-term and long-term prospects of the issue or issuer and were determined to have adequate resources to fulfill contract obligations.

Investment grade is defined as a security having an NAIC designation of 1 or 2, a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P Global Ratings, a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. Market prices for certain securities may have credit spreads which imply higher or lower credit quality than the current third-party rating. Unrealized losses on investment grade securities were principally related to an increase in market yields which may include increased risk-free interest rates or wider credit spreads since the time of initial purchase. The unrealized losses are expected to reverse as the securities approach maturity.

LBASS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities’ positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of: (1) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, and (2) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread.

Unrealized losses on common stocks were primarily related to temporary equity market fluctuations of securities that are expected to recover.

As of June 30, 2021, the Company had not made a decision to sell and it was not more likely than not the Company would be required to sell bonds, including LBASS, with unrealized losses before recovery of the amortized cost basis. As of June 30, 2021, the Company had the intent and ability to hold LBASS and common stocks with unrealized losses for a period of time sufficient for them to recover.

Scheduled maturities

The scheduled maturities for bonds, cash equivalents and short-term investments were as follows as of June 30, 2021:

(in thousands)	Statement Value	Fair Value
Due in one year or less	$323,605	$330,870
Due after one year through five years	1,276,917	1,363,403
Due after five years through ten years	1,692,826	1,840,663
Due after ten years	1,145,749	1,403,775

Total	$4,439,097	$4,938,711

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers.

7

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

Net realized capital gains and losses

Net realized capital gains and losses from investment securities including calls consisted of the following:

(in thousands)
Six months ended June 30, 2021	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Bonds	$1,576	$335	$1,241
Preferred stocks	55	-	55
Common stocks	69,552	9,845	59,707
Cash and cash equivalents	5	89	(84)
Short-term investments	-	-	-
Derivatives	242	255	(13)
Other invested assets	130	36	94

	$71,560	$10,560	61,000

Capital gain tax expense			(12,810)
Transferred to IMR			(863)

Total			$47,327

(in thousands)
Six months ended June 30, 2020	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Bonds	$11,620	$3,649	$7,971
Preferred stocks	1	122	(121)
Common stocks	2,261	18,278	(16,017)
Cash and cash equivalents	9	114	(105)
Short-term investments	3	-	3
Derivatives	602	165	437
Other invested assets	8	6,143	(6,135)

	$14,504	$28,471	(13,967)

Capital loss tax benefit			2,933
Transferred to IMR			(6,345)

Total			$(17,379)

Proceeds from sales of bonds, exclusive of calls, maturities and pay downs were $223 million and $251 million for the six months ended June 30, 2021 and 2020, respectively. Gross gains of $229 thousand and $11 million and gross losses of $258 thousand and $3 million, were realized on sales of bonds, exclusive of calls, maturities and pay downs for the six months ended June 30, 2021 and 2020, respectively. In addition, the Company recorded $2 million and $16 million of realized losses due to impaired bonds, preferred stocks, common stocks and limited partnerships for the six months ended June 30, 2021 and 2020, respectively.

Mortgage loans on real estate

The Company’s mortgage loan portfolio consists entirely of commercial mortgage loans, whose current recorded investment was $534 million and $617 million as of June 30, 2021 and December 31, 2020, respectively.

8

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

Loan-backed securities

The Company held LBASS as of June 30, 2021 and 2020. Prepayment assumptions for LBASS were obtained from external sources and, if not available, developed internally. The following table presents the aggregate amortized cost of LBASS before recognized OTTI, the amount of OTTI recognized and the fair value of those securities.

(in thousands)	2021			2020
	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value
OTTI recognized 1st Quarter
Intent to sell	$-	$-	$-	$-	$-	$-
Present value of cash flows expected to be collected is less than the amortized cost basis	-	-	-	70	1	86

OTTI recognized 2nd Quarter
Intent to sell	-	-	-	-	-	-
Present value of cash flows expected to be collected is less than the amortized cost basis	-	-	-	2,177	266	2,017

Total		$-			$267

None of the Company’s LBASS were other-than-temporarily impaired during the first six months of 2021 as a result of the discounted present value of the cash flows expected to be collected being less than the amortized cost. The following LBASS were other-than-temporarily impaired during the first six months of 2020, as a result of the discounted present value of the cash flows expected to be collected being less than amortized cost.

(in thousands)	Book/Adjusted Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value At Time of OTTI	Date of Financial Statement Where Reported
CUSIP
22545DAG2	$70	$69	$1	$69	$86	03/31/2020
46628FAN1	2,177	1,911	266	1,911	2,017	06/30/2020

Total			$267

Securities lending transactions

The fair value of the Company’s cash collateral received in connection with its securities lending program was $2 million and $76 million as of June 30, 2021 and December 31, 2020, respectively.

The following table summarizes the Company’s reinvested cash collateral in connection with its securities lending program:

(in thousands)	June 30, 2021		December 31, 2020
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Open	$3,394	$3,394	$59,021	$59,021
30 days or less	-	-	-	-
91 to 120 days	-	-	18,094	18,093

Total collateral reinvested	$3,394	$3,394	$77,115	$77,114

9

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

Restricted assets

Restricted assets (including pledged) consisted of the following:

($ in thousands)	June 30, 2021
Restricted Asset Category	Total Admitted From Prior Year	Increase/ (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$76,033	$(73,760)	$2,273	-%	-%
Letter stock or securities restricted as to sale - excluding Federal Home Loan Bank (“FHLB”) capital stock	3,289	(827)	2,462	0.1	0.1
On deposit with states	1,966	(2)	1,964	-	-
Collateral pledged for derivatives	645	(234)	411	-	-

Total restricted assets	$81,933	$(74,823)	$7,110	0.1%	0.1%

	December 31, 2020
Restricted Asset Category	Total Admitted From Prior Year	Increase/ (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$157,280	$(81,247)	$76,033	1.2%	1.2%
Letter stock or securities restricted as to sale - excluding FHLB capital stock	3,254	35	3,289	0.1	0.1
On deposit with states	1,977	(11)	1,966	-	-
Collateral pledged for derivatives	259	386	645	-	-

Total restricted assets	$162,770	$(80,837)	$81,933	1.3%	1.3%

The following table summarizes collateral received and reflected as assets within the Company’s General Account financial statements:

(in thousands)	June 30, 2021
Collateral assets	Book/Adjusted Carrying Value (“BACV”)	Fair Value	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$2,273	$2,273	-%	-%
Securities lending	-	-	-	-

Total collateral assets	$2,273	$2273	-%	-%

	December 31, 2020
Collateral assets	BACV	Fair Value	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$74,619	$74,619	1.3%	1.3%
Securities lending	1,414	1,414	-	-

Total collateral assets	$76,033	$76,033	1.3%	1.3%

The Company’s obligations to return collateral assets (General Account) was $2 million and $76 million as of June 30, 2021 and December 31, 2020, respectively and accounted for 0% and 1.5% of the Company’s total liabilities as of June 30, 2021 and December 31, 2020, respectively.

4.       Fair Value Measurements

Fair value is defined, per SSAP No. 100R, Fair Value (“SSAP No. 100R”), as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SSAP No. 100R identified three valuation techniques which are used, either independently or in combination, to determine fair value: (1) market approach; (2) income approach; and (3) cost approach. SSAP No. 100R also contains guidance about observable and unobservable inputs, which are assumptions that market participants would use in pricing an asset or liability. To increase consistency and comparability in fair value measurements, the fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels: 1, 2 and 3. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Certain assets are measured utilizing net asset value (“NAV”) as a practical expedient to determine fair value.

10

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy:

(1)

Specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

(2)

Quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The following tables summarize the Company’s assets and liabilities measured and reported at fair value in the Statements of Financial Position:

(in thousands)	June 30, 2021
Description for each class of asset or liability	(Level 1)	(Level 2)	(Level 3)	NAV	Total
Assets at fair value
Bonds
Industrial and miscellaneous	$-	$-	$1,599	$-	$1,599

Perpetual preferred stock
Industrial and miscellaneous	-	116	-	1,732	1,848

Common stocks
Industrial and miscellaneous	114,544	6	-	6,599	121,149
Mutual funds	41,553	-	-	-	41,553

Total common stocks	156,097	6	-	6,599	162,702

Cash equivalents
Money market mutual funds	27,116	-	-	-	27,116

Derivative assets
Equity and index contracts	-	7,346	-	-	7,346
Foreign currency contracts	-	475	-	-	475
Interest rate contracts	-	-	68	-	68

Total derivative assets	-	7,821	68	-	7,889

Separate Accounts assets	292,625	119,310	11,178	-	423,113

Total assets at fair value	$475,838	$127,253	$12,845	$8,331	$624,267

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$-	$(5,005)	$-	$-	$(5,005)
Foreign currency contracts	-	(324)	-	-	(324)

Total derivative liabilities	-	(5,329)	-	-	(5,329)

Total liabilities at fair value	$-	$(5,329)	$-	$-	$(5,329)

11

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

(in thousands)	December 31, 2020
Description for each class of asset or liability	(Level 1)	(Level 2)	(Level 3)	NAV	Total
Assets at fair value
Bonds
Industrial and miscellaneous	$-	$-	$-	$-	$-
Common stocks
Industrial and miscellaneous	193,156	4	1	6,124	199,285
Mutual funds	49,920	-	-	-	49,920

Total common stocks	243,076	4	1	6,124	249,205

Cash equivalents
Money market mutual funds	69,884	-	-	-	69,884
Derivative assets
Equity and index contracts	-	8,000	-	-	8,000
Foreign currency contracts	-	447	-	-	447
Interest rate contracts	-	-	22	-	22

Total derivative assets	-	8,447	22	-	8,469

Separate Accounts assets	286,750	120,815	16,197	-	423,762

Total assets at fair value	$599,710	$129,266	$16,220	$6,124	$751,320

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$-	$(5,411)	$-	$-	$(5,411)
Foreign currency contracts	-	(397)	-	-	(397)

Total derivative liabilities	-	(5,808)	-	-	(5,808)

Total liabilities at fair value	$-	$(5,808)	$-	$-	$(5,808)

Investments in certain common and preferred stocks measured and reported at NAV in the Statements of Financial Position and presented in the table in Part A1 are generally not redeemable with the issuing corporation and cannot be sold without approval of the managing members. Distributions of income are usually received from the sale of the common stock or the liquidation of the underlying asset or assets of the issuing corporation over the life of these investments, typically 3-7 years. The Company had $21 thousand of remaining commitments to invest in these investments over their remaining lives.

The Company consistently follows its policy for determining when transfers between levels are recognized. The policy about the timing of recognizing transfers into Level 3 is the same as that for recognizing transfers out of Level 3.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Listed below is a summary of the significant valuation techniques for assets and liabilities measured and reported at fair value.

Level 2 measurements

Perpetual preferred and common stocks - The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that are not active.

Derivatives - Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical instruments in markets that are not active. Over-the-counter derivatives, including foreign currency forward contracts, are valued using models that rely on inputs such as interest rate yield curves, implied volatilities, currency rates and credit spreads that are observable for substantially the full term of the contract. The valuation techniques underlying the models are widely accepted in the financial services industry and do not involve significant judgment.

Separate Accounts – Modified guaranteed annuity (“MGA”) products may be supported by corporate bonds, including those that are privately placed, residential mortgage-backed securities (“RMBS”), asset-backed securities (“ABS”) and cash equivalents. The primary inputs to the valuation for public corporate bonds and cash equivalents include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Privately placed corporate bonds are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The primary inputs to the valuation for RMBS and ABS include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads. Certain ABS are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable.

12

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

Level 3 measurements

Bonds - Corporate bonds, including those that are privately placed, are valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Other inputs include an interest rate yield curve, as well as published credit spreads for similar assets that incorporate credit quality and industry sector of the issuer.

Common stocks – The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements.

Derivatives - Interest rate cap agreements are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility. Other primary inputs include interest rate yield curves and credit spreads.

Separate Accounts - MGA products are supported by mortgage loans. The fair value of mortgage loans on real estate is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics using similar types of properties as collateral.

The following tables present the rollforward of Level 3 assets and liabilities measured and reported at fair value:

(in thousands)
Description	Beginning balance as of 01/01/2021	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in net income	Total gains and (losses) included in surplus
Bonds
Industrial and miscellaneous	$-	$1,998	$-	$-	$(462)
Common stocks
Industrial and miscellaneous	1	-	-	287	(142)
Separate Accounts assets	16,197	-	-	(22)	78
Derivatives, net	22	-	-	(68)	72

Total assets and liabilities	$16,220	$1,998	$-	$197	$(454)

(continued) (in thousands)
Description	Purchases	Issuances	Sales	Settlements	Ending balance as of 06/30/2021
Bonds
Industrial and miscellaneous	$63	$-	$-	$-	$1,599
Common stocks
Industrial and miscellaneous	920	-	(1,066)	-	-
Separate Accounts assets	-	-	-	(5,075)	11,178
Derivatives, net	43	-	-	(1)	68

Total assets and liabilities	$1,026	$-	$(1,066)	$(5,076)	$12,845

(in thousands)
Description	Beginning balance as of 01/01/2020	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in net income	Total gains and (losses) included in surplus
Bonds
Industrial and miscellaneous	$-	$-	$-	$-	$-
Common stocks
Industrial and miscellaneous	5,893	-	-	(2)	(266)
Separate Accounts assets	15,125	-	-	21	114
Derivatives, net	44	-	-	10	(20)

Total assets and liabilities	$21,062	$-	$-	$29	$(172)

13

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

(continued) (in thousands)
Description	Purchases	Issuances	Sales	Settlements	Ending balance as of 06/30/2020
Bonds
Industrial and miscellaneous	$-	$-	$-	$-	$-
Common stocks
Industrial and miscellaneous	256	$-	$(254)	$-	$5,627
Separate Accounts assets	6,800	-	-	(97)	21,963
Derivatives, net	8	-	-	(35)	7

Total assets and liabilities	$7,064	$-	$(254)	$(132)	$27,597

Transfers into Level 3 during the first six months of 2021 included securities measured at lower of cost or market and reported at fair value in 2021 and at cost in 2020. There were no transfers into Level 3 during the first six months of 2020. There were no transfers out of Level 3 during the first six months of 2021 or 2020.

Presented below are the aggregate fair value estimates and admitted values of financial instruments. The Company was able to estimate the fair value of all its financial instruments in 2021 and 2020.

Financial assets

(in thousands)	June 30, 2021
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	NAV
Bonds:
Other than LBASS	$4,851,369	$4,356,291	$170,176	$4,659,315	$21,878	$-
LBASS	63,329	58,809	-	53,951	9,378	-
Preferred stocks	1,848	1,848	-	116	-	1,732
Common stocks	162,702	162,702	156,097	6	-	6,599
Mortgage loans on real estate	564,755	534,362	-	-	564,755	-
Cash equivalents	47,115	47,115	47,115	-	-	-
Short-term investments	4,014	3,998	-	4,014	-
Derivatives	7,889	7,889	-	7,821	68	-
Other invested assets:
Unaffiliated surplus notes	10,212	7,591	-	10,212	-	-
Securities lending reinvested collateral	-	-	-	-	-	-
Separate Accounts	423,113	423,113	292,625	119,310	11,178	-

	December 31, 2020
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	NAV
Bonds:
Other than LBASS	$4,719,036	$4,110,700	$102,167	$4,600,139	$16,730	$-
LBASS	69,553	64,340	-	59,466	10,087	-
Preferred stocks	2,236	1,796	-	590	-	1,646
Common stocks	249,205	249,205	243,076	4	1	6,124
Mortgage loans on real estate	644,725	616,560	-	-	644,725	-
Cash equivalents	109,063	109,062	92,383	16,680	-	-
Short-term investments	22,569	22,493	18,497	4,072	-
Derivatives	8,469	8,469	-	8,447	22	-
Other invested assets:
Unaffiliated surplus notes	10,300	7,591	-	10,300	-	-
Securities lending reinvested collateral	1,414	1,414	-	1,414	-	-
Separate Accounts	423,762	423,762	286,750	120,815	16,197	-

The fair value of bonds in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of publicly traded bonds in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Non-publicly traded bonds in Level 2 are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The fair value of municipal bonds in Level 3 not rated by third-party credit rating agencies, but receiving an NAIC designation is based on quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads. The fair value of corporate bonds Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Other inputs for corporate bonds include an interest rate yield curve, as well published credit spreads for

14

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

similar assets that incorporate the credit quality and industry sector of the issuer. The fair value of LBASS in Level 2 is primarily based on valuation models utilizing quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads to determine fair value. Certain LBASS in Level 2 are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable. The fair value of LBASS in Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable.

The fair value of perpetual preferred stocks in Level 2 is based on the valuation methods described earlier in this note. Certain preferred stocks, which do not have readily determinable fair values, and are investments in investment companies are measured utilizing NAV as a practical expedient.

The fair value of common stocks in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of common stock in Levels 2 and 3 is based on the valuation methods described earlier in this note. Certain unaffiliated private common stocks carried at fair value, which do not have readily determinable fair values, and are investments in investment companies that measure their assets at fair value on a recurring basis, are reported utilizing NAV as a practical expedient and are excluded from the fair value hierarchy.

The fair value of mortgage loans on real estate in Level 3 is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral.

The fair value of cash equivalents in Level 1 is based on unadjusted quoted prices or daily quoted net asset values for identical assets in active markets the Company can access. The fair value of short-term investments in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of cash equivalents and short-term investments in Level 2 is based on quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

The fair value of derivatives in Levels 2 and 3 is based on the valuation methods described earlier in this note.

The fair value of unaffiliated surplus notes in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

The fair value of reinvested collateral from securities lending in Level 2 is based on carrying value due to its short-term nature.

The fair value of the assets of the Separate Account in Level 1 is based on actively traded mutual funds that have daily quoted net asset values that are readily determinable for identical assets the Company can access. The fair value of the assets of the Separate Accounts in Levels 2 and 3 is based on the valuation methods described earlier in this note.

Financial liabilities

Presented below are the aggregate fair value estimates and statement values of financial instruments:

(in thousands)	June 30, 2021
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$352,787	$284,572	$-	$-	$352,787	$-
Securities lending collateral	2,273	2,273	-	2,273	-	-
Derivatives	5,329	5,329	-	5,329	-	-

	December 31, 2020
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$385,058	$302,732	$-	$-	$385,058	$-
Securities lending collateral	76,033	76,033	-	76,033	-	-
Derivatives	5,808	5,808	-	5,808	-	-

The fair value of the liability for deposit-type contracts in Level 3 is generally based on the terms of the underlying contracts incorporating current market-based crediting rates for similar contracts that reflect the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using current market-based implied interest rates and reflect the Company’s own credit risk. Fixed annuities are valued at the account value less surrender charges.

The fair value of the liabilities for collateral related to securities lending in Level 2 is based on carrying value due to its short-term nature.

The fair value of derivatives in Level 2 is based on the valuation methods described earlier in this note.

15

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

Off-balance-sheet financial instruments

The contractual amounts of off-balance-sheet financial instruments were as follows:

(in thousands)	June 30, 2021	December 31, 2020
Commitments to invest in limited partnership interests	$87,239	$98,858
Private placement commitments	21	21

5.	Income Taxes

The change in net deferred income tax comprises the following (this analysis is exclusive of nonadmitted assets, as the change in nonadmitted assets is reported separately from the change in net deferred income tax in the Statements of Changes in Capital and Surplus):

(in thousands)	June 30, 2021	December 31, 2020	Change
Total deferred tax assets (“DTAs”)	$111,120	$117,320	$(6,200)
Total deferred tax liabilities (“DTLs”)	46,523	49,370	(2,847)
Net DTAs (DTLs)	$64,597	$67,950	(3,353)

Tax effect of unrealized gains (losses)			2,075
Change in net deferred income tax			(1,278)
Tax effect of nonadmitted assets			131
Change in net deferred income tax relating to the provision			$(1,147)

	June 30, 2020	December 31, 2019	Change
Total DTAs	$116,319	$96,625	$19,694
Total DTLs	36,574	49,226	(12,652)
Net DTAs (DTLs)	$79,745	$47,399	32,346

Tax effect of unrealized gains (losses)			(11,212)
Change in net deferred income tax			21,134
Tax effect of nonadmitted assets			265
Change in net deferred income tax relating to the provision			$21,399

The provision for incurred income taxes were as follows as of June 30:

(in thousands)		2021		2020		Change
Current Income Tax
Federal	$	7,742	$	8,618	$	(876)
Federal income tax on net capital gains		12,810		(2,933)		15,743

Federal and foreign income taxes incurred	$	20,552	$	5,685	$	14,867

The provision for federal income taxes incurred was different from that which would have been obtained by applying the statutory federal income tax rate to income before taxes. The items causing this difference were as follows as of June 30:

($ in thousands)		2021	Effective Tax Rate		2020	Effective Tax Rate
Provision computed at statutory rate	$	22,322	21.0%	$	(14,580)	21.0%
Other		(623)	(0.6)		(1,134)	1.6
Change in net deferred income taxes		(1,147)	(1.1)		21,399	(30.8)

Total statutory income taxes	$	20,552	(19.3)%	$	5,685	(8.2)%

The Company joins the Corporation and its 144 domestic subsidiaries in the filing of a consolidated federal income tax return. The consolidated group has elected under Internal Revenue Code Section 1552(a)(2) to allocate the consolidated federal income tax liability based on each member’s federal income tax liability computed on a separate return basis, except all tax benefits resulting from operating losses and tax credits are allocated to the Company to the extent they can be utilized in the consolidated return.

6.	Capital and Surplus

Capital stock

The Company had 100,000 common shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020. All common shares had a par value of $25 per share. Changes to capital stock are further discussed under subsequent event note 10.

16

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

Unassigned surplus

The components contributing to the cumulative increase or (reduction) of unassigned surplus were as follows:

(in thousands)	June 30, 2021	December 31, 2020
Nonadmitted assets	$(35,996)	$(39,085)
Asset valuation reserve	(143,327)	(137,711)
Net unrealized capital gains (losses) less capital gains tax	112,249	104,445

7.	Liabilities, Contingencies and Assessments

Contingent commitments

Refer to Note 4, Fair Value Measurements – Off-balance-sheet financial instruments, for information regarding contingent commitments to invest.

8.	Reinsurance

The effects of reinsurance on premiums and annuity considerations, and benefits for the six months ended June 30 were as follows:

(in thousands)	2021	2020
Premiums and annuity considerations
Direct	$92,473	$91,675
Assumed	239	188
Ceded:
ALIC	(2,269)	(2,302)
Non-affiliates	(6,572)	(5,339)

Total ceded	(8,841)	(7,641)

Premiums and annuity considerations, net of reinsurance	$83,871	$84,222

(in thousands)	2021	2020
Benefits
Direct	$230,564	$225,989
Assumed	588	340
Ceded:
ALIC	(17,846)	(9,330)
Non-affiliates	(36,976)	(25,827)

Total ceded	(54,822)	(35,157)

Benefits, net of reinsurance	$176,330	$191,172

Reserve credits taken for all reinsurance agreements were $1.64 billion and $1.65 billion as of June 30, 2021 and December 31, 2020, respectively.

9.	Other Items

Scottish Re (U.S.), Inc. (“SRUS”)

On December 14, 2018, the Delaware Insurance Commissioner placed SRUS under regulatory supervision. On March 6, 2019, the Chancery Court of the State of Delaware entered a Rehabilitation and Injunction Order in response to a petition filed by the Insurance Commissioner.

In 2019, ALIC, on behalf of itself and its affiliates including the Company, joined in a joint motion filed on behalf of several affected parties asking the court to allow a specified amount of offsetting claim payments and losses against premiums remitted to SRUS. The motion was resolved by the implementation of a stipulated offset “protocol” that permits cedents to continue to offset claim payments and losses against premiums subject to certain limitations and reservations of rights by the receiver. The Company and ALIC also filed a separate motion related to the reimbursement of claim payments where SRUS is also acting as administrator. This motion resulted in the receiver’s agreement to refund advances made by the Company to SRUS’ administrator from collected premiums. On June 30, 2020, the receiver filed a proposed Plan of Rehabilitation (“Plan”) for consideration by the Court. Following several months of negotiations and discussions with SRUS’ cedents and retrocessionaires, the receiver filed an amended draft Plan on March 16, 2021. The receiver thereafter informed the Court that they would be revising the Plan further, and on July 26, 2021, the receiver filed an outline of anticipated Plan modifications. A revised Plan has not been filed, and no hearing has been scheduled. However, at the instruction of the Court, the receiver and the stakeholders have negotiated a proposed discovery and briefing schedule that is expected to culminate in a final Plan approval hearing during the first half of 2022. The parties are currently awaiting instruction from the Court on the legal standard that will be applied to the Court’s evaluation of the Plan.

The Company continues to monitor SRUS for future developments and will reevaluate its allowance for uncollectible amounts as new information becomes available.

17

 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (UNAUDITED)

 PERIOD ENDED JUNE 30, 2021

Novel Coronavirus Pandemic or COVID-19 (“Coronavirus”)

The Coronavirus resulted in governments worldwide enacting emergency measures to combat the spread of the virus, including travel restrictions, government-imposed shelter-in-place orders, quarantine periods, social distancing and restrictions on large gatherings. These measures have moderated in 2021 as vaccines have become more widely available in the United States. There is no way of predicting with certainty how long the pandemic might last. The Company continues to closely monitor and proactively adapt to developments and changing conditions. Currently, it is not possible to reliably estimate the impact to the Company’s operations, but the effects could be material.

10.	Events Subsequent

Sale of the Company

On January 26, 2021, AIC and Allstate Financial Insurance Holdings Corporation (“AFIHC”) entered into a Stock Purchase Agreement with Everlake US Holdings Company (formerly Antelope US Holdings Company), an affiliate of an investment fund associated with The Blackstone Group Inc. to sell ALIC and certain affiliates. On March 29, 2021, ALIC, AIC, Allstate AIH and AFIHC entered into a Stock Purchase Agreement (“ALNY Purchase Agreement”) with Wilton Reassurance Company (“WRAC”) to sell the Company and Intramerica Life Insurance Company, a wholly owned subsidiary of AFIHC. In September 2021, the Company’s Board of Directors authorized up to 175,000 of new shares of common capital stock at a par value of $25 per share. Under the terms of the ALNY Purchase Agreement, immediately prior to the consummation of the sale of the Company, the Company issued 87,936 of the newly authorized shares to AIH in exchange for $660 million. As of September 30, 2021, necessary state regulatory approvals were received and the sale was completed on October 1, 2021, at which time all of the Company’s shares including the newly authorized shares issued to AIH were sold to WRAC, and WRAC became the parent of the Company and Intramerica Life Insurance Company.

Immediately prior to the sale of the Company, the Company entered into a coinsurance agreement with an affiliate, American Heritage Life (“AHL”). Cash and invested assets in the amount of $20 million, net of a ceding commission from AHL of $16 million, were transferred to AHL. Life and accident and health reserves in the amount of $37 million were ceded to AHL under the agreement. In connection with the coinsurance agreement, a trust agreement among the Company, AHL and Bank of New York Mellon as trustee, in the amount of 100% of the statutory reserves ceded was established with assets qualifying under New York Regulation 114. The existence of the trust allows the Company to report a reserve credit in the amount of the ceded reserves.

Also immediately prior to the sale of the Company, the Company entered into a Reinsurance Termination and Recapture Agreement (“RTRA”) with ALIC. Under the RTRA, the Company recaptured approximately $5 million of reserves representing 100% of the business under two existing reinsurance agreements and terminated a third reinsurance agreement related to reinvestment risk. The termination of the reinsurance agreement that ceded reinvestment related risk on certain structured settlement annuities (“SSAs”) to ALIC resulted in reporting $1.30 billion of asset adequacy reserves on Exhibit 5 since the risk is no longer ceded to ALIC. As prescribed by the NYDFS in accordance with 11 CRR-NY 95.10 of New York Codes, Rules and Regulations, asset adequacy reserves related to certain SSAs are reported in Exhibit 5. The Company received $9 million in cash in settlement of the RTRA with $4 million related to the recaptured business and $5 million related to the settlement of accrued premiums and benefits upon termination of the reinvestment related agreement. Following the termination of the reinvestment related agreement, the Company, ALIC and The Bank of New York agreed to terminate the Credit for Reinsurance Trust Agreement (“Trust”). The Trust was established for the benefit of the Company in connection with the reinvestment related agreement under the provisions of 11 CRR-NY 126 of New York Codes, Rules and Regulations (New York Regulation 114).

The ALNY Purchase Agreement specified that certain investments be sold or transferred prior to the sale closing. The following investment transactions occurred during the third quarter of 2021 with affiliates as part of meeting this requirement:

•	Preferred stocks, common stocks, mortgage loans and other invested assets with fair values of $285 million were transferred to AIC in exchange for cash;
•	Mortgage loans with fair values of $307 million were transferred to ALIC in exchange for mortgage loans, other invested assets and cash;
•	Cash of $19 million was transferred to AHL in exchange for mortgage loans.

Immediately subsequent to the sale of the Company, the Company entered into a coinsurance funds withheld agreement and ceded life and payout annuity policies to WRAC, its parent. The agreement consisted of an initial settlement to WRAC in the amount of $4.59 billion, inclusive of a ceding commission to be paid by the Company of $183 million. A portion of the initial settlement, in the amount of $4.12 billion, remained in a funds withheld account at the Company. Life and annuity reserves in the amount of $4.38 billion were ceded to WRAC under the agreement.

An evaluation of subsequent events was made through October 29, 2021, the date the unaudited statutory-basis financial statements were available to be issued. There were no other significant subsequent events requiring adjustment to or disclosure in the unaudited statutory-basis financial statements.

* * * * * *

18

WRNY’s 2019 Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The following discussion highlights significant factors influencing the financial position and results of operations of Wilton Reassurance Life Company of New York (the Company or WRNY). It should be read in conjunction with the Company’s audited statutory-basis financial statements for the year ended December 31, 2019.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•	For operations: premiums, benefits paid, reserves, expenses, and amounts ceded to reinsurers.
•	For investments: asset portfolio credit quality/experience, net investment income, cash flows, realized capital gains and losses, and unrealized capital gains and losses.
•	For financial condition: surplus levels, risk-based capital ratios, and stress testing of overall capital position.

Application of critical accounting estimates

The financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which differ from accounting principles generally accepted in the United States of America (GAAP).

The preparation of financial statements in conformity with accounting principles prescribed or permitted by the Department requires management to make estimates and assumptions that often involve a significant degree of judgment. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed in the financial statements.

Management believes the critical accounting policies relating to the following areas, which are discussed in more detail below, are most dependent on the application of estimates, assumptions, and judgments:

•	Policy and contract liabilities
•	Investment impairments and fair value measurements
•	Income taxes

Organization

The Company is a stock life insurance company organized in 1955 under the laws of the State of New York, operating predominantly in the individual life business, as well as the group and individual annuity business of the life insurance industry. The Company is licensed in all 50 states, the District of Columbia and the US Virgin Islands, although, historically, its marketing efforts were concentrated in the state of New York. The Company currently has no employees, and it no longer actively writes new primary insurance policies.

The Company is a wholly owned subsidiary of Wilton Reassurance Company (Parent or WRAC), a Minnesota stock life insurance company, which in turn is a wholly owned subsidiary of Wilton Re

U.S. Holdings, Inc. (Wilton Re U.S.), a Delaware general corporation. All but a de minimis portion of the economic interests and 100% of the voting interests of Wilton Re U.S. are held or controlled by Wilton Re U.S. Holdings Trust, an Ontario trust (the Wilton Re Trust). In turn, all economic interests associated with the Wilton Re Trust accrue to Wilton Re Ltd. (WRL or Wilton Re), a non-insurance holding company registered in Nova Scotia, Canada. WRL is deemed the ultimate parent corporation in the Company’s holding company system.

CPP Investments, an AAA-rated, long-term investor with significant capital resources is a strategic owner committed to Wilton Re’s business model and will position Wilton Re for growth and enhance its service offering to clients and policyholders. Combining Wilton Re’s industry-leading expertise in In Force Solutions and middle market insurance services with the capital resources and ratings strength of CPP Investments will further enhance Wilton Re’s competitiveness in the market.

On September 27, 2006, as part of Wilton Re’s stated strategy of acquiring closed blocks of life and fixed annuity business, all of the issued and outstanding capital stock of American Life Insurance Company of New York (ALNY), Utica National Life Insurance Company (Utica National) and the North American Company for Life and Health Insurance of New York (NANY) were acquired by Wilton Re U.S. Wilton Re U.S. immediately thereafter contributed all of the issued and outstanding capital stock of ALNY, Utica National, and NANY to its wholly-owned subsidiary, WRAC.

On September 29, 2006, NANY and Utica National were merged with and into ALNY, with ALNY being the surviving company to the merger. ALNY immediately changed its name to Wilton Reassurance Life Company of New York.

On July 2, 2007, all of the issued and outstanding capital stock of Keystone State Life Insurance Company (Keystone), a Pennsylvania domestic insurance company, was acquired by WRAC and on December 31, 2007, Keystone was merged with and into the Company, with WRNY being the surviving company to the merger.

The Company is party to a services agreement (the Services Agreement) with its affiliate, Wilton Re Services, Inc. (Wilton Re Services), pursuant to which Wilton Re Services provides certain accounting, actuarial and administrative services.

Market Risk

WRNY has exposure to several market risks, including interest rate risk, liquidity and concentration risk, and credit risk. WRNY purchases financial instruments primarily to support its insurance liabilities. WRNY manages its portfolio to balance quality, diversification, asset-liability matching, and investment return. WRNY evaluates its exposure to market risk sensitivity through internally defined modeling of its portfolio performance from various stress scenarios including a double default.

Interest Rate Risk

WRNY is exposed to interest rate risk in two ways. Firstly, sustained low interest rates expose WRNY to spread compression risk on future reinvested assets. Secondly, interest-sensitive liabilities expose WRNY to rising interest rates and the related disintermediation risk.

In general, interest rate risks are monitored and managed under Wilton Re’s Asset-Liability Management Policy. Other control activities include credited rate determination of underlying reinsured policies, crediting rate strategy, and monitoring of lapse rates. Various interest rate sensitivities are run on an annual basis to quantify the impact of adverse interest rate scenarios. Based on the results of these sensitivities, management can decide to take risk-mitigation actions such as hedging, duration matching, etc. as needed.

Liquidity and Concentration Risk

The liquidity of assets held to pay claims to policyholders is a risk to WRNY and to Wilton Re. Wilton Re’s investment risk exposure is mitigated by its prudent investment strategy, adherence to investment policy limits, and monitoring activities. WRNY’s investment portfolio consists primarily of bonds, preferred stock, common stock, policy loans, short-term securities and cash, with over 80% of all bond holdings at investment grade. Impairments have been modest in recent years. Investment risks, including concentration risk, are mitigated and controlled by compliance with the Wilton Re Investment Guidelines.

Wilton Re maintains an appropriate level of liquidity in line with its risk profile. This degree of liquidity allows for unexpected cash needs to be met without forcing the potentially untimely sale of investments. Liquidity ratios are monitored and maintained well within acceptable limits.

Credit Risk

WRNY is exposed to credit risk in two ways. First, WRNY is exposed to investment credit risk, which is addressed above in Liquidity and Concentration Risk. Second, WRNY is exposed to counterparty credit risk to its reinsurers and retrocessionaires, both directly and through inuring reinsurance on acquired blocks of business. This exposure is mitigated through diversification of reinsurance counterparties, careful due diligence and ongoing annual reviews of counterparty creditworthiness, and compliance with relevant controls.

STATUTORY-BASIS BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

	2019	2018
Admitted Assets
Cash and invested assets:
Bonds	$734,126	$756,902
Preferred stocks	34,657	33,913
Mortgage loans on real estate	12,988	-
Cash, cash equivalents, and short-term invstments	13,790	36,482
Policy loans	12,261	12,830
Other invested assets	47,240	18,448

Total cash and invested assets	855,062	858,575

Accrued investment income	6,033	5,941
Deferred and uncollected life premium, net of loading of $0 and $0 at
December 31, 2019 and 2018, respectively	1,569	1,592
Reinsurance recoverable	1,864	2,231
Net deferred tax assets	5,019	3,968
Other assets	1,601	2,424
Separate account assets	749	619

Total admitted assets	$871,897	$875,350

Liabilities
Policy and contract liabilities
Life, annuity and accident & health reserves	$708,439	$724,073
Policy and contract claims	7,950	6,975
Policyholders’ funds	10,072	10,909

Total policy and contract liabilities	726,461	741,957

Other amounts payable on reinsurance	260	342
Interest maintenance reserve	8,587	7,690
Commissions and expense allowances on reinsurance assumed	(104)	(125)
Accounts payable and general expenses due and accrued	11,559	6,547
Current federal income taxes payable	1,462	1,236
Amounts withheld or retained by company as agent or trustee	609	593
Remittances not allocated	(29)	1,016
Asset valuation reserve	8,742	7,105
Reinsurance in unauthorized and certified companies	2,086	2,907
Funds held under reinsurance treaties	3,141	3,181
Payable to parent and affiliates	404	339
Payable for securities	3,463	-
Other liabilities	1,330	1,895
Separate account liabilities	749	619

Total liabilities	768,720	775,302

Capital and surplus
Common stock, $4.55 par value, 1,100,000 shares authorized; issued and outstanding, 550,000 shares	2,503	2,503
Paid-in surplus	71,546	71,546
Unassigned surplus	29,128	25,999

Total capital and surplus	103,177	100,048

Total liabilities and capital and surplus	$871,897	$875,350

Financial Condition

Cash and invested assets

The net decrease in 2019 of $3,513 is primarily due to decreases in bonds of $22,776 and $22,692 of cash and short-term investments, which was used to fund investments in other invested assets and mortgage loans.

Other invested assets increased $28,792 due to investments in various limited partnerships and mortgage loans increased $12,988 due to the purchase of three mortgage loans. These investments are a result of Wilton Re’s Strategic Asset Allocation program which started in 2017. The goal of the SAA program is to invest in a mix of alternative assets to complement the portfolio of investment grade fixed income securities. These alternative assets include preferred stocks, high yield bonds, limited partnerships, and commercial mortgage loans (CMLs). These investments will enhance the investment portfolio’s diversification and result in higher total returns with an asset mix that is more in line with industry peers. The investments will be in conformity with the New York Insurance Code investment limits.

At December 31, 2019, the Company’s investments in bonds and stocks were in a net unrealized gain position of $54,700, an increase of $46,250 from the December 31, 2018 net unrealized gain position of $8,450. The tables below provide additional detail:

	Carrying Value	Gross Unrealized		Fair Value
At December 31, 2019		Gains	Losses

U.S. government and agencies	$33,164	$3,417	$(175)	$36,406
State and political subdivisions	52,344	10,432	-	62,776
Foreign sovereign	3,192	89	-	3,281
Corporate securities	289,540	27,972	(1,091)	316,421
Residential mortgage-backed securities	58,868	3,907	(87)	62,688
Commercial mortgage-backed securities	66,192	5,212	(151)	71,253
Asset backed securities	104,232	6,073	(443)	109,862
Collateralized debt obligations	126,594	1,068	(3,321)	124,341

Total bonds	734,126	58,170	(5,268)	787,028

Preferred stocks	34,657	1,824	(26)	36,455

Total bonds and stocks	$768,783	$59,994	$(5,294)	$823,483

	Carrying Value	Gross Unrealized		Fair Value
At December 31, 2018		Gains	Losses

U.S. government and agencies	$41,732	$1,767	$(584)	$42,915
State and political subdivisions	57,828	6,328	(343)	63,813
Foreign sovereign	3,143	26	(216)	2,953
Corporate securities	302,394	10,615	(10,374)	302,635
Residential mortgage-backed securities	69,013	2,363	(1,187)	70,189
Commercial mortgage-backed securities	82,374	2,039	(1,495)	82,918
Asset backed securities	119,117	3,708	(1,053)	121,772
Collateralized debt obligations	81,301	849	(2,775)	79,375

Total bonds	756,902	27,695	(18,027)	766,570

Preferred stocks	33,913	173	(1,391)	32,695

Total bonds and stocks	$790,815	$27,868	$(19,418)	$799,265

The following tables show gross unrealized losses and fair values of bonds and preferred stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	Less Than 12 Months		12 Months or More		Total
At December 31, 2019	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

U.S. government and agencies	$398	$(2)	$1,826	$(173)	$2,224	$(175)
Corporate securities	9,979	(158)	17,645	(933)	27,624	(1,091)
Residential mortgage-backed securities	8,265	(40)	2	(47)	8,267	(87)
Commercial mortgage-backed securities	3,503	(100)	158	(51)	3,661	(151)
Asset backed securities	13,397	(128)	3,056	(315)	16,453	(443)
Collateralized debt obligations	44,290	(1,371)	40,728	(1,950)	85,018	(3,321)

Total bonds	79,832	(1,799)	63,415	(3,469)	143,247	(5,268)

Preferred stocks	3,538	(26)	-	-	3,538	(26)

Total bonds and stocks	$83,370	$(1,825)	$63,415	$(3,469)	$146,785	$(5,294)

	Less Than 12 Months		12 Months or More		Total
At December 31, 2018	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

U.S. government and agencies	$2,658	$(51)	$13,759	$(533)	$16,417	$(584)
State and political subdivisions	4,644	(291)	447	(52)	5,091	(343)
Foreign sovereign	-		1,927	(216)	1,927	(216)
Corporate securities	167,563	(8,223)	18,462	(2,151)	186,025	(10,374)
Residential mortgage-backed securities	11,938	(480)	17,788	(707)	29,726	(1,187)
Commercial mortgage-backed securities	31,625	(646)	14,947	(849)	46,572	(1,495)
Asset backed securities	38,935	(655)	15,496	(398)	54,431	(1,053)
Collateralized debt obligations	58,267	(2,696)	3,510	(79)	61,777	(2,775)

Total bonds	315,630	(13,042)	86,336	(4,985)	401,966	(18,027)

Preferred stocks	23,104	(1,391)	-	-	23,104	(1,391)

Total bonds and stocks	$338,734	$(14,433)	$86,336	$(4,985)	$425,070	$(19,418)

Impairments

Management regularly reviews the value of the Company’s investments. If the value of any investment falls below its cost basis, the decline is analyzed to determine whether it is an other-than-temporary decline in value. To make this determination for each security, the following is considered:

•	The length of time and extent to which the fair value has been below its cost;

•	The financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential;

•	Management’s intent and ability to hold the security long enough for it to recover its value;

•	Any downgrades of the security by a rating agency; and

•	Any reduction or elimination of dividends, or nonpayment of scheduled interest payments.

Based on that analysis, management uses judgment to determine whether the loss is other-than-temporary. If the loss is other-than-temporary, an impairment charge is recorded within net realized investment gains (losses) in the Statement of Operations in the period the determination is made.

The Company recognized $0 and $38 of other-than-temporary impairments for the years ended December 31, 2019 and 2018, respectively.

The following table illustrates the quality of the Company’s bond and preferred stock portfolios at December 31, 2019 and 2018:

NAIC Rating	2019	2018

NAIC-1	$385,945	$498,621
NAIC-2	241,462	224,542
NAIC-3	93,896	43,212
NAIC-4	12,783	6,442
NAIC-5	40	53
NAIC-6	-	-

Bonds	$734,126	$772,870

P/RP-1	$-	$384
P/RP-2	25,991	22,062
P/RP-3	8,416	10,120
P/RP-4	250	1,347
P/RP-5	-	-
P/RP-6	-	-

Preferred Stocks	$34,657	$33,913

At December 31, 2019 approximately 15.0 percent of the Company’s bonds and preferred stocks (14.5 percent of bonds) held ratings below Class 2, whereas these percentages were 7.6 and 6.4 percent in 2018, respectively.

The Company’s level of investments in below-investment grade bonds could change based on market conditions or changes in management policies. Below-investment grade securities have different characteristics than investment grade securities. Based on historical performance, probability of default by the borrower is significantly greater for below-investment grade securities and in many cases severity of loss is relatively greater as such securities are often subordinated to other indebtedness of the issuer. Also, issuers of below-investment grade securities frequently have higher levels of debt relative to investment grade issuers, hence, all other things being equal, are more sensitive to adverse economic conditions, such as recession or increasing interest rates. The Company attempts to reduce the overall risk related to its investment in below-investment grade securities, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by issuer and/or guarantor and by industry.

Subprime Mortgage Securities

The Company held assets with carrying values of $4,469 and $5,557 and fair values of $4,902 and $5,894 at December 31, 2019 and 2018, respectively, which were classified as subprime. The unrealized losses on this exposure are due to changes in asset values versus exposure to realized losses resulting from receiving less than anticipated cash flows or due to the potential sale of assets to meet future cash flow requirements.

Special deposits

On December 31, 2019 and 2018, included within cash and invested assets, cash and bonds with an admitted asset value of $8,922 and $10,060, respectively, were on deposit with government authorities or their designated custodians as required by law.

Reinsurance recoverable

Amounts recoverable from reinsurers decreased $367 during 2019 to $1,864. Changes are a result of the timing of when benefit payments are approved and processed in relation to year end and, as a consequence, when requests for reimbursement are sent to our reinsurers.

Net deferred tax asset

The Company has net deferred income tax assets of $15,126 at December 31, 2019. Of the net deferred tax asset, $5,019 was admitted based on the Company’s projected income and tax deferred assets expected to be realized within the next three years. The net admitted deferred income tax asset of $5,019 at December 31, 2019 compares to a net admitted deferred inome tax asset of $3,968 at December 31, 2018. As of December 31, 2019, the Company did not have any operating loss carry forwards subject to Section 382 limitations.

Policy and Contract Liabilities

When a life insurance contract is issued, the Company establishes reserves for future benefits to be paid. These reserves are determined primarily in accordance with valuation net premiums based upon statutory mortality and interest rate requirements without consideration of withdrawals. Statutory reserve bases are set at time of issue. WRNY’s life policies are primarily calculated using the 1980 Commissioner’s Standard Ordinary Table of Mortality, 4.0% to 5.5% interest, Commissioner’s Reserve Valuation Method (CRVM) and semi-continuous functions, reflecting business written between 1982 and 2005.

When an annuity contract is issued, the Company establishes reserves for future benefits to be paid. These reserves are determined primarily in accordance with the greatest present value of surrender and annuitization benefits using statutory mortality and interest rate requirements. Statutory reserve bases are set at time of issue. WRNY’s annuity policies are primarily calculated using the 1983-a Table of Annuitant Mortality, 5.0% to 6.0% interest and Commissioners’ Annuity Reserve Valuation Method (CARVM).

The Company is currently in runoff and therefore not issuing new contracts. Reserves reflect the policies in force at the time of the valuation.

Policy and contract liabilities decreased $15,496 in 2019. The decrease is due to a $3,000 decrease in the net asset adequacy reserves resulting from the annual asset adequacy analysis coupled with a decrease related to the normal run-off of the business.

Interest maintenance reserve (IMR)

To protect surplus from investment transactions that occur in reaction to interest rate movements, the IMR captures the realized capital gains and losses resulting from changes in the general level of interest rates. The IMR minimizes the effect this activity has on current year operations by deferring and amortizing such capital gains and losses, net of tax, over the approximate remaining life of the investments sold.

The Company’s reserve increased $897 during 2019 to $8,587 at December 31, 2019. The increase is a result of net realized capital gains offset by normal amortization. During 2019 and 2018, the Company transferred into IMR $2,655 in net realized capital gains and negative $380 in net realized capital losses, respectively, net of taxes.

Current Federal income tax

At December 31, 2019, the Company recorded current taxes payable of $1,462 which increased $226 from $1,236 at December 31, 2018.

The Company, along with its life insurance affiliates, files a consolidated Federal income tax return with its Parent. Inter-company tax balances may be settled annually as the Company makes payments to, or receives payments from, WRAC for the amount the Company would have paid to, or received from, the Internal Revenue Service had it not been a member of the consolidated tax group. The separate company provisions and payments are computed using the tax elections made by WRAC.

Pursuant to NY Circular Letter No. 1979-33 (December 20, 1979), in order to help assure the Company’s enforceable right to recoup federal income taxes in the event of future net losses, the Department has required that an escrow account consisting of assets eligible as an investment for the Company be established and maintained by its parent in an amount equal to the excess of the amount paid by the domestic insurer to the parent for federal income taxes over the actual payment made by the parent to the Internal Revenue Service. Escrow assets may be released to WRAC from the escrow account at such time as the permissible period for loss carrybacks has elapsed. The Company and WRAC established the required escrow agreement effective October 1, 2007. The escrow balance was $330 and $11,700 at December 31, 2019 and December 31, 2018, respectively.

STATUTORY-BASIS STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Premiums and other revenues
Life and annuity premiums	$10,975	$12,182
Considerations for supplementary contracts with life contingencies	409	1,024
Net investment income	43,435	41,541
Amortization of interest maintenance reserve	1,759	1,762
Commissions & expense allowances on reinsurance ceded	1,218	273
Other revenues - net	(555)	(339)

Total premiums and other revenues	57,241	56,443

Benefits paid or provided
Death benefit	9,181	10,525
Annuity benefit	7,734	9,645
Surrender benefit and withdrawals	26,219	27,279
Payment on supplementary contracts with life contingencies	1,322	1,326
Interest and adjustments on contract or deposit-type contract funds	(104)	(1,422)
Changes in life, annuity and accident & health reserves	(15,634)	(11,151)
Other benefits	602	126

Total benefits paid or provided	29,320	36,328

Insurance expenses and other
Commissions and expenses allowances	628	(265)
General insurance expenses	9,226	6,298
Insurance taxes, licenses & fees	1,717	1,229
Net transfer to or (from) separate accounts	(71)	14
Other	(321)	(5)

Total insurance expenses and other	11,179	7,271

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	16,742	12,844

Income tax expenses (benefits)	3,562	3,916

Gain (Loss) from operations before net realized capital gains (losses)	13,180	8,928

Realized capital gains (losses)	(268)	(225)

Net gain (loss) from operations	$12,912	$8,703

Results of Operations

Total benefits paid or provided

Total benefits paid or provided decreased $7,008 in 2019 compared to 2018, resulting from $1,344 in lower death benefits due to improved mortality, $1,911 in lower annuity benefits, $1,060 in lower surrender benefit and withdrawals from policyholder activity and the effect from the normal runoff of business.

The Company establishes additional reserves when the results of its annual asset adequacy analysis indicate the need for such reserves. During 2019, the Company decreased the net asset adequacy reserves $3,000 to $40,000. During 2018, the Company increased the net asset adequacy reserves $1,000 to $43,000.

General insurance expenses

Under the Services Agreement, the Company incurs charges related to employee compensation which includes a Long-Term Incentive Program (LTIP). A vesting period of three to five years applies after which final unit values are determined based on actual performance. The Company has been allocated a share of the expense with the LTIP payable carried as a component of other liabilities and accrued expenses. Once the vesting period is complete and the LTIP awards are paid, the Company’s LTIP payable will be settled with Wilton Re Services. As of December 31, 2019 and 2018, the Company’s payable was $10,791 and $5,741, respectively. For the years ended December 31, 2019 and 2018, included within general insurance expenses are incurred expenses of $5,050 and $3,051, respectively.

STATUTORY-BASIS STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Net cash provided by (used in) operating activities	$(652)	$5,135
Net cash provided by (used in) investing activities	(9,575)	8,574
Net cash provided by (used in) financing activities	(12,465)	(12,039)

Net increase (decrease) in cash, cash equivalents and short-term investments	(22,692)	1,670

Beginning of year	36,482	34,812

End of year	$13,790	$36,482

Cash Flows

Cash provided by (used in) operating activities

Cash used in operations increased $5,787 in 2019 compared to 2018 primarily due to $12,626 decrease in other income received under reinsurance contracts, and a $1,673 increase in general insurance expenses paid; partially offset by a $5,038 decrease in benefits paid and a decrease in Federal income tax paid of $3,002.

Cash provided by (used in) investing activities

Cash provided by investments decreased $18,149 in 2019 compared to 2018 primarily due to an increase in cash used to acquire stocks and other invested assets as part of the SAA program, net of disposition of other investments.

STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Common Stock	Paid-In Surplus	Unassigned Surplus (Deficit)	Total Capital and Surplus

Balance - December 31, 2017	$2,503	$71,546	$11,469	$85,518

Net gain	-	-	8,703	8,703
Change in net unrealized capital gains (losses)	-	-	(179)	(179)
Change in net deferred income tax	-	-	1,910	1,910
Change in nonadmitted assets	-	-	(35)	(35)
Change in liability for reinsurance in unauthorized companies	-	-	13,624	13,624
Change in asset valuation reserve	-	-	(959)	(959)
Dividends to stockholders	-	-	(8,535)	(8,535)

Balance - December 31, 2018	$2,503	$71,546	$25,999	$100,048

Net gain	-	-	12,912	12,912
Change in net unrealized capital gains (losses)	-	-	517	517
Change in net deferred income tax	-	-	997	997
Change in nonadmitted assets	-	-	(475)	(475)
Change in liability for reinsurance in unauthorized companies	-	-	820	820
Change in asset valuation reserve	-	-	(1,637)	(1,637)
Dividends to stockholders	-	-	(10,005)	(10,005)

Balance - December 31, 2019	$2,503	$71,546	$29,128	$103,177

Capital Resources

Change in surplus

During 2019, surplus increased $3,129 to $103,177 primarily as a result of a $12,912 net gain for the year, offset by $10,005 of dividends paid to Parent.

Dividends to stockholders

The Company is subject to statutory regulations of the state of New York. Under these regulations, the maximum amount of dividends which can be paid by a company to shareholders in any twelve month period without prior approval of the New York Department of Financial Services is restricted to the greater of 10% of surplus to policyholders as of the immediately preceding calendar year or net income less realized gains of the preceding year, which may be further limited.

Risk Based Capital Analysis

The following table presents the Company’s total adjusted capital and the authorized control level risk based capital ratio as of December 31, 2019 and 2018:

	2019	2018

Total adjusted capital	$103,177	$100,047
Authorized control level	$12,903	$11,070

RBC Ratio	799.6%	903.8%

Total adjusted capital increased in 2019, primarily due to the aforementioned $12,912 net gain from operations offset by the $10,005 dividend to Parent.

Total authorized control level (ACL) increased in 2019, primarily due to the change of the investment allocation of the investment portfolio.

WRNY’s 2020 Management’s Discussion and Analysis of Financial Condition and Results of Operations (amounts in thousands of US Dollars)

Overview

The following discussion highlights significant factors influencing the financial position and results of operations of Wilton Reassurance Life Company of New York (the Company or WRNY). It should be read in conjunction with the Company’s audited statutory-basis financial statements for the year ended December 31, 2020.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•	For operations: premiums, benefits paid, reserves, expenses, and amounts ceded to reinsurers.
•	For investments: asset portfolio credit quality/experience, net investment income, cash flows, realized capital gains and losses, and unrealized capital gains and losses.
•	For financial condition: surplus levels, risk-based capital ratios, and stress testing of overall capital position.

Application of critical accounting estimates

The financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which differ from accounting principles generally accepted in the United States of America (GAAP).

The preparation of financial statements in conformity with accounting principles prescribed or permitted by the Department requires management to make estimates and assumptions that often involve a significant degree of judgment. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed in the financial statements.

Management believes the critical accounting policies relating to the following areas, which are discussed in more detail below, are most dependent on the application of estimates, assumptions, and judgments:

•	Policy and contract liabilities
•	Investment impairments and fair value measurements
•	Income taxes

Organization

The Company is a stock life insurance company organized in 1955 under the laws of the State of New York, operating predominantly in the individual life business, as well as the group and individual annuity business of the life insurance industry. The Company is licensed in all 50 states, the District of Columbia and the US Virgin Islands, although, historically, its marketing efforts were concentrated in the state of New York. The Company currently has no employees, and it no longer actively writes new primary insurance policies.

The Company is a wholly owned subsidiary of Wilton Reassurance Company (Parent or WRAC), a Minnesota stock life insurance company, which in turn is a wholly owned subsidiary of Wilton Re U.S. Holdings, Inc. (Wilton Re U.S.), a Delaware general corporation. All but a de minimis portion of the economic interests and 100% of the voting interests of Wilton Re U.S. are held or controlled by Wilton Re U.S. Holdings Trust, an Ontario trust (the Wilton Re Trust). In turn, all economic interests associated with the Wilton Re Trust accrue to Wilton Re Ltd. (WRL or Wilton Re), a non-insurance holding company registered in Nova Scotia, Canada. WRL is deemed the ultimate parent corporation in the Company’s holding company system.

CPP Investments, an AAA-rated, long-term investor with significant capital resources is a strategic owner committed to Wilton Re’s business model and will position Wilton Re for growth and enhance its service offering to clients and policyholders. Combining Wilton Re’s industry-leading expertise in In Force Solutions and middle market insurance services with the capital resources and ratings strength of CPP Investments will further enhance Wilton Re’s competitiveness in the market.

On September 27, 2006, as part of Wilton Re’s stated strategy of acquiring closed blocks of life and fixed annuity business, all of the issued and outstanding capital stock of American Life Insurance Company of New York (ALNY), Utica National Life Insurance Company (Utica National) and the North American Company for Life and Health Insurance of New York (NANY) were acquired by Wilton Re U.S. Wilton Re U.S. immediately thereafter contributed all of the issued and outstanding capital stock of ALNY, Utica National, and NANY to its wholly-owned subsidiary, WRAC.

On September 29, 2006, NANY and Utica National were merged with and into ALNY, with ALNY being the surviving company to the merger. ALNY immediately changed its name to Wilton Reassurance Life Company of New York.

On July 2, 2007, all of the issued and outstanding capital stock of Keystone State Life Insurance Company (Keystone), a Pennsylvania domestic insurance company, was acquired by WRAC and on December 31, 2007, Keystone was merged with and into the Company, with WRNY being the surviving company to the merger.

The Company is party to a services agreement (the Services Agreement) with its affiliate, Wilton Re Services, Inc. (Wilton Re Services), pursuant to which Wilton Re Services provides certain accounting, actuarial and administrative services.

Market Risk

WRNY has exposure to several market risks, including interest rate risk, liquidity and concentration risk, and credit risk. WRNY purchases financial instruments primarily to support its insurance liabilities. WRNY manages its portfolio to balance quality, diversification, asset-liability matching, and investment return. WRNY evaluates its exposure to market risk sensitivity through internally defined modeling of its portfolio performance from various stress scenarios including a double default.

Interest Rate Risk

WRNY is exposed to interest rate risk in two ways. Firstly, sustained low interest rates expose WRNY to spread compression risk on future reinvested assets. Secondly, interest-sensitive liabilities expose WRNY to rising interest rates and the related disintermediation risk.

In general, interest rate risks are monitored and managed under Wilton Re’s Asset-Liability Management Policy. Other control activities include credited rate determination of underlying reinsured policies, crediting rate strategy, and monitoring of lapse rates. Various interest rate sensitivities are run on an annual basis to quantify the impact of adverse interest rate scenarios. Based on the results of these sensitivities, management can decide to take risk-mitigation actions such as hedging, duration matching, etc. as needed.

Liquidity and Concentration Risk

The liquidity of assets held to pay claims to policyholders is a risk to WRNY and to Wilton Re. Wilton Re’s investment risk exposure is mitigated by its prudent investment strategy, adherence to investment policy limits, and monitoring activities. WRNY’s investment portfolio consists primarily of bonds, preferred stock, common stock, policy loans, short-term securities and cash, with over 80% of all bond holdings at investment grade. Impairments have been modest in recent years. Investment risks, including concentration risk, are mitigated and controlled by compliance with the Wilton Re Investment Guidelines.

Wilton Re maintains an appropriate level of liquidity in line with its risk profile. This degree of liquidity allows for unexpected cash needs to be met without forcing the potentially untimely sale of investments. Liquidity ratios are monitored and maintained well within acceptable limits.

Credit Risk

WRNY is exposed to credit risk in two ways. First, WRNY is exposed to investment credit risk, which is addressed above in Liquidity and Concentration Risk. Second, WRNY is exposed to counterparty credit risk to its reinsurers and retrocessionaires, both directly and through inuring reinsurance on acquired blocks of business. This exposure is mitigated through diversification of reinsurance counterparties, careful due diligence and ongoing annual reviews of counterparty creditworthiness, and compliance with relevant controls.

STATUTORY-BASIS BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
Admitted Assets
Cash and invested assets:
Bonds	$682,887	$734,126
Preferred stocks	38,792	34,657
Common stocks	595	-
Mortgage loans on real estate	15,363	12,988
Cash, cash equivalents, and short-term invstments	15,886	13,790
Policy loans	11,676	12,261
Other invested assets	81,337	47,240

Total cash and invested assets	846,536	855,062

Accrued investment income	5,516	6,033
Deferred and uncollected life premium, net of loading of $0 and $0 at
December 31, 2020 and 2019, respectively	1,493	1,569
Reinsurance recoverable	13,392	1,864
Net deferred tax assets	5,366	5,019
Other assets	1,661	1,601
Separate account assets	964	749

Total admitted assets	$874,928	$871,897

Liabilities
Policy and contract liabilities
Life, annuity and accident & health reserves	$720,072	$708,439
Policy and contract claims	12,964	7,950
Policyholders’ funds	10,545	10,072

Total policy and contract liabilities	743,581	726,461

Other amounts payable on reinsurance	706	260
Interest maintenance reserve	10,591	8,587
Commissions and expense allowances on reinsurance assumed	(105)	(104)
Accounts payable and general expenses due and accrued	11,700	11,559
Current federal income taxes payable	666	1,462
Amounts withheld or retained by company as agent or trustee	638	609
Remittances not allocated	2,971	(29)
Asset valuation reserve	14,691	8,742
Reinsurance in unauthorized and certified companies	2,220	2,086
Funds held under reinsurance treaties	2,940	3,141
Payable to parent and affiliates	539	404
Payable for securities	-	3,463
Other liabilities	1,604	1,330
Separate account liabilities	964	749

Total liabilities	793,706	768,720

Capital and surplus
Common stock, $4.55 par value, 1,100,000 shares authorized; issued and outstanding, 550,000 shares	2,503	2,503
Paid-in surplus	71,546	71,546
Unassigned surplus	7,173	29,128

Total capital and surplus	81,222	103,177

Total liabilities and capital and surplus	$874,928	$871,897

Financial Condition

Cash and invested assets

During 2020, cash and invested assets decreased $8,526 resulting from a $51,239 decrease in bonds, offset by a $34,097 increase in other invested assets and a $4,135 increase in preferred stock. Mortgage loans on real estate, which mainly comprise loans secured by first mortgages on developed commercial real estate, increased $2,375.

In 2017, Wilton Re implemented a Strategic Asset Allocation (SAA) program to invest in a mix of alternative assets to complement its portfolio of investment grade fixed income securities. These alternative assets include preferred stocks, common stocks, high yield bonds, limited partnerships, and commercial mortgage loans (CMLs). These investments will enhance the investment portfolio’s diversification and result in higher total returns with an asset mix that is more in line with industry peers.

The following table provides the actual activity of the Company’s participation in Wilton Re’s overall SAA program through December 31, 2020 and 2019.

	Activity through
Investment type	2020	2019

Limited partnership commitments	$187,550	$104,300
Limited partnership funding	53,552	26,066
CMLs	15,363	12,988
High yield bonds	124,943	120,590
Preferred stock	32,362	27,722
Common stock	595

The Company invests in limited partnerships based on attractive investment opportunities which can impact the timing of those investments throughout the program. The investments will be in conformity with the New York Insurance Code investment limits.

At December 31, 2020, the Company’s investments in bonds and stocks were in a net unrealized gain position of $66,463, an increase of $11,763 from the December 31, 2019 net unrealized gain position of $54,700. The tables below provide additional detail:

	Carrying Value	Gross Unrealized		Fair Value
At December 31, 2020		Gains	Losses

U.S. government and agencies	$25,508	$5,327	$-	$30,835
State and political subdivisions	45,130	12,865	-	57,995
Foreign sovereign	1,000	148	-	1,148
Corporate securities	287,099	38,927	(1,491)	324,535
Residential mortgage-backed securities	38,816	4,600	(56)	43,360
Commercial mortgage-backed securities	54,892	6,992	(132)	61,752
Asset backed securities	92,381	6,915	(2,239)	97,057
Collateralized debt obligations	138,061	909	(9,222)	129,748

Total bonds	682,887	76,683	(13,140)	746,430

Preferred stocks	38,792	3,029	(109)	41,712
Common stocks	595	-	-	595

Total bonds and stocks	$722,274	$79,712	$(13,249)	$788,737

	Carrying Value	Gross Unrealized		Fair Value
At December 31, 2019		Gains	Losses

U.S. government and agencies	$33,164	$3,417	$(175)	$36,406
State and political subdivisions	52,344	10,432	-	62,776
Foreign sovereign	3,192	89	-	3,281
Corporate securities	289,540	27,972	(1,091)	316,421
Residential mortgage-backed securities	58,868	3,907	(87)	62,688
Commercial mortgage-backed securities	66,192	5,212	(151)	71,253
Asset backed securities	104,232	6,073	(443)	109,862
Collateralized debt obligations	126,594	1,068	(3,321)	124,341

Total bonds	734,126	58,170	(5,268)	787,028

Preferred stocks	34,657	1,824	(26)	36,455

Total bonds and stocks	$768,783	$59,994	$(5,294)	$823,483

The following tables show gross unrealized losses and fair values of bonds, preferred stocks, and common stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2020	Value	Losses	Value	Losses	Value	Losses

Corporate securities	15,475	(747)	6,610	(744)	22,085	(1,491)
Residential mortgage-backed securities	389	(56)	-	-	389	(56)
Commercial mortgage-backed securities	2,950	(53)	125	(79)	3,075	(132)
Asset backed securities	29,143	(1,693)	1,899	(546)	31,042	(2,239)
Collateralized debt obligations	36,811	(1,693)	63,144	(7,529)	99,955	(9,222)

Total bonds	84,768	(4,242)	71,778	(8,898)	156,546	(13,140)
Preferred stocks	3,271	(103)	169	(6)	3,440	(109)

Total bonds and stocks	$88,039	$(4,345)	$71,947	$(8,904)	$159,986	$(13,249)

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2019	Value	Losses	Value	Losses	Value	Losses

U.S. government and agencies	$398	$(2)	$1,826	$(173)	$2,224	$(175)
Corporate securities	9,979	(158)	17,645	(933)	27,624	(1,091)
Residential mortgage-backed securities	8,265	(40)	2	(47)	8,267	(87)
Commercial mortgage-backed securities	3,503	(100)	158	(51)	3,661	(151)
Asset backed securities	13,397	(128)	3,056	(315)	16,453	(443)
Collateralized debt obligations	44,290	(1,371)	40,728	(1,950)	85,018	(3,321)

Total bonds	79,832	(1,799)	63,415	(3,469)	143,247	(5,268)
Preferred stocks	3,538	(26)	-	-	3,538	(26)

Total bonds and stocks	$83,370	$(1,825)	$63,415	$(3,469)	$146,785	$(5,294)

Impairments

Management regularly reviews the value of the Company’s investments. If the value of any investment falls below its cost basis, the decline is analyzed to determine whether it is an other-than-temporary decline in value. To make this determination for each security, the following is considered:

•	The length of time and extent to which the fair value has been below its cost;

•	The financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential;

•	Management’s intent and ability to hold the security long enough for it to recover its value;

•	Valuation guidelines expressed in the applicable Statements of Statutory Accounting Principles;

•	Any downgrades of the security by a rating agency; and

•	Any reduction or elimination of dividends, or nonpayment of scheduled interest payments.

Based on that analysis, management uses judgment to determine whether the loss is other-than-temporary. If the loss is other-than-temporary, an impairment charge is recorded within net realized investment gains (losses) in the Statement of Operations in the period the determination is made.

The Company recognized $622 and $0 of other-than-temporary impairments for the years ended December 31, 2020 and 2019, respectively.

The following table illustrates the quality of the Company’s bond and preferred stock portfolios at December 31, 2020 and 2019:

NAIC Rating	2020	2019

NAIC-1	$314,018	$385,945
NAIC-2	260,729	241,462
NAIC-3	78,573	93,896
NAIC-4	29,387	12,783
NAIC-5	180	40
NAIC-6	-	-

Bonds	$682,887	$734,126

P/RP-1	$922	$-
P/RP-2	28,616	25,991
P/RP-3	9,010	8,416
P/RP-4	244	250
P/RP-5	-	-
P/RP-6	-	-

Preferred Stocks	$38,792	$34,657

At December 31, 2020, approximately 16.3 percent of the Company’s bonds and preferred stocks (15.8 percent of bonds) held ratings below Class 2, whereas these percentages were 15.0 and 14.5 percent in 2019, respectively.

The Company’s level of investments in below-investment grade bonds could change based on market conditions or changes in management policies. Below-investment grade securities have different characteristics than investment grade securities. Based on historical performance, probability of default by the borrower is significantly greater for below-investment grade securities and in many cases severity of loss is relatively greater as such securities are often subordinated to other indebtedness of the issuer. Also, issuers of below-investment grade securities frequently have higher levels of debt relative to investment grade issuers, hence, all other things being equal, are more sensitive to adverse economic conditions, such as recession or increasing interest rates. The Company attempts to reduce the overall risk related to its investment in below-investment grade securities, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by issuer and/or guarantor and by industry.

Subprime Mortgage Securities

The Company held assets with carrying values of $3,603 and $4,469 and fair values of $4,107 and $4,902 at December 31, 2020 and 2019, respectively, which were classified as subprime. Any underlying unrealized losses on this exposure are not due to exposure to realized losses resulting from receiving less than anticipated cash flows or due to the potential sale of assets to meet future cash flow requirements.

Special deposits

On December 31, 2020 and 2019, included within cash and invested assets, cash and bonds with an admitted asset value of $8,944 and $8,922, respectively, were on deposit with government authorities or their designated custodians as required by law.

Reinsurance recoverable

Amounts recoverable from reinsurers increased $11,528 during 2020 to $13,392. Changes are a result of the timing of when benefit payments are approved and processed in relation to year end and, as a consequence, when requests for reimbursement are sent to our reinsurers.

Net deferred tax asset

The Company has net deferred income tax assets of $18,812 at December 31, 2020. Of the net deferred tax asset, $5,366 was admitted based on the Company’s projected income and tax deferred assets expected to be realized within the next three years. The net admitted deferred income tax asset of $5,366 at December 31, 2020 compares to a net admitted deferred income tax asset of $5,019 at December 31, 2019. As of December 31, 2020, the Company did not have any operating loss carry forwards subject to Section 382 limitations.

Policy and Contract Liabilities

When a life insurance contract is issued, the Company establishes reserves for future benefits to be paid. These reserves are determined primarily in accordance with valuation net premiums based upon statutory mortality and interest rate requirements without consideration of withdrawals. Statutory reserve bases are set at time of issue. WRNY’s life policies are primarily calculated using the 1980 Commissioner’s Standard Ordinary Table of Mortality, 4.0% to 5.5% interest, Commissioner’s Reserve Valuation Method (CRVM) and semi-continuous functions, reflecting business written between 1982 and 2005.

When an annuity contract is issued, the Company establishes reserves for future benefits to be paid. These reserves are determined primarily in accordance with the greatest present value of surrender and annuitization benefits using statutory mortality and interest rate requirements. Statutory reserve bases are set at time of issue. WRNY’s annuity policies are primarily calculated using the 1983-a Table of Annuitant Mortality, 5.0% to 6.0% interest and Commissioners’ Annuity Reserve Valuation Method (CARVM).

The Company is currently in runoff and therefore not issuing new contracts. Reserves reflect the policies in force at the time of the valuation.

Policy and contract liabilities increased $17,120 in 2020. The increase is due to an $18,000 increase in the net asset adequacy reserves resulting from the annual asset adequacy analysis, a $5,902 increase in reserves resulting from the strengthening of the reserve valuation basis for its payout annuities and supplementary contracts to the current standard (3.25%, 2012 Individual Annuity Reserving table) reflecting historically low interest rates; offset by a decrease related to the normal run-off of the business.

Current Federal income tax

At December 31, 2020, the Company recorded current taxes payable of $666 which decreased $796 from $1,462 at December 31, 2019.

The Company, along with its US life insurance affiliates, files a consolidated Federal income tax return with its Parent. Inter-company tax balances may be settled annually as the Company makes payments to, or receives payments from, WRAC for the amount the Company would have paid to, or received from, the Internal Revenue Service had it not been a member of the consolidated tax group. The separate company provisions and payments are computed using the tax elections made by WRAC.

Interest maintenance reserve (IMR)

To protect surplus from investment transactions that occur in reaction to interest rate movements, the IMR captures the realized capital gains and losses resulting from changes in the general level of interest rates. The IMR minimizes the effect this activity has on current year operations by deferring and amortizing such capital gains and losses, net of tax, over the approximate remaining life of the investments sold.

The Company’s reserve increased $2,004 during 2020 to $10,591 at December 31, 2020. The increase is a result of net realized capital gains offset by normal amortization. During 2020 and 2019, the Company transferred into IMR $3,809 and $2,655, respectively, in net realized capital gains, net of taxes.

Asset Valuation Reserve (AVR)

The AVR establishes a reserve to offset potential volatility providing a mechanism to absorb unrealized and credit-related realized gains and losses on all invested asset categories excluding cash, policy loans and income receivable.

As the Company adds more assets through the SAA program, the formula driven AVR will tend to increase. The Company’s reserve increased $5,949 during 2020 to $14,691 at December 31, 2020, primarily due to the increase in limited partnerships.

STATUTORY-BASIS STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Premiums and other revenues
Life and annuity premiums	$10,578	$10,975
Considerations for supplementary contracts with life contingencies	1,014	409
Net investment income	42,217	43,435
Amortization of interest maintenance reserve	1,805	1,759
Commissions & expense allowances on reinsurance ceded	934	1,218
Other revenues - net	(330)	(555)

Total premiums and other revenues	56,218	57,241

Benefits paid or provided
Death benefit	12,172	9,181
Annuity benefit	12,552	7,734
Surrender benefit and withdrawals	22,187	26,219
Payment on supplementary contracts with life contingencies	1,404	1,322
Interest and adjustments on contract or deposit-type contract funds	(417)	(104)
Changes in life, annuity and accident & health reserves	7,225	(15,634)
Other benefits	236	602

Total benefits paid or provided	55,359	29,320

Insurance expenses and other
Commissions and expenses allowances	352	628
General insurance expenses	10,407	9,226
Insurance taxes, licenses & fees	1,217	1,717
Net transfer to or (from) separate accounts	(4)	(71)
Other	393	(321)

Total insurance expenses and other	12,365	11,179

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	(11,506)	16,742

Income tax expenses (benefits)	(646)	3,562

Gain (Loss) from operations before net realized capital gains (losses)	(10,860)	13,180

Realized capital gains (losses)	(846)	(268)

Net gain (loss) from operations	$(11,706)	$12,912

Results of Operations

Total premium and other revenues

Total premium and other revenues decreased $1,023 in 2020 compared to 2019, primarily due to $1,218 in lower net investment income as the investment portfolio shifted from bonds to SAA related assets.

Total benefits paid or provided

Total benefits paid or provided increased $26,039 in 2020 compared to 2019, resulting from $2,991 in higher death benefits due to worsening mortality as a result of COVID-19, $4,818 higher annuity benefits, offset by $4,032 of lower surrender benefit and withdrawals from policyholder activity, and the effect from the normal runoff of business.

The Company establishes additional reserves when the results of its annual asset adequacy analysis indicate the need for such reserves. During 2020, the Company increased the net asset adequacy reserves $18,000 to $58,000. During 2019, the Company decreased the net asset adequacy reserves $3,000 to $40,000.

General insurance expenses

Under the Services Agreement, the Company incurs charges related to employee compensation which includes a Long-Term Incentive Program (LTIP). A vesting period of three years applies after which final unit values are determined based on actual performance. The Company has been allocated a share of the expense with the LTIP payable carried as a component of other liabilities and accrued expenses. Once the vesting period is complete and the LTIP awards are paid, the Company’s LTIP payable will be settled with Wilton Re Services. As of December 31, 2020 and 2019, the Company’s payable was $10,958 and $10,791, respectively. For the years ended December 31, 2020 and 2019, included within general insurance expenses are incurred expenses of $6,296 and $5,050, respectively.

The Company settled $6,129 with Wilton Re Services related to vested LTIP awards paid on April 17, 2020.

STATUTORY-BASIS STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Net cash provided by (used in) operating activities	$(15,956)	$(652)
Net cash provided by (used in) investing activities	14,287	(9,575)
Net cash provided by (used in) financing activities	3,765	(12,465)

Net increase (decrease) in cash, cash equivalents and short-term investments	2,096	(22,692)
Beginning of year	13,790	36,482

End of year	$15,886	$13,790

Cash Flows

Cash provided by (used in) operating activities

Cash used in operations increased $15,304 in 2020 compared to 2019 primarily due to a $6,256 increase in expenses paid resulting from LTIP, and a $3,068 increase in benefits paid; partially offset by a decrease in Federal income tax paid of $2,870.

Cash provided by (used in) investing activities

Cash provided by investments increased $23,862 in 2020 compared to 2019 primarily due to an increase in cash from the net disposition of bonds.

Cash provided by (used in) financing activities

Cash provided by financing activities increased $16,230 in 2020 compared 2019 primarily due to a decrease in dividends paid to Parent from $10,005 in 2019 to $0 in 2020, and the normal fluctuations of remittances not allocated and contract holder funds.

STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Common Stock	Paid-In Surplus	Unassigned Surplus (Deficit)	Total Capital and Surplus

Balance - December 31, 2018	$2,503	$71,546	$25,999	$100,048

Net gain	-	-	12,912	12,912
Change in net unrealized capital gains (losses)	-	-	517	517
Change in net deferred income tax	-	-	997	997
Change in nonadmitted assets	-	-	(475)	(475)
Change in liability for reinsurance in unauthorized companies	-	-	820	820
Change in asset valuation reserve	-	-	(1,637)	(1,637)
Dividends to stockholders	-	-	(10,005)	(10,005)

Balance - December 31, 2019	$2,503	$71,546	$29,128	$103,177
Net gain	-	-	(11,706)	(11,706)
Change in net unrealized capital gains (losses)	-	-	1,345	1,345
Change in net deferred income tax	-	-	4,043	4,043
Change in nonadmitted assets	-	-	(3,652)	(3,652)
Change in liability for reinsurance in unauthorized companies	-	-	(134)	(134)
Change in reserve on account of change in valuation basis	-	-	(5,902)	(5,902)
Change in asset valuation reserve	-	-	(5,949)	(5,949)

Balance - December 31, 2020	$2,503	$71,546	$7,173	$81,222

Capital Resources

Change in surplus

During 2020, surplus decreased $21,955 to $81,222 primarily as a result of the $11,706 net loss for the year, a $5,949 increase in asset valuation reserve and the $5,902 increase in reserves on account of a change in valuation basis.

Dividends to stockholders

The Company is subject to statutory regulations of the state of New York. Under these regulations, the maximum amount of dividends which can be paid by a company to shareholders in any twelve month period without prior approval of the New York Department of Financial Services is restricted to the greater of 10% of surplus to policyholders as of the immediately preceding calendar year or net income less realized gains of the preceding year, which may be further limited.

Risk Based Capital Analysis

The following table presents the Company’s total adjusted capital and the authorized control level risk-based capital ratio as of December 31, 2020 and 2019:

	2020	2019

Total adjusted capital	$95,913	$103,177
Authorized control level	$15,426	$12,903

RBC Ratio	621.8%	799.6%

Total adjusted capital decreased in 2020, primarily due to the aforementioned $11,706 net loss.

Total authorized control level (ACL) increased in 2020, primarily due to the change of the investment allocation of the investment portfolio.

WRNY’s June 30, 2021 Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The following discussion highlights significant factors influencing the financial position and results of operations of Wilton Reassurance Life Company of New York (the Company or WRNY). It should be read in conjunction with the Company’s audited statutory-basis financial statements for the year ended December 31, 2020.

The most important factors we monitor to evaluate the financial condition and performance of the Company include:

•	For operations: premiums, benefits paid, reserves, expenses, and amounts ceded to reinsurers.
•	For investments: asset portfolio credit quality/experience, net investment income, cash flows, realized capital gains and losses, and unrealized capital gains and losses.

•	For financial condition: surplus levels, risk-based capital ratios, and stress testing of overall capital position.

Application of critical accounting estimates

The unaudited financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which differ from accounting principles generally accepted in the United States of America (GAAP).

The preparation of financial statements in conformity with accounting principles prescribed or permitted by the Department requires management to make estimates and assumptions that often involve a significant degree of judgment. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed in the financial statements.

Management believes the critical accounting policies relating to the following areas, which are discussed in more detail below, are most dependent on the application of estimates, assumptions, and judgments:

•	Policy and contract liabilities
•	Investment impairments and fair value measurements
•	Income taxes

Organization

The Company is a stock life insurance company organized in 1955 under the laws of the State of New York, operating predominantly in the individual life business, as well as the group and individual annuity business of the life insurance industry. The Company is licensed in all 50 states, the District of Columbia and the US Virgin Islands, although, historically, its marketing efforts were concentrated in the state of New York. The Company currently has no employees, and it no longer actively writes new primary insurance policies.

The Company is a wholly owned subsidiary of Wilton Reassurance Company (Parent or WRAC), a Minnesota stock life insurance company, which in turn is a wholly owned subsidiary of Wilton Re U.S. Holdings, Inc. (Wilton Re U.S.), a Delaware general corporation. All but a de minimis portion of the economic interests and 100% of the voting interests of Wilton Re U.S. are held or controlled by Wilton Re U.S. Holdings Trust, an Ontario trust (the Wilton Re Trust). In turn, all economic interests associated with the Wilton Re Trust accrue to Wilton Re Ltd. (WRL or Wilton Re), a non-insurance holding company registered in Nova Scotia, Canada. WRL is deemed the ultimate parent corporation in the Company’s holding company system.

CPP Investments, an AAA-rated, long-term investor with significant capital resources is a strategic owner committed to Wilton Re’s business model and will position Wilton Re for growth and enhance its service offering to clients and policyholders. Combining Wilton Re’s industry-leading expertise in In Force Solutions and middle market insurance services with the capital resources and ratings strength of CPP Investments will further enhance Wilton Re’s competitiveness in the market.

On September 27, 2006, as part of Wilton Re’s stated strategy of acquiring closed blocks of life and fixed annuity business, all of the issued and outstanding capital stock of American Life Insurance

Company of New York (ALNY), Utica National Life Insurance Company (Utica National) and the North American Company for Life and Health Insurance of New York (NANY) were acquired by Wilton Re U.S. Wilton Re U.S. immediately thereafter contributed all of the issued and outstanding capital stock of ALNY, Utica National, and NANY to its wholly-owned subsidiary, WRAC.

On September 29, 2006, NANY and Utica National were merged with and into ALNY, with ALNY being the surviving company to the merger. ALNY immediately changed its name to Wilton Reassurance Life Company of New York.

On July 2, 2007, all of the issued and outstanding capital stock of Keystone State Life Insurance Company (Keystone), a Pennsylvania domestic insurance company, was acquired by WRAC and on December 31, 2007, Keystone was merged with and into the Company, with WRNY being the surviving company to the merger.

The Company is party to a services agreement (the Services Agreement) with its affiliate, Wilton Re Services, Inc. (Wilton Re Services), pursuant to which Wilton Re Services provides certain accounting, actuarial and administrative services.

Market Risk

WRNY has exposure to several market risks, including interest rate risk, liquidity and concentration risk, and credit risk. WRNY purchases financial instruments primarily to support its insurance liabilities. WRNY manages its portfolio to balance quality, diversification, asset-liability matching, and investment return. WRNY evaluates its exposure to market risk sensitivity through internally defined modeling of its portfolio performance from various stress scenarios including a double default.

Interest Rate Risk

WRNY is exposed to interest rate risk in two ways. Firstly, sustained low interest rates expose WRNY to spread compression risk on future reinvested assets. Secondly, interest-sensitive liabilities expose WRNY to rising interest rates and the related disintermediation risk.

In general, interest rate risks are monitored and managed under Wilton Re’s Asset-Liability Management Policy. Other control activities include credited rate determination of underlying reinsured policies, crediting rate strategy, and monitoring of lapse rates. Various interest rate sensitivities are run on an annual basis to quantify the impact of adverse interest rate scenarios. Based on the results of these sensitivities, management can decide to take risk-mitigation actions such as hedging, duration matching, etc. as needed.

Liquidity and Concentration Risk

The liquidity of assets held to pay claims to policyholders is a risk to WRNY and to Wilton Re. Wilton Re’s investment risk exposure is mitigated by its prudent investment strategy, adherence to investment policy limits, and monitoring activities. WRNY’s investment portfolio consists primarily of bonds, preferred stock, common stock, policy loans, short-term securities and cash, with over 80% of all bond holdings at investment grade. Impairments have been modest in recent years. Investment risks, including concentration risk, are mitigated and controlled by compliance with the Wilton Re Investment Guidelines.

Wilton Re maintains an appropriate level of liquidity in line with its risk profile. This degree of liquidity allows for unexpected cash needs to be met without forcing the potentially untimely sale of investments. Liquidity ratios are monitored and maintained well within acceptable limits.

Credit Risk

WRNY is exposed to credit risk in two ways. First, WRNY is exposed to investment credit risk, which is addressed above in Liquidity and Concentration Risk. Second, WRNY is exposed to counterparty credit risk to its reinsurers and retrocessionaires, both directly and through inuring reinsurance on acquired blocks of business. This exposure is mitigated through diversification of reinsurance counterparties, careful due diligence and ongoing annual reviews of counterparty creditworthiness, and compliance with relevant controls.

STATUTORY-BASIS BALANCE SHEETS (unaudited)

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020

	2021	2020
Admitted Assets
Cash and invested assets:
Bonds	$658,566	$682,887
Preferred stocks	43,690	38,792
Common stocks	3,832	595
Mortgage loans on real estate	15,121	15,363
Cash, cash equivalents, and short-term invstments	16,264	15,886
Policy loans	11,283	11,676
Other invested assets	112,045	81,337

Total cash and invested assets	860,801	846,536

Accrued investment income	5,359	5,516
Deferred and uncollected life premium, net of loading of $0 and $0 at June 30, 2021 and December 31, 2020, respectively	531	1,493
Reinsurance recoverable	11,577	13,392
Net deferred tax assets	3,995	5,366
Other assets	1,901	1,662
Separate account assets	964	964

Total admitted assets	$885,128	$874,928

Liabilities
Policy and contract liabilities
Life, annuity and accident & health reserves	$710,459	$720,072
Policy and contract claims	16,067	12,964
Policyholders’ funds	10,958	10,545

Total policy and contract liabilities	737,484	743,581

Other amounts payable on reinsurance	237	706
Interest maintenance reserve	11,210	10,591
Commissions and expense allowances on reinsurance assumed	(109)	(105)
Accounts payable and general expenses due and accrued	10,696	11,700
Current federal income taxes payable	1,118	666
Amounts withheld or retained by company as agent or trustee	652	638
Remittances not allocated	2,227	2,971
Asset valuation reserve	19,666	14,691
Reinsurance in unauthorized and certified companies	3,406	2,220
Funds held under reinsurance treaties	7,470	2,940
Payable to parent and affiliates	707	539
Payable for securities	1,108	-
Other liabilities	1,586	1,606
Separate account liabilities	964	964

Total liabilities	798,422	793,706

Capital and surplus
Common stock, $4.55 par value, 1,100,000 shares authorized; issued and outstanding, 550,000 shares	2,503	2,503
Paid-in surplus	71,546	71,546
Unassigned surplus	12,657	7,173

Total capital and surplus	86,706	81,222

Total liabilities and capital and surplus	$885,128	$874,928

Financial Condition

Cash and invested assets

During the six months ended June 30, 2021, cash and invested assets increased $14,265 resulting from a $30,708 increase in other invested assets, $4,898 increase in preferred stock, and $3,237 increase in common stock offset by a $24,321 decrease in bonds. Mortgage loans on real estate, which mainly comprise loans secured by first mortgages on developed commercial real estate, were flat.

In 2017, Wilton Re implemented a Strategic Asset Allocation (SAA) program to invest in a mix of alternative assets to complement its portfolio of investment grade fixed income securities. These alternative assets include preferred stocks, common stocks, high yield bonds, limited partnerships, and commercial mortgage loans (CMLs). These investments will enhance the investment portfolio’s diversification and result in higher total returns with an asset mix that is more in line with industry peers.

The following table provides the actual activity of the Company’s participation in Wilton Re’s overall SAA program through June 30, 2021 and December 31, 2020.

	Activity through
Investment type	2021	2020

Limited partnership commitments	$208,880	$187,550
Limited partnership funding	78,740	53,552
CMLs	15,121	15,363
High Yield bonds	128,071	124,943
Preferred stock	36,041	32,362
Common stock	3,796	595

The Company invests in limited partnerships based on attractive investment opportunities which can impact the timing of those investments throughout the program. The investments will be in conformity with the New York Insurance Code investment limits.

At June 30, 2021, the Company’s investments in bonds and stocks were in a net unrealized gain position of $68,719, an increase of $2,256 from the December 31, 2020, net unrealized gain position of $66,463. The table below provides additional detail:

	Carrying Value	Gross Unrealized		Fair Value
At June 30, 2021		Gains	Losses

U.S. government and agencies	$24,189	$4,307	$-	$28,496
State and political subdivisions	45,091	12,185	-	57,276
Foreign sovereign	1,000	124	-	1,124
Corporate securities	280,322	33,824	(1,073)	313,073
Residential mortgage-backed securities	32,748	3,636	(44)	36,340
Commercial mortgage-backed securities	54,135	6,536	(94)	60,577
Asset backed securities	83,575	6,035	(1,449)	88,161
Collateralized debt obligations	137,506	4,909	(3,652)	138,763

Total bonds	658,566	71,556	(6,312)	723,810

Preferred stocks	43,690	3,522	(47)	47,165
Common stocks	3,832	3	(3)	3,832

Total bonds and stocks	$706,088	$75,081	$(6,362)	$774,807

	Carrying Value	Gross Unrealized		Fair Value
At December 31, 2020		Gains	Losses

U.S. government and agencies	$25,508	$5,327	$-	$30,835
State and political subdivisions	45,130	12,865	-	57,995
Foreign sovereign	1,000	148	-	1,148
Corporate securities	287,099	38,927	(1,491)	324,535
Residential mortgage-backed securities	38,816	4,600	(56)	43,360
Commercial mortgage-backed securities	54,892	6,992	(132)	61,752
Asset backed securities	92,381	6,915	(2,239)	97,057
Collateralized debt obligations	138,061	909	(9,222)	129,748

Total bonds	682,887	76,683	(13,140)	746,430

Preferred stocks	38,792	3,029	(109)	41,712
Common stocks	595	-	-	595

Total bonds and stocks	$722,274	$79,712	$(13,249)	$788,737

The following table shows gross unrealized losses and fair values of bonds, preferred stocks, and common stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At June 30, 2021	Value	Losses	Value	Losses	Value	Losses

Corporate securities	$8,122	$(418)	$10,117	$(655)	$18,239	$(1,073)
Residential mortgage-backed securities	122	(44)	-	-	122	(44)
Commercial mortgage-backed securities	13		109	(94)	122	(94)
Asset backed securities	12,667	(96)	12,419	(1,353)	25,086	(1,449)
Collateralized debt obligations	16,387	(221)	53,485	(3,431)	69,872	(3,652)

Total bonds	37,311	(779)	76,130	(5,533)	113,441	(6,312)

Preferred stocks	2,225	(37)	139	(10)	2,364	(47)
Common stocks	592	(3)	-	-	592	(3)

Total bonds and stocks	$40,128	$(819)	$76,269	$(5,543)	$116,397	$(6,362)

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2020	Value	Losses	Value	Losses	Value	Losses

Corporate securities	$15,475	$(747)	$6,610	$(744)	$22,085	$(1,491)
Residential mortgage-backed securities	389	(56)	-	-	389	(56)
Commercial mortgage-backed securities	2,950	(53)	125	(79)	3,075	(132)
Asset backed securities	29,143	(1,693)	1,899	(546)	31,042	(2,239)
Collateralized debt obligations	36,811	(1,693)	63,144	(7,529)	99,955	(9,222)

Total bonds	84,768	(4,242)	71,778	(8,898)	156,546	(13,140)

Preferred stocks	3,271	(103)	169	(6)	3,440	(109)

Total bonds and stocks	$88,039	$(4,345)	$71,947	$(8,904)	$159,986	$(13,249)

Impairments

Management regularly reviews the value of the Company’s investments. If the value of any investment falls below its cost basis, the decline is analyzed to determine whether it is an other-than-temporary decline in value. To make this determination for each security, the following is considered:

•	The length of time and extent to which the fair value has been below its cost.

•	The financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential.

•	Management’s intent and ability to hold the security long enough for it to recover its value.

•	Valuation guidelines expressed in the applicable Statements of Statutory Accounting Principles.

•	Any downgrades of the security by a rating agency; and

•	Any reduction or elimination of dividends, or nonpayment of scheduled interest payments.

Based on that analysis, management uses judgment to determine whether the loss is other-than-temporary. If the loss is other-than-temporary, an impairment charge is recorded within net realized investment gains (losses) in the Statement of Operations in the period the determination is made.

The Company recognized $0 and $23 of other-than-temporary impairments for the six-months ended June 30, 2021 and June 30, 2020, respectively.

The following table illustrates the quality of the Company’s bond and preferred stock portfolios at June 30, 2021 and December 31, 2020:

NAIC Rating	2021	2020

NAIC-1	$285,626	$314,018
NAIC-2	257,579	260,729
NAIC-3	87,188	78,573
NAIC-4	26,789	29,387
NAIC-5	1,384	180
NAIC-6	-	-

Bonds	$658,566	$682,887

P/RP-1	$1,240	$922
P/RP-2	31,909	28,616
P/RP-3	9,151	9,010
P/RP-4	1,390	244
P/RP-5	-	-
P/RP-6	-	-

Preferred Stocks	$43,690	$38,792

At June 30, 2021, approximately 17.9 percent of the Company’s bonds and preferred stock (17.5 percent of bonds) held ratings below Class 2, whereas these percentages were 16.3 and 15.8 percent at December 31, 2020, respectively.

The Company’s level of investments in below-investment grade bonds could change based on market conditions or changes in management policies. Below-investment grade securities have different characteristics than investment grade securities. Based on historical performance, probability of default by the borrower is significantly greater for below-investment grade securities and in many cases severity of loss is relatively greater as such securities are often subordinated to other indebtedness of the issuer. Also, issuers of below-investment grade securities frequently have higher levels of debt relative to investment grade issuers, hence, all other things being equal, are more sensitive to adverse economic conditions, such as recession or increasing interest rates. The Company attempts to reduce the overall risk related to its investment in below-investment grade securities, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by issuer and/or guarantor and by industry.

Subprime Mortgage Securities

The Company held assets with carrying values of $3,200 and $3,600 and fair values of $3,700 and $4,100 at June 30, 2021, and December 31, 2020, respectively, which were classified as subprime. Any underlying unrealized losses on this exposure are not due to exposure to realized losses resulting from receiving less than anticipated cash flows or due to the potential sale of assets to meet future cash flow requirements.

Special deposits

On June 30, 2021 and December 31, 2020, included within cash and invested assets, cash and bonds with an admitted asset value of $8,956 and $8,944, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

Reinsurance recoverable

Amounts recoverable from reinsurers decreased $1,815 in the first six months of 2021 to $11,577. Changes are a result of the timing of when benefit payments are approved and processed in relation to year end and, consequently, when requests for reimbursement are sent to our reinsurers.

Net deferred tax asset

The Company had net deferred tax assets of $17,713 on June 30, 2021. Of the net deferred tax asset, $3,995 was admitted based on the Company’s projected income and tax deferred assets expected to be realized within the next three years. The net admitted deferred tax asset of $3,995 at June 30, 2021, compares to a net admitted deferred tax asset of $5,366 at December 31, 2020. As of June 30, 2021, the Company did not have any operating loss carry forwards subject to Section 382 limitations.

Policy and Contract Liabilities

When a life insurance contract is issued, the Company establishes reserves for future benefits to be paid. These reserves are determined primarily in accordance with valuation net premiums based upon statutory mortality and interest rate requirements without consideration of withdrawals. Statutory reserve bases are set at time of issue. WRNY’s life policies are primarily calculated using the 1980 Commissioner’s Standard Ordinary Table of Mortality, 4.0% to 5.5% interest, Commissioner’s Reserve Valuation Method (CRVM) and semi-continuous functions, reflecting business written between 1982 and 2005.

When an annuity contract is issued, the Company establishes reserves for future benefits to be paid. These reserves are determined primarily in accordance with the greatest present value of surrender and annuitization benefits using statutory mortality and interest rate requirements. Statutory reserve bases are set at time of issue. WRNY’s annuity policies are primarily calculated using the 1983-a Table of Annuitant Mortality, 5.0% to 6.0% interest and Commissioners’ Annuity Reserve Valuation Method (CARVM).

The Company is currently in runoff and therefore not issuing new contracts. Reserves reflect the policies in force at the time of the valuation.

Policy and contract liabilities decreased $6,097 in the first six months of 2021. The decrease is due to a $9,613 decrease in reserves resulting primarily from the normal run-off of the business; partially offset by a $3,103 increase in policy and contract claim liabilities due to the timing of claim payments.

Current Federal income tax

At June 30, 2021, the Company recorded current taxes payable of $1,118, which increased by $452 from $666 current taxes payable at December 31, 2020.

The Company, along with its US life insurance affiliates, files a consolidated Federal income tax return with its Parent. Inter-company tax balances may be settled annually as the Company makes payments to, or receives payments from, WRAC for the amount the Company would have paid to, or received from, the Internal Revenue Service had it not been a member of the consolidated tax group. The separate company provisions and payments are computed using the tax elections made by WRAC.

Interest maintenance reserve (IMR)

To protect surplus from investment transactions that occur in reaction to interest rate movements, the IMR captures the realized capital gains and losses resulting from changes in the general level of interest rates. The IMR minimizes the effect this activity has on current year operations by deferring and amortizing such capital gains and losses, net of tax, over the approximate remaining life of the investments sold.

The Company’s reserve increased $620 during the first six months of 2021 to $11,210 at June 30, 2021. The increase is a result of net realized capital gains offset by normal amortization. During the first six months of 2021 and 2020, the Company transferred into IMR $1,508 and $1,325, respectively, in net realized capital gains, net of taxes.

Asset valuation reserve (AVR)

The AVR establishes a reserve to offset potential volatility providing a mechanism to absorb unrealized and credit-related realized gains and losses on all invested asset categories excluding cash, policy loans and income receivable.

As the Company adds more assets through the SAA program, the formula driven AVR will tend to increase. The Company’s reserve increased $4,975 during the first six months of 2021 to $19,666 at June 30, 2021 due to the increase in limited partnerships.

STATUTORY-BASIS STATEMENTS OF OPERATIONS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	2021	2020
Premiums and other revenues
Life and annuity premiums	$4,705	$5,870
Considerations for supplementary contracts with life contingencies	1,080	698
Net investment income	24,688	19,929
Amortization of interest maintenance reserve	888	816
Commissions & expense allowances on reinsurance ceded	622	430
Other revenues - net	(65)	(70)

Total premiums and other revenues	31,918	27,673

Benefits paid or provided
Death benefit	4,716	7,501
Annuity benefit	9,023	8,174
Surrender benefit and withdrawals	10,227	12,833
Payment on supplementary contracts with life contingencies	769	751
Interest and adjustments on contract or deposit-type contract funds	(220)	80
Changes in life, annuity and accident & health reserves	(9,613)	(8,667)
Other benefits	311	226

Total benefits paid or provided	15,213	20,898

Insurance expenses and other
Commissions and expenses allowances	349	188
General insurance expenses	4,374	5,589
Insurance taxes, licenses & fees	943	553
Net transfer to or (from) separate accounts	5	(19)
Other	(5)	417

Total insurance expenses and other	5,666	6,728

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	11,039	47

Income tax expenses (benefits)	843	(544)

Gain (Loss) from operations before net realized capital gains (losses)	10,196	591

Realized capital gains (losses)	381	(140)

Net gain (loss) from operations	10,577	451

Analysis of revenues

Total premium and other revenues

Total premium and other revenues increased $4,245 in the first six months of 2021 compared to the first six months of 2020, primarily due to $4,759 in higher net investment income, $382 in higher considerations for supplementary contracts with life contingencies, and $192 in lower commissions & expense allowances on reinsurance ceded, partially offset by $1,165 in lower life and annuity premiums.

Life and annuity premiums

Premiums represent revenues generated from traditional life insurance, accident and health insurance products. Premiums decreased $1,165 in the first six months of 2021 compared to the first six months of 2020, primarily due to the normal runoff of business.

Net Investment Income

Net investment income increased $4,759 in the first six months of 2021 compared to the first six months of 2020 primarily due to a larger proportion of investments, year-over-year resulting from the SAA program, in limited partnerships which yielded higher returns, relative to the overall asset portfolio.

Total benefits paid or provided

Total benefits paid or provided decreased $5,686 in first six months of 2021 compared to the first six months of 2020, primarily due to $2,785 in lower death benefits due to improved mortality, $2,606 lower surrender benefit and withdrawals from policyholder activity and the effect from the normal runoff of business.

Total insurance expenses and other

Total insurance expenses and other decreased $1,062 in the first six months of 2021 compared to the first six months of 2020, primarily due to $1,215 lower general insurance expenses, $422 decrease in other expenses, partially offset by $391 higher insurance taxes, licenses & fees and $161 increase in commissions and general expense.

General insurance expenses

Under the Services Agreement, the Company incurs charges related to employee compensation which includes a Long-Term Incentive Program (LTIP). A vesting period of three years applies after which final unit values are determined based on actual performance. The Company has been allocated a share of the expense with the LTIP payable carried as a component of other liabilities and accrued expenses. Once the vesting period is complete and the LTIP awards are paid, the Company’s LTIP payable will be settled with Wilton Re Services. As of June 30, 2021 and December 31, 2020, the Company’s payable was $10,031 and $10,958, respectively. For the six months ended June 30, 2021 and June 30, 2020, included within commissions and general insurance expenses are incurred expenses of $1,966 and $3,165, respectively.

The Company settled $2,893 and $6,129 with Wilton Re Services related to vested LTIP awards paid on April 9, 2021 and April 17, 2020, respectively.

STATUTORY-BASIS STATEMENTS OF CASH FLOWS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND JUNE 30, 2020

	2021	2020
Net cash provided by (used in) operating activities	$1,791	$(10,724)
Net cash provided by (used in) investing activities	(5,693)	5,404
Net cash provided by (used in) financing activities	4,280	5,600

Net increase (decrease) in cash, cash equivalents and short-term investments	378	280

Beginning of period	15,886	13,790

End of period	$16,264	$14,070

Cash flows

Cash provided by (used in) operating activities

Cash provided by operations increased $12,515 in the first six months of 2021 compared to the first six months of 2020 primarily due to a $3,397 decrease in other amounts receivable from reinsurance contracts, a $3,355 increase in net investment income received, lower LTIP expenses paid of $3,256, and $2,343 in lower benefits paid.

Cash provided by (used in) investing activities

Cash provided by investments decreased $11,097 in the first six months of 2021 compared to the first six months of 2020 primarily due to an increase in cash used to acquire stocks and other invested assets as part of the SAA program, net of disposition of other investments.

Cash provided by (used in) financing activities

Cash provided by financing activities decreased $1,320 in the first six months of 2021 compared to the first six months of 2020 due to the normal fluctuations of remittances not allocated and contract holder funds.

STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND JUNE 30, 2020

	Common Stock	Paid-In Surplus	Unassigned Surplus (Deficit)	Total Capital and Surplus

Balance - December 31, 2019	$2,503	$71,546	$29,128	$103,177

Net Gain	-	-	451	451
Change in net unrealized capital gains (losses)	-	-	(1,719)	(1,719)
Change in net deferred income tax	-	-	(48)	(48)
Change in nonadmitted assets	-	-	(975)	(975)
Change in liability for reinsurance in unauthorized companies	-	-	(210)	(210)
Change in asset valuation reserve	-	-	(1,393)	(1,393)

Net change in surplus for the period	-	-	(3,894)	(3,894)

Balance - June 30, 2020	$2,503	$71,546	$25,234	$99,283

Balance - December 31, 2020	$2,503	$71,546	$7,173	$81,222

Net Gain	-	-	10,577	10,577
Change in net unrealized capital gains (losses)	-	-	2,277	2,277
Change in net deferred income tax	-	-	(493)	(493)
Change in nonadmitted assets	-	-	(716)	(716)
Change in liability for reinsurance in unauthorized companies	-	-	(1,186)	(1,186)
Change in asset valuation reserve	-	-	(4,975)	(4,975)

Net change in surplus for the period	-	-	5,484	5,484

Balance - June 30, 2021	$2,503	$71,546	$12,657	$86,706

Capital Resources

Changes in surplus

During the first six months of 2021, surplus increased $5,484 primarily resulting from the net gain from operations offset by the net increase in the AVR driven by the investment in SAA related assets.

Dividends to stockholders

The Company is subject to statutory regulations of the state of New York. Under these regulations, the maximum amount of dividends which can be paid by a company to shareholders in any twelve-month period without prior approval of the New York Department of Financial Services is restricted to the greater of 10% of surplus to policyholders as of the immediately preceding calendar year or net income less realized gains of the preceding year, which may be further limited. WRNY cannot pay dividends in 2021 without prior regulatory approval.

The Company paid no dividends to its stockholder during the first six months of 2021 or during the year of 2020.

Risk Based Capital Analysis

The National Association of Insurance Commissioners (NAIC) refers to Risk-Based Capital (RBC) as a method of measuring the minimum amount of capital appropriate for a reporting entity to support its overall business operations in consideration of its size and risk profile. It requires a company with a higher amount of risk to hold a higher amount of capital providing a cushion against insolvency. RBC is intended to be a minimum regulatory capital standard and not necessarily the full amount of capital that an insurer would want to hold to meet its safety and competitive objectives. In addition, RBC is not designed to be used as a stand-alone tool in determining financial solvency of an insurance company; rather it is one of the tools that give regulators legal authority to monitor and take control of an insurance company if necessary.

The following charts the Company’s total adjusted capital and the authorized control level RBC ratio as of June 30, 2021 and December 31, 2020:

	2021	2020	$ Change	% Change

Total adjusted capital	$106,371	$95,913	$10,458	10.9%
Authorized control level	$17,481	$15,426	$2,055	13.3%

RBC Ratio	608.5%	621.8%		(2.1)%

Total authorized control level (ACL) increased from December 31, 2020, to June 30, 2021, primarily due to the change of the investment allocation of the investment portfolio, notably the increase in other invested assets as a result of the SAA program.

Directors, Executive Officers, Promoters and Control Persons

Identification of Directors and Executive Officers

Name	Age	Position
Michael E. Fleitz	61	Director and Chairman of the Board
Dmitri Ponomarev	45	Director and Vice Chairman
Perry H. Braun	60	Director, Senior Vice President, Chief Investment Officer
Scott Sheefel	45	Director, President
Steven D. Lash	56	Director, Senior Vice President, Chief Financial Officer
John P. Schreiner*	67	Director
David Overbeeke*	60	Director
John J. Quinn*	73	Director
Robert Deutsch*	62	Director
Mark R. Sarlitto	64	Senior Vice President, General Counsel, Secretary
Enrico Treglia	56	Senior Vice President, Chief Operating Officer
Robert Fahr	51	Vice President, Controller

*    Outside Directors

Mike Fleitz

Mike Fleitz is Co-Chief Executive Officer of Wilton Re. and was previously Chief Executive Officer, and Chief Financial Officer of Wilton U.S. Prior to joining Wilton Re in 2005, Mr. Fleitz was a partner at PricewaterhouseCoopers LLP. While at PricewaterhouseCoopers, Mr. Fleitz spent 22 years focused on the insurance industry. His experience includes financial reporting, public offerings, internal controls and risk management. Mr. Fleitz holds a B.S. in Business Administration from Miami University and is a Certified Public Accountant.

Dmitri Ponomarev

Dmitri Ponomarev is Co-Chief Executive Officer of Wilton Re, and was previously Deputy CEO, Wilton Re U.S. His prior positions at Wilton Re include Senior Vice President of Business Development, and Vice President of New Business and Underwriting. Before joining Wilton Re in 2015, Mr. Ponomarev worked in the Financial Institutions Group of Investment Banking Division as well as Credit Risk Management and Rating Advisory at Goldman Sachs. Mr. Ponomarev holds an MBA, from New York University, Leonard N. Stern School of Business, and a BBA in Marketing from Cleveland State University.

Scott Sheefel

Scott Sheefel is Senior Vice President, Deputy CEO of Wilton Re U.S. and Co-Head of Business Development. Mr. Sheefel has been a member of the Business Development team since joining Wilton Re in 2005. Prior to joining Wilton Re, Mr. Sheefel held roles at Swiss Re in Business Development and, most recently, as Vice President in Corporate Actuarial. Prior to Swiss Re, he worked at Lincoln Financial. Mr. Sheefel holds a B.S. in Actuarial Science from Purdue University and is a Fellow of the Society of Actuaries.

Perry Braun

Perry Braun is Senior Vice President and Chief Investment Officer of Wilton Re. Prior to joining Wilton Re in 2005, Mr. Braun spent 17 years as an investment banker focused on the insurance industry, most recently as a Managing Director in the Financial Institutions Investment Banking Group at Bank of America Securities. Prior to joining Bank of America Securities, Mr. Braun held positions at Credit Suisse First Boston, Donaldson, Lufkin & Jenrette and Goldman Sachs. Mr. Braun holds a B.A. in History from Yale University and a J.D. from Harvard Law School.

Steve Lash

Steve Lash is Senior Vice President and Chief Financial Officer of Wilton Re U.S. Prior to joining Wilton Re in 2015, Mr. Lash spent seven years at New York Life Insurance Company in several senior financial leadership roles including the CFO of the Insurance Group, the CFO of the Retirement Income Security Group as well as having oversight of the Treasury, Actuarial, Tax and Corporate Development areas of the company. Prior to New York Life, Mr. Lash spent 11 years as a Principal at Ernst & Young LLP. Mr. Lash received a B.S. degree in Mathematics and Economics from Binghamton University. He is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.

Mark Sarlitto

Mark Sarlitto is Senior Vice President and General Counsel of Wilton Re. Prior to joining the Company in 2005, Mr. Sarlitto was Executive Vice President and General Counsel at Swiss Re’s Global Life & Health business group. Prior to Swiss Re, Mr. Sarlitto served as Senior Vice President and General Counsel of Zurich Reinsurance Centre, a property/casualty reinsurer, and attorney at Willkie Farr & Gallagher. He holds a B.A. and M.B.A from State University of New York at Buffalo and J.D. from Columbia University.

Enrico Treglia

Enrico Treglia is Senior Vice President and Chief Operating Officer of Wilton Re. He joined the firm in 2004 from Swiss Re Life & Health America Inc. where he was the Senior Vice President of Information Management and Global Business Lead, as well as Program Manager for a global Swiss Re Life & Health initiative. Prior to joining Swiss Re, Mr. Treglia was a Corporate Insurance Analyst for GE Capital and Senior Manager with Ernst & Young. He holds a B.S. in Accounting from St. John’s University and is a Certified Public Accountant in New York and Connecticut.

John Schreiner

John Schreiner, independent director, was a Principal and consulting actuary in the Chicago office of Milliman prior to his retirement. He worked at Milliman from 1976 through 2012. Mr. Schreiner specialized in consulting with life insurance companies and related parties. He attended the University of Wisconsin earning his B.A. degree in 1976 and is presently a Member of the Society of Actuaries and the American Academy of Actuaries.

Mr. Schreiner’s background includes significant experience in preparing financial projections of life insurance companies. He has been heavily involved in the actuarial analysis of life insurance companies during the past 10 years.

Mr. Schreiner’s experience in financial projections has extended overseas, with heavy involvement in the analysis of life insurance companies in Japan, Mexico, Brazil, Argentina, Chile, and other countries. Mr. Schreiner also has experience in corporate planning and modeling, asset/liability management, and product development. Mr. Schreiner is the Chair of the Audit Committee.

Robert Deutsch

Robert Deutsch, independent director, also known as Bob, is Managing Director of North American Life & Health, the insurance division of GE Capital. He also serves as Senior Advisor to Oliver Wyman, Assured Allies, and Aquiline Capital Partners and is Chairman of Pelican Ventures. Previously he was Chief Strategy Officer for Hamilton Insurance Group from July 2014 to December 2017, as well as CEO of Hamilton USA from October 2015 to October 2016.

Before joining Hamilton, he was Managing Director of GCP Capital Partners, starting in February 2010. Mr. Deutsch was a founder and the CEO of Ironshore Inc., an insurance company established in 2006. From 1999 to 2004, he was CFO of CNA Financial. Before joining CNA, Mr. Deutsch was one of the founders of Executive Risk (now part of Chubb), where he was President of its insurance subsidiaries, Chief Actuary and CFO. Prior to joining Executive Risk in 1987, he worked for Swiss Re and Ernst & Young.

He is currently a Director of Wilton Re Ltd. and previously served as a director of companies such as Beazley, Chaucer, Darwin, Enstar, Platinum Underwriters and others.

Mr. Deutsch is a Fellow of the Casualty Actuarial Society, an Associate of the Society of Actuaries and a Member of the American Academy of Actuaries. He is a graduate of The Wharton School, University of Pennsylvania. Mr. Deutsch is a member of the Audit Committee.

David Overbeeke

David Overbeeke, independent director, is the Chief Executive Officer of Champion RCO, an investment holding company. He previously was President and Chief Executive Officer from 2013-2020 of Brake Parts, Inc., a leading global automotive manufacturer and supplier of brake system components. Prior to joining Brake Parts, Inc., he was President of Affinia LLC from 2008-2013 and Operating Advisor at Oak Hill Advisors LLP from 2006-2010. He also served as Senior Vice President and Chief Financial Officer of GE-NBC Universal from 2000-2005. Mr. Overbeeke holds a BSc in Mechanical Engineering from the University of Waterloo in Waterloo, Ontario, Canada.

John Quinn

John Quinn, independent director, is a financial consultant who has owned his own company, John Quinn Consulting, since July 2008. Since 2008, he has been a member of numerous boards for both profit and not for profit organizations. He spent most of his forty year career as a partner at PricewaterhouseCoopers and Ernst & Young. Mr. Quinn holds a BBA from the University of Notre Dame and was a Certified Public Accountant.

Robert Fahr

Robert Fahr is Vice President and Controller of Wilton Re. He joined the firm in 2006 from General Electric where he held several positions, most recently Assistant Controller of Union Fidelity Life Insurance Company. Prior to joining GE, Mr. Fahr was a Premium and Claim Auditor for Liberty Mutual Insurance. He holds a B.S. in Accountancy from the University of Missouri – Columbia and is a Certified Public Accountant.

Executive Compensation

Executive Officer Compensation

WRNY does not have any employees of its own, but rather is provided its executive officers and other personnel by Wilton Re Services, Inc. (“WRSI”), pursuant to a Service Agreement, dated September 27, 2006, (“Service Agreement”) between WRNY and WRSI. All personnel providing services to WRNY are employees of WRSI, except for a small number of personnel who are employees of Texas Life Insurance Company, a WRAC subsidiary. WRNY does not determine or pay any compensation to its executive officers or any other personnel providing services to WRNY. Accordingly, WRNY is not responsible for determining or paying any compensation awarded to, earned by, or paid to its executive officers. WRL and WRSI determines and pays the salaries, bonuses, and awards earned by WRNY’s executive officers. WRSI also determines whether and to what extent WRNY’s executive officers may participate in any employee benefit plans. WRNY does not have any employment agreements or compensation plans with or related to its executive officers and does not provide pension or retirement benefits or other personal benefits to its executive officers. WRNY does not have arrangements to make payments to its executive officers upon their termination or in the event of a change in control of the company.

WRNY’s executive officers receive compensation for providing services to multiple subsidiaries in the Wilton Re group. WRNY reimburses WRSI for the portion of the services allocable to WRNY, as determined by WRSI under the Service Agreement.

Director Compensation

The directors of WRNY that are also executive officers of WRNY and are not separately compensated for their service on the WRNY board of directors. Two of the four outside directors are compensated by WRNY in the amount of $20,000 annually. The remaining two outside directors are compensated in connection with their service on the board of an affiliate company.

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value & nonqualified deferred compensation earnings	Other compensation	Total
David Overbeeke	$20,000	N/A	N/A	N/A	N/A	N/A	$20,000
John Quinn	$20,000	N/A	N/A	N/A	N/A	N/A	$20,000

Security Ownership of Certain Beneficial Owners and Management

WRNY is a wholly owned subsidiary of WRAC and an indirect subsidiary of WRL. None of WRNY’s directors or executive officers beneficially own shares of WRNY’s common stock.

Related-Party Transactions

WRNY has entered into agreements with WRSI and other affiliates as a part of its ongoing operations. These include corporate service agreements, agreements related to reinsurance, and tax allocation. Measures used to determine the allocation among companies includes the percentage of time utilized in providing the services as determined reasonably by either the relevant department’s supervising officer or manager or through an allocation developed by WRSI’s Accounting Department utilizing time analysis methods, statistical means or other methodology deemed appropriate by WRSI’s Accounting Department.

Policies and Procedures for Review and Approval of Related Person Transactions

Intercompany agreements to which WRNY is a party are approved by the Board as well as by the board of any other affiliate of Wilton Re group which is a party to the agreement. Material intercompany agreements are also submitted for approval to the New York State Insurance Department, WRNY’s domestic regulator pursuant to the applicable state’s insurance holding company systems act. Approvals are maintained in WRNY’s corporate records.

ADDITIONAL INFORMATION

Reliance on Rule 12h-7

WRNY is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, WRNY does not file with the SEC periodic reports that would be otherwise required under the 1934 Act.

Experts

The statutory-basis financial statements of Wilton Reassurance Life Company of New York, as of and for the years ended December 31, 2020, 2019 and 2018 included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion on such financial statements and includes an emphasis of matter paragraph that indicates that such financial statements were prepared in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory-basis”), which differ from and are not in accordance with accounting principles generally accepted in the United States of America; and which expresses an adverse opinion that the statutory-basis financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America. The variances between the statutory-basis of accounting and accounting principles generally accepted in the United States of America are also described in Note 1 to the statutory-basis financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statutory-basis financial statements of Allstate Life Insurance Company of New York included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion on such financial statements and includes an emphasis of matter paragraph that indicates that such financial statements were prepared in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory-basis”), which differ from and are not in accordance with accounting principles generally accepted in the United States of America; and which expresses an adverse opinion that the statutory-basis financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America as the variances between the statutory-basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and WRNY’s right to issue such Contracts under applicable state insurance law, have been passed upon by Jaime Merritt, Assistant Secretary of WRNY.

Administration

We have primary responsibility for all administration of the Contracts. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”), of 751 Broad Street, Newark, New Jersey 07102, whereby PICA or an affiliate thereof provides administrative services for the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2020, consisted of the following: Donnelley Financial Solutions, formerly an RR Donnelley company (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Iron Mountain Information Management, LLC (file storage and document destruction) located at 1 Federal Street, Boston, MA 02110; TierPoint, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; Broadridge Output Solutions, Inc., successor in interest to Broadridge Customer Communications Central, LLC (printing and mailing anniversary statements, financial confirmations, automated letters and quarterly statements) located at 2600 Southwest Blvd., Kansas City, MO 64108.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;
•	Contract Owner services;
•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

Correspondence sent by regular mail to our Service Center should be sent to the appropriate address. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

Receipt and Processing of Requests

If we receive your purchase payment or transaction request in good order before the close of business on any business day, we will treat your purchase payment or request as being received on that business day. If we receive your purchase payment or request in good order on or after the close of a business day, we will deem your purchase payment or request as being received on the next business day.

We credit additional purchase payments to the Contract at the close of business on the business day on which we deem them to be received. We normally process withdrawal and transfer requests as of the date that we deem them to be received. However, the Contract permits us to defer payments and transfers from the Fixed Account for Guarantee Periods for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law.

Transfer Requests by Telephone. You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph. We will deem telephone requests received on or after the close of a business day as being received on the next business day. We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

Written Requests and Forms in Good Order

Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Service Center to learn what information we may require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

Appendix I: Market Value Adjustment Examples

Market Value Adjustment Formula

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

In the case of AIM Lifetime Plus and AIM Lifetime Plus II, if N is one year or less, J will be the 1-year Treasury Rate.

“Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

.9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30-day period after such Guarantee Period expires.

Examples of Market Value Adjustment (Assuming the 10% Preferred Withdrawal Amount Under AIM Lifetime Plus)

Assumptions:

•	Purchase Payment: $10,000

•	Guarantee Period: 5 years

•	Treasury Rate (at the time the Guarantee Period was established): 4.50%

•	Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

•	Full Surrender: End of Contract Year 3

•	Preferred Withdrawal Amount: 10%

NOTE: These examples assume that premium taxes are not applicable.

Example 1 (Assume Declining Interest Rates):

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3/ = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:	.10 X $10,000.00 = $1,000.00

Step 3. Calculate the	I = 4.50%

Market Value Adjustment:	J = 4.20%

730 days

N = 2

365 days

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .042) X (2) = .0054

Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:

= .0054 X ($11,411.66 - $1,000.00) = $56.22

Step 4. Calculate the Withdrawal Charge:	.05 X ($10,000.00 - $1,000.00 + $56.22) = $452.81

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $452.81 + $56.22 = $11,015.07

Example 2: (Assumes Rising Interest Rates)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3/ = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:	.10 X $10,000.00 = $1,000.00

Step 3. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.80%

730 days

N = = 2

365 days

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .048) X (2) = - .0054

Market Value Adjustment = Market Value Adjustment

Factor X Amount Subject to Market Value Adjustment:

-.0054 X ($11,411.66 - $1,000.00) = $-56.22

Step 4. Calculate the Withdrawal Charge:	.05 X ($10,000.00 - $1,000.00 - $56.22) = $447.19

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year	$11,411.66 - $447.19 - $56.22 = $10,908.25

Examples of Market Value Adjustment (Assuming the 15% Preferred Withdrawal Amount Under AIM Lifetime Plus II, Custom Portfolio, and SelectDirections)

Assumptions:

•	Purchase Payment: $10,000

•	Guarantee Period: 5 years

•	Treasury Rate (at the time the Guarantee Period was established): 4.50%

•	Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

•	Full Surrender: End of Contract Year 3

•	Preferred Withdrawal Amount: 15%

NOTE: These examples assume that premium taxes are not applicable.

Example 1 (Assume Declining Interest Rates):

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)[3] = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:	.15 X $10,000.00 = $1,500.00

Step 3. Calculate the	I= 4.50%

Market Value Adjustment:	J= 4.20%

730 days
N = = 2
365 days

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .042) X (2) = .0054

Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:

= .0054 X ($11,411.66 - $1,500.00) = $53.52

Step 4. Calculate the Withdrawal Charge:	.05 X ($10,000.00 - $1,500.00 + $53.52) = $427.68

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $427.68 + $53.52 = $11,037.50

Example 2: (Assumes Rising Interest Rates)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)[3] = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:	.15 X $10,000.00 = $1,500.00

Step 3. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.80%
730 days
N = 365 days = 2

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .048) X (2) = - .0054
Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:
-.0054 X ($11,411.66 - $1,500.00) = $-53.52

Step 4. Calculate the Withdrawal Charge:	.05 X ($10,000.00 - $1,500.00 - $53.52) = $422.32

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year	$11,411.66 - $422.32 - $53.52 = $10,935.82

Appendix II: Withdrawal Adjustment Example

(AIM Lifetime Plus II, Custom Portfolio, SelectDirections Only)

Death Benefit Election (Relevant to AIM Lifetime Plus II Only): Standard death benefit

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

Death Benefit Amount

Date	Type of Occurrence Value	Contract Value Before Occurrence	Transaction Amount	Contract Value After Occurrence	Death Benefit Anniversary	Greatest Anniversary Value
1/1/05	Issue Date	-	$50,000	$50,000	$50,000	$50,000
1/1/06	Contract Anniversary	$55,000	-	$55,000	$50,000	$55,000
7/1/06	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$41,250

Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal, multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

Death Benefit Anniversary Value Death Benefit

Partial Withdrawal Amount	(w)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(a)	$60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal	(d)	$50,000
Withdrawal Adjustment	[(w)/(a)] X (d)	$12,500
Adjusted Death Benefit		$37,500

Greatest Anniversary Value Death Benefit

Partial Withdrawal Amount	(w)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(a)	$60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal	(d)	$55,000
Withdrawal Adjustment	[(w)/(a)] X (d)	$13,750
Adjusted Death Benefit		$41,250

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

B-1

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$ 0
Cost of printing and engraving	$ 351
Legal fees	$ 75,000
Accounting fees	$ 6,000
Mailing fees	$ 1,471

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Amended and Restated Charter of Wilton Reassurance Life Company of New York (Depositor) provide for the indemnification of its directors against damages for breach of duty as a director, so long as such person acts or omissions were not in bad faith or involve intentional misconduct or acts or omissions that such person know or reasonable should have known violated the Insurance law or that constituted a knowing violation of any other law that such person personally gain in fact a financial profit or other advantage to which such person was not legally entitled.

Under the terms of the underwriting agreement, the Depositor agrees to indemnify the Distributor for any act or omission in the course of or in connection with rendering services under the underwriting agreement or arising out of the purchase, retention or surrender of a contract; provided however that the company will not indemnify Distributor for any such liability that results from the willful misfeasance, bad faith or gross negligence of Distributors or from the reckless disregard by Distributors of its duties and obligations arising under the underwriting agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public Policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public Policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

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ITEM 16. EXHIBITS

(1)(1) Amended and Restated Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., in its capacity as successor in interest to ALFS, Inc., effective June 1, 2006. Incorporated herein by reference to Exhibit (1)(d) to Allstate Life Insurance Company of New York’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on April 1, 2016. (SEC File No. 333-203177)

(1)(2) Amendment to Amended and Restated Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., ( filed herewith)

(2)(1) Board of Directors Resolution approving plan of merger – Allstate New York (filed herewith)

(2)(2) Board of Directors Resolution approving plan of merger – WRNY (filed herewith)

(3)(1) Amended and Restated Charter of Wilton Reassurance Life Company of New York (filed herewith).

(4)(1) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 033-65381) dated September  23, 1996.)

(4)(2) Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 033-65381) dated November  12, 1999.)

(4)(3) Form of “Allstate Custom Portfolio” and “SelectDirections(SM)” Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated January  14, 2000.)

(4)(4) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts to the “Allstate Custom Portfolio” and “SelectDirections” Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated April 20, 2001.)

(4)(5) Form of Amendatory Endorsement for Transfer Limitations under the “Allstate Custom Portfolio” and “SelectDirections” Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated April 20, 2001.)

(4)(6) Form of Death Benefit Endorsement (Previously filed in Post-Effective Amendment No. 1 to the Registration Statement filed by Allstate Life of New York (SEC File No. 333-100029) dated April 11, 2003.)

(5)(1) Opinion and Consent of General Counsel re: Legality (filed herewith)

(6) None

(7) None

(8) None

(9) None

(10) Material Contracts

(10)(1) Service Agreement among Allstate Life Insurance Company of New York, Intramerica Life Insurance Company and Wilton Re Services, Inc., effective October 1, 2021 (filed herewith)

(11) Not Applicable.

(12) Not Applicable.

(13) Not Applicable.

(14) Not Applicable.

(15) Not Applicable.

(16) Not Applicable.

(17) Not Applicable.

(18) Not Applicable.

(19) Not Applicable.

(20) Not Applicable.

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(21) Subsidiaries of the registrant

(22) Not Applicable.

(23) Consent of independent auditors (filed herewith)

(24) Power of Attorney Fleitz, Ponomarev, Braun, Sheefel, Lash, Schreiner, Overbeeke, Quinn, Deutsch, Sarlitto, Fahr (filed herewith)

(25) None

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding

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the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norwalk, State of Connecticut on the 1st day of November, 2021.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

(REGISTRANT)

By:	/s/
Michael E. Fleitz*, Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 1st day of November, 2021.

Signature	Title	Date

	Director and Chairman of the Board (Principal Executive Officer)	11/01/21
Michael E. Fleitz*

	Director and Vice Chairman	11/01/21
Dmitri Ponomarev*

	Director, Senior Vice President, Chief	11/01/21
Perry H. Braun*	Investment Officer

	Director, President	11/01/21
Scott Sheefel*

	Director, Chief Financial Officer, Senior	11/01/21
Steven D. Lash*	Vice President (Principal Financial Officer)

	Director	11/01/21
John P. Schreiner *

	Director	11/01/21
David Overbeeke *

	Director	11/01/21
John J. Quinn *

	Director	11/01/21
Robert Deutsch *

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	General Counsel, Senior Vice President, Secretary	11/01/21
Mark R. Sarlitto*

	Vice President, Controller (Principal Accounting Officer)	11/01/21
Robert Fahr*

/s/ Jaime Merritt
*Signed by Jaime Merritt as Attorney in Fact

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Exhibit List

No.	Description

(1)(2) Amendment to Amended and Restated Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C.

(2)(1) Board of Directors Resolution approving plan of merger – Allstate New York

(2)(2) Board of Directors Resolution approving plan of merger – WRNY

(3)(1) Amended and Restated Charter of Wilton Reassurance Life Company of New York

(5)(1) Opinion and Consent of General Counsel re: Legality

(10)(1) Service Agreement among Allstate Life Insurance Company of New York, Intramerica Life Insurance Company and Wilton Re Services, Inc., effective October 1, 2021

(23) Consent of independent auditors

(24) Power of Attorney Fleitz, Ponomarev, Braun, Sheefel, Lash, Schreiner, Overbeeke, Quinn, Deutsch, Sarlitto, Fahr

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